                                  SCHEDULE 14A
                                 (RULE 14-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
                                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Section 240.14a-12

                               rStar Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  [rSTAR LOGO]

Dear Fellow Stockholders:


     You are cordially invited to attend the Annual Meeting of Stockholders of
rStar Corporation to be held on [February                ], 2002, beginning at
10:00 a.m., New York City time, at the office of Piper Marbury Rudnick & Wolfe LLP located at 1251 Avenue of the Americas, New York, New York 10020-1104. The business to be conducted at this meeting is set forth in the formal notice that follows.



     Our Board of Directors has approved, upon the recommendation of a special committee comprised of independent directors, the acquisition by our company of certain Latin American-based internet and telephony services businesses owned by our majority stockholder, Gilat Satellite Networks Ltd., and its subsidiaries on the terms set forth in an acquisition agreement with Gilat and its subsidiary Gilat To Home Latin America (Holland) N.V. In approving the transaction, our Board determined that the acquisition agreement and the transactions it contemplates are fair and in the best interest of the company and our stockholders. Details of the proposed transaction are contained in the attached proxy statement. Additionally, and at the same time as the proposed acquisition, we are also conducting an exchange offer for up to 6,315,789 shares of our common stock. Details of the exchange offer are provided to you separately in materials delivered along with the enclosed proxy statement.



     Gilat currently beneficially owns approximately 65.5% of our common stock. If the proposed acquisition is approved, we may issue to Gilat and certain of its subsidiaries up to 53,844,978 shares of our common stock. As a result of this transaction and the exchange offer, Gilat and its subsidiaries could beneficially own up to approximately 85% of our common stock. Our Board of Directors is excited about this opportunity and recommends that you vote in favor of the agreement and the other matters to be presented at the annual meeting.



     Only stockholders of record at the close of business on [January
               ], 2002 will be entitled to vote at the annual meeting. Stockholders representing approximately 81.6% of our common stock have entered into a voting agreement to vote all of their shares "FOR" the proposal to approve and adopt the acquisition agreement. We, therefore, expect Proposal No. 1, to be approved at the annual meeting.



     YOU SHOULD CONSIDER THE "RISK FACTORS" BEGINNING AT PAGE [               ],
AS WELL AS ALL OF THE OTHER INFORMATION IN THIS PROXY STATEMENT. YOUR VOTE IS VERY IMPORTANT. TO VOTE YOUR STOCK, YOU MAY SIGN AND RETURN THE ENCLOSED PROXY CARD OR ATTEND THE ANNUAL MEETING. I URGE YOU TO VOTE IN FAVOR OF THE ACQUISITION AGREEMENT, AS WELL AS OTHER MATTERS TO BE PRESENTED AT THE ANNUAL MEETING.



     I encourage you to read the entire proxy statement, including the appendices, completely and carefully.


                                          Very truly yours,

                                         /s/ LANCE MORTENSEN
                                          --------------------------------------
                                          Lance Mortensen, President and
                                          Chief Executive Officer

                                  [rSTAR LOGO]
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON FEBRUARY           , 2002

                             ---------------------
To Our Stockholders:


     Notice is hereby given that the 2001 Annual Meeting of Stockholders of rStar Corporation, a Delaware corporation ("rStar"), will be held on February
          , 2002 at 10:00 a.m., New York City time, at the office of Piper Marbury Rudnick & Wolfe LLP located at 1251 Avenue of the Americas, New York, New York 10020-1104 for the following purposes:



     1. To consider and vote upon a proposal to approve and adopt the second amended and restated acquisition agreement, among Gilat To Home Latin America (Holland) N.V. ("GTH Latin America"), rStar and Gilat Satellite Networks Ltd. ("Gilat") dated as of December 31, 2001 and the transactions contemplated thereby, including the issuance of up to 53,844,978 shares of rStar common stock, $0.01 par value per share in exchange for acquiring all the outstanding stock of StarBand Latin America (Holland) B.V. ("StarBand Latin America").



     2. To approve an amendment to our Third Amended and Restated Certificate of Incorporation setting forth the terms on which the stockholders may be entitled to receive certain special cash distributions.



     3. To approve an amendment to our Third Amended and Restated Certificate of Incorporation repealing the prohibition on stockholder action by written consent.



     4. To approve an amendment to our Third Amended and Restated Certificate of Incorporation and Bylaws allowing stockholders owning at least a majority of the outstanding shares to call a special meeting of stockholders.



     5. To elect five directors for the ensuing year and until their successors are duly elected and qualified.



     6. To ratify the appointment, by the rStar Board of Directors, of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2001.



     7. To transact such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.



     The foregoing items of business are more fully described in the proxy statement accompanying this notice.



     Pursuant to our Bylaws, our Board of Directors has fixed the close of business on [January , 2002] as the record date for the determination of those stockholders who will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Therefore, only record holders of
rStar common stock at the close of business on [January   , 2002] are entitled
to notice of, and to vote shares of rStar common stock held by them on [January
  , 2002] at the Annual Meeting and any adjournments or postponements thereof.



     If you plan to attend the annual meeting, please be prepared to present valid picture identification. If you hold your shares of rStar common stock through a broker or other nominee, proof of ownership will be accepted by rStar only if you bring either a copy of the voting instruction card provided to you by your broker or nominee, or a copy of a brokerage statement showing your share
ownership in rStar as of [January   , 2002].

     Whether or not you expect to attend the annual meeting, we urge you to carefully review the enclosed materials. Your vote is important. All stockholders are urged to attend the annual meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares of rStar common stock will be represented at the annual meeting.


                                          By the Order of the Board of Directors
                                          of
                                          rStar Corporation


                                         /s/ LANCE MORTENSEN

                                          --------------------------------------

                                          Lance Mortensen

                                          President and Chief Executive Officer

San Ramon, California

February   , 2002


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS................    1
SUMMARY.....................................................    6
MARKET PRICE INFORMATION....................................   12
  Price Range of rStar Common Stock and Dividend Policy.....   12
RISK FACTORS................................................   13
  Risks Related to the StarBand Acquisition and the Exchange
     Offer..................................................   13
  Risks Related to Our Operations after the Closing of the
     StarBand Acquisition...................................   16
  Risks Related to Our Industry and Technology..............   25
  Risks Related to Our Capital Structure and Common Stock...   27
PROPOSAL NO. 1 -- THE ACQUISITION AGREEMENT, THE STARBAND
  ACQUISITION AND THE EXCHANGE OFFER........................   29
  Past Contacts between rStar and Gilat.....................   29
  Negotiations between rStar and Gilat......................   31
  rStar's Board of Directors Recommendation and Reasons for
     the Proposed StarBand Acquisition and the Exchange
     Offer..................................................   38
  Opinion of CIBC World Markets Corp. ......................   41
THE ACQUISITION AGREEMENT...................................   48
  The Exchange Offer........................................   48
  The Option for Gilat Ordinary Shares......................   48
  The StarBand Acquisition..................................   48
  The Voting Agreement......................................   52
  rStar Board of Directors..................................   52
  Representations and Warranties............................   52
  Conduct of the Business of StarBand Latin America Pending
     the Closing of the StarBand Acquisition................   53
  Conduct of rStar Pending the Closing of the StarBand
     Acquisition............................................   53
  Review of rStar's Expenditures............................   54
  Conditions to Closing the StarBand Acquisition............   54
  The Obligations of Each Party.............................   54
  Additional Covenants and Agreements.......................   56
  Conduct of the Parties after the Closing of the StarBand
     Acquisition............................................   57
  Termination of the Acquisition Agreement..................   58
  Amendment.................................................   58
  Interests of Certain Persons in the StarBand Acquisition
     and the Exchange Offer.................................   58
  The Voting Agreement......................................   59
  rStar Employment Agreements...............................   59
  Statement of the Accounting Treatment of the StarBand
     Acquisition............................................   59
  Required Vote.............................................   59
PROPOSAL NO. 2 -- SPECIAL CASH DISTRIBUTION AMENDMENT TO THE
  THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION...   60
  Special Cash Distribution.................................   60

                                                              PAGE
                                                              ----
  Certain Material U.S. Federal Income Tax Consequences.....   60
  Required Vote.............................................   61
PROPOSAL NO. 3 -- ACTION BY WRITTEN CONSENT AMENDMENT TO THE
  THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION...   62
  Written Consent...........................................   62
  Required Vote.............................................   62
PROPOSAL NO. 4 -- SPECIAL MEETING AMENDMENT TO THE THIRD
  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND
  BYLAWS....................................................   63
  Special Meetings..........................................   63
  Required Vote.............................................   63
PROPOSAL NO. 5 -- ELECTION OF DIRECTORS.....................   64
  General...................................................   64
  Information Regarding Nominees for Members of the Board of
     Directors..............................................   64
  Required Vote.............................................   66
  Compensation of Directors.................................   67
  Board Meetings and Committees.............................   67
  Compliance with Section 16(a) of the Exchange Act.........   67
  Executive Compensation....................................   69
  Compensation Committee Report.............................   71
  Stock Price Performance Graph.............................   74
  Compensation Committee Interlocks and Insider
     Participation..........................................   74
  Security Ownership of Certain Beneficial Owners and
     Management.............................................   74
  Audit Committee...........................................   76
PROPOSAL NO. 6 -- APPOINTMENT OF INDEPENDENT AUDITORS.......   78
  Required Vote.............................................   78
SELECTED FINANCIAL DATA OF rSTAR CORPORATION................   79
rSTAR AND STARBAND LATIN AMERICA UNAUDITED SUMMARY PRO FORMA
  CONSOLIDATED FINANCIAL DATA...............................   81
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION......   82
rSTAR'S BUSINESS............................................   89
rSTAR'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................   90
SELECTED FINANCIAL DATA OF GILAT............................   91
SELECTED FINANCIAL DATA OF STARBAND LATIN AMERICA...........   95
STARBAND LATIN AMERICA'S BUSINESS...........................   96
  Overview..................................................   96
  The Service Business......................................   96
  Market Opportunity........................................   97
  Business Strategy.........................................   98
  StarBand Latin America Products...........................   99
  VSAT Network Support Services.............................   99
  Relationship with Gilat Satellite Networks Ltd. ..........  101
  Master Agreement..........................................  101
  Marketing and Distribution................................  102

                                                              PAGE
                                                              ----
  Competition...............................................  103
  Telecommunications Regulation.............................  103
  Employees.................................................  104
  Properties................................................  104
STARBAND LATIN AMERICA'S MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS................................................  105
  Overview..................................................  105
  Historical Statements.....................................  106
  Other Operating Data......................................  106
  Revenues..................................................  106
  Results of Operations for the Six Months Ended June 30,
     2001 as Compared to the Six Months Ended June 30,
     2000...................................................  107
  Results of operations for the Year Ended December 31, 2000 as Compared to the Year Ended December 31, 1999........  108
  Liquidity and Capital Resources...........................  108
  Recent Accounting Pronouncements..........................  109
  Quantitative and Qualitative Disclosures about Market
     Risk...................................................  110
  Recent Events.............................................  110
ANNUAL REPORT...............................................  111
  Voting at the Annual Meeting; Record Date.................  111
  Quorum; Required Vote.....................................  111
  Proxies...................................................  111
  Expenses of Solicitation..................................  112
  Procedure for Submitting Stockholder Proposals............  112
  Other Matters.............................................  113
  Where You Can Find More Information.......................  113
FINANCIAL STATEMENTS OF STARBAND LATIN AMERICA..............  F-1



APPENDIX A  Second Amended and Restated Acquisition Agreement dated as of December 31, 2001
APPENDIX B  Opinion of CIBC World Markets Corp. dated September 7, 2001
APPENDIX C  Form of Proxy
APPENDIX D  Audit Committee Charter

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q:  WHY AM I RECEIVING THESE MATERIALS?


A: We are sending you these materials because we need our stockholders to vote on the items listed in the attached notice.



Q:  WHAT IS RSTAR ACQUIRING?



A: If Proposal No. 1 is approved by our stockholders, we will acquire all of the outstanding stock of StarBand Latin America, an indirect subsidiary of our majority stockholder, Gilat pursuant to acquisition agreement between rStar and Gilat originally executed on April 23, 2001. In this document, we refer to this acquisition as the StarBand acquisition. The parties amended the acquisition agreement on September 7, 2001 and on December 31, 2001. The acquisition agreement, as amended and restated on September 7, 2001, is referred to as the first amended acquisition agreement and the acquisition agreement, as amended and restated on December 31, 2001 is referred to as the second amended acquisition agreement. Unless specifically stated, all references to the acquisition agreement are intended to mean the second amended acquisition agreement attached as Appendix A.



Q: WHAT IS STARBAND LATIN AMERICA'S BUSINESS?



A: StarBand Latin America is, or prior to the closing will be, engaged in the business of providing satellite-based telephone and high speed Internet access to small business and home-office customers in Latin America.



Q: WHAT WILL GILAT RECEIVE IN THE STARBAND ACQUISITION?



A: In consideration for all of the stock in StarBand Latin America, we will issue to Gilat and its subsidiaries the following:



     - 43,103,448 shares of our common stock and



     - the right to receive up to an additional 10,741,530 shares of our common stock if StarBand Latin America achieves certain earnings targets over the next three years.



Q: WILL I RECEIVE ANYTHING IN CONNECTION WITH THE STARBAND ACQUISITION?



A: You will continue to own your shares of our common stock, other than those tendered to us in the exchange offer. In addition, subject to certain limitations, our stockholders, other than Gilat, will be entitled to receive up to a total of $10 million in cash, $5 million per year, if StarBand Latin America does not achieve certain earnings targets during the years ending June 30, 2003 and June 30, 2004.



Q: WHAT ARE THE TERMS OF THE EXCHANGE OFFER?



A: Details of the exchange offer are provided in separate documents called the offer to exchange/prospectus which are being delivered to you together with this proxy statement. Generally, we will offer to acquire up to 6,315,789 shares of our common stock. This represents approximately [29]% of our outstanding shares not owned by Gilat, who, along with its subsidiaries, has agreed not to tender any of its shares in the exchange offer.


Q:  WHAT WILL I RECEIVE IN THE EXCHANGE OFFER?


A: In exchange for each rStar share tendered and accepted in the exchange offer, you will receive the following:



     - 0.0738 of a Gilat ordinary share and



     - between $0.32 and $1.58 in cash, determined based upon the average market price of the Gilat ordinary shares over a period of time ending prior to the expiration of the exchange offer.



    Based on the current market price of the Gilat ordinary shares, if the exchange offer expired on the date of this proxy statement, you would
    receive cash equal to $[       ] per share.



Q: IF I TENDER MY SHARES OF RSTAR COMMON STOCK IN THE EXCHANGE OFFER, WILL I
   STILL BE ABLE TO VOTE ON THE PROPOSALS PRESENTED IN THIS PROXY STATEMENT?



A: Yes. Even if you tender your shares of rStar common stock in the exchange offer, you will generally be able to vote on all of the proposals presented in this proxy statement so long as you
   are an rStar stockholder of record as of January   , 2002.



Q: WILL GILAT RECEIVE ANY SHARES OF RSTAR COMMON STOCK IN CONNECTION WITH THE
   EXCHANGE OFFER?



A: Yes. We currently do not own any Gilat ordinary shares. In order for us to issue Gilat ordinary shares in the exchange offer, Gilat has granted us an option to purchase up to 466,105 Gilat ordinary shares . In return, we will issue a number of shares of our common stock equal to 60% of our shares tendered in the exchange offer to Gilat. If the maximum number of our shares are tendered in the exchange offer, we will issue 3,789,473 shares of our common stock to Gilat.


Q: HAS RSTAR COMPLETED ANY RECENT TRANSACTIONS WITH GILAT OR ITS CORPORATE AFFILIATES?


A: Yes. On May 21, 2001, we issued 19,396,552 shares of our common stock to an affiliate of Spacenet Inc., a wholly-owned subsidiary of Gilat, in full satisfaction of approximately $45 million in capital lease and other accrued liability obligations we had to Spacenet.



Q: WHAT IS THE TOTAL CONSIDERATION TO BE PAID BY RSTAR IN CONNECTION WITH ALL OF
   ITS CURRENT TRANSACTIONS WITH OR INVOLVING GILAT?



A: In connection with the StarBand acquisition and the exchange offer, we may issue to Gilat up to 57,634,451 shares of our common stock and may pay out to our stockholders, other than Gilat, up to a total of $20,000,000 in cash and 466,105 Gilat ordinary shares, consisting of the following:



                  SHARES OF RSTAR COMMON STOCK ISSUED TO GILAT



NUMBER OF SHARES                         REASON                      DATE TO BE ISSUED
----------------            --------------------------------   -----------------------------
43,103,448 shares           Purchase price for acquisition     Closing of StarBand
                            of StarBand Latin America          acquisition
Up to 3,789,473 shares      Maximum number of shares issued    Closing of the exchange offer
                            in consideration for the Gilat
                            ordinary shares offered to our
                            stockholders in the exchange
                            offer.
Up to 5,370,765 shares      Additional shares issued if        Following June 30, 2003
                            StarBand Latin America achieves
                            certain earnings targets for
                            year ended June 30, 2003.
Up to 5,370,765 shares      Additional shares issued if        Following June 30, 2004
                            StarBand Latin America achieves
                            certain earnings targets for
                            year ended June 30, 2004.

                  CONSIDERATION PAID TO NON-GILAT STOCKHOLDERS



CONSIDERATION                            REASON                          DATE PAID
-------------               --------------------------------   -----------------------------
Between $2 - $10 million    Cash consideration in the          Closing of the exchange offer
                            exchange offer
Up to 466,105 Gilat
  ordinary shares           Stock consideration in the         Closing of the exchange offer
                            exchange offer
Up to $5 million            Special cash distribution paid     Following June 30, 2003
                            if StarBand Latin America fails
                            to achieve certain earnings
                            targets for year ended June 30,
                            2003.
Up to $5 million            Special cash distribution paid     Following June 30, 2004
                            if StarBand Latin America fails
                            to achieve certain earnings
                            targets for year ended June 30,
                            2004.



Q: ARE ANY REGULATORY APPROVALS REQUIRED IN CONNECTION WITH THE ACQUISITION
   AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES?



A: Yes. The registration statement filed by Gilat on October 11, 2001, of which the exchange offer materials are a part, must have been declared effective by the United States Securities and Exchange Commission (the "SEC") and there must be no stop order or similar order issued by the SEC or any other federal or state regulatory agency with respect to the registration of the Gilat ordinary shares.



Q:  WHEN DO YOU EXPECT TO COMPLETE THE STARBAND ACQUISITION AND THE EXCHANGE
    OFFER?



A: We currently expect to complete the StarBand acquisition immediately following the approval by our stockholders of the acquisition agreement and the transactions it contemplates. The exchange offer will expire on the closing date of the StarBand acquisition and we expect to complete it as soon as practicable thereafter.



Q:  WHAT ARE THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS?



A: Our Board of Directors recommends a vote "FOR" each of the proposals to be voted upon by you at the annual meeting. The Board's specific recommendations are explained together with the description of each item in this proxy statement.



Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING?



A: Yes. We have set out some of the risks you should consider under the headings
   "Risk Factors" beginning on page   of this proxy statement.



Q:  WHEN AND WHERE IS THE ANNUAL MEETING?



A: The annual meeting will be held on [February   , 2002], at the office of
   Piper Marbury Rudnick & Wolfe LLP, located at 1251 Avenue of the Americas, New York, New York 10020-1104 at 10:00 a.m., New York City time.


Q:  WHO CAN VOTE ON THE PROPOSALS?


A: Only our stockholders of record at the close of business on January   , 2002,
   are entitled to receive notice of the annual meeting and to vote the shares of our common stock held by them on that date at the annual meeting, or any adjournments or postponements thereof.



Q:  WHO CAN ATTEND THE ANNUAL MEETING?



A: Only our stockholders as of [January   , 2002], or their duly appointed
   proxies, can attend the annual meeting. Registration and seating will begin at 10:00 a.m. New York City time. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of [January
     , 2002] and check in at
   the registration desk prior to the annual meeting.



Q:  HOW MANY VOTES DO WE NEED TO HOLD THE ANNUAL MEETING?



A: In order to conduct business at the annual meeting, rStar's Bylaws require the presence, in person or by proxy, of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matters to be presented at the annual meeting. This is called a "quorum". Proxy cards received by us but marked "ABSTAIN" will be included in the calculation of the number of shares considered to be present at the annual meeting, but shares held by a broker that are not voted on any matter will not be included in the calculations of whether a quorum is present.



Q: ARE THERE ANY AGREEMENTS REGARDING THE VOTING OF SHARES?



A: Yes. Gilat and three of our directors, collectively holding approximately
   81.6% of the outstanding shares, entered into a voting agreement in which each of them has agreed to vote in favor of the acquisition agreement. Therefore, we expect Proposal No. 1 to be approved.


Q:  HOW DO I VOTE?

A: You May Vote by Mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted by the proxy holders as recommended by the Board of Directors.


     You May Vote in Person at the Annual Meeting. Written ballots will be passed out to the stockholders entitled to vote at the annual meeting. If you hold your shares in "street name," through a broker or other nominee, you must request a legal proxy from your stockbroker to vote in person at the annual meeting.


Q:  WHAT IF I WISH TO ABSTAIN?

A: If you wish to abstain, you may do so by specifying that your vote in any matter be withheld in the manner provided in the enclosed proxy card.

Q:  WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?


A: If your shares are held in your name, you must return your proxy (or attend the annual meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.



     Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as approving the acquisition agreement and the transactions it contemplates). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote "FOR" the routine matters, and expressly stating that the broker is not voting on non-routine matters. This is called a "broker non-vote." Broker non-votes will not be counted for the purpose of determining the number of votes cast for non-routine matters.



     We encourage you to provide instructions to your brokerage firm if your shares are held in street name. This ensures that your shares will be voted on all the proposals at the annual meeting.


Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY?


A: Yes. You can change your vote at any time before the vote is taken at the annual meeting. See "Voting at the Annual Meeting; Record Date" for further details.


Q:  WHO PAYS THE COST OF SOLICITATION OF MY PROXY?


A: The expense of soliciting proxies and the cost of preparing, assembling and mailing proxy materials in connection with the solicitation of proxies will be paid for by us.

Q:  WHAT RIGHTS DO I HAVE IF I OPPOSE A PARTICULAR PROPOSAL?


A: You can oppose any proposal by voting against it, signing and mailing your proxy card or by voting against the proposal at the annual meeting.



Q:  WHAT ARE THE MATERIAL U.S. TAX CONSEQUENCES OF THE ACQUISITION AGREEMENT?



A: You will not exchange your shares of our common stock in connection with the StarBand acquisition. However, as a result of the StarBand acquisition, you may be entitled to a special cash distribution under certain conditions. You should review the discussion under the caption "Certain Material U.S. Federal Income Tax Consequences" on page [ ] for a discussion of the tax consequences of the proposed amendments to and restatement of rStar's Third Amended Certificate of Incorporation regarding the special cash distribution and "Taxation -- Material U.S. Federal Income Tax Consequences" in the offer to exchange/prospectus for a discussion of the tax consequences that may affect you should you chose to tender your shares in the exchange offer.


Q:  SHOULD I SEND IN MY STOCK CERTIFICATES?


A: No. You do not need to send in your stock certificates in connection with the StarBand acquisition. If you choose to participate in the exchange offer, please refer to the offer to exchange/prospectus sent to you separately for instructions on how you should tender your stock certificates in the exchange offer.


Q:  WHO CAN HELP ANSWER MY QUESTIONS?


A: If you have more questions about the annual meeting or the proposals in this proxy statement, you should contact:


    rStar Corporation
    3000 Executive Parkway, Suite 150
    San Ramon, CA 94583
    Attention: David Wallace, Esq.
                Secretary and General Counsel
    Telephone: (925) 543-0300

                                    SUMMARY


     We urge you to carefully read this entire document and the documents we refer to in this document. These documents will give you a more complete description of the transactions we are proposing.


RSTAR CORPORATION


     rStar is a Delaware corporation, headquartered in San Ramon, California. rStar was founded in June 1997 and until March 2001, operated under the name ZapMe! Corporation. rStar develops, provides and manages satellite-based networks for large-scale deployment across user communities of interest. rStar's core products include remote high-speed Internet access, data delivery, high-quality video and networking services distributed through its satellite broadband Internet gateway and bi-directional solutions exclusively in the United States. rStar's technology assures instantaneous, consistent, secure and reliable delivery of content within the rStar network.


GILAT SATELLITE NETWORKS LTD.


     Gilat Satellite Networks Ltd, is a leading provider of products and services for satellite-based communications based on very small aperture terminals, referred to in the network communications industry as VSATs. These small units, which attach to personal computers, enable the transmission of data, voice and images to and from certain satellites.


STARBAND LATIN AMERICA (HOLLAND) B.V.


     StarBand Latin America, an indirect subsidiary of Gilat, was formed for the purpose of bringing Gilat's investment, experience and know-how into the Latin America market. Prior to closing the StarBand acquisition, Gilat and its subsidiaries will contribute the StarBand Latin America business, along with the relevant assets and rights necessary to operate this business, to StarBand Latin America.



     The StarBand Latin America business, as currently conducted, primarily offers satellite-based telephony services throughout Latin America. It has recently introduced satellite-based services for high-speed Internet access through networks in Brazil, Argentina, Peru and Colombia. See "StarBand Latin America's Business," "Selected Financial Data of StarBand Latin America," StarBand Latin America's Management's Discussion and Analysis of the Financial Condition and Results of Operations," and "Financial Statements of StarBand Latin America."



     Although the acquisition of StarBand Latin America's business in Latin America represents a new Latin American focus for rStar, the nature of the technology and know-how employed in the business is consistent with rStar's historic business model and objectives.



THE STARBAND ACQUISITION (PAGE 48)



     In the acquisition agreement, rStar has agreed to acquire all of the outstanding shares of StarBand Latin America in exchange for 43,103,448 shares of rStar common stock. In addition, if the StarBand Latin America business exceeds certain agreed upon earning targets during the one year periods ended June 30, 2003 and June 30, 2004, Gilat will be entitled to receive up to 5,370,765 additional shares of rStar common stock with respect to each such year. You are therefore being asked to approve the issuance of up to 53,844,978 shares of rStar common stock as part of the total consideration that may be paid to Gilat and its subsidiaries.



     Also, subject to some limitations, if the StarBand Latin America business does not achieve certain targeted earnings levels during each of the one year periods ended June 30, 2003 and June 30, 2004, the rStar stockholders of record on June 30, 2003 and June 30, 2004 will be entitled to receive from rStar their pro rata share of a special cash distribution equal to either $2.5 million or $5 million, depending upon the amount of net earnings of the StarBand Latin America business actually realized during those one year periods. See "The Acquisition Agreement -- The StarBand Acquisition -- Special Cash Distribution." You are being asked to approve an amendment to our Third Amended and Restated Certificate of Incorporation to provide, among other things, for the special cash distributions.



THE EXCHANGE OFFER (PAGE 48)



     If the holders of a majority of the outstanding shares of rStar common stock approve the acquisition agreement and the terms of the StarBand acquisition and certain other conditions are met, rStar will consummate the exchange offer for up to 6,315,789 shares of rStar common stock, in exchange for up to 466,105 Gilat ordinary shares and an amount of cash of between $2 million and $10 million determined based upon the average closing price of the Gilat ordinary shares during the ten trading days preceding the fifth day prior to the expiration of the exchange offer. As a result, you will receive 0.0738 of a Gilat ordinary share and between $0.32 and $1.58 in cash. Based upon the recent closing prices of the Gilat ordinary shares, if the exchange offer had expired on the date of this proxy statement, each share of rStar common stock tendered would be exchanged for 0.0738 of a Gilat ordinary share and [$ ] in cash. Gilat and its corporate affiliates have agreed not to tender any of their shares of rStar common stock in the exchange offer.



     rStar currently does not own any Gilat ordinary shares. Gilat has granted rStar an option to purchase up to 466,105 Gilat ordinary shares in exchange for which rStar will issue to Gilat that number of shares equal to 60% of the shares of rStar common stock tendered in the exchange offer. Assuming that 6,315,789 shares of rStar common stock are tendered in the exchange offer, Gilat will be entitled to receive 3,789,473 shares of rStar common stock.



rSTAR'S REASONS FOR THE PROPOSED STARBAND ACQUISITION AND EXCHANGE OFFER (PAGE
38)



     Our Board of Directors approved the acquisition agreement and the transactions it contemplates. The Board of Directors also determined that the acquisition agreement and the transactions it contemplates are fair to, and in the best interests of rStar, and its stockholders. The Board of Directors recommends that you vote "FOR" the proposal to approve and adopt the acquisition agreement and the other transactions it contemplates.



OPINION OF CIBC WORLD MARKETS CORP. (PAGE 41)



     In connection with its evaluation of the first amended acquisition agreement dated September 7, 2001, a special committee of rStar's Board of Directors received an opinion from CIBC World Markets Corp. as to the fairness, from a financial point of view and as of that date, to rStar of the exchange ratio provided for in the StarBand acquisition. For purposes of CIBC World Markets' analyses and opinion, the exchange of 43,103,448 shares of rStar common stock for all outstanding capital stock of StarBand Latin America in the StarBand acquisition is referred to as the exchange ratio. The opinion of CIBC World Markets also addressed the fairness, from a financial point of view, of the exchange offer consideration provided for in the first amended acquisition agreement dated September 7, 2001. For a summary description of those aspects of CIBC World Markets' opinion, and the underlying financial analyses, relating to the exchange offer, please refer to rStar's offer to exchange delivered together with this proxy statement.



     We have attached the full text of CIBC World Markets' written opinion dated September 7, 2001 as Appendix B to this proxy statement. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. CIBC WORLD MARKETS' OPINION REGARDING THE STARBAND ACQUISITION IS ADDRESSED TO THE SPECIAL COMMITTEE OF THE RSTAR BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO PROVIDED FOR IN THE STARBAND ACQUISITION IN THE FIRST AMENDED ACQUISITION AGREEMENT. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE STARBAND ACQUISITION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE STARBAND ACQUISITION OR RELATED TRANSACTIONS.

CONDITIONS TO CLOSING THE STARBAND ACQUISITION (PAGE 54)



     The completion of the StarBand acquisition depends upon the satisfaction or waiver of specific conditions, including the following:



     - rStar stockholder approval of the acquisition agreement and the transactions it contemplates;



     - the absence of any law, court order or regulatory action preventing the completion of the StarBand acquisition and the exchange offer;



     - the absence of any action or governmental proceeding preventing the completion of the StarBand acquisition and the exchange offer or seeking material damages in connection with the completion of the StarBand acquisition and the exchange offer;


     - the registration statement of which the offer to exchange is a part having been declared effective by the SEC;


     - the receipt of all necessary third party and governmental consents to complete the StarBand acquisition and the exchange offer;


     - the parties' not having breached their respective covenants, representations or warranties in a material manner;


     - the appropriate parties having executed the option for Gilat ordinary shares, voting and master agreements described in the acquisition agreement; and



     - the acquisition agreement not having been terminated in accordance with its terms.



TERMINATION OF THE ACQUISITION AGREEMENT (PAGE 58)



     At any time prior to the completion of the StarBand acquisition, rStar and Gilat can terminate the acquisition agreement by mutual written consent. In addition, either rStar or Gilat may terminate the acquisition agreement at any time prior to the closing of the StarBand acquisition if:



     - the StarBand acquisition and the exchange offer have not been completed by May 31, 2002;



     - there is an action or governmental proceeding preventing the completion of the StarBand acquisition and the exchange offer or seeking material damages in connection with the completion of the StarBand acquisition and the exchange offer;



     - there is a law, court order or regulatory action preventing the completion of the StarBand acquisition and the exchange offer; or



     - the other party to the acquisition agreement fails to fulfill its covenants set forth in the acquisition agreement, including with respect to its representations and warranties being materially true and correct on the date of closing the StarBand acquisition, unless the failure is due to the terminating party's failure to perform or comply with its covenants and obligations under the acquisition agreement.



INTERESTS OF CERTAIN PERSONS IN THE STARBAND ACQUISITION AND THE EXCHANGE OFFER (PAGE 58)



     Some of our directors, officers, stockholders and affiliates have interests and arrangements that may be different from your interests as a stockholder. See "Risk Factors -- Our directors, officers, stockholders, and affiliates have conflicts of interest that may influence them to support or approve the transactions" for more information.



CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE 60)



     You will not exchange your shares of our common stock or receive any other property in connection with the StarBand acquisition. However, as a result of the StarBand acquisition, you may be entitled to a special cash distribution under certain conditions. See "Certain Material U.S. Federal Income Tax Consequences" for a discussion of the tax consequences that may affect you as a result of the proposed amendments to rStar's

Third Amended Certificate of Incorporation regarding the special cash distribution. Additionally, see "Taxation" in the offer to exchange provided separately to you for a discussion of the tax consequences that may affect you should you choose to tender your shares in the exchange offer.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (PAGE 74)



     On [January   , 2002], our directors and executive officers, their
immediate family members and beneficial stockholders owned [11,159,370] shares, or approximately [17.33]% of the outstanding shares of our common stock.



GILAT BENEFICIAL OWNERSHIP



                                                                                                         MAXIMUM
                                                                                         MAXIMUM      PERCENTAGE OF
                                                                                          NUMBER       OUTSTANDING
                                                                                        OF SHARES        SHARES
                                                                                       BENEFICIALLY   BENEFICIALLY
                                      NUMBER OF RSTAR                                    HELD BY         HELD BY
TRANSACTIONS                        COMMON STOCK ISSUED         DATE OF ISSUANCE          GILAT         GILAT*(%)
------------                        -------------------         ----------------       ------------   -------------
Initial Ownership................           N/A                        N/A              22,418,091        50.48
Spacenet Transaction(1)..........    19,396,552 shares            May 21, 2001          41,814,643        65.53
StarBand Acquisition
  Consideration..................    43,103,448 shares         Closing of StarBand      84,918,091        79.43
                                                                   Acquisition
Exercise of Option for Gilat
  Ordinary Shares................  Up to 3,789,473 shares   Closing of Exchange Offer   88,707,564        84.98
Additional Share Consideration
  Following June 30, 2003........  Up to 5,370,765 shares    Following June 30, 2003    94,078,329        85.72
  Following June 30, 2004........  Up to 5,370,765 shares    Following June 30, 2004    99,449,094        86.39


---------------


 * This chart assumes that (i) there are [          ] shares of rStar common
   stock outstanding as of January [ ], 2002, (ii) rStar does not issue any additional shares of rStar common stock except for the items listed in this chart, and (iii) Gilat is issued the maximum number of shares of rStar common stock upon rStar's exercise of the option for Gilat ordinary shares and under the provisions regarding the additional shares that may be issued to Gilat if the StarBand Latin America business exceeds earnings targets, as described above. Gilat has reached an understanding with StarBand Communications that, subject to certain conditions, StarBand Communications may be entitled to receive up to 15% of the total number of shares of rStar common stock that will be outstanding following the consummation of the StarBand acquisition and the exchange offer, or approximately 15,600,000 shares of rStar common stock, assuming the maximum number of shares of rStar common stock are tendered in the exchange offer. This chart does not reflect this assignment.



(1)The Spacenet transaction refers to a transaction between Spacenet, Inc., a wholly-owned subsidiary of Gilat, and rStar, under which rStar satisfied its outstanding obligations and other accrued liabilities to Spacenet, valued at approximately $45 million, through the issuance and delivery of 19,396,552 shares of rStar common stock to Gilat. For more information regarding this transaction, see the discussion under "Past Contacts -- Gilat and rStar."

STRUCTURE OF STARBAND ACQUISITION AND EXCHANGE OFFER


[PRIOR TO TRANSACTIONS FLOW CHART]

[ACQUISITION FLOW CHART]

[EXCHANGE OFFER FLOW CHART]


CERTAIN FINANCIAL INFORMATION



     rStar -- For the nine month period ended September 30, 2001, we did not have any revenues and our net loss was $22,127,000 after giving effect to a $11,990,000 loss from discontinued operations. For the six month period ended June 30, 2001, we did not have any revenues and our net loss was $18,107,000.



     StarBand Latin America -- For purposes of determining the amount of the special cash distributions which may in the future be payable to rStar stockholders, other than Gilat, as of the date of this proxy statement, StarBand Latin America's net loss would be used for calculating whether StarBand Latin America met the applicable earnings target. For the six month period ended June 30, 2001, StarBand Latin America revenues were $7,138,000 and its net loss was $2,180,000.


FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE


     This proxy statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to expectations concerning matters that are not historical facts. We generally identify forward-looking statements by the use of terminology such as "may," "will," "expect," "intend," "plan," "estimate," "anticipate," "believe," or similar phrases or words, or by discussions of our strategy that involve risks and uncertainties. Although each of rStar, StarBand Latin America and Gilat believes that such forward-looking statements are reasonable, they cannot assure you that such expectations will prove to have been correct. The actual future performance of each company could differ materially from these forward-looking statements. Important factors that could cause actual results to differ materially from such expectations are disclosed herein including, without limitation, in the "Risk Factors" section and other risks described in rStar's and Gilat's filings with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by these factors and all related cautionary statements. rStar, StarBand Latin America and Gilat do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or circumstances or otherwise.

                            MARKET PRICE INFORMATION


PRICE RANGE OF RSTAR COMMON STOCK AND DIVIDEND POLICY



     Our common stock is traded publicly on the Nasdaq National Market under the symbol "RSTR." Our common stock has been publicly traded since October 20, 1999, and prior to March 21, 2001 traded under our original symbol -- "ZAP." Our initial public offering price was $11.00 per share. Prior to our initial public offering, there was no established public trading market for the rStar common stock. For information regarding the risk that our common stock will be delisted from the Nasdaq National Market, see "Risk Factors -- Risks Related to the Our Capital Structure and common stock -- Our common stock could be delisted from the Nasdaq National Market."



     The following table shows the high and low prices of rStar common stock by quarter from the Nasdaq National Market for the periods indicated. Such quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.



                                       2002            2001             2000           1999
                                   -------------   -------------   --------------   -----------
                                   HIGH     LOW    HIGH     LOW     HIGH     LOW    HIGH   LOW
                                   -----   -----   -----   -----   ------   -----   ----   ----
First Quarter....................  $0.59   $0.51   $1.60   $0.50   $11.63   $5.88   $n/a   $n/a
Second Quarter...................    n/a     n/a    1.15    0.55     8.00    1.81    n/a    n/a
Third Quarter....................    n/a     n/a    0.83    0.35     4.19    1.56    n/a    n/a
Fourth Quarter...................    n/a     n/a     .59    0.24    13.75    5.31



     As of [January   , 2002], there were [63,802,563] shares of rStar common
stock issued and outstanding held by approximately [139] stockholders of record and approximately [4,300] beneficial owners of shares held by brokers and fiduciaries.



     We have never paid cash dividends on our common stock. Subject to certain limited exceptions, we expect to retain our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Under the acquisition agreement, Gilat has agreed not to permit rStar to pay or declare any dividends or other distributions (other than the special cash distributions) for the longer of (x) one year following the closing of the StarBand acquisition or (y) the date on which the rStar's obligation to make the special cash distributions has been satisfied in full or otherwise terminated in accordance with the terms of the acquisition agreement. Further, if approved, rStar's Fourth Amended Certificate of Incorporation will provide that, until such time as rStar has satisfied its obligation to make the special cash distributions, other than the special cash distributions, it shall not be permitted to declare or pay any dividend or other distributions on any of its capital stock other than rStar common stock and dividends payable in the form of additional shares of rStar capital stock.

                                  RISK FACTORS

     You should carefully consider the risks described below in making your decision on the four proposals to be presented at the Annual Meeting. The risks and uncertainties described below are not the only ones facing rStar and StarBand Latin America. Additional risks and uncertainties not presently known to us or that we currently do not believe are important to an investor may also harm our business operations.


     If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, our business, financial condition or our results of operations could be seriously harmed. If that occurs, the trading price of rStar common stock could decline, and you may lose part or all of your investment.



RISKS RELATED TO THE STARBAND ACQUISITION AND THE EXCHANGE OFFER



WE MAY NOT REALIZE ANY BENEFITS FROM THE STARBAND ACQUISITION AND THE EXCHANGE OFFER CONTEMPLATED BY THE ACQUISITION AGREEMENT.



     Achieving the benefits of the Transactions will depend, in part, on the integration of StarBand Latin America's business, technology, operations and personnel into our operations. The integration of StarBand Latin America into rStar will be a complex, time consuming and expensive process and may disrupt our business if not completed in a timely and efficient manner. Among the challenges involved in this integration are (i) demonstrating to our customers, suppliers, and strategic partners that the StarBand acquisition will not result in adverse changes in client service standards or business focus, (ii) persuading personnel that rStar's and StarBand Latin America's business cultures are compatible, (iii) retaining key personnel and addressing any adverse changes in business focus. We do not have experience in integrating operations on the scale represented by the StarBand acquisition, and it is not certain that we will be able to successfully integrate StarBand Latin America into our operations in a timely manner or at all, or that any of the anticipated benefits of the StarBand acquisition will be realized. Failure to do so could seriously harm our business, financial condition and operating results.



OUR DIRECTORS, OFFICERS, STOCKHOLDERS, AND AFFILIATES HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT OR APPROVE THE STARBAND ACQUISITION AND THE EXCHANGE OFFER.


     Our directors, officers, stockholders, and affiliates have interests that are different from, or are in conflict with, those of our stockholders. These interests include:


     - Gilat and its subsidiaries currently own approximately 65.5% of our common stock and have appointed two members to rStar's Board of Directors;



     - Gilat will beneficially own approximately 85% of our common stock after completion of the transactions -- subject to Gilat's assignment to StarBand Communications of up to 15,600,000 shares of rStar common stock. As a result, Gilat will have the ability to control our entire Board of Directors;



     - we will enter into agreements with Gilat and its subsidiaries for services to be provided to StarBand Latin America after the StarBand acquisition;



     - one of Gilat's subsidiaries currently owns 100% of the outstanding capital stock of StarBand Latin America;



     - Gilat and three members of our current Board of Directors who collectively own 81.6% of our common stock, have entered into a voting agreement pursuant to which each of them has agreed to vote all of their shares of our common stock in favor of the acquisition agreement and the StarBand acquisition and the exchange offer;



     - we will have to pay severance to some of our employees after the closing of the StarBand acquisition; and


     - our directors and officers are entitled to indemnification and are covered by insurance with respect to actions or omissions in their capacities as directors and officers of rStar.

     As a result of the voting agreement described above, it is expected that Proposal No. 1 requesting approval of the acquisition agreement and the transactions it contemplates, will be approved.



     You should consider whether the interests mentioned above may have influenced these affiliates, directors, officers, stockholders and affiliates to support, recommend, or approve the acquisition agreement and the transactions it contemplates.



YOUR INVESTMENT IN rSTAR COMMON STOCK WILL BE DILUTED.



     You will experience significant dilution due to the StarBand acquisition and the exchange offer. Specifically:



     - at the closing of the StarBand acquisition, we will issue 43,103,448 shares of rStar common stock to Gilat;



     - at the closing of the exchange offer, we will issue up to 3,789,473 shares of rStar common stock to Gilat when we exercise the option to acquire the Gilat ordinary shares for the exchange offer; and



     - in the future, if certain conditions are met, we may be required to issue up to 10,741,530 shares of rStar common stock to Gilat as additional consideration in connection with the StarBand acquisition.



FOLLOWING THE STARBAND ACQUISITION AND THE EXCHANGE OFFER, GILAT WILL BE ABLE TO EXERCISE TOTAL INFLUENCE OVER rSTAR.



     Currently, Gilat beneficially owns approximately 65.5% of our common stock. Upon completion of the StarBand acquisition and the exchange offer, Gilat's beneficial ownership of our common stock will increase to approximately 86%, assuming that Gilat is issued the maximum number of shares upon rStar's exercise of the option for Gilat ordinary shares and under the provisions regarding the additional shares that may be issued to Gilat. Pursuant to the acquisition agreement, Lance Mortensen, Charles Appleby and Michael Arnouse will tender their resignations from our Board of Directors at the closing of the StarBand acquisition. Two of the current Board of Directors who are standing for election were nominated by Gilat and Gilat has nominated three new board members to our Board of Directors. After the five Gilat nominees have been duly elected, they will take office immediately after the closing of the StarBand acquisition. See "Proposal No. 5 -- Election of Directors." Gilat will, therefore, be able to exercise total control over all such matters as the election of our directors and other fundamental corporate transactions such as mergers, asset sales and the sale of rStar. Additionally, pursuant to the acquisition agreement, the Board of Directors is proposing certain changes to our Third Amended and Restated Certificate of Incorporation that, as permitted by the Delaware General Corporation Law, will allow Gilat to undertake certain actions without calling and holding a special meeting of stockholders. In addition, the Board of Directors is proposing another amendment to our Third Amended Certificate of Incorporation that will permit Gilat, as our majority stockholder, to call a special meeting of rStar stockholders at any time. Accordingly, the influence of our other stockholders will be limited and may depress our stock price. Also, we cannot assure you that the interests of Gilat will not, from time to time, conflict with your interests as a stockholder.



IF THE CONDITIONS IN THE ACQUISITION AGREEMENT ARE NOT MET, THE STARBAND ACQUISITION AND THE EXCHANGE OFFER MAY NOT OCCUR.



     In addition to rStar stockholder approval of the acquisition agreement and the transactions it contemplates, several other conditions must be satisfied or waived to complete the StarBand acquisition and the exchange offer. These conditions are summarized under "The Acquisition Agreement -- Conditions to Closing the StarBand Acquisition" and described in detail in the acquisition agreement. We cannot assure you that each of the conditions will be satisfied. If the conditions are not satisfied or waived, the StarBand acquisition and the exchange offer will not occur or will be delayed, and we may lose some or all of the intended benefits of the StarBand acquisition. For example, if either party's representations and warranties are not materially true and correct at the closing or either party suffers a material adverse change in its financial condition prior to closing the StarBand acquisition, the other party is not required to close the StarBand acquisition and the exchange offer.



FAILURE TO COMPLETE THE STARBAND ACQUISITION AND THE EXCHANGE OFFER COULD NEGATIVELY AFFECT OUR OPERATING RESULTS.



     If the StarBand acquisition and the exchange offer are not completed for any reason, we may experience a number of adverse consequences, including the following:



     - the market price of our common stock may decline;


     - an adverse reaction by our investors and potential investors could adversely affect future financing opportunities;


     - we may be required under certain circumstances to pay Gilat a termination fee and reimburse Gilat for any of its out of pocket expenses incurred in connection with the acquisition agreement and the StarBand acquisition and the exchange offer;



     - our common stock may be delisted from the Nasdaq National Market; and



     - costs incurred by us related to the StarBand acquisition and the exchange offer, such as legal, accounting and other professional fees, must be paid even if the StarBand acquisition and the exchange offer are not completed.



THE PAYMENT OF THE SPECIAL CASH DISTRIBUTION WILL BE SUBJECT TO THE FINANCIAL CONDITION OF rSTAR AND GILAT.



     rStar will need to have sufficient available capital or surplus available in order to pay the special cash distributions, if any are required. In the acquisition agreement, Gilat has agreed that, in the event that rStar is unable to make the special cash distribution to its stockholders for any reason, Gilat shall make a cash capital contribution to rStar to the extent necessary, for rStar to make the special cash distribution. No assurance can be given, however, that at the time that any special cash distribution is required to be made, that either rStar or Gilat will have sufficient resources available to fund the special cash distribution.



THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE AS A RESULT OF THE STARBAND ACQUISITION AND THE EXCHANGE OFFER.



     In connection with the StarBand acquisition and the exchange offer, we will issue new shares of rStar common stock to Gilat and certain of its subsidiaries that will dilute our results of operations on a per-share basis. This dilution could reduce the market price of our common stock unless and until we achieve revenue growth or cost savings and other business economies sufficient to offset the effect of the issuance of additional shares. Additionally, the market price of our common stock may decline as a result of the StarBand acquisition and the exchange offer if:


     - the integration of rStar and StarBand Latin America is unsuccessful;


     - we do not achieve the perceived benefits of the StarBand acquisition and the exchange offer as rapidly or to the extent anticipated by financial or industry analysts or investors; or



     - the effect of the StarBand acquisition and the exchange offer on our financial results is not consistent with the expectations of financial or industry analysts or investors.



     It is also possible that the price of our common stock could experience significant volatility as we get closer to each of the record dates for the special cash distribution (i.e. June 30, 2003 and June 30, 2004). The market price of our common stock could also decline as a result of factors related to the StarBand acquisition and the exchange offer which may currently be unforeseen.

WE MAY BE UNABLE TO RAISE ADDITIONAL CAPITAL DUE TO CERTAIN LIMITATIONS IN THE ACQUISITION AGREEMENT.



     The acquisition agreement limits our ability to sell or issue additional shares of our common stock or any securities convertible into or exchangeable for shares of our common stock. Details of the limitations are provided in "The Acquisition Agreement -- The Acquisition -- Special Cash
Distribution -- Restrictions on New Issuances." If we are unable to raise additional capital due to these restrictions, we may not be able to successfully implement our business plan and our financial results could suffer.



IT IS POSSIBLE THAT YOU MAY RECOGNIZE INCOME FOR TAX PURPOSES AS A RESULT OF THE CHARTER AMENDMENTS.



     It is possible that the Internal Revenue Service may successfully assert that you recognize income for federal income tax purposes as a result of the amendment of rStar's Third Amended Certificate of Incorporation to provide for the special cash distribution. For a discussion of the theories under which the Internal Revenue Service could assert such income recognition, and the amount of income which would result under each theory, see "Proposal No. 2 -- Certain Material U.S. Federal Income Tax Consequences."



IF WE TERMINATE THE ACQUISITION AGREEMENT, WE MAY BE UNABLE TO FIND ANOTHER SUITABLE PARTNER.



     If the acquisition agreement is terminated and our Board of Directors determines to seek another acquisition or business combination, there can be no assurance that we will be able to find a partner willing to enter into an equivalent or more favorable arrangement.



BECAUSE THE ACQUISITION AGREEMENT CONTAINS SEVERAL LIMITATIONS, WE MAY BE UNABLE TO PURSUE ALTERNATIVE BUSINESS COMBINATIONS.



     The acquisition agreement prohibits us from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Gilat. These factors could adversely affect our stock price as they may restrict our ability to pursue alternative business combinations.



RISKS RELATED TO OUR OPERATIONS AFTER THE CLOSING OF THE STARBAND ACQUISITION



UNANTICIPATED COSTS RELATING TO THE STARBAND ACQUISITION COULD REDUCE RSTAR'S FUTURE EARNINGS PER SHARE.



     We believe that we have reasonably estimated the likely costs of integrating the operations of rStar and StarBand Latin America. However, the possibility exists that unexpected transaction costs such as taxes, fees or professional expenses, or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on our results of operations and financial condition. If unexpected costs are incurred, the StarBand acquisition could adversely affect rStar's earnings per share. In other words, if the StarBand acquisition is completed, the earnings per share of our common stock could be less than they would have been if the StarBand acquisition had not been completed.


WE HAVE NO PREVIOUS EXPERIENCE IN THE LATIN AMERICAN MARKET AND OUR ABILITY TO BE SUCCESSFUL IN THAT MARKET IS UNCERTAIN.


     Through the StarBand acquisition, we will be expanding our business operations into the delivery of satellite-based telephony and Internet access services in Latin America. We have no previous experience in the Latin American market, and we have limited meaningful historical financial and operational data upon which we can base projected revenues and planned operating expenses and upon which you may evaluate our prospects in Latin America. The Latin America satellite-based telephony and Internet access market is an untested market for us and the results of these operations are uncertain and unpredictable. As a company attempting to expand its business in the satellite-based telephony and Internet access market in Latin America, we face risks relating to our ability to implement our business plan, including our ability to continue to develop and upgrade our technology, our ability to maintain and develop customer and supplier relationships, obtain key technology and the necessary governmental and regulatory approvals, consents and licenses. We may not adequately address these risks, and if we do not, we may not be able to implement our business plan as we intend. Our business model contemplates that we will generate revenues, through wholesale sales to Latin American Internet Service Providers, DTH TV companies and other service providers. The revenues may not materialize if we fail to implement our strategy for attracting wholesale customers. You should consider our business and prospects in light of the heightened risks and unexpected expenses and problems we may face in an emerging market place.


     An investor in our common stock must carefully consider the risks and difficulties frequently encountered by companies that are still developing their business plan, as well as the risks we face due to our participation in a new and rapidly evolving market in Latin America. Our business strategy may not be successful and it may not successfully overcome these risks.


IF OUR ASSUMPTIONS REGARDING THE USAGE PATTERNS OF OUR WHOLESALE CUSTOMERS' SUBSCRIBERS ARE WRONG, OR IF THOSE SUBSCRIBERS' USAGE PATTERNS CHANGE, WE COULD HAVE EITHER TOO LITTLE OR TOO MUCH SATELLITE CAPACITY, AND OUR PROFITABILITY WOULD BE HARMED.

     In our business plan we make critical assumptions about how much satellite capacity our subscribers of our wholesale customers will use and at what times of day their usage will occur. These assumptions are based on our understanding regarding other Internet and satellite services. We use these assumptions to calculate the number of subscribers that can be supported on a given transponder, or unit of satellite capacity. If our assumptions are wrong, or if the subscribers' usage patterns change in the future as broadband applications become more widely available, we could have either insufficient capacity to maintain our expected level of service and lose wholesale customers, or have excess capacity and suffer inefficiencies in our business. If we fail to effectively manage our satellite resources, our profitability could be harmed, the quality of service we provide could deteriorate and we could lose existing, or fail to attract new, wholesale customers.

IF WE ARE UNABLE TO ATTRACT NEW OR RETAIN EXISTING WHOLESALE CUSTOMERS FOR OUR PRODUCTS AND SERVICES, OUR ABILITY TO GENERATE REVENUES WILL BE HARMED.

     Our success in Latin America depends, in part, upon our ability to grow and retain our wholesale customer base and, in turn, our wholesale customers' ability to grow and retain their subscriber base. Several factors may negatively impact this ability, including:

     - loss of our existing sales and distribution channels;

     - failure to obtain additional distribution channels; and

     - failure to provide the minimum transmission speeds and quality of service our wholesale customers and their subscribers expect.

     In addition, some of our service requires end users to first purchase from our wholesale customers our satellite system equipment and then pay us monthly subscriber fees. The price of our equipment and the end user subscription fees are currently higher than those of many dial-up, DSL and cable modem Internet access services. In some instances, we expect to subsidize our subscribers' customer equipment purchase to encourage them to use our services and to offset their higher relative costs. If we are unable to reduce the cost of our equipment, or if our subsidies are insufficient to attract new subscribers or retain existing subscribers, our ability to generate revenues would be harmed.

IF WE FAIL TO ADEQUATELY PROVIDE, OR CONSUMERS FAIL TO ACCEPT, OUR HIGH-SPEED INTERNET CONTENT AND APPLICATIONS SERVICES, OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN AND OUR ABILITY TO GENERATE REVENUES FROM SUBSCRIBERS WOULD BE HARMED.

     A key component of our strategy is to provide a more compelling interactive experience to Internet users than they currently experience from dial-up and other Internet service providers. Our success in obtaining and delivering these applications, and in charging a premium for our service, is dependent on the ability of content and applications providers to create and support high-quality, high-speed multimedia Internet content and applications that work well with our technology.

     We rely upon new technologies, products and services that we intend to introduce. If the introduction of our new technologies, products and services is not successful in Latin America, we may not be able to successfully implement our business plan and our ability to generate revenues from subscribers will be significantly harmed.

INTENSE COMPETITION IN THE INTERNET SERVICES MARKET MAY NEGATIVELY AFFECT OUR REVENUES.

     Competition in the market for consumer Internet access services is intense and we expect the level of competition to intensify in the future. We will compete with wholesale providers of various high-speed communications technologies for local Internet access connections, such as cable modem and DSL.


     After completion of the StarBand acquisition, we will also face competition in Latin America from traditional telephone companies, competitive local exchange carriers and wireless communication companies in the region. We also expect additional competitors with existing satellite-based networks to begin operations in Latin America. As we face additional competition as a provider of the high speed Internet access services, we may be forced to lower our prices to remain competitive and, as a result, our financial results will suffer.


     Many of our current and potential competitors in Latin America have longer operating histories, greater brand name recognition, larger subscriber bases and substantially greater financial, technical, marketing and other resources than we do. Therefore, they may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or subscriber requirements and, as a result, we may lose some of our wholesale customers to such competition.

INHERENT LIMITATIONS IN EXISTING SATELLITE TECHNOLOGY MAY NEGATIVELY AFFECT OUR REVENUES.

     As a satellite technology provider, we will face inherent limitations that our terrestrial competitors do not. For example, two-way, real-time games and some technologies allowing users to engage in voice communications over the Internet which are available through cable modem and DSL broadband providers, do not work optimally on satellite-based systems such as ours and use significant amounts of our satellite capacity. If these Internet applications become popular, our wholesale customers' subscriber base may decline because other access technologies work better with these applications. Additionally, satellite signals sometimes suffer from deterioration or interruption during inclement weather due to the inability of the signal to penetrate unusually heavy rainfall or cloud cover, a phenomenon known as rain fade, while terrestrial connections generally are not so affected. If we are unable to compete effectively due to these inherent limitations, we may not be able to retain or increase our sales to wholesale partners and our financial results will suffer.

WE ARE HEAVILY DEPENDENT ON OUR RELATIONSHIP WITH GILAT FOR KEY NETWORK TECHNOLOGY, HARDWARE AND SOFTWARE, AND WE MAY BE SIGNIFICANTLY HARMED IF GILAT IS UNABLE OR FAILS TO CONTINUE TO DEVELOP AND SELL US THIS TECHNOLOGY AND RELATED EQUIPMENT.

     We will depend on Gilat and its subsidiaries and suppliers for the satellite technology used to deliver our products and services. We have an agreement with Gilat pursuant to which, if certain conditions are met, Gilat will serve as our exclusive provider of the equipment, technology and services that we will use in our Latin American operations. If we are not able to perform our obligations under our agreements with Gilat, or if Gilat is unable or fails to continue to sell us this equipment and technology under the current terms of our agreement, our ability to operate our Latin American operations would be severely harmed.

     Our future growth depends on a number of technological advances Gilat expects to attain over its existing satellite technology and which Gilat has agreed to license to us, such as the development of software that we expect will enable us to optimize the allocation of end users across our leased satellite capacity and reduce our satellite capacity costs per end user.

     Furthermore, Gilat has substantial business operations and opportunities apart from our business, and Gilat may develop different business objectives than ours. As a result, situations may arise in which Gilat's interests diverge from rStar or our other stockholders. For example, we expect to be one of Gilat's largest customers for their technology, equipment and software. We will seek to purchase from Gilat technology, products, software and equipment necessary to the operations of StarBand Latin America at prices favorable to us, but Gilat will seek to sell those items to us at prices favorable to them.

     If Gilat does not meet our expectations regarding these technological advances, our ability to successfully operate our business, and our financial condition and profitability, would be harmed.

WE ARE HEAVILY DEPENDENT ON GILAT AND THE RELATIONSHIP GILAT HAS WITH ITS SUPPLIERS FOR KEY HARDWARE AND SOFTWARE, AND WE MAY BE SIGNIFICANTLY HARMED IF GILAT OR ITS SUPPLIERS FAIL TO MEET OUR PRODUCTION REQUIREMENTS AND QUALITY STANDARDS.


     We will depend on Gilat as our principal supplier for satellite networking components and hardware used to offer our products and services in Latin America. Gilat also depends upon various manufacturers for all outdoor electronics. If we successfully execute our business plan and expand our wholesale customer base, we expect to demand a significant quantity of goods over a short time period from Gilat, including all customer premises equipment. Gilat may be unable to obtain an adequate supply of required components from its suppliers. Additionally, supply shortages of particular components may substantially curtail the production of any of the equipment that Gilat is obligated to provide StarBand Latin America under the master services and supply agreement between Gilat and StarBand Latin America.


     In both cases, we cannot assure you that Gilat or its suppliers will continue to produce high quality goods in order to meet our increased demand for these goods.

     Gilat's principal offices, development facilities and manufacturing and research are located in the State of Israel. Gilat is directly affected by the political, economic and military conditions in Israel. Gilat's production is dependent upon components imported from outside of Israel and any major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could significantly harm Gilat's ability to meet its supply obligations to us.


     If Gilat does not meet our demand and quality standards for its products, for any reason, or if the terms of our agreements with Gilat change and we decide to pursue other strategic partners, it is unlikely that we would be able to find a replacement supplier without significant harm to our business operations or relationship with Gilat. Similarly, our business model is substantially dependent on the pricing of the equipment we obtain from Gilat. The master services and supply agreement between StarBand Latin America and Gilat provides that the pricing terms will be reviewed at least every two years. If the prices of the equipment increase, we may not be able to pass these increases on to our wholesale partners and our operating results would be harmed.


OUR RELATIONSHIP WITH GILAT, WHICH IF CERTAIN CONDITIONS ARE MET WILL REMAIN EXCLUSIVE, MAY KEEP US FROM SEEKING BUSINESS OPPORTUNITIES WITH SOME OF GILAT'S COMPETITORS AND MAY DETER THOSE COMPETITORS FROM DOING BUSINESS WITH US, WHICH COULD HARM OUR DEVELOPMENT.

     Competitors of Gilat may choose not to engage in commercial relationships with us because of our close relationship with Gilat, which if certain conditions are met will remain exclusive. Our limited ability to do business with some of the competitors of Gilat, where that business might otherwise benefit our company, could reduce our ability to expand the scope and geographic reach of our services and could harm our development and profitability.


BECAUSE GILAT AND rSTAR HAVE RECENTLY BEEN SUBJECT TO LEGAL ACTIONS IN PERU AND CALIFORNIA, OUR OPERATIONS COULD BE ADVERSELY AFFECTED.



     On October 18, 2001, CIFSA Telecom S.A.C., a Peruvian company that is owned primarily by STM Wireless, Inc., obtained an injunction from a Peruvian court against Fondo de Inversion en Telecomunicaciones del Peru, Peru's national telecommunications investment fund, also known as FITEL. The injunction suspends the award by FITEL to GTH Peru, Gilat's subsidiary, on September 27, 2001, of a contract to provide a fixed rural satellite telephony network in a transaction with a value of approximately $27 million. FITEL is a department of the Peruvian national telecommunications agency OSIPTEL (Organismo Supervisor de Inversion Privada en Telecomunicaciones).

     In a related suit, on October 2, 2001, STM Wireless, Inc. filed an action against Gilat, Gilat to Home Latin America N.V., rStar, Yoel Gat, Giora Oron, and 100 John Does in the Orange County Superior Court in California. STM Wireless alleges unfair competition and slander in connection with the award of the aforementioned contract award in Peru. The suit involves claims in connection with the injunction referenced above. An answer to the complaint on behalf of Gilat was filed on December 17, 2001.



     If the injunction in Peru is not overturned, or if Gilat does not prevail on the merits of the litigation in California, or if StarBand Latin America is prevented from conducting its business in Peru, it will have an adverse effect on our operations, results and prospects.


IF GILAT IS UNABLE TO PROVIDE US WITH THE LICENSES AND SERVICES WE REQUIRE, WE MAY BE UNABLE TO PROVIDE OUR SERVICES AND OUR BUSINESS WILL BE HARMED.

     We will also depend upon Gilat and its subsidiaries in Latin America and the United States to provide us with the services that are required to run our business and provide our service. For example, we are not a licensee in the United States or in any Latin American country and do not hold any authorization to operate satellite communications facilities. We will depend totally upon licenses held by the subsidiaries of Gilat located in the United States and Latin America for our satellite communications. If their licenses are limited or revoked, if any legal or regulatory restrictions are imposed on extending their services to us, or if the United States or any Latin American country limits the number of their earth stations or if they fail to operate the earth stations providing service to subscribers of our wholesale customers, in a satisfactory manner, our business could be seriously harmed.

BECAUSE WE DEPEND ON THIRD PARTIES TO PROVIDE CRITICAL SATELLITE CAPACITY TO US, WE MAY BE UNABLE TO PROVIDE OUR SERVICES AND OUR REPUTATION AND ABILITY TO GENERATE REVENUES FROM SUBSCRIBERS WOULD BE HARMED.

     We currently lease all of our satellite transponder capacity from Spacenet and other third parties. If we achieve the substantial subscriber growth that we anticipate, we will need additional satellite capacity. If we are unable to procure this capacity, we may be unable to provide service to our subscribers or the quality of service we provide may not meet their expectations. There is no assurance that these third parties will continue to provide the capacity and positioning we need on reasonable terms, or at all. If we are forced to change our satellite capacity providers, we would be forced to spend significant time and resources finding alternative providers and repointing antennas.

BECAUSE WE WILL DEPEND ON THIRD PARTIES FOR KEY GROUND EQUIPMENT, SOFTWARE AND SERVICES, WE MAY BE UNABLE TO PROVIDE OUR SERVICES AND OUR REPUTATION AND ABILITY TO GENERATE REVENUES FROM SUBSCRIBERS WOULD BE HARMED.

     We will rely on a limited number of vendors to provide us with satellite antennas, mounts, solar panels, phones, other ancillaries and consolidation services. Although we believe that there are alternative suppliers and consolidators for this equipment, if we are not able to continue our existing relationship with such vendors on terms attractive to us, it could take significant time and expense to establish new relationships with alternative suppliers or consolidators and substitute their technologies or equipment into our network and products.

     We will license software from third parties, including applications that are integrated with internally developed software and used in the customer premises equipment and equipment used in the network operations center. These technology licenses may not continue to be available to us on commercially reasonable terms, or at all, and we may not be able to obtain licenses for other existing or future technologies that we desire to integrate into our products. As a result, we may not be able to operate our business.

WE ARE HEAVILY RELIANT ON OUR RELATIONSHIPS WITH A FEW KEY PARTNERS IN LATIN AMERICA, AND OUR ABILITY TO GENERATE REVENUES COULD BE HARMED IF THESE PARTNERS DO NOT PURCHASE OUR PRODUCTS AND SERVICES IN THE VOLUMES AND ON THE TERMS WE ANTICIPATE.

     A significant portion of our revenues will be attained from a few key partners in Latin America. Our contracts with such partners generally do not contain minimum purchase or subscription commitments. It is possible that these partners will not purchase our products and services in the volumes or on the terms we anticipated. If so, our ability to generate revenues and implement our business plan could be harmed.

IF OUR THIRD-PARTY CONTRACTORS WHO INSTALL OUR CUSTOMER PREMISES EQUIPMENT FAIL TO MEET OUR EXPECTATIONS, OUR BUSINESS AND REPUTATION WILL BE HARMED.

     We will rely on third-party independent contractors to install our customer premises equipment. We may not have adequate control over the hiring, training, certification and monitoring of these installers. If growth of our partners' subscriber base outpaces growth of our installer base or if the installers fail to provide the quality of service that our customers expect, our business and reputation will be harmed.

IF OUR PRODUCTS CONTAIN DEFECTS, WE MAY BE SUBJECT TO SIGNIFICANT LIABILITY CLAIMS FROM OUR WHOLESALE PARTNERS, THEIR SUBSCRIBERS AND OTHER USERS OF OUR PRODUCTS AND INCUR SIGNIFICANT UNEXPECTED EXPENSES AND LOST SALES.

     Our products will be complex and may contain undetected errors or failures. If this happens, we may experience delay in or loss of market acceptance and sales, product returns, diversion of research and development resources, injury to our reputation or increased service and warranty costs. We also have exposure to significant liability claims from our customers because our products are designed to provide critical communications services. Although we attempt to limit such exposure through product liability insurance and through contractual limitations in our customer agreements, such precautions may not cover all potential claims resulting from a defect in one or more of our products or may not be upheld upon judicial review.

     We may also seek indemnification from manufacturers of defective products, including Gilat, if we suffer losses as a result of the defective products. Our ability to recover our losses from a manufacturer is uncertain and would typically be limited to the replacement cost of the defective product. Even if we are able to recover these costs, there are additional substantial costs we will not be able to recover from any third party such as those associated with visiting each subscriber location to repair defective equipment or damage to our reputation in the consumer market. A defect in one or more of our products could significantly harm our business, reputation and financial condition.

BECAUSE rSTAR AND STARBAND LATIN AMERICA HAVE INCURRED NET LOSSES SINCE THEIR INCEPTION AND EXPECT TO INCUR FUTURE LOSSES FOR AT LEAST THE NEXT FEW YEARS, WE MAY NOT BE ABLE TO ACHIEVE PROFITABILITY AND EVEN IF WE DO BECOME PROFITABLE, WE MAY NOT BE ABLE TO SUSTAIN PROFITABILITY.


     rStar has incurred cumulative net losses of approximately $181 million and $185 million for the period of inception through June 30, 2001 and September 30, 2001, respectively, which losses resulted primarily from costs related to developing our discontinued education network business, deploying the network to schools and developing content and features for the network. We have not yet achieved profitability and expect to have increasing net losses and negative cash flows for the foreseeable future. The size of these net losses will depend, in part, on our success in Latin America, and on the level of our expenses. Since the inception of the StarBand Latin America business in 1999, StarBand Latin America has incurred cumulative net losses of approximately $9.9 million through June 30, 2001.


     As we build our business to provide our products and services, we do not expect our revenues to increase as rapidly and as substantially as we expect our capital costs and other expenditures to increase over the next few years. As a result, management expects that our operating expenses will continue to grow for the foreseeable future. Consequently, we expect to incur additional operating and net losses for at least the next few years. We will need to generate significant additional revenues to achieve profitability. It is possible that we will never achieve profitability, and even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve or sustain profitability in the future, then we may be unable to continue our operations.

OUR BUSINESS ACTIVITIES AND OPERATIONS COULD BE HARMED BECAUSE WE MAY HAVE UNDERESTIMATED OUR CAPITAL REQUIREMENTS FOR OUR CONTINUED OPERATIONS.

     We expect to need additional capital in order to:

     - fund our expansion;

     - pursue customer sales, including expanding our marketing efforts;

     - develop or enhance our product and service offering and implement new technologies;

     - respond to competitive pressures; or

     - promote our brand identity.

     We may have underestimated the amount of capital that we will need. We developed our business model based upon a number of assumptions. If any of our material assumptions prove to be wrong, or if we failed to account for any material contingencies, our estimated capital requirements may be inadequate.


     We may not be able to raise additional capital on terms acceptable to us, if at all. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current stockholders will be reduced or these equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. Additional financing may not be available when needed on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to fund our expansion, develop or enhance our services, take advantage of future opportunities, respond to competitive pressures or pay our debts as they are due. Any inability to do so could reduce our ability to implement our business plan or our strategy for attracting subscribers, and could harm our development and profitability.


OUR DEPENDENCE ON THIRD PARTIES FOR OUR INTELLECTUAL PROPERTY PUTS US AT RISK IF THIS INTELLECTUAL PROPERTY IS NOT PROPERLY PROTECTED OR INFRINGES UPON THE RIGHTS OF OTHERS.

     We rely exclusively on third parties like Gilat and Spacenet for most of the intellectual property used in our business. If Gilat or any of our other suppliers fails to adequately protect their intellectual property or is found to be infringing on the intellectual property rights of other parties, our ability to operate our business as expected may, in turn, be harmed.

     Infringement claims could materially harm our business and financial condition. From time to time, we may receive notice of claims of infringement of third parties' proprietary rights. The fields of telecommunications and Internet communications are filled with domestic and international patents, both pending and issued. We may unknowingly infringe such a patent. We may be exposed to future litigation based on claims that our products infringe the intellectual property rights of others, especially patent rights. Someone, including a competitor, might file a suit with little merit, in order to harm us commercially, to force us to re-allocate resources to defending such a claim, or extract a large settlement. In addition, our employees might utilize proprietary and trade secret information from their former employers without our knowledge, even though we prohibit these practices. Any litigation, with or without merit, could be time consuming to defend, result in high litigation costs, divert our management's attention and resources or cause us to delay deployment of related technology. A jury or judge may decide against us even if we had not in fact infringed. If we lose or are forced to settle, we could be required to remove or replace allegedly infringing technology, to develop non-infringing technology or to enter into royalty or licensing arrangements. These royalty or licensing arrangements, if required, may not be available on terms acceptable to us, or at all.

OUR ABILITY TO ACCESS SOME TECHNOLOGY REQUIRED FOR OUR BUSINESS AND OUR FINANCIAL CONDITION MAY BE HARMED IF GILAT OR ITS SUBSIDIARIES ARE UNABLE TO SUCCESSFULLY DEFEND OR SETTLE CURRENT LAWSUITS ARISING OUT OF INTELLECTUAL PROPERTY CLAIMS.


     On July 26, 2000, Gilat and StarBand Communications were named as defendants in an action filed in the United States District Court for the Eastern District of New York. The plaintiff, GlobeComm Systems Inc., alleges the infringement of a patent allegedly owned by it. GlobeComm Systems seeks to enjoin further alleged infringement and also seeks damages. Gilat and StarBand Communications have denied GlobeComm Systems' allegations. Gilat and StarBand Communications have counter-claimed for declaratory relief. The action is currently in the discovery phase.



     Gilat does not believe that it is infringing any third-party patents. However, the litigation described above may continue for an extended period and, regardless of the outcome thereof, may require the expenditure of significant sums for legal fees, experts, and other related costs, and may materially adversely affect our business, financial condition and operating results. Although Gilat believes GlobeComm Systems claim to be without merit, if GlobeComm Systems is successful in its action, Gilat might be required to pay license fees for using the patented technology. Neither we nor Gilat can assure you, however, that licenses will be available under terms that are acceptable to Gilat and us, if at all. The failure to obtain such licenses could cause Gilat to incur substantial liabilities and to suspend the manufacture of the products that utilize the patented technologies, and rStar, therefore, could lose access to equipment and technology critical to our business. In addition, Gilat may be required to redesign its products so as not to use the patented technologies. Such redesign, if possible, could result in substantial delays in marketing our and Gilat's products, as well as significant costs to both of us. Gilat intends to vigorously defend against each of these claims.


     In addition, Gilat may from time to time be notified of other claims that Gilat may be infringing patents, copyrights or other intellectual property rights owned by third parties. While Gilat has informed us that it does not believe that it is currently infringing any intellectual property rights of third parties, neither we nor Gilat can assure that Gilat will not, in the future, be subject to claims against it with respect to the alleged infringement of patents, copyrights or other intellectual property rights owned by third parties. In addition, litigation may be necessary to protect Gilat's intellectual property rights and trade secrets, to determine the validity of and scope of the propriety rights of others or to defend against third-party claims of invalidity.


     The ultimate outcome of the lawsuit with GlobeComm Systems is uncertain. Patent litigation is highly complex, diverts the efforts of rStar's and Gilat's management and can extend for a protracted period of time. Accordingly, the expense and diversion of resources associated with this matter could harm rStar's business and financial condition. Accordingly, if any of these events occur, it could result in a substantial reduction in rStar's revenue and could result in losses over an extended period of time.


FAILURE TO MANAGE THE GROWTH OF OUR OPERATIONS COULD HARM OUR BUSINESS AND STRAIN OUR MANAGERIAL, OPERATIONAL AND FINANCIAL RESOURCES.


     We have recently and significantly changed our business model and strategy. Our new business model has placed, and will continue to place, a significant strain on our management and our operating and financial systems, including billing and information systems. We do not have any experience in doing business in Latin America. Our employees, outsourcing arrangements, systems, procedures and controls may be inadequate to support our future operations. In particular, due to the StarBand acquisition, we expect that demands on the network infrastructure and our technical support resources will increase rapidly as our customer base grows. We may therefore experience difficulties meeting a high demand for services in the future or encounter problems in dealing with the customs of various countries in Latin America. In order to meet this demand, we will need to hire, train and retain the appropriate personnel, as well as the third-party service providers we depend on for customer service, to manage our operations. We will also need to adapt our financial and management controls, billing and information systems, reporting systems and operating systems. Our failure to manage growth and expansion effectively, or the failure by one of our service providers to adequately perform its services, could harm our ability to retain or grow our customer base which in turn would harm our business, financial condition and results of operations.

GOVERNMENT REGULATION AFFECTING OUR BUSINESS STRATEGY COULD HARM OUR BUSINESS.


     Domestic and international laws and regulations directly applicable to satellite communications or commerce over the Internet are becoming more prevalent. These laws or regulations may relate to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and the quality of products and services. In addition, these new laws have not yet been significantly interpreted by the courts, and consequently their applicability and reach are not defined. Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership, copyright, defamation, obscenity and personal privacy is uncertain and developing. We may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or Latin America or the application of existing laws and regulations to the Internet could impose significant restrictions, requirements or additional costs on our business, require us to change our operating methods, business strategy, or subject us to additional liabilities and cause the price of our common stock to decline.


WE MAY SUFFER FOREIGN EXCHANGE RATE LOSSES.

     Our international revenues and expenses will be denominated in local currency. Therefore, a weakening of other currencies compared to the U.S. dollar could make our products less competitive in foreign markets and could negatively affect our operating results and cash flows. We do not currently engage in currency hedging activities, although in some instances we will reserve the right to engage in such activities. We have not yet, but may in the future, experience significant foreign currency transaction losses, especially to the extent that we do not engage in currency hedging.


THE SUCCESS OF OUR INTERNATIONAL OPERATIONS FOLLOWING THE STARBAND ACQUISITION IS DEPENDENT ON MANY FACTORS BEYOND OUR CONTROL WHICH COULD ADVERSELY AFFECT OUR ABILITY TO OFFER OUR PRODUCTS AND SERVICES IN LATIN AMERICA AND OUR PROFITABILITY.



     Our international operations in Latin America will increase our exposure to international laws and regulations. If we cannot comply with foreign laws and regulations, which are often complex and subject to variation and unexpected changes, we could incur unexpected costs, delays and potential litigation. For example, the governments of foreign countries might attempt to regulate our products and services or levy sales or other taxes relating to our activities. In addition, foreign countries may confiscate our products or impose tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers, any of which could make it more difficult for us to conduct our business. In addition, our international operations in Latin America are also subject other factors beyond our control, such as political and economic instability, including the current political instability in Argentina.



     Our expansion in foreign markets will require us to respond to rapid changes in market conditions in these countries. Our overall success as an international business will depend, in part, upon our ability to succeed in differing economic, social and political conditions. We may not continue to succeed in developing and implementing policies and strategies that are effective in each location where we expect to do business following the completion of the StarBand acquisition.


BECAUSE WE WILL OPERATE IN FOREIGN COUNTRIES, WE MAY FACE LIABILITY UNDER THE U.S. FOREIGN CORRUPT PRACTICES ACT AND OTHER REGULATIONS.

     We will be subject to the U.S. Foreign Corrupt Practices Act, which generally prohibits U.S. companies and their intermediaries from bribing foreign officials for the purpose of obtaining or maintaining business. As a result, we may be exposed to liability under this Act as a result of past or future actions taken with or without our knowledge by our agents, strategic partners or other intermediaries. For many of our activities, we are also subject to the U.S. foreign export control laws.

BARRIERS TO INTERNATIONAL EXPANSION COULD LIMIT OUR FUTURE GROWTH.


     Expansion of our Latin American operations following the StarBand acquisition will require significant management attention and financial resources. Expenses incurred in expanding international operations might never result in increased revenue. We face certain risks inherent in conducting business internationally, such as:

     - difficulties and costs of staffing and managing international operations;

     - difficulties in recruiting and training an international staff;

     - difficulties in entering into strategic relationships with companies in international markets;

     - language and cultural differences;

     - difficulties in collecting accounts receivable and longer collection periods; and

     - seasonal business activity in certain parts of the world.

Any of these factors could seriously harm our international operations and, consequently, our business.


STARBAND ACQUISITION RELATED ACCOUNTING CHARGES WILL DELAY AND REDUCE OUR PROFITABILITY.



     The StarBand acquisition is being accounted for by us under the "purchase" method of accounting. Under the purchase method, the purchase price of StarBand Latin America will be allocated to the assets and liabilities acquired from StarBand Latin America. As a result, we will incur accounting charges from the StarBand acquisition which will delay and reduce rStar's profitability. These charges are currently estimated to include:



     - amortization of intangible assets estimated to be approximately $1,927,000 amortized over three years; and


     - other costs not currently known.

BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS, YOU MAY LOSE THE ENTIRE AMOUNT OF YOUR INVESTMENT.


     We have never declared or paid any cash dividends on our common stock. Subject to certain limited exceptions, we expect to retain our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Therefore, you will not receive any funds without selling your shares. Under the acquisition agreement, Gilat has agreed not to permit rStar to pay or declare any dividends or other distributions, other than the special cash distributions, for the longer of (x) one year following the closing of the StarBand acquisition or (y) the date on which the rStar's obligation to make the special cash distributions has been satisfied in full or otherwise terminated in accordance with the terms of the acquisition agreement. Further, if approved, rStar's Fourth Amended Certificate of Incorporation will provide that, until such time as rStar has satisfied its obligation to make the special cash distributions, it shall not be permitted to declare or pay any dividend or other distributions on any of its capital stock other than rStar common stock and dividends payable in the form of additional shares of rStar capital stock. We cannot assure you that you will receive a return on your investment when you sell your shares of rStar common stock or that you will not lose the entire amount of your investment.


RISKS RELATED TO OUR INDUSTRY AND TECHNOLOGY

IF WE FAIL TO REMAIN COMPETITIVE WITH RAPID TECHNOLOGICAL ADVANCEMENTS, OUR ABILITY TO ATTRACT NEW OR RETAIN EXISTING CUSTOMERS AND CONTROL OUR COSTS WILL BE HARMED.

     The high-speed Internet access industry is subject to rapid technological change, frequent new service introductions and evolving industry standards. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet evolving standards. We cannot predict the extent to which competitors using existing or currently undeployed methods of delivery of Internet access services will compete with our products and services. Existing, proposed or undeveloped technologies could render our satellite-based telephony, Internet and DTH TV products and services less profitable or less viable than contemplated in our current business plan. In addition, we may not be able to acquire new technologies or respond to technological changes in a timely and cost effective manner.

If we cannot keep our technology competitive, we may not be able to implement our business plan and our ability to attract new or retain existing customers and control our costs will be harmed.


BECAUSE A SYSTEM FAILURE OR BREACH OF NETWORK SECURITY AT ANY OF THE FACILITIES USED IN PROVIDING OUR SERVICES FOLLOWING THE STARBAND ACQUISITION COULD CAUSE DELAYS OR INTERRUPTIONS OF SERVICE TO OUR SUBSCRIBERS, OUR BRAND IMAGE AND REVENUES COULD BE DAMAGED.



     Our operations following the StarBand acquisition will depend, in part, on our ability to support our terrestrial service infrastructure and avoid damage from fires, earthquakes, hurricanes, floods, power losses, excessive sustained or peak user demand and similar events. The occurrence of a natural disaster or other unanticipated problems at earth stations we will rely upon could cause interruptions in the services we provide. Any damage or failure that causes interruptions in our operations could lead to a loss of existing wholesale customers, cause potential customers and their end users to reject our services and result in a significant decrease in our revenues.


     Additionally, our services may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Providers of Internet services have in the past experienced, and may in the future experience, interruptions in service as a result of accidental or intentional actions of Internet users, current and former employees and others. Other technologies similar to our own have been subject to service outages. The consequence of these interruptions in service may also be that some of our partners' end users terminate services we provide and that some potential customers reject our service. Moreover, we may be required to give discounts in connection with service interruptions. Interruptions of service may therefore result in decreased revenues and customer base. Eliminating computer viruses and alleviating other security problems, including problems created by one of our employees or a vendor's employee, may require interruptions, delays or cessation of service to our partners' subscribers.

UNAUTHORIZED ACCESS COULD HARM OUR BUSINESS AND CAUSE US TO LOSE EXISTING CUSTOMERS, DETER POTENTIAL CUSTOMERS AND HARM OUR REPUTATION.

     Unauthorized access could potentially jeopardize the security of confidential information stored in the computer systems of our customers, which might cause our subscribers to bring liability claims against us and also might deter potential customers from using our services. Since our services allow end users to be connected to the Internet at all times, unauthorized users may have a greater ability to access information stored in end users' computer systems. Always-on Internet services may give unauthorized users, or hackers, more and longer opportunities to break into end users' computer or access, misappropriate, destroy or otherwise alter data accessed through the Internet. We are advised that Gilat is currently working to implement data security systems that are designed to protect an end user's computer from unauthorized access through the Internet, but we cannot ensure that the security risks will be eliminated.

WE MAY BE SUBJECT TO LIABILITY FOR INFORMATION RETRIEVED AND REPLICATED BY MEANS OF OUR SERVICES.

     Because our customers' end users will download and redistribute material and we may replicate material or store it on our own network devices in connection with our services, claims may be made against us for defamation, or other theories based on the nature and content of such materials. These types of claims have been brought, and sometimes successfully litigated, against online service providers in the past. Although we carry general liability insurance, our insurance may not cover potential claims of the these types, or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could result in a substantial reduction in our revenue and losses over a significant period of time.

OUR SERVICES AND PRODUCTS ARE SUBJECT TO NUMEROUS GOVERNMENTAL REGULATIONS THAT MAY SIGNIFICANTLY HARM OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN AND RESULT IN A SUBSTANTIAL REDUCTION IN OUR REVENUE.


     Governmental regulations may prevent us from choosing our business partners or restrict our activities following the StarBand acquisition. For example, a particular Latin American country may decide that high-speed data networks used to provide access to the Internet should be made available generally to Internet service providers and may require us to provide our wholesale service to any Internet service providers that request it, including entities that compete with us.

     If we are subject to any additional obligations such as these, we would be forced to comply with potentially costly requirements and limitations on our business activities. This could significantly harm our ability to successfully implement our business plan and result in a substantial reduction in our revenue. Additionally, relevant zoning ordinances may restrict the installation of satellite antennas which might also reduce market demand for our service. Additionally, authorities may increase regulation regarding the potential radiation hazard posed by transmitting earth station satellite antennas' emissions of radio frequency energy which may negatively impact our business plan and revenues.

RISKS RELATED TO OUR CAPITAL STRUCTURE AND COMMON STOCK


OUR COMMON STOCK COULD BE DELISTED FROM THE NASDAQ NATIONAL MARKET.



     Commencing on June 27, 2001, we received a series of notices from the Nasdaq National Market regarding the delisting of our common stock. On August 9, 2001, the Nasdaq Listing Qualification Panel considered our failure to comply with (i) Nasdaq Marketplace Rule 4450(a)(5) that requires a listed company maintain a minimum bid price of at least $1.00 per share; (ii) Nasdaq Marketplace Rule 4450(a)(3) that requires a listed company maintain a minimum of $4,000,000 net tangible assets or $10,000,000 stockholder's equity and (iii) Nasdaq Marketplace Rules 4350(i)(1)(C)(i) and 4350(i)(1)(C)(ii), under which the Nasdaq contended that a vote of rStar's stockholders was necessary in connection with the Spacenet transaction. On December 10, 2001, we were informed that the Nasdaq Listing Qualification Panel had determined not to delist our common stock from the Nasdaq National Market and to close the hearing file. In rendering its favorable opinion, the Panel noted that the Nasdaq had temporarily waived the $1.00 minimum bid price requirement.



     Effective January 2, 2002, Nasdaq has reinstated Nasdaq Marketplace Rule 4450(a)(5) to again require a listed company to maintain a minimum bid price of at least $1.00 per share. Our common stock is currently trading below $1.00 per share. Accordingly, unless our shares begin to trade at or above $1.00 per share, our common stock may again be subject to being delisted in the future.



THE LIQUIDITY OF OUR COMMON STOCK COULD BE IMPAIRED IF SHARES OF OUR COMMON STOCK WERE TO BE DELISTED FROM THE NASDAQ NATIONAL MARKET.



     If, in the future, the shares of our common stock were to be delisted from the Nasdaq National Market, their liquidity will be impaired. Though we could then decide to pursue other alternatives, including seeking to have our common stock quoted on the Over-the-Counter Bulletin Board, or OTC market, if our common stock were to be delisted, these markets provide substantially less liquidity than the Nasdaq National Market, and stocks traded on these markets generally trade with larger spreads between the bid and the ask price, which may cause the trading price of our common stock to decline.



     Also, if we were to decide to seek trading of our common stock on the OTC market, our common stock would be subject to rules under the Exchange Act, which imposes additional requirements on broker-dealers who sell such securities to persons other than established customers and to persons other than "accredited investors." In this context the term "accredited investors" includes individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with their spouses. For transactions covered by such rules, a broker-dealer must make a special suitability determination regarding the purchaser and must have received the purchaser's written consent prior to the sale. This could negatively affect the ability of broker-dealers to sell shares of our common stock and further impair the liquidity of our common stock.

IF DELISTED, OUR SHARES OF COMMON STOCK MAY BE CHARACTERIZED AS PENNY STOCKS, WHICH MAY SEVERELY HARM THEIR LIQUIDITY.



     The SEC has adopted regulations which define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, these rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule relating to the penny stock market. Disclosure is also required to be made about current quotations for the securities and about commissions payable to both the broker-dealer and the registered representative. Finally, broker-dealers must send monthly statements to purchasers of penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The foregoing penny stock restrictions will not apply to our shares of common stock if: they continue to be listed on the Nasdaq National Market; certain price and volume information is publicly available about our shares on a current and continuing basis; and we meet certain minimum net tangible assets or average revenue criteria. Our common stock may not qualify for an exemption from the penny stock restrictions. If the shares of our common stock were subject to the rules on penny stocks, the liquidity of our common stock would be severely harmed.


OUR STOCK PRICE HAS BEEN HIGHLY VOLATILE AND HAS EXPERIENCED A SIGNIFICANT DECLINE, PARTICULARLY BECAUSE OUR BUSINESS DEPENDS ON THE INTERNET, AND MAY CONTINUE TO BE VOLATILE AND DECLINE.


     The trading price of our common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many technology companies, particularly telecommunication and Internet-related companies, and that have often been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Securities class action litigation could result in substantial costs and a diversion of our management's attention and resources.


WE MAY ENGAGE IN FUTURE ACQUISITIONS THAT DILUTE OUR STOCKHOLDERS AND RESULT IN INCREASED DEBT AND ASSUMPTION OF CONTINGENT LIABILITIES.


     As part of our business strategy, we may consider acquisition prospects that would complement our current product offerings, augment our market coverage, enhance our technical capabilities, or otherwise offer growth opportunities. In the event of such future acquisitions, we could: issue equity securities, which would dilute current stockholders' percentage ownership; incur substantial debt; or assume contingent liabilities.



     Such actions by us could have a detrimental effect on our results of operations and/or the price of our common stock. StarBand acquisitions also entail numerous risks, including: difficulties in assimilating acquired operations, technologies, products or personnel; unanticipated costs associated with the acquisition that could materially adversely affect our results of operations; negative effects on our reported results of operations from acquisition related charges and of amortization of acquired technology and other intangibles; diversion of management's attention from other business concerns; adverse effects on existing business relationships with suppliers and customers; risks of entering markets in which we have no or limited prior experience; and potential loss of key employees of acquired organizations.

     PROPOSAL NO. 1 -- THE ACQUISITION AGREEMENT, THE STARBAND ACQUISITION


                             AND THE EXCHANGE OFFER



     The following information describes material aspects of the StarBand acquisition and the exchange offer. It is not intended to be a complete description of all information relating to the StarBand acquisition and the exchange offer and is qualified in its entirety by reference to more detailed information contained in the appendices to this document, including the acquisition agreement. A copy of the acquisition agreement is included as Appendix A and is incorporated herein by reference. You are urged to read the acquisition agreement and other appendices in their entirety.


PAST CONTACTS BETWEEN rSTAR AND GILAT

     rStar was founded in June 1997 and completed its initial public offering in October 1999. On March 19, 2001, it changed its name to rStar Corporation from ZapMe! Corporation.


     Prior to July 2000, rStar's principal focus was on building an advertiser-supported network serving the education market. rStar commenced operations in September 1997 and began offering sponsorships through its proprietary network in December 1998. Over the next several years, rStar built one of the country's largest broadband internet media networks dedicated to education. rStar's network was designed primarily for students aged 13-19 to provide a rich media computer experience that was free and easy to use. rStar provided each school participating in its network with several multimedia personal computers with monitors, a laser printer and free broadband access to its website and to the Internet.



     In order to support its school business, in 1998 rStar began to purchase VSAT (very small aperture terminal) data communications equipment (including satellite uplink equipment and satellite receiver cards) from Gilat. In 1999, the parties expanded their business relationship to cover the purchase of services and equipment from Spacenet, a wholly-owned subsidiary of Gilat. In December 1998 and February 1999, Gilat purchased 548,648 shares of rStar common stock in privately negotiated transactions for $5.00 per share.



     On June 11, 1999, rStar and Spacenet entered into a service agreement whereby Spacenet was to provide rStar with equipment, installation, maintenance and space segment for a fixed fee per school installment. The service agreement provided for a minimum of 500 school sites to be installed within 3-months of the effective date, a minimum 3-year service term per site, and a fixed monthly fee per site. Commencing in July 1999, Spacenet began installing and leasing satellite equipment, as well as providing to rStar the space segment and operation and maintenance services under the service agreement. The service agreement was amended in July 1999 to adjust pricing, and amended in September 1999 to expand Spacenet's responsibilities to provide a complete end-to-end, two way broadband solution and to increase the minimum number of sites to 2,000.


     Sales to rStar by Gilat and its affiliates amounted to $447,000 in 1998, $35,812,192 in 1999 and $26,742,000 in 2000. Gilat provided financing terms for a portion of these sales. Such financing obligations were included in rStar's financial statements as capital lease obligations.


     In 1999, rStar provided advertisement services to Spacenet for which Spacenet paid a total of $360,000. On December 30, 1999, Gilat and rStar entered into an agreement for advertising and consulting services for Gilat and its subsidiaries. The services under this agreement were substantially geared to provide information to assist Gilat in the launch of new satellite-to-home services to be offered by StarBand Communications. rStar provided a beta test network for new product features and development concepts, and StarBand Communications paid for the costs of these services.


     Yoel Gat, a co-founder of Gilat, its Chairman and CEO, was a director of rStar from June 1999 through October 1999. On October 15, 1999, Mr. Gat resigned from rStar's Board of Directors, but Gilat retained observer rights on the Board of Directors, which give Gilat's designee the opportunity to participate in most Board of Directors discussions.


     In February 2000, Spacenet began discussions with rStar regarding technical support of key private network markets of interest to Spacenet. Spacenet informed rStar of its intent to build web-based private networks for a few market segments, combining Gilat's satellite technology with a customized browser to enable e-commerce transactions between small to medium-sized businesses and their suppliers.



     Spacenet provided rStar with specifications for the development of a demonstration system for presentation to potential supplier partners and users. Beginning on April 3, 2000, rStar attended a series of business development meetings sponsored by Spacenet. In the course of these meetings, Spacenet presented its service concept to key suppliers in the food service, automotive repair and pharmacy market segments, and collected market research regarding applications and other technical requirements necessary for these private networks.



     In June 2000, Spacenet delivered to rStar a specification for a customized browser for technical support of the development of Spacenet's proposed private networks. The parties agreed that rStar would be compensated for its technology, based on a revenue share model, to be negotiated prior to conclusion of the first sale.



     As a consequence of and during the above activities, Gilat developed a strong interest to acquire rStar's infrastructure in order to accelerate its entry into developing private networks.



     Since commencement of its school business, rStar's advertising-based revenue model was subject to federal and state legislature challenge by parties seeking to eliminate all advertising in schools.



     In June 2000, rStar began discussing with Gilat potential changes in its traditional education business and the ability to reposition rStar with a focus on the developing private networks in an effort to improve its financial performance. On July 11, 2000, Yoel Gat met with Lance Mortensen and Rick Inatome, at that time rStar's Chairman and CEO, respectively, to discuss the potential acquisition of all or part of rStar by Gilat.


     From July 2000 through September 2000, representatives of Gilat and rStar discussed and reviewed several proposed transactions for Gilat's investment in, or acquisition of, rStar.

     On September 27, 2000, rStar and Gilat decided to effect the transaction by way of a tender offer to acquire 51% of the capital stock of rStar, subject to
(i) final agreement on pricing and other terms, (ii) approval of the contemplated transaction by the Boards of Directors of rStar and Gilat, and
(iii) other customary matters.


     In October 2000, rStar decided that it would no longer accept or present paid commercial messages directed at students, announced its plan to end the free service business model and discontinued the installation of free computer labs for schools. Also in October 2000, rStar announced a shift of its business focus and resources to implement and manage industry-specific private networks for businesses to communicate with their vendors and customers via bi-directional satellite-delivered Internet connections.



     For some time, the Board of Directors and management of rStar have evaluated entering into strategic relationships and considered strategic acquisitions of companies with complimentary businesses and technologies. Since announcing its exit from the school-based model, rStar has focused on exploring a number of potential relationships with its corporate partners, including potential equity investments by Gilat.



     On October 3, 2000, rStar, Gilat and certain principal stockholders of rStar entered into a tender offer agreement pursuant to which Gilat would make a cash tender offer to purchase (at a price of $2.32 per share) up to the number of outstanding shares of rStar common stock, which together with the shares that Gilat beneficially owned, would constitute 51% of the outstanding shares of rStar common stock. Also, under the tender offer agreement, certain principal stockholders granted Gilat an option to purchase their shares of rStar common stock, at an option price of $2.32 per share, to the extent necessary to provide Gilat with beneficial ownership of 51% of the outstanding shares of rStar common stock if less than 51% of the outstanding shares of rStar common stock were tendered in the cash tender offer. Gilat and rStar issued a joint press release announcing the cash tender offer.


     On October 17, 2000, Gilat commenced its cash tender offer.

     On November 27, 2000, Gilat accepted for payment, and paid for, 16,793,752 shares tendered in its cash tender offer. Such shares represented approximately 38% of the outstanding shares of rStar common stock.



     On December 6, 2000, as contemplated by the tender offer agreement and by a letter agreement, dated December 6, 2000, between Gilat and certain principal stockholders of rStar, Gilat exercised its option, in part, to purchase 4,196,550 shares of rStar common stock.



NEGOTIATIONS BETWEEN rSTAR AND GILAT



     Beginning in the middle of December 2000, Mr. Gat first initiated discussions with Mr. Mortensen regarding the possibility of rStar combining its operations with a portion of Gilat's satellite network operations in Latin America. In that regard, on December 19, 2000, December 20, 2000, and January 9, 2001, Messrs. Mortensen and Gat met and held conference calls regarding, among other concepts, the possibility of consolidating portions of Gilat's operations in Latin America into a Gilat subsidiary that would be acquired by rStar.



     On January 5, 2001, Gilat exercised the remainder of its option for shares of rStar common stock, and purchased 879,141 shares of rStar common stock from certain principal stockholders of rStar, as contemplated by the tender offer agreement and the letter agreement. As a result of the shares of rStar common stock purchased in the cash tender offer and pursuant to the option, Gilat beneficially owned approximately 51% of the outstanding shares of rStar common stock. Although Gilat became a majority stockholder of rStar, it did not have any representatives on rStar's Board of Directors until May 21, 2001, as described below.



     On January 10, 2001, Lance Mortensen met with Yoel Gat and Ami Samuels, Vice-President, Broadband Networks of Gilat, and discussed the status of rStar's exit from the school business, the status of its development of private networks, and Gilat's operations in Latin America. Messrs. Mortensen, Gat and Samuels also discussed alternative markets into which rStar could redeploy its assets and expertise and the manner in which Gilat could assist rStar in doing so, including the possibility of a combination of rStar with certain operations of Gilat. Messrs. Gat and Samuels expressed the view that, although rStar did not then operate outside of the United States, rStar's resources and technical expertise in developing and managing private broadband internet networks was a natural fit with Gilat's business of providing satellite-based telephony and internet access services in Latin America. They further expressed the view that, as rStar exited the school market and explored alternative market opportunities, Gilat's Latin American business would provide rStar with an additional source of revenue and enhance the value of rStar's common stock.



     On February 8, 2001, Messrs. Mortensen and Gat met and discussed in further detail the potential for rStar's acquisition of the StarBand Latin America business and the possible structure such a deal would take.


     On February 16, 2001, Mr. Mortensen visited the offices of Gilat Latin America Inc. in Sunrise, Florida and met with senior officers involved in the daily operations and management of Gilat's business activities in Latin America. At the meeting, the parties discussed information with respect to the business model and operations of the StarBand Latin America business, including the risks associated with the economic and political environment in Latin America, the structure of the proposed transactions and the manner by which Gilat would contribute various assets to the newly-formed entity.

     From late February through the end of March 2001, Messrs. Mortensen and Samuels held nearly daily conference calls to discuss the potential structure and terms of the proposed acquisition of the StarBand Latin America business.


     On March 1, 2001, Mr. Mortensen and Michael Arnouse, a director of rStar, met with the financial advisor for Gilat and senior officers of the StarBand Latin America business. During the meeting, Gilat's financial advisor and senior officers of the StarBand Latin America business conducted a presentation at which information with respect to the proposed StarBand Latin America business was distributed and discussed, including Gilat's current operations in Latin America, the risks involved in implementing and providing new technologies in Latin America, the growth strategy and the projected growth of the StarBand Latin America business. The parties discussed the manner in which StarBand Latin America would be formed, including the expected contribution by Gilat and its affiliates of rights to implement, operate and market broadband Internet access services and voice services to consumers and small office and home office subscribers across Latin America, and provide in Latin America a bundled product with direct-to-home television service using a single satellite dish. The parties also discussed Gilat's ongoing commitment to provide in Latin America, through StarBand Latin America, such new technologies and products as Gilat develops and makes available to its affiliates in the United States, including StarBand Communications.



     The parties explored the possibility of increasing stockholder value by undertaking a tender offer for a portion of the outstanding rStar common stock. The parties noted the market price of the rStar common stock and considered whether it would be a prudent use of rStar's financial resources to buy back a portion of the outstanding rStar common stock. The parties discussed the possibility of Gilat participating in a tender offer.



     Following the meeting, Messrs. Mortensen and Arnouse recommended to rStar's Board of Directors that rStar continue discussions and due diligence regarding the proposed acquisition of the StarBand Latin America business. This recommendation was based upon, among other things, the belief that there were meaningful synergies and overlaps between rStar's business and the StarBand Latin America business and that, based upon the financial information provided to them and the projected growth of the Star Band Latin American business, the StarBand Latin America business provided growth opportunities for rStar and its stockholders. They were also of the view that the Latin American business presented an appropriate strategic fit and growth opportunity for rStar in light of rStar's goal of redeploying its school business assets and expertise to alternative markets.



     Throughout March 2001, representatives of rStar held several conference calls with representatives of Gilat and its financial advisor to further review, among other things, the business model and the valuation analysis of the StarBand Latin America business.



     On March 21, 2001, Messrs. Mortensen and Gat held a conference call and agreed that formal discussions should begin with respect to rStar's acquisition of StarBand Latin America. They decided that, in connection with rStar's proposed acquisition of the StarBand Latin America business, rStar should contemporaneously consider the issuance to Spacenet of rStar common stock in exchange for the satisfaction of rStar's approximately $45 million in outstanding capital lease obligation and other accrued liabilities to Spacenet incurred in connection with the 1999 service agreement between rStar and Spacenet described above -- See "Past Contacts Between rStar and Gilat". Messrs. Mortensen and Gat discussed the general parameters of the proposed transactions, including the value of the consideration to be exchanged. They agreed to further discuss the proposed transactions and the acquisition of StarBand Latin America by rStar.



     On or about March 28, 2001, officers and counsel of Gilat and representatives of rStar met to discuss the proposed transactions. rStar and Gilat agreed to a non-binding term sheet outlining a series of transactions, including the proposed issuance of rStar common stock to Gilat in exchange for the cancellation of all or a portion of rStar's outstanding indebtedness to Spacenet; rStar's acquisition of the StarBand Latin America business, and the exchange offer.



     On April 2, 2001, counsel to Gilat provided counsel to rStar with a draft acquisition agreement.



     On April 4, 2001, rStar's Board of Directors formed a special committee of independent directors comprised of Messrs. Appleby and Arnouse to consider the proposed transactions and determined to retain an investment banking firm to evaluate, from a financial point of view, the consideration to be provided for in the proposed transactions. Messrs. Appleby and Arnouse agreed that the criteria for selecting an investment banking firm should include:



     - the investment banking firm's expertise and experience in the telecommunications industry;



     - the reputation of the investment banking firm;



     - the ability of the investment banking firm to meet the special committee's requirements and timelines;



     - consideration of conflicts of interest; and



     - the fees to be charged, given the relative value of any potential transaction.

     Between April 4 and April 5, 2001, representatives of rStar, Gilat and their respective counsel met frequently with each other to discuss and negotiate numerous aspects of the proposed transactions. At this time, the special committee retained CIBC World Markets to evaluate the fairness, from a financial point of view, of the aggregate consideration to be provided for in the StarBand acquisition and related transactions. In retaining CIBC World Markets, Messrs. Appleby and Arnouse were aware and considered that CIBC World Markets previously had performed investment banking services for Gilat, including acting as Gilat's dealer manager in its tender offer for shares of rStar common stock in October 2000. After discussions regarding CIBC World Markets' role in the October 2000 tender offer, which was limited to serving as dealer manager and did not involve participation in negotiations or fuller financial advisory services, the committee determined that no conflict existed. The special committee also believed that, in light of CIBC World Markets' existing knowledge and understanding of Gilat's business, including that in Latin America, CIBC World Markets was able to quickly and efficiently evaluate the aggregate consideration provided for in the StarBand acquisition and related transactions.



     On April 7, 2001, Messrs. Apply, Arnouse and Mortensen discussed with CIBC World Markets the StarBand Latin America business and preliminary matters relating to the proposed transactions. Among other things, they compared the growth opportunities in Latin America to the growth opportunities which might present themselves with respect to other acquisitions or strategic relationships rStar was then in a position to pursue. Particularly in light of Gilat's support for the Latin American transactions, as well as the possibility of simultaneously pursuing the exchange offer, the Board was of the view that rStar should pursue the StarBand Latin America acquisition.



     On April 10, 2001, Mr. Appleby, representing the special committee, and Mr. Mortensen held a conference call with representatives of Gilat regarding the structure of the proposed transactions and the terms of a definitive acquisition agreement. On the same day, Messrs. Appleby and Arnouse and CIBC World Markets discussed due diligence and other matters relating to StarBand Latin America and the proposed transactions.


     On April 15, 2001, Messrs. Mortensen and Gat held further discussions about the proposed transactions.


     On April 18, 2001, Messrs. Appleby and Arnouse and the respective officers and counsel of rStar and Gilat met to continue drafting a definitive acquisition agreement. rStar's counsel advised Messrs. Appleby, Arnouse and Mortensen of their fiduciary obligations in considering the proposed transactions and reviewed with the full Board of Directors the terms of the proposed transactions and the status of the negotiations.



     On April 19, 2001, Messrs. Appleby and Arnouse reviewed, considered, and further evaluated StarBand Latin America and its business, Gilat and the proposed transactions, along with the related documents and agreements relating to the proposed transactions. Also at this meeting, CIBC World Markets reviewed with Messrs. Appleby and Arnouse its financial analysis of the aggregate consideration to be provided for in the StarBand acquisition and related transactions. At that meeting, Messrs. Appleby and Arnouse, along with CIBC World Markets, also reviewed the terms of the proposed issuance to Spacenet of rStar common stock in exchange for rStar's satisfaction of approximately $45 million in outstanding obligations to Spacenet.



     On April 22, 2001, Messrs. Appleby and Arnouse again convened telephonically to consider the proposed transactions. Mr. Mortensen, rStar's legal counsel and CIBC World Markets participated in the telephonic meeting. rStar's legal counsel reviewed with Messrs. Appleby and Arnouse the terms of the proposed transactions. Also at this meeting, CIBC World Markets delivered to the special committee an oral opinion, which was confirmed by delivery of a written opinion dated April 23, 2001, the date on which the acquisition agreement was initially executed, as to the fairness, from a financial point of view, of the aggregate consideration provided for in the StarBand acquisition and related transactions. At the conclusion of the meeting, Messrs. Appleby and Arnouse unanimously approved the proposed transactions and recommended the proposed transactions to the rStar Board of Directors. Thereafter, the entire Board of Directors convened a meeting and discussed the recommendations of the special committee. In considering the proposed transactions, the Board considered, among other things, the anticipated earnings growth of the StarBand Latin America business.

     After a review and discussion of the terms of the proposed transactions, and discussions regarding the financial and other effects of the proposed transactions on rStar and its stockholders, the Board of Directors approved the proposed transactions, including the StarBand acquisition, the exchange offer and the Spacenet transaction. The Board authorized the rStar's officers to finalize and execute a definitive acquisition agreement and any other related documents.



     On April 23, 2001, rStar and Gilat executed and delivered a definitive acquisition agreement, and rStar and Gilat issued a joint press release announcing the proposed transactions. The definitive agreement executed on April 23, 2001 provided for:



     - the acquisition of StarBand Latin America by rStar for 43,103,448 shares of rStar common stock;



     - the StarBand Latin America business to have exclusive rights to the consumer and small office and home office markets in all of Latin America, including Mexico;



     - rStar to commence an exchange offer for shares of rStar common stock, representing 20% of the shares of rStar common stock held by stockholders other than Gilat, in exchange for an aggregate of up to $4,000,000 in cash, or approximately $0.95 per eligible tendered rStar share, and an aggregate of 312,500 Gilat ordinary shares, or approximately .0738 of a Gilat ordinary share for each eligible tendered rStar share. Gilat agreed not to tender any of its shares of rStar common stock in the exchange offer;



     - Gilat to grant rStar an option to acquire the 312,500 Gilat ordinary shares needed for the exchange offer for nominal consideration;



     - the terms by which rStar would satisfy its approximately $45 million outstanding capital lease and other accrued liabilities obligation to Spacenet by way of the issuance of 19,396,552 shares of rStar common stock, as a closing condition to rStar's acquisition of StarBand Latin America; and



     - the right to terminate the acquisition agreement by either party if the transactions were not consummated by September 30, 2001.



     On April 23, 2001, the date on which the acquisition agreement was initially executed, the last reported sale price for Gilat ordinary shares on the Nasdaq National Market was $10.83 per share. Accordingly, if the exchange offer had expired on that date, each share of rStar common stock tendered in the exchange offer would have been exchanged for a combination of cash and Gilat ordinary shares having a value of approximately $1.75, consisting of $0.95 in cash and a fraction of a Gilat ordinary share having a market value of approximately $0.80.



     On April 23, 2001, rStar, Gilat and their respective legal counsel commenced the preparation of the required disclosure documents and the related financial statements.



     On May 21, 2001, rStar and Spacenet closed the Spacenet transaction by delivering 19,396,552 shares of rStar common stock to an affiliate of Spacenet, Gilat Satellite Networks (Holland) B.V in exchange for satisfaction of rStar's approximately $45 million capital lease and other obligations to Spacenet. This transaction, which was described in the April 23, 2001 acquisition agreement, was a condition to the closing of the StarBand acquisition. Although the parties originally anticipated that this transaction would be consummated just prior to the closing of the StarBand acquisition, because stockholder approval was not required or being sought for the consummation of this transaction and because the time it was taking to complete the required disclosure documents and related financial statements was longer than originally expected, the parties elected to close the Spacenet transaction prior to the closing of the StarBand acquisition. Also, at this time, Mr. Samuels and Sasson Darwish were appointed to fill the two vacant seats on rStar's Board of Directors.



     Between July 22, 2001 and July 31, 2001, representatives of rStar and Gilat held numerous telephone conferences to discuss the status of the StarBand Latin America business, the status of the preparation of required financial statements, due diligence matters and the manner in which StarBand Latin America would operate after the closing of the StarBand acquisition. The parties also discussed various business opportunities, including Gilat's operations in Mexico. At that time, Gilat requested that the terms of the StarBand acquisition in the April 23, 2001 acquisition agreement be modified so that StarBand Latin America's right to conduct its business in Mexico would be non-exclusive rather than exclusive. Further, during that period, Gilat requested that, in connection with the exchange offer, rStar increase the consideration paid by it to Gilat upon the exercise of the option for Gilat ordinary shares from nominal consideration to a number of shares of rStar common stock.



     Messrs. Mortensen and Appleby held numerous telephone conferences to consider whether or not rStar should agree to amend the April 23, 2001 acquisition agreement and, if so, what consideration rStar should receive for agreeing to do so. In particular, Messrs. Mortensen and Appleby considered the impact that a non-exclusive, rather than exclusive, arrangement in Mexico could have on StarBand Latin America's projected performance during the next few years. They also considered what additional benefit should be provided to the rStar stockholders in exchange for rStar agreeing to pay additional consideration to Gilat upon exercising the option for Gilat ordinary shares.



     After numerous conference calls, the parties determined that, in consideration for rStar agreeing to Gilat's requested changes, the terms of the transactions would be modified as follows:



     - the number of shares subject to the exchange offer should be increased;



     - in order to provide the rStar stockholders with some assurance that the anticipated performance of the StarBand Latin America business would translate into increased value for the non-Gilat stockholders, rStar would commit to pay a special cash distribution to the rStar stockholders (other than Gilat) if StarBand Latin America did not achieve certain earnings targets for either one or both of the years ending June 30, 2003 and June 30, 2004, the payments of the special cash distributions being guaranteed by Gilat;



     - provide that if the StarBand Latin America business performed extremely well, thereby providing a benefit to rStar stockholders, Gilat would receive additional shares of rStar common stock.



     On July 31, 2001, Messrs. Mortensen and Appleby reported the status of their discussions with Gilat to Mr. Arnouse. The parties discussed the revised terms of the StarBand acquisition, the exchange offer and the option for Gilat ordinary shares, including the impact the proposed changes would have on the non-Gilat stockholders.



     From early July through the end of August, representatives of rStar, Gilat and their respective counsel met frequently with each other to discuss, negotiate and finalize the proposed revisions to the StarBand acquisition and the exchange offer, including exchanging drafts of revisions to the April 23, 2001 acquisition agreement, the master supply and services agreement between StarBand Latin America and Gilat, rStar's Certificate of Incorporation and the option for Gilat ordinary shares.



     On September 7, 2001, the date on which the special committee considered the first amended acquisition agreement, Messrs. Appleby and Arnouse convened telephonically to consider the revised terms of the StarBand acquisition and the exchange offer. Mr. Mortensen, rStar's legal counsel and CIBC World Markets participated in the telephonic meeting. rStar's legal counsel reviewed the revised terms of the StarBand acquisition and the exchange offer. CIBC World Markets delivered to the special committee an oral opinion, which was confirmed by delivery of a written opinion dated September 7, 2001, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio provided for with respect to the StarBand acquisition in the first amended acquisition agreement dated September 7, 2001 was fair, from a financial point of view, to rStar. At the conclusion of the meeting, Messrs. Appleby and Arnouse unanimously approved the revised terms of the StarBand acquisition and the exchange offer and recommended the revised terms to the Board of Directors. Thereafter, the Board of Directors convened a meeting and discussed the recommendations of Messrs. Appleby and Arnouse. After a review and discussion of the revised terms of the StarBand acquisition and the exchange offer, and discussions regarding the financial and other effects of the proposed revised terms on rStar and its stockholders, the Board of Directors approved the revised terms and authorized the officers of rStar to finalize and execute an amendment to the April 23, 2001 acquisition agreement and any other related documents.

     On September 7, 2001, rStar and Gilat and executed and delivered the first amended acquisition agreement and on September 10, 2001 rStar and Gilat issued a joint press release announcing the revised terms of the StarBand acquisition and the exchange offer. The first amended acquisition agreement executed on September 7, 2001 amended the April 23, 2001 acquisition agreement as follows:



     - the StarBand Latin America business will have non-exclusive, rather than exclusive, rights in Mexico.



     - the number of shares of rStar common stock which may be acquired by rStar in the exchange offer was increased from an amount representing 20% of the shares of rStar common stock held by stockholders other than Gilat to 6,315,789, representing approximately 29% of the shares of rStar common stock held by stockholders other than Gilat.



     - the aggregate consideration to be paid for shares of rStar common stock in the exchange offer was increased from $4,000,000 in cash or, approximately $0.95 per eligible tendered rStar share, and 312,500 Gilat ordinary shares, or approximately .0738 of a Gilat ordinary share for each eligible tendered share, to $6,000,000 in cash, or approximately $0.95 per eligible tendered rStar share, and 466,105 Gilat ordinary shares, or approximately .0738 of a Gilat ordinary share for each eligible tendered share.



     - the amount to be paid by rStar upon the exercise of the option to acquire the Gilat ordinary shares needed for the exchange offer was increased from nominal consideration to a number of shares of rStar common stock equal to 60% of the shares of rStar common stock tendered in the exchange offer -- 3,389,473 shares if the maximum number of rStar common stock are tendered in the exchange offer.



     - subject to certain limitations, rStar stockholders, other than Gilat, will be entitled to receive a distribution of up to a total of $10 million in cash, $5 million per year, if StarBand Latin America does not achieve certain earnings targets during the years ending June 30, 2003 and June 30, 2004.



     - subject to certain limitations, Gilat will have the right to receive up to an additional 10,741,530 shares of rStar common stock, 5,370,765 shares per year, if StarBand Latin America achieves certain earnings targets during the years ended June 30, 2003 and June 30, 2004.



     - the right of the rStar stockholders to receive the special cash distribution described above or of Gilat to receive the additional shares of rStar common stock as described above will terminate upon the completion of a firm underwritten public offering of shares of rStar common stock raising gross proceeds to rStar of at least $25 million, with a price of rStar common stock of at least $2.32 per share.



     - since the Spacenet transaction closed on May 21, 2001, the terms of the Spacenet transaction and its inclusion as a closing condition was deleted.



     - the date after which either party has the right to terminate the acquisition agreement if the transactions are not consummated was extended from September 30, 2001 to November 30, 2001.



     On September 7, 2001, the date on which the first amended acquisition agreement was executed, the last reported sale price for Gilat ordinary shares on the Nasdaq National Market was $9.18 per share. Accordingly, if the exchange offer had expired on that date, each share of rStar common stock would have been exchanged for a combination of cash and Gilat ordinary shares having a value of approximately $1.63, consisting of $0.95 in cash and a fraction of a Gilat ordinary share having a market value of approximately $0.68.



     On September 25, 2001, rStar filed its preliminary proxy statement with the SEC relating to the acquisition agreement, among other things. On October 11, 2001, Gilat filed its Registration Statement on Form F-4 with the SEC to register the Gilat ordinary shares for the exchange offer. Each of rStar and Gilat received comments to these filings from the staff of the SEC on November 16, 2001, by which time it was clear to each of rStar and Gilat that the parties would not be in a position to close the StarBand acquisition and the exchange offer by the November 30, 2001 termination date provided for in the first amended acquisition agreement dated September 7, 2001. Accordingly, the parties discussed amending the first amended acquisition agreement in order to extend the termination date.

     Between September 7, 2001, the date on which the first amended acquisition agreement was executed, and November 30, 2001, the market price of the Gilat ordinary shares dropped from $9.18 to a low during that period of $2.00 per share. Accordingly, in considering the terms upon which rStar would be willing to extend the termination date of the StarBand acquisition and the exchange offer, Mr. Mortensen initiated discussions regarding possible adjustments to the terms of the exchange offer.



     During the period from mid-October 2001 through November 30, 2001, Messrs. Mortensen and Appleby had numerous conversations regarding possible modifications to the terms of the StarBand acquisition and the exchange offer which they considered in connection with an extension. Likewise, during that period, Mr. Mortensen had a number of telephone conversations with Mr. Samuels to discuss the possibility of adjusting the financial terms of the exchange offer to conform with the aggregate consideration payable on April 23, 2001 and September 7, 2001.



     On November 28, 2001 and December 11, 2001, Messrs. Mortensen and Gat held telephone conferences to consider the terms on which a further amendment to the first amended acquisition agreement would be agreed upon. Mr. Mortensen requested that Gilat agree that the amount of the cash consideration to be paid in the exchange offer be increased in proportion to the amount by which the price of the Gilat ordinary shares was less than $12.00 per share (the approximate price of the Gilat ordinary shares on April 23, 2001). In response, Mr. Gat requested that the amount of cash be proportionately decreased to reflect any amount by which the price of the Gilat ordinary shares exceeded $12.00 per share. Mr. Gat also requested that, in addition to an underwritten public offering, rStar's obligation to pay the special cash distribution terminate if rStar is able to raise $100 million in a private transaction at a price per share of at least $1.00. Further, Mr. Gat requested that certain clarifying changes be made to the agreements regarding the non-exclusive rights of StarBand Latin America in Mexico.



     On December 12, 2001, Mr. Mortensen reported on the status of his discussions with Gilat to Messrs. Appleby and Arnouse. The parties discussed the proposed revisions to the terms of the StarBand acquisition and the exchange offer, including the impact the proposed changes would have on the non-Gilat stockholders.



     From mid-December 2001 through December 31, 2001, rStar and Gilat and their respective counsel exchanged drafts and held frequent conference calls in order to finalize the details of the proposed revisions to the exchange offer and the StarBand acquisition.



     On December 21, 2001, Messrs. Apply and Arnouse convened telephonically to consider the revised terms of the StarBand acquisition and the exchange offer. Mr. Mortensen and rStar's legal counsel participated in the telephonic meeting. rStar's legal counsel reviewed the proposed revised terms of the StarBand acquisition and the exchange offer, and at the conclusion of the meeting, Messrs. Appleby and Arnouse unanimously approved the revised terms of the StarBand acquisition and the exchange offer and recommended the revised terms of StarBand acquisition and the exchange offer to the Board of Directors. Thereafter, the Board of Directors convened a meeting and discussed the recommendations of Messrs. Appleby and Arnouse. CIBC World Markets was not requested to, and it did not, participate in this meeting or update its opinion dated September 7, 2001 to the special committee given that the financial terms of the StarBand acquisition were not modified in any material manner and the financial terms of the exchange offer, as revised in the second amended acquisition agreement, provided for aggregate consideration to the rStar stockholders consistent with the financial terms approved by the Board and the special committee on September 7, 2001. After a review and discussion of the revised terms of the StarBand acquisition and the exchange offer, and discussions regarding the financial and other effects of the proposed revised terms on rStar and its stockholders, the Board of Directors approved the revised terms and authorized the officers of rStar to finalize and execute a second amendment to the acquisition agreement and related documents.



     On December 31, 2001, rStar and Gilat executed and delivered the second amended acquisition agreement, and on January 2, 2002, rStar and Gilat issued a joint press release announcing the revised terms of the StarBand acquisition and the exchange offer. The second amended acquisition agreement executed on December 31, 2001 amended the first amended acquisition agreement dated September 7, 2001 as follows:



     - Rather than .0738 of a Gilat ordinary share and $0.95 in cash, each share of rStar common stock tendered in the exchange offer will be exchanged for .0738 of a Gilat ordinary share and between $0.32 and $1.58 in cash. The cash consideration will be determined as follows:



        - If the average closing market price of the Gilat ordinary shares during the 10 trading days preceding the fifth day prior to the expiration of the exchange offer is $12.00 per share, rStar will pay $0.95 per rStar share -- a total of $6 million assuming that the maximum number of shares of rStar common stock are acquired by rStar in the exchange offer.



        - If the average closing market price of the Gilat ordinary shares during the 10 trading days preceding the fifth day prior to the expiration of the exchange offer is less than $12.00 per share, the amount of cash paid by rStar will be proportionately increased based upon the shortfall up to a maximum of $1.58 per rStar share -- a total of $10 million assuming that the maximum number of shares of rStar common stock are acquired by rStar in the exchange offer.



        - If the average closing market price of the Gilat ordinary shares during the 10 trading days preceding the fifth day prior to the expiration of the exchange offer is greater than $12.00 per share, the amount of cash paid by rStar will be proportionately decreased based upon the excess down to a maximum of $0.32 per rStar share -- a total of $2 million assuming that the maximum number of shares of rStar common stock are acquired by rStar in the exchange offer.



     - In addition to the underwritten public offering described above, the right of the rStar stockholders to receive the special cash distribution and the right of Gilat to receive any additional shares of rStar common stock will terminate upon the closing by rStar of a sale in a single transaction of shares of rStar common stock to a third party purchaser other than Gilat and its corporate affiliates raising gross proceeds of at least $100 million, with a price of rStar common stock of at least $1.00 per share, and at least 60% of such gross proceeds must be in the form of cash.



     - The agreements clarified the parties' understanding that, in Mexico, rStar shall have only limited non-exclusive rights to provide Gilat's products and services.



     - The date after which either party has the right to terminate the acquisition agreement if the transactions are not consummated was extended from November 30, 2001 to May 31, 2002.



     The average closing market price of the Gilat ordinary shares for the 10 trading days preceding the fifth day prior to the date of this proxy statement
was $          . Also, the last reported sales price for Gilat ordinary shares on the Nasdaq National Market prior to the date of this proxy statement was
[$          ]. Accordingly, if the exchange offer had expired as of the date of this proxy statement, based on the formula referred to above, each outstanding share of rStar common stock properly tendered in the exchange offer would be exchanged for a combination of cash and Gilat ordinary shares having a value of
approximately [$          ], consisting of [$1.58] in cash and a fraction of a
Gilat ordinary share having a market value of approximately [$          ].



rSTAR'S BOARD OF DIRECTORS RECOMMENDATION AND REASONS FOR THE PROPOSED STARBAND ACQUISITION AND EXCHANGE OFFER



     rStar's Board of Directors, based upon, among other things, the recommendation of a special committee comprised of independent directors, has approved the acquisition agreement and determined that the StarBand acquisition and the exchange offer are fair to, and in the best interests of, rStar stockholders. In the offer to exchange/prospectus delivered together with this proxy statement, rStar's Board of Directors has recommended approval of the acquisition agreement and the transactions it contemplates, including the StarBand acquisition and the exchange offer.

     rStar entered into the proposed transactions, specifically the StarBand acquisition, to acquire an operating business in the satellite-based telephony and Internet access services industry in Latin America. The Board of Directors determined that following the consummation of the proposed transactions, rStar would have the potential to realize long-term improved operating results and a stronger competitive position. The Board of Directors has approved the acquisition agreement and the proposed transactions contemplated thereby and has identified several potential benefits from the proposed transactions that should contribute to the success of rStar and create better value for its stockholders. The Board of Directors believes that the StarBand Latin America business, along with the contributions made to StarBand Latin America by Gilat and certain of its affiliates, will provide an opportunity for rStar to redeploy its assets and expertise in the school business, enable rStar to enter into a market that has a great deal of potential and will provide rStar with many benefits including:



     - The opportunity to offer products and services in Latin America and accelerate the development of new product initiatives. Since rStar stopped building an advertiser-supported network serving the education market, rStar has been seeking to develop new business opportunities. Acquiring the StarBand Latin America business will allow rStar to offer satellite-based telephony and Internet access services instantly in the high-growth Latin American market and depending upon market conditions in a particular country, develop and offer new products and services.



     - Increased capacity across the entire organization through the addition of approximately 90 experienced StarBand Latin America employees. rStar has reduced its operations substantially since October 2000. The StarBand Latin America business is expected to enable rStar to acquire a significant amount of skilled employees with proven capabilities and allow it to develop new business opportunities.



     - Gilat's experience in the development of voice and data services and its existing relationships with Latin American partners. Gilat has significant amount of experience in providing telecommunications products and services based upon VSAT (very small aperture terminal) satellite network technology using advanced satellite-based technology to customers across six continents, including Latin America. Gilat and its subsidiaries also have developed contacts and relationships with partners in various Latin American countries. Acquiring the StarBand Latin America business should enable rStar to benefit from Gilat's experience and its relationships with Latin American partners and to penetrate the Latin American market to a greater degree that rStar could on its own.



     - The likelihood of realizing superior benefits through the expansion into the growing Latin American Internet market. It is reported that Internet use in Latin America is increasing at 35% annually. The Board of Directors believe that accessing the Latin American Internet market should diversify the rStar's revenue base and provide long-term growth possibilities that may be superior to those presented in the United States. The StarBand acquisition is expected to be accretive to rStar's revenues and earnings.



     - The expectation that the StarBand acquisition would yield a stronger management team for rStar. Currently, Gilat management has significant amount of experience in providing satellite-based telecommunication products and services. As part of the StarBand acquisition, Gilat has appointed two of the current members of the Board of Directors and has nominated three additional Board members. rStar expects to capitalize on Gilat's management's proven track record and access some of Gilat's human capital to develop its expansion into Latin America.



     In connection with its deliberations, the Board of Directors and the special committee reviewed a number of additional positive factors relevant to the proposed transactions. The material factors include:



     - The Board of Directors' belief that the aggregate consideration in the second amended acquisition agreement dated December 31, 2001 is favorable given the recent trading prices and trading volume of rStar common stock, which the Board of Directors believes have limited the liquidity of rStar's stockholders. The aggregate consideration of [ ] per share
      constitutes a      % premium over the
      average closing price of the rStar common stock for the        month
      period ended on           , 2001.



     - The financial protection to be afforded to rStar's stockholders, other than Gilat and its corporate affiliates, by the terms of the special cash distribution. As described in the section captioned "The Acquisition Agreement -- Special Cash Distribution," each rStar stockholder, other than Gilat, may be entitled to receive a special cash distribution of up to a total of $10 million in cash, $5 million per year, during the years ending June 30, 2003 and June 30, 2004.



     - The high likelihood that the transactions would be consummated. The StarBand acquisition and the exchange offer are not conditioned on any financing contingency and the special committee and the Board considered the fact that Gilat has the financial capacity to consummate each of these transactions expeditiously.



     - Diversification of technologies and product portfolio offerings that would result from the StarBand acquisition. The StarBand acquisition should allow rStar to offer a more comprehensive product line and expand its sales than if rStar attempted to enter the Latin American market on its own.



     - Access to greater financial resources allowing rStar to develop a greater range of products. As of December 31, 2001, rStar's market capitalization was approximately $24,883,000 and its public float was approximately 15,300,000. The Board of Directors recognized that companies with low market capitalization and low public float generally have difficulty attracting financing. Completing the StarBand acquisition and the exchange offer should allow rStar greater access to the capital markets.



     - The opportunity the exchange offer affords rStar's stockholders to reduce their exposure to the risks associated with the uncertainty of implementing a new business plan. As described in the offer to exchange/prospectus, in the exchange offer, rStar's stockholders have the ability to tender their shares of rStar common stock and receive 0.0738 of a Gilat ordinary share and between $0.32 and $1.58 in cash, depending on the market price of the Gilat ordinary shares prior to the expiration of the exchange offer. Given the historical trading price of the rStar common stock, as of the date of this proxy statement, the aggregate consideration that would be received in the exchange offer for each outstanding share of
      rStar common stock represents a premium of approximately      % over the
      average closing price of the rStar common stock for the        month
      period ended on           , 2001. In addition, the Gilat ordinary shares
      to be issued in the exchange offer may provide better liquidity than the shares of rStar common stock.



     - The opinion dated September 7, 2001 of CIBC World Markets addressed to the special committee as to the fairness, from a financial point of view and as of that date, to rStar of the exchange ratio provided for in the StarBand acquisition in the first amended acquisition agreement dated September 7, 2001, as more fully described below under the heading "Opinion of CIBC World Markets Corp." The Board of Directors expressly adopts the discussion contained therein.



     The Board of Directors also considered a variety of potentially negative factors in its deliberations concerning the proposed transactions. The material negative factors include:



     - The loss of control over the future operations of rStar due to the resignations of three current members of the Board of Directors and the President and Chief Executive Officer of rStar. As part of the StarBand acquisition, Lance Mortensen, Charles Appleby and Michael Arnouse will tender their resignations at the closing of the StarBand acquisition. Two of the current Board of Directors who are standing for election were nominated by Gilat and Gilat has nominated three new board members to our Board of Directors. Gilat will therefore be able to exercise total control over all such matters such as the election of our directors and other fundamental corporate transactions such as mergers, asset sales and the sale of rStar. See "Risks Related to the StarBand Acquisition and the Exchange Offer," "Proposal No. 3," "Proposal No. 4," and "Proposal No. 5" for further details.



     - The influence exerted by Gilat over rStar since it currently beneficially owns approximately 65.5% of the outstanding shares of rStar common stock and its beneficial ownership of shares of rStar common stock would increase upon consummation of the StarBand acquisition and the exchange offer. See "Risks Related to the StarBand Acquisition and the Exchange Offer," "Proposal No. 3," "Proposal No. 4," and "Proposal No. 5" for further details.



     - The risks associated with the expansion of rStar's operations into a new field and into the Latin American markets. rStar currently does not have any operations in Latin America. Through the StarBand acquisition, rStar expects to expand its business and enter the Latin America market. See "Risks Related to Our Operation after the Closing of the StarBand Acquisition" for some of the risk associated with rStar's expansion into Latin America.



     - The additional share consideration which may be issued to Gilat if certain conditions are met. As described in the section captioned "The Acquisition Agreement -- Additional Share Consideration," Gilat and its subsidiaries have the right to receive up to an additional 10,741,530 shares of rStar common stock if StarBand Latin America achieves certain earning targets over the next three years.



     - The risk that rStar will not financially be able to make the special cash distribution when it comes due.



     - The risk that the benefits associated with the StarBand acquisition and the exchange offer may not be achieved. As with all transactions of this nature, it is difficult to predict the success of the transactions and the ability of rStar to successfully execute StarBand Latin America's business plan. See some of the risks associated with the StarBand acquisition under the heading "Risk Factors."



     After reviewing these potentially negative factors, the Board of Directors and the special committee concluded that they were outweighed by the positive factors described above and accordingly determined that the proposed transactions were fair to, and in the best interests of rStar and its stockholders. The Board of Directors also considered the actual and potential conflicts of interest described below under the heading "The StarBand Acquisition Agreement -- Interests of Certain Persons in the StarBand Acquisition and the Exchange Offer." In view of the wide variety of factors considered by the Board of Directors, they did not find it practicable to quantify, or otherwise attempt to assign relative weights to, the specific factors considered in making their determination. Consequently, the Board of Directors did not quantify the assumptions and results of their analysis in reaching their determination that the proposed transactions were fair to, and in the best interests of, rStar and its stockholders. In addition, it is possible that different members of the Board of Directors assigned different weights to the various factors described above.


OPINION OF CIBC WORLD MARKETS CORP.


     The special committee engaged CIBC World Markets to evaluate the fairness, from a financial point of view, to rStar of the exchange ratio provided for in the StarBand acquisition. On September 7, 2001, at a telephonic meeting of the special committee held to evaluate the revised terms of the StarBand acquisition and the exchange offer contained in the first amended acquisition agreement, CIBC World Markets rendered to the special committee an oral opinion, which was confirmed by delivery of a written opinion dated September 7, 2001, to the effect that, as of that date and based on and subject to the matters described in the opinion, the exchange ratio provided for in the StarBand acquisition in the first amended acquisition agreement was fair, from a financial point of view, to rStar. For purposes of CIBC World Markets' analyses and opinion, the exchange of 43,103,448 shares of rStar common stock for all outstanding capital stock of StarBand Latin America is referred to as the exchange ratio. The opinion of CIBC World Markets also addressed the fairness, from a financial point of view, of the exchange offer consideration provided for in the first amended acquisition agreement dated September 7, 2001. For a summary description of those aspects of CIBC World Markets' opinion, and the underlying financial analyses, relating to the exchange offer, stockholders should refer to rStar's offer to exchange/prospectus delivered together with this proxy statement.



     The full text of CIBC World Markets' written opinion dated September 7, 2001 regarding the StarBand acquisition, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached to this proxy statement as Appendix B. CIBC WORLD MARKETS' OPINION IS ADDRESSED TO THE SPECIAL COMMITTEE AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO PROVIDED FOR IN THE STARBAND ACQUISITION. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE STARBAND

ACQUISITION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE STARBAND ACQUISITION OR RELATED TRANSACTIONS. THE SUMMARY OF CIBC WORLD MARKETS' OPINION PRESENTED BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. YOU ARE ENCOURAGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.


     In arriving at its opinion, CIBC World Markets:


     - reviewed the first amended acquisition agreement and related documents, including forms of the master services and supply agreement between Gilat and StarBand Latin America and the option agreement for Gilat ordinary shares attached as exhibits to the first amended acquisition agreement;


     - reviewed audited financial statements of rStar and Gilat for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000;

     - reviewed unaudited financial statements of rStar and Gilat for the six months ended June 30, 2001;

     - reviewed financial forecasts and other information relating to rStar and StarBand Latin America provided to or discussed with CIBC World Markets by the managements of rStar and Gilat and reviewed and discussed with the management of Gilat publicly available financial forecasts relating to Gilat;


     - reviewed historical market prices and trading volumes for rStar common stock and Gilat ordinary shares;


     - held discussions with rStar's and Gilat's senior managements and other representatives with respect to the businesses and prospects for future growth of rStar, Gilat and StarBand Latin America;

     - reviewed and analyzed publicly available financial data for companies CIBC World Markets deemed comparable to rStar, Gilat and StarBand Latin America;


     - performed discounted cash flow analyses of rStar, Gilat and StarBand Latin America using assumptions of future performance prepared or discussed with CIBC World Markets by rStar's and Gilat's managements;


     - reviewed public information concerning rStar, Gilat and StarBand Latin America; and

     - performed other analyses and reviewed and considered other information and factors as CIBC World Markets deemed appropriate.


     In rendering the opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information that rStar, Gilat and their employees, representatives and affiliates provided to or discussed with CIBC World Markets. With respect to the financial forecasts and other information relating to rStar and StarBand Latin America, which the managements of rStar and Gilat provided to or discussed with CIBC World Markets, CIBC World Markets assumed, at the direction of rStar's and Gilat's managements, without independent verification or investigation, that the forecasts and information were reasonably prepared on bases reflecting the best available information, estimates and judgments of rStar's and Gilat's managements as to the future financial condition and operating results of rStar and StarBand Latin America, as the case may be. With respect to publicly available financial forecasts relating to Gilat, which CIBC World Markets reviewed and discussed with Gilat's management, CIBC World Markets assumed, at the direction of Gilat's management, without independent verification or investigation, that the forecasts were prepared on bases reflecting reasonable estimates and judgments as to the future financial condition and operating results of Gilat. CIBC World Markets relied, at the direction of rStar's and Gilat's managements, without independent verification and investigation, on the assessments of rStar's and Gilat's managements as to StarBand Latin America's existing and future technology and products and the risks associated with its technology and products. CIBC World Markets assumed, with rStar's consent, that in the course of obtaining the necessary regulatory or third party approvals and consents for the StarBand acquisition and related transactions, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on rStar or StarBand Latin America or the contemplated benefits to rStar of the StarBand acquisition and related transactions. CIBC World Markets also assumed, with rStar's consent, that the StarBand acquisition and other transactions contemplated by the first amended acquisition agreement and related documents would be consummated in all material respects in accordance with their terms, without waiver, modification or amendment of any material conditions or agreements.



     CIBC World Markets did not make or obtain any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of rStar, Gilat, StarBand Latin America or affiliated entities. CIBC World Markets expressed no opinion as to rStar's, Gilat's or StarBand Latin America's underlying valuation, future performance or long-term viability, or the prices at which rStar common stock or Gilat ordinary shares would trade upon or after announcement or consummation of the StarBand acquisition or related transactions. CIBC World Markets did not express any view as to, and its opinion does not address, the underlying business decision of rStar to effect the StarBand acquisition or related transactions. CIBC World Markets was not requested to consider the relative merits of the StarBand acquisition or related transactions as compared to any alternative business strategies that might exist for rStar or the effect of any other transaction in which rStar might engage. In connection with CIBC World Markets' engagement, CIBC World Markets was not requested to, and CIBC World Markets did not, participate in the negotiation or structuring of the StarBand acquisition or related transactions. CIBC World Markets' opinion was necessarily based on the information available to it and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets as of the date of its opinion. Although subsequent developments may affect its opinion, CIBC World Markets does not have any obligation to update, revise or reaffirm its opinion. The special committee imposed no other instructions or limitations on CIBC World Markets with respect to the investigations made or the procedures followed by CIBC World Markets in rendering its opinion.



     This summary is not a complete description of CIBC World Markets' opinion to the special committee or the financial analyses performed and factors considered by CIBC World Markets in connection with its opinion, but rather describes material aspects of the opinion and the material financial analyses underlying such opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. CIBC World Markets believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying CIBC World Markets' analyses and opinion.



     In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond rStar's, Gilat's and StarBand Latin America's control. No company, transaction or business used in the analyses as a comparison is identical to rStar, Gilat, StarBand Latin America or the StarBand acquisition, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.


     The estimates contained in CIBC World Markets' analysis and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, CIBC World Markets' analyses and estimates are inherently subject to substantial uncertainty.


     The type and amount of consideration payable in the StarBand acquisition and related transactions was determined by rStar or through negotiation between rStar and Gilat and the decision to enter into the StarBand acquisition and related transactions was solely that of the Board of Directors and special committee. CIBC World Markets' opinion and financial analyses relating to the StarBand acquisition were only one of many factors considered by the special committee in its evaluation of the StarBand acquisition and should not be viewed as determinative of the views of rStar's Board of Directors the special committee or management with respect to the StarBand acquisition or related transactions or the consideration provided for in the StarBand acquisition or related transactions.



     The following is a summary of the material financial analyses underlying CIBC World Markets' opinion dated September 7, 2001 to the special committee with respect to the StarBand acquisition. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CIBC WORLD MARKETS' FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CIBC WORLD MARKETS' FINANCIAL ANALYSES.


  EXCHANGE RATIO ANALYSIS


     Using the implied equity reference ranges derived for StarBand Latin America from the "Selected Companies Analysis," "Premiums Paid Analysis" and "Discounted Cash Flow Analysis" described below under the caption "StarBand Latin America Analysis" and the average of the per share implied equity reference ranges derived for rStar from the "Selected Companies Analysis" and "Discounted Cash Flow Analysis" described below under the caption "rStar Analysis," CIBC World Markets calculated implied exchange ratio reference ranges. CIBC World Markets then compared these implied exchange ratio reference ranges to the exchange ratio provided for in the StarBand acquisition. This analysis indicated the following approximate implied exchange ratio reference ranges, as compared to the exchange ratio provided for in the StarBand acquisition of approximately 43.1 million shares of rStar common stock in exchange for all of the outstanding capital stock of StarBand Latin America:


                                                              IMPLIED EXCHANGE RATIO
                                                                  REFERENCE RANGE
                                                           -----------------------------
StarBand Latin America Selected Companies Analysis/
  rStar Analysis........................................     25.5 million - 38.8 million
StarBand Latin America Premiums Paid Analysis/ rStar
  Analysis..............................................     36.8 million - 55.9 million
StarBand Latin America Discounted Cash Flow Analysis/
  rStar Analysis........................................   161.6 million - 310.8 million

  STARBAND LATIN AMERICA ANALYSIS


     Selected Companies Analysis. CIBC World Markets performed a selected companies analysis for StarBand Latin America in order to derive a range of implied trading multiples of other publicly traded companies in StarBand Latin America's industry, which range was then used to derive an implied equity reference range for StarBand Latin America. In this analysis, CIBC World Markets compared financial and stock market information for StarBand Latin America and the following eight selected publicly held companies in the emerging telecommunication and Latin American wireless industries:



    EMERGING TELECOMMUNICATION COMPANIES              LATIN AMERICAN WIRELESS COMPANIES
---------------------------------------------   ---------------------------------------------
- America Online Latin America, Inc.            - Tele Celular Sul Participacoes S.A.
- AT&T Latin America Corp.                      - Telemig Celular Participacoes S.A.
- IMPSAT Fiber Networks, Inc.                   - Tele Nordeste Celular Participacoes S.A.
- Tricom, S.A.                                  - Tele Norte Celular Participacoes S.A.



     CIBC World Markets reviewed enterprise values, calculated as equity market value plus net debt, as multiples of calendar years 2001 and 2002 estimated revenues and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. CIBC World Markets also reviewed equity market values as a multiple of calendar years 2001 and 2002 estimated net income. All multiples were based on closing stock prices on September 5, 2001. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for StarBand Latin America were based on internal estimates of Gilat's management.

     CIBC World Markets then applied a range of selected multiples of calendar years 2001 and 2002 estimated revenues, EBITDA and net income derived from the selected companies to corresponding financial data of StarBand Latin America in order to derive an implied equity reference range for StarBand Latin America. This analysis indicated an implied equity reference range for StarBand Latin America, after applying a 50% liquidity discount, of approximately $17.5 million to $23.4 million.


     Premiums Paid Analysis. CIBC World Markets performed a premiums paid analysis for StarBand Latin America in order to derive an average of the implied premiums in selected stock-for-stock transactions, which average was then used to derive an implied equity reference range for StarBand Latin America. In this analysis, CIBC World Markets reviewed the purchase prices and implied premiums payable in selected stock-for-stock transactions in the technology industry announced from August 31, 1999 to August 31, 2001. For each of the selected transactions, CIBC World Markets reviewed the premium implied in the transaction based on the target company's closing stock price one trading day, one week and four weeks, prior to public announcement of the transaction. CIBC World Markets then applied the median of the average premiums derived from the selected transactions to the implied equity reference range derived for StarBand Latin America based on the "Selected Companies Analysis" described above. This analysis indicated an implied equity reference range for StarBand Latin America, after applying a 50% liquidity discount, of approximately $25.3 million to $33.7 million.



     Discounted Cash Flow Analysis. CIBC World Markets performed a discounted cash flow analysis of StarBand Latin America in order to derive an implied equity reference range for StarBand Latin America based on the present value of the free cash flow that StarBand Latin America could generate in the future. In this analysis, CIBC World Markets calculated the present value of the unlevered, after-tax free cash flows that StarBand Latin America could generate for the second half of fiscal year 2001 through the end of fiscal year 2005, based on internal estimates of Gilat's management. CIBC World Markets calculated a range of estimated terminal values by applying perpetuity growth rates ranging from 2.0% to 4.0% to StarBand Latin America's estimated fiscal year 2005 free cash flow into perpetuity. The present value of the estimated cash flows and terminal values were calculated using discount rates ranging from 17.0% to 21.0%. This analysis indicated an implied equity reference range for StarBand Latin America, after applying a 50% liquidity discount, of approximately $111.0 million to $187.4 million.


  rSTAR ANALYSIS


     Selected Companies Analysis. CIBC World Markets performed a selected companies analysis for rStar in order to derive a range of implied trading multiples of other publicly traded companies in rStar's industry, which range was then used to derive an implied equity reference range for rStar. In this analysis, CIBC World Markets compared financial and stock market information for rStar and the following 12 selected publicly held companies in the eLearning, traditional education and outsourcing/systems integration industries:


       ELEARNING                TRADITIONAL EDUCATION         OUTSOURCING/SYSTEMS INTEGRATION
-----------------------  -----------------------------------  -------------------------------
- Centra Software, Inc.  - DeVry Inc.                         - eCollege.com
- Click2learn.com, Inc.  - ITT Educational Services, Inc.     - Sapient Corporation
- DigitalThink, Inc.     - Learning Tree International, Inc.  - The Network Group, Inc.
- Mentergy Ltd.          - Sylvan Learning Systems, Inc.
- SkillSoft Corporation

     CIBC World Markets reviewed enterprise values as multiples of calendar years 2001 and 2002 estimated revenues and EBITDA. CIBC World Markets also reviewed equity market values as a multiple of calendar years 2001 and 2002 estimated earnings per share, commonly referred to as EPS. All multiples were based on closing stock prices on September 5, 2001. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for rStar were based on internal estimates of rStar's management.

     CIBC World Markets then applied a range of selected multiples of calendar years 2001 and 2002 estimated revenues, EBITDA and EPS derived from the selected companies to corresponding financial data of rStar in order to derive an implied equity reference range for rStar. This analysis indicated an implied equity reference range for rStar of approximately $0.77 to $0.85 per share.


     Discounted Cash Flow Analysis. CIBC World Markets performed a discounted cash flow analysis of rStar in order to derive an implied equity reference range for rStar based on the present value of the free cash flow that rStar could generate in the future. In this analysis, CIBC World Markets calculated the present value of the unlevered, after-tax free cash flows that rStar could generate, for the second half of fiscal year 2001 through the end of fiscal year 2005, based on internal estimates of rStar's management. CIBC World Markets calculated a range of estimated terminal values by applying EBITDA terminal value multiples ranging from 8.0x to 10.0x to rStar's estimated EBITDA for fiscal year 2005. The present value of the estimated cash flows and terminal values were calculated using discount rates ranging from 16.0% to 20.0%. This analysis indicated an implied equity reference range for rStar of approximately $0.44 to $0.52 per share.


  PRO FORMA MERGER ANALYSIS


     CIBC World Markets performed a pro forma merger analysis in order to determine the potential effect of the StarBand acquisition on rStar's estimated EPS and cash EPS. In this analysis, CIBC World Markets analyzed the potential pro forma effect of the StarBand acquisition on rStar's estimated EPS and cash EPS in fiscal years 2002, 2003 and 2004, based on internal estimates for rStar and StarBand Latin America provided by the managements of rStar and Gilat. Based on the exchange ratio provided for in the StarBand acquisition, this analysis indicated that the StarBand acquisition could be dilutive to, or result in a decrease in, rStar's estimated EPS in fiscal year 2002 and accretive to, or result in an increase in, rStar's estimated EPS in fiscal years 2003 and 2004 and estimated cash EPS in fiscal years 2002, 2003 and 2004. The actual results achieved by the combined company may vary from estimated results and the variations may be material.


  CONTRIBUTION ANALYSIS


     CIBC World Markets performed a contribution analysis in order to determine a percentage range of selected operational metrics of the combined company attributable to rStar immediately upon completion of the StarBand acquisition, for purposes of comparing the implied percentage range with rStar's percentage of equity ownership in the combined company and the percentage of the combined company's enterprise value attributable to rStar. In this analysis, CIBC World Markets analyzed the relative contributions of rStar and StarBand Latin America to the combined company's estimated revenues, EBITDA, earnings before interest and taxes, commonly referred to as EBIT, and net income for fiscal years 2001 through 2003, based on internal estimates for rStar and StarBand Latin America provided by the managements of rStar and Gilat. CIBC World Markets then compared the percentage contributions of rStar to these operational metrics to the percentage equity ownership of its stockholders in the combined company and the percentage that rStar will constitute of the combined company's enterprise value immediately upon completion of the StarBand acquisition. Based on the exchange ratio provided for in the StarBand acquisition, this analysis indicated the following implied contribution reference ranges for rStar, as compared to the percentage equity ownership of its stockholders in the combined company and the percentage that rStar will constitute of the combined company's enterprise value, immediately upon completion of the StarBand acquisition:


                          rSTAR'S IMPLIED CONTRIBUTION
                                REFERENCE RANGE

                                 10.6% to 28.6%

                             rSTAR'S IMPLIED EQUITY
                              OWNERSHIP PERCENTAGE

                                     59.7%

                           rSTAR'S IMPLIED ENTERPRISE
                                   PERCENTAGE

                                     54.5%

     Other Factors. In rendering its opinion, CIBC World Markets also reviewed and considered other factors, including:


     - the 52-week historical trading ranges for rStar common stock; and



     - the relationship between movements in rStar common stock, movements in the common stock of selected eLearning companies, traditional education companies and outsourcing/systems integration companies, and movements in the Nasdaq Composite Index.


  MISCELLANEOUS

     rStar has agreed to pay CIBC World Markets an aggregate fee of $750,000 for its opinion services. In addition, rStar has agreed to reimburse CIBC World Markets for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify CIBC World Markets and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.


     The special committee selected CIBC World Markets based on CIBC World Markets' reputation and expertise. CIBC World Markets is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. CIBC World Markets in the past has provided services to Gilat unrelated to the StarBand acquisition and related transactions, including acting as a dealer manager in connection with Gilat's tender offer for rStar common stock in October 2000, for which services CIBC World Markets has received compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade the securities of rStar and Gilat for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

                           THE ACQUISITION AGREEMENT


     The following is a description of the material terms of the acquisition agreement. The following is not a complete statement of all the terms of the acquisition agreement. For a more complete understanding of the acquisition agreement, you should carefully read the acquisition agreement, which is attached hereto as Appendix A and is incorporated into this proxy statement by reference.



THE EXCHANGE OFFER



  TERMS OF THE EXCHANGE OFFER



     The acquisition agreement provides for the commencement by rStar of a tender offer to exchange up 6,315,789 shares of rStar common stock. Gilat and its corporate affiliates have agreed not to tender their shares of rStar common stock in the exchange offer. The acquisition agreement provides that the consideration that will be offered to rStar stockholders in the exchange offer shall consist of cash and Gilat ordinary shares. The acquisition agreement further provides that Gilat shall provide rStar with the Gilat ordinary shares for the exchange offer pursuant to the option for Gilat ordinary shares described below under "The StarBand Acquisition Agreement -- The Exchange
Offer -- The Option for Gilat Ordinary Shares."



     The acquisition agreement prohibits rStar, without the consent of Gilat, from changing, modifying, amending or terminating the exchange offer. Subject to SEC rules and regulations, if circumstances make it inadvisable to proceed with the exchange offer and if Gilat and rStar mutually agree, rStar:



     - shall not be required to accept for exchange or, exchange any tendered shares of rStar common stock and



     - may delay the acceptance for exchange of any tendered shares of rStar common stock and terminate or amend the exchange offer as to any shares of rStar common stock for which rStar has not then paid.



  EXPIRATION AND CONSUMMATION OF THE EXCHANGE OFFER



     The exchange offer shall expire on the closing date of the StarBand acquisition. Payment by rStar for all of the shares of rStar common stock validly tendered and not previously withdrawn shall be made as soon as practicable after the closing date of the StarBand acquisition. The acquisition agreement provides that the exchange offer shall be terminated and rStar, subject to applicable SEC rules and regulations, shall not accept for exchange or exchange any shares of rStar common stock tendered in the exchange offer if the acquisition agreement is terminated or the StarBand acquisition is not consummated for any reason.



THE OPTION FOR GILAT ORDINARY SHARES



     rStar currently does not hold any Gilat ordinary shares. Under the acquisition agreement, Gilat has granted rStar an option to purchase up to 466,105 Gilat ordinary shares that are being offered to rStar stockholders in exchange for their shares of rStar common stock in the exchange offer. The terms of the option provide that, in consideration for providing rStar with the Gilat ordinary shares, Gilat shall receive that number of shares of rStar common stock equal to 60% of the number of shares of rStar common stock tendered in the exchange offer. Assuming that 6,315,789 shares of rStar common stock are tendered in the exchange offer, rStar shall issue to Gilat 3,789,473 shares of rStar common stock under the option.



THE STARBAND ACQUISITION



     The acquisition agreement provides that rStar, or its wholly-owned subsidiary, if mutually agreed to by the parties, shall acquire from Gilat all of the issued and outstanding shares of the common stock, par value EUR.01, of StarBand Latin America, in exchange for 43,103,448 shares of rStar common stock. Gilat has the right to assign all or part of its right to the 43,103,448 shares of rStar common stock to Gilat, its corporate affiliates or to StarBand Communications. The closing of the StarBand acquisition shall take place as soon as practicable after the last of the conditions set forth in the acquisition agreement, including rStar stockholder approval of the acquisition agreement, is satisfied or waived, subject to applicable law, but in no event later than the fifth business day after the last condition is satisfied or waived, or on such other date mutually agreed to by the parties. However, without the mutual agreement of the parties to the acquisition agreement, in no event shall the closing of the StarBand acquisition occur later than May 31, 2002.



     The acquisition agreement provides that if rStar and Gilat agree, rStar may assign its rights, but not its obligations, to acquire StarBand Latin America to a wholly-owned subsidiary of rStar formed specifically to consummate the StarBand acquisition. Also, except as provided for in the acquisition agreement and subject to applicable SEC rules and regulations, the right of Gilat to assign or otherwise transfer the shares of rStar common stock that they receive in connection with the StarBand acquisition and the exchange offer is not prohibited or otherwise limited in any way.


  ADDITIONAL SHARE CONSIDERATION


     In addition to the 43,103,448 shares of rStar common stock to be issued to Gilat in connection with the StarBand acquisition, the acquisition agreement provides that in the event that the StarBand Latin America business exceeds certain agreed upon net earnings targets during each of the one year periods ended June 30, 2003 and June 30, 2004, with respect to each such year, Gilat will be entitled to receive, as additional consideration for the StarBand acquisition, up to a maximum of 10,741,530 additional shares of rStar common stock. Specifically,



     With respect to the one-year period ending June 30, 2003:



     - if the earnings, calculated in the manner specified in the acquisition agreement, for the StarBand Latin America business for the period from July 1, 2002 through June 30, 2003, are greater than or equal to $4,100,000 but no more than $4,900,000, rStar shall be obligated to issue 2,685,382 shares of rStar common stock to Gilat; or



     - if the earnings for the StarBand Latin America business for the period from July 1, 2002 through June 30, 2003 are greater than or equal to $4,900,000, rStar shall be obligated to issue 5,370,765 shares of rStar common stock to Gilat;



     With respect to the one year period ending June 30, 2004:



     - if the earnings for the StarBand Latin America business for the period from July 1, 2003 through June 30, 2004, are greater than or equal to $27,500,000 but no more than $33,000,000, rStar shall be obligated to issue 2,685,382 shares of rStar common stock to Gilat; or



     - if the earnings for the StarBand Latin America business for the period from July 1, 2003 through June 30, 2004 are greater than or equal to $33,000,000, rStar shall be obligated to issue 5,370,765 shares of rStar common stock to Gilat.



     During the twelve month period ended on June 30, 2001, the StarBand Latin America business had a net loss, calculated in the manner specified in the acquisition agreement of $3,360,000.



     Assignment. Gilat has the right to assign all or part of its right to the additional share consideration described above to any of its corporate affiliates or to StarBand Communications.



  SPECIAL CASH DISTRIBUTION



     The acquisition agreement provides that rStar will seek stockholder approval to amend our current certificate of incorporation to provide rStar stockholders with the right to receive a special cash distribution in the event that the StarBand Latin America business does not achieve certain earnings targets during each of the one year periods ending June 30, 2003 and June 30, 2004, rStar stockholders of record as of June 30, 2003


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


or June 30, 2004 will be entitled to their pro rata share of a special cash distribution of up to $5 million in cash with respect to each such year, up to $10 million in total for both years. Specifically:



     With respect to the one-year period ending June 30, 2003:



     - if the earnings, calculated in the manner specified in the acquisition agreement, for the StarBand Latin America business for the period from July 1, 2002 through June 30, 2003 are less than or equal to $1,600,000, the special cash distribution shall be $5,000,000, or approximately $0.32 per share of rStar common stock expected to be outstanding following the completion of the exchange offer, assuming the maximum number of shares are tendered, and owned by shareholders other than Gilat and its corporate affiliates;



     - if the earnings for the StarBand Latin America business for the period from July 1, 2002 through June 30, 2003 are greater than $1,600,000 and less than or equal to $2,500,000, the special cash distribution shall be $2,500,000, or approximately $0.16 per share of rStar common stock expected to be outstanding following the completion of the exchange offer, assuming the maximum number of shares are tendered, and owned by shareholders other than Gilat and its corporate affiliates; or



     - if the earnings for the StarBand Latin America business for the period from July 1, 2002 through June 30, 2003 are greater than $2,500,000, the special cash distribution shall be zero.



     With respect to the one year period ending June 30, 2004:



     - if the net earnings for the StarBand Latin America business for the period from July 1, 2003 through June 30, 2004 are less than or equal to $11,000,000, the special cash distribution shall be $5,000,000, or approximately $0.32 per share of rStar common stock expected to be outstanding following the completion of the exchange offer ,assuming the maximum number of shares are tendered, and owned by shareholders other than Gilat and its corporate affiliates;



     - if the earnings for the StarBand Latin America business for the period from July 1, 2003 through June 30, 2004 are greater than $11,000,000 and less than or equal to $16,500,000, the special cash distribution shall be $2,500,000, or approximately $0.16 per share of rStar common stock expected to be outstanding following the completion of the exchange offer, assuming the maximum number of shares are tendered, and owned by shareholders other than Gilat and its corporate affiliates; or



     - if the earnings for the StarBand Latin America business for the period from July 1, 2003 through June 30, 2004 are greater than $16,500,000, the special cash distribution shall be zero.



     During the twelve month period ended on June 30, 2001, the StarBand Latin America business had a net loss, calculated in the manner specified in the acquisition agreement, of $3,360,000.



     Qualified Sale. rStar's obligation to pay the special cash distributions and Gilat's right to the additional share consideration, each as described above, shall expire upon the first to occur of the following regardless of StarBand Latin America's performance:



     - the completion of a firmly underwritten public offering of shares of rStar common stock raising gross proceeds to rStar of at least $25 million, with a price of rStar common stock of at least $2.32 per share. The parties have agreed that neither Gilat nor its corporate affiliates will participate in any such offering.



     - the closing by rStar of a sale in a single transaction of shares of rStar common stock to a third party purchaser other than Gilat and its corporate affiliates raising gross proceeds of at least $100 million, with a price of rStar common stock of at least $1.00 per share and at least 60% of such gross proceeds being in the form of cash.



     The payment of the special cash distribution is intended to compensate our non-Gilat shareholders in the event that the StarBand Latin American business we are acquiring from Gilat does not perform in accordance with certain minimum earning targets, thereby increasing the value of shares of rStar common stock. Alternatively, the obligation to pay the special cash distribution expires upon the completion of either the underwritten public offering or the $100 million sale of rStar common stock, described above, because, in the event of such an offering or sale, a third party purchaser or underwriter has acquired the shares at a price which indicates that the value of the rStar common stock has increased and has benefited from the performance or expected results of the StarBand Latin America business.



     Guaranty. If rStar is unable to make the special cash distribution to its stockholders for any reason, Gilat shall make a cash capital contribution to rStar to the extent and in an amount necessary for rStar to satisfy its obligations to make the special cash distribution.



     Waiver by Gilat. In the acquisition agreement, Gilat has, on its own behalf and on behalf of its corporate affiliates, waived any and all claims or rights it has to the special cash distribution. As a result of Gilat's waiver, any special cash distribution payable by rStar will be shared by only the non-Gilat stockholders, who will each receive a larger per share distribution.



     In the acquisition agreement, Gilat has, on its own behalf and on behalf of its corporate affiliates, also agreed that until the earlier of June 30, 2004, the date on which the special cash distribution is actually paid to the holders of shares of rStar common stock, or the date on which an underwritten public offering or $100 million sale of rStar common stock, as described above, is completed:



     - its ability to sell, assign or otherwise transfer its shares of rStar common stock is subject to certain restrictions, including the receipt by rStar of a certificate of waiver from a proposed-transferee of shares of rStar common stock, under which such proposed-transferee waives its rights to the special cash distribution and



     - the certificates representing the rStar common stock acquired pursuant to the acquisition agreement shall bear a legend indicating the limitations of transferability.



     Restrictions on New Issuances. The acquisition agreement provides that until the date immediately following the date on which rStar's obligation to pay the special cash distribution expires, rStar will not:



     - sell or issue any additional shares of rStar common stock, other than (i) shares of rStar common stock issued upon the exercise of stock options that are outstanding as of the closing of the StarBand acquisition and
       (ii) shares of rStar common stock issuable pursuant to employee stock option plans or other stock based compensation plans. However, the number of shares of rStar common stock that rStar may issue under employee stock option plans or other stock based compensation plans cannot exceed, in the aggregate, 1% of the issued and outstanding shares of rStar common stock as of the closing of the exchange offer on a fully diluted basis. All shares of rStar common stock issued under clauses (i) and (ii) above shall be entitled to the special cash distribution;



     - issue any securities convertible into or exchangeable for shares of rStar common stock, except to the extent that any such securities are not convertible into or exchangeable for shares of rStar common stock (the "Qualified Convertible Securities"); or



     - enter into any agreement that by its terms legally prohibits rStar from making the special cash distribution.



     However, the acquisition agreement further provides that rStar shall not be precluded or restricted from issuing:



     - shares of rStar common stock or securities convertible into or exchangeable for shares of rStar common stock, other than Qualified Convertible Securities, in a private transaction if, prior to such issuance, rStar receives a certificate of waiver from the person who will receive such shares of rStar common stock or such convertible securities, as the case may be, agreeing, among other things, to waive its right to the special cash distribution; or



     - any class of capital stock of rStar other than rStar common stock or any securities convertible into or exercisable or exchangeable for shares of a class of capital stock of rStar other than rStar common stock.


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


     Other Terms of the Special Cash Distribution. The proposed amendments to rStar's Third Amended Certificate of Incorporation also provide that:



     - rStar may elect to satisfy its obligation to make the special cash distribution by distributing the maximum amount of such distribution at any time prior to the required payout date;



     - until rStar's obligation to pay the special cash distribution has been terminated or satisfied, rStar is (i) prohibited from paying, declaring or setting apart for payment any dividend or distribution on any class or series of its capital stock other than the rStar common stock, other than dividends payable in the form of additional shares of rStar's capital stock, and (ii) subject to certain limitations, prohibited from redeeming, purchasing or otherwise acquiring any shares of any class or series of rStar's capital stock other than the rStar common stock, or any right, warrant or option to acquire any shares of rStar capital stock;



     - the amount of the special cash distribution, if any, shall increase at a rate of 7% per annum if it is not paid by the required payout date; and



     - the special cash distribution shall be $5,000,000 for each of the years ending June 30, 2003 and June 30, 2004 if rStar fails to complete and announce or deliver audited financial statements for that particular year to the holders of rStar common stock by December 31, 2003 and December 31, 2004, respectively.


THE VOTING AGREEMENT


     The acquisition agreement provides that Gilat and three members of rStar's Board of Directors shall enter into a voting agreement according to which each of them would agree to vote all of their shares of rStar common stock in favor of StarBand acquisition and the other transactions described in the acquisition agreement. On April 23, 2001, rStar and the principal stockholders of rStar, including (i) Gilat and its subsidiary, Gilat Satellite Networks (Holland) B.V.,
(ii) The Mortensen 2000 Family Resource Trust, The Mortensen Charitable Trust certain, which are entities controlled by Lance Mortensen, (iii) CAVCO of North Florida, Inc., an entity controlled by Charles Appleby, and (iv) The Arnouse Charitable Trust, an entity controlled by Michael Arnouse and Michael Arnouse, executed the voting agreement. These rStar stockholders collectively hold approximately 81.6% of the outstanding shares of rStar common stock.


rSTAR BOARD OF DIRECTORS


     Under the terms of the acquisition agreement, three members of rStar's current Board of Directors, Lance Mortensen, Charles Appleby and Michael Arnouse and rStar's Chief Executive Officer will resign effective upon the closing date of the StarBand acquisition. See -- "Proposal No. 3 -- Election of Directors."


REPRESENTATIONS AND WARRANTIES


     The acquisition agreement contains a number of customary representations and warranties made by each party. All representations and warranties of the parties expire on the second anniversary of the closing of the StarBand acquisition. Some of the representations of Gilat and rStar are subject to a "material adverse effect" qualifier. This qualifier limits the scope of the representations and warranties to only those circumstances that generally would have a material adverse affect on the business, assets or financial condition of the party giving the representation in the case of rStar and Gilat or, in the case of StarBand Latin America, a material adverse effect on the ability of StarBand Latin America to own its assets and operate its business or on the financial condition of StarBand Latin America as reflected on the pro forma consolidated statements included in this proxy statement that give effect to the StarBand acquisition.


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


CONDUCT OF THE BUSINESS OF STARBAND LATIN AMERICA PENDING THE CLOSING OF THE STARBAND ACQUISITION



     Gilat has agreed that prior to the closing of the StarBand acquisition, except with the prior consent of rStar, which consent shall not be unreasonably withheld, it shall, and shall cause the other affiliates and subsidiaries of Gilat that participate in the conduct and operations of the StarBand Latin America business to:


     - conduct their respective operations with respect to the StarBand Latin America business in the ordinary course, including complying with all applicable laws relating to the StarBand Latin America business and maintaining books and records of the StarBand Latin America business in accordance with applicable laws and past practices;

     - maintain satisfactory relationships with suppliers, distributors, customers and others business partners with respect to the operations of the StarBand Latin America business;


     - take no action that would materially adversely affect the ability of rStar, or Gilat to consummate the transactions contemplated by the acquisition agreement;


     - use commercially reasonable efforts to preserve the StarBand Latin America business; and

     - conduct their respective operations in a manner that will not result in any event that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or result of operations of Gilat and its subsidiaries taken as a whole.


     In addition, Gilat has agreed that prior to the closing of the StarBand acquisition, except with the prior consent of rStar, which consent shall not be unreasonably withheld, it shall not, nor will it permit any of the affiliates and subsidiaries of Gilat that participate in the conduct and operations of the StarBand Latin America business to:


     - borrow any material amount of money other than through lines of credit in the ordinary course of business;

     - increase compensation for any employees except in the ordinary course of business;

     - pay or agree to pay any pension retirement allowance or other employee benefits except as required by law;

     - grant severance or termination pay to, or enter into any employment or severance agreement with, any existing employee;

     - enter into any contracts, including leases, in excess of $100,000; or

     - make any capital expenditures of more than $100,000.


CONDUCT OF rSTAR PENDING THE CLOSING OF THE STARBAND ACQUISITION



     rStar has agreed that prior to the closing of the StarBand acquisition, unless contemplated by the acquisition agreement, it shall not undertake, or agree to undertake, the following, except with the prior consent of Gilat, which consent shall not be unreasonably withheld:


     - amend its Certificate of Incorporation or Bylaws;


     - issue any shares of rStar common stock or options to purchase shares of rStar common stock other than the shares related to its currently outstanding options and the StarBand acquisition;


     - split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution in respect to its capital stock or purchase, redeem or otherwise acquire any shares of its capital stock;


     - enter into any transaction exceeding $100,000;



     - increase employee, director or officer compensation, except in the ordinary course of business consistent with past practice;

     - pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director or officer or employee, past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; grant any severance or termination pay to, or enter into any employment or severance agreement with any employee, officer or director except consistent with commercially acceptable standards; or adopt any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence as of April 23, 2001;


     - enter into any business contracts, except for business contracts for the purchase, sale or lease of goods or services involving payments or receipts by Gilat or its affiliates not in excess of $100,000, or leases for rental space in an amount not to exceed $100,000 for any lease;


     - enter into any agreement in principle or an agreement with respect to any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of rStar's assets, or any enter into a material business contract or any amendment or modification of any material business contract or any release or relinquishment of any material business contract rights;

     - authorize or commit to make capital expenditures with respect to and in connection with the operation of rStar's business in excess of $100,000;

     - make any changes in its accounting methods or accounting practices; or


     - settle any action or suit in excess of $200,000 without the consent of Gilat.


REVIEW OF rSTAR'S EXPENDITURES


     Under the acquisition agreement, the parties have agreed that all cash expenditures by rStar equal to or greater than $25,000 are subject to prior review and approval by Gilat. In addition, prior to the closing of the StarBand acquisition, other than in the ordinary course consistent with past practices, rStar shall not take any action that may materially affect rStar's cash and cash equivalent holdings, which, as of December 31, 2001, equaled at least $31 million, without the express consent of both Gilat and rStar's Chief Executive Officer.



CONDITIONS TO CLOSING THE STARBAND ACQUISITION



     There are numerous conditions that have to be satisfied or waived before the closing of the StarBand acquisition. They are as follows:


THE OBLIGATIONS OF EACH PARTY


     The respective obligations of each party to effect the transactions contemplated by the acquisition agreement are subject to the following conditions:



     - the approval by rStar's stockholders of the acquisition agreement and the transactions it contemplates;



     - the absence of any judgment, order, decree, statute, law, ordinance, rule or regulation adopted by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition in effect preventing the consummation of the transactions contemplated by the acquisition agreement;



     - the absence of any action or proceeding been instituted by any governmental authority seeking to prevent consummation of the transactions contemplated by the acquisition agreement;



     - the approval by a majority of the Board of Directors of rStar of the StarBand acquisition and the other transactions contemplated by the acquisition agreement;



     - the declaration by the SEC that Gilat's registration statement for the Gilat ordinary shares to be offered to rStar stockholders in exchange for their shares of rStar common stock is effective and the absence of any stop order or other similar proceeding threatened by the SEC or any other state securities administrator with respect to Gilat's registration statement;

     - the receipt by the parties to the acquisition agreement of all necessary third party consents and governmental consents, which consents are in full force and effect as of the closing date of the StarBand acquisition; and



     - the receipt by the parties of confirmation that the Fourth Amended Certificate of Incorporation has been filed by with the Secretary of State of the State of Delaware.


  THE OBLIGATION OF RSTAR


     The obligation of rStar to consummate the StarBand acquisition are subject to the satisfaction or waiver of the following conditions:



     - if reasonably requested by rStar, the receipt of an opinion of special Netherlands counsel, Israeli counsel and/or a special United States counsel to Gilat and its affiliates, dated as of the closing date of the StarBand acquisition in form and substance customary for the type of transactions contemplated by the acquisition agreement;



     - the material accuracy of the representations and warranties made by Gilat as of the closing date of the StarBand acquisition and receipt by rStar of certificates from an executive officer of Gilat attesting to the foregoing and dated as of the closing date of the StarBand acquisition;



     - the performance or compliance by Gilat with their respective agreements, covenants, obligations and conditions required by the acquisition agreement as of the closing of the StarBand acquisition and receipt by rStar of certificates from an executive officer of Gilat attesting to the foregoing and dated as of the closing date of the StarBand acquisition;



     - the execution by the parties of the master services and supply agreement between Gilat and StarBand Latin America, the voting agreement among Gilat and three director-stockholders of rStar, and the option for Gilat ordinary shares; and



     - all corporate and other proceedings in connection with the transactions contemplated by the acquisition agreement and all documents incidental thereto shall be reasonably satisfactory in form, scope and substance to rStar and its counsel and rStar and its counsel shall have received all such other counterpart originals or certified or other copies of such documents as rStar and its counsel may reasonably request.


  THE OBLIGATION OF GILAT


     The obligation of Gilat to consummate the StarBand acquisition are subject to the satisfaction or waiver of the following conditions:



     - if reasonably requested by Gilat, the receipt of an opinion of rStar's counsel, dated as of the closing date of the StarBand acquisition, in form and substance customary for the type of transactions contemplated by the acquisition agreement;



     - the material accuracy of the representations and warranties made by rStar as of the closing of the StarBand acquisition and receipt by Gilat of a certificate from an executive officer of rStar attesting to the foregoing and dated as of the closing date of the StarBand acquisition;



     - the performance or compliance by rStar with its respective agreements, covenants, obligations and conditions required by the acquisition agreement as of the closing of the acquisition agreement and receipt by Gilat of a certificate from an executive officer of rStar attesting to the foregoing and dated as of the closing date of the StarBand acquisition;



     - the execution by the parties of the voting agreement among Gilat and three director-stockholders of rStar and the option for Gilat ordinary shares;



     - the resignation of certain members of rStar's Board of Directors; and

     - all corporate and other proceedings in connection with the transactions contemplated by the acquisition agreement and all documents incidental thereto shall be reasonably satisfactory in form, scope and substance to Gilat and its counsel and Gilat and its counsel shall have received all such other counterpart originals or certified or other copies of such documents as Gilat and its counsel may reasonably request.


ADDITIONAL COVENANTS AND AGREEMENTS

     The parties have also agreed to the following:

  REASONABLE EFFORTS


     rStar and Gilat agree to use their reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable consummate the transactions described in the acquisition agreement and to cooperate with each other, including using its reasonable best efforts to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts, to obtain all necessary consents, approvals and authorizations as are required to be obtained from appropriate governmental authorities, and to effect all necessary registrations and filings, including filings with the SEC and submissions of information requested by governmental authorities. Also, under the acquisition agreement, Gilat shall use its best efforts to take, or cause to be taken, all action reasonably necessary to form StarBand Latin America and to transfer and assign the assets of the StarBand Latin America business, which are identified in the acquisition agreement, to StarBand Latin America.


  NO SOLICITATION


     The acquisition agreement provides that rStar, all of its affiliates, other than Gilat will not:



     - directly or indirectly, through any directors, officers, employees, agents, representatives or otherwise solicit, initiate, facilitate or encourage, including by way of furnishing or disclosing non-public information, any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving rStar or its subsidiaries or the acquisition of all or any significant assets or capital stock of or by rStar (a "Transaction Proposal");



     - negotiate, explore or otherwise engage in discussions with any person, other than Gilat and its representatives, with respect to any Transaction Proposal; or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated by the acquisition agreement.



     However, prior to the consummation of the StarBand acquisition, if the Board of Directors of rStar determines in good faith, after consultation with outside counsel, that it is necessary to respond to an unsolicited superior proposal in order to comply with its fiduciary duties to rStar's stockholders under applicable law, the Board of Directors of rStar may:



     - withdraw or modify its approval or recommendation of the StarBand acquisition and the acquisition agreement and the other transaction contemplated by the acquisition agreement, or



     - approve or recommend an unsolicited superior proposal or terminate the acquisition agreement, and concurrently with or after such termination, if it so chooses, cause rStar to enter into any agreement with respect to any unsolicited superior proposal, but in each of the cases, no action shall be taken by rStar pursuant to this clause until a time that is, after the fifth business day following Gilat's receipt of written notice advising Gilat that the Board of Directors of rStar has received an unsolicited superior proposal, specifying the material terms and conditions of such unsolicited superior proposal and identifying the person making such unsolicited superior proposal, to the extent making such identification does not breach the fiduciary duties of rStar's Board of Directors as advised by outside legal counsel.

     If rStar's Board of Directors takes any action to amend or withdraw its recommendation or approve or recommend an unsolicited superior proposal, then rStar must within two business days of such action pay Gilat an amount equal to 3% of the value of consideration payable by rStar to Gilat in connection with the StarBand acquisition and reimburse Gilat for any of its out of pocket expenses, including the fees and expenses of outside professionals.



     An "unsolicited superior proposal" means any bona fide, unsolicited, written proposal made by a third party to enter into an agreement with respect to a transaction proposal on terms that the Board of Directors of rStar determines in its good faith judgment, after consultation with outside counsel and a financial advisor of nationally recognized reputation, to be more favorable to rStar's stockholders than the StarBand acquisition and the other transactions contemplated by the acquisition agreement.



     Under the acquisition agreement, rStar must immediately advise Gilat of any Transaction Proposal, the material terms of such Transaction Proposal, and to the extent such disclosure is not a breach of the Board of Directors' fiduciary duties as advised by outside legal counsel, the identity of the person making such transaction proposal.



CONDUCT OF THE PARTIES AFTER THE CLOSING OF THE STARBAND ACQUISITION


  LISTING OF SHARES


     Gilat has agreed to use its commercially reasonable efforts to ensure that following the closing of the StarBand acquisition, rStar remains a public company traded on the Nasdaq National Market or, if such listing is impracticable, list or quoted on the American Stock Exchange, the NASDAQ--Small Cap or on the bulletin board (in that order of priority). The parties, however, acknowledge that rStar's continued listing on the Nasdaq National Market is subject to , shares of rStar common stock reaching and thereafter maintaining a minimum bid price of at least $1.00 per share. In the event the rStar common stock fails to satisfy the $1.00 minimum bid requirement, they could be subject to delisting from the Nasdaq National Market.


  OPERATION OF STARBAND LATIN AMERICA


     Gilat has also agreed to operate rStar and its subsidiaries in a manner consistent with the operation of the StarBand Latin American business, including the voice services, as currently conducted, for a period of one year following the closing of the StarBand acquisition and thereafter as determined by a majority of independent directors of rStar's Board of Directors as being in the best interests of rStar's stockholders.


  OTHER TRANSACTIONS


     Under the acquisition agreement, except for limited circumstances, Gilat has also agreed not to:



     - permit rStar to pay or declare any dividends or any other distributions for the longer of a period of one year following the closing of the StarBand acquisition or the date on which rStar's obligation to pay the special cash distribution expires;



     - permit rStar or any of its subsidiaries to enter into any material transactions with Gilat or any of Gilat's affiliates on terms that are materially less favorable to rStar and/or its subsidiaries than similar arms-length transactions with unaffiliated third parties for a period of two years following the closing of the StarBand acquisition;



     - charge rStar or any of its subsidiaries for any administrative services, such as legal, financial and accounting services, in excess of Gilat's actual cost to perform such services, except as described in the master services and supply agreement between StarBand Latin America and Gilat, for the longer of a period of three years following the closing of the StarBand acquisition or the date on which rStar's obligation to pay the special cash distribution expires; and



     - amend or alter the master services and supply agreement between Gilat and StarBand Latin America among rStar, Gilat and certain of Gilat's affiliates, in a manner that is materially detrimental to the business interests of StarBand Latin America or rStar during the term of the master services and supply agreement between Gilat and StarBand Latin America, including any automatic renewals of the term of the master services and supply agreement between Gilat and StarBand Latin America.



TERMINATION OF THE ACQUISITION AGREEMENT


  TERMINATION BY MUTUAL AGREEMENT


     The acquisition agreement may be terminated at any time by the written consent of rStar and Gilat. Also, either rStar or Gilat may terminate the acquisition agreement, if the transactions contemplated by the acquisition agreement shall not have been consummated by 5:00 p.m. Eastern Standard Time on May 31, 2002, unless such date shall have been extended by mutual consent and provided that neither party may terminate the acquisition agreement if the failure to consummate the transactions contemplated by the acquisition agreement by May 31, 2002 is a result of a breach by such party of its representations, warranties or agreements under the acquisition agreement.


  TERMINATION BY rSTAR


     rStar can terminate the acquisition agreement if any of the conditions to rStar's obligations have not been met, or if it becomes apparent that these conditions will not have been fulfilled by the closing date of the StarBand acquisition, unless such failure is due to the failure of Purchaser to perform or comply with any of covenants, agreement or conditions set forth in the acquisition agreement to be performed or complied with by Purchaser prior to the closing of the StarBand acquisition. Additionally, rStar can also terminate the acquisition agreement in accordance with the provisions described above in "The Acquisition Agreement -- Additional Covenants and Agreements -- No Solicitation."



  TERMINATION BY GILAT



     Gilat can terminate the acquisition agreement:



     - if any of the conditions to Gilat's obligations have not been met, or if it becomes apparent that these conditions will not have been fulfilled by the closing date of the StarBand acquisition, unless such failure is due to the failure of Gilat to perform or comply with any of covenants, agreement or conditions set forth in the acquisition agreement to be performed or complied with by Gilat prior to the closing of the StarBand acquisition;



     - if rStar, or any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative of rStar breaches the non-solicitation provisions described in described above in "The StarBand Acquisition
       Agreement -- Additional Covenants and Agreements -- No Solicitation;" or



     - the Board of Directors of Purchaser or any committee of the Board, shall have withdrawn or modified in any manner adverse to Gilat its approval or recommendation of the acquisition agreement or the StarBand acquisition and the other transactions contemplated by the acquisition agreement or failed to reconfirm its recommendation within five business days after a written request to do so, or approved or recommended any Transaction Proposal or the Board of Directors of Purchaser or any committee of the Board shall have resolved to take any of the foregoing actions.


AMENDMENT


     The acquisition agreement may be amended by rStar and Gilat at any time prior to the closing of the StarBand acquisition by an instrument in writing signed by each party to the acquisition agreement.



INTERESTS OF CERTAIN PERSONS IN THE STARBAND ACQUISITION AND THE EXCHANGE OFFER



     In connection with the StarBand acquisition, rStar will issue 43,103,448 shares of rStar common stock to Gilat. Also under the option for Gilat ordinary shares, in consideration for providing rStar with the Gilat ordinary shares necessary for the exchange offer, Gilat will receive 60% of the number of shares of rStar common stock tendered in the exchange offer. Accordingly, it is expected that after the completion of the transactions, Gilat's beneficial ownership of the outstanding shares of rStar common stock will increase from approximately 65.5% to approximately 85%



     rStar's current Chief Executive Officer and three members of rStar's Board of Directors, Lance Mortensen, Charles Appleby, and Michael Arnouse, have agreed to resign upon the closing of the StarBand acquisition. Because Gilat will beneficially own approximately 85% of the outstanding shares of rStar common stock after the completion of the StarBand acquisition and the exchange offer, Gilat will be able to elect a majority of the members of rStar's Board of Directors who, in turn, will appoint a Chief Executive Officer for rStar to replace Mr. Mortensen.


THE VOTING AGREEMENT


     On April 23, 2001, Gilat and three members of our current Board of Directors who collectively own approximately 81.6% of the outstanding shares of rStar common stock, entered into a voting agreement. Under the terms of this voting agreement, each stockholder has agreed to vote all of their shares of rStar common stock in favor of the StarBand acquisition and the StarBand acquisition and the exchange offer.


rSTAR EMPLOYMENT AGREEMENTS


     rStar has an employment agreement in place with its Chief Executive Officer which contains severance payments that may become payable upon the closing of the StarBand acquisition. Upon the consummation of the StarBand acquisition, it's possible that rStar's Chief Executive Officer will become entitled to the following benefits:


     - 200% of his current base salary (or $550,000);

     - 200% of any performance bonus he would have been entitled to receive had he remained employed;


     - 100% vesting of all unvested options for shares of rStar common stock;
       and


     - the continuation of certain employee health benefits for a period of eighteen (18) months.

     rStar also may be liable to several executive officers under their employment agreements and arrangements if rStar terminates their employment without cause or if the executive terminates his employment for good cause. "Good cause" is defined under these agreements and arrangements to include (i) a material reduction of the duties, title, authority or responsibilities; (ii) a material reduction of the facilities or perquisites; (iii) a reduction in the base salary; (iv) a material reduction in the kind or level of employee benefits, including bonuses; (v) the relocation of the facility or a location more than sixty (60) miles from his residence; or (vi) failure to obtain the assumption of the employment agreement by any successor entity.


STATEMENT OF THE ACCOUNTING TREATMENT OF THE STARBAND ACQUISITION



     rStar anticipates treating the StarBand acquisition as a purchase under U.S. generally accepted accounting principles.


REQUIRED VOTE


     To approve the acquisition agreement and the transactions contemplated thereby, a majority of the outstanding shares of rStar common stock present in person or represented by proxy and entitled to vote thereon is required.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
          THE PROPOSAL TO APPROVE AND ADOPT THE ACQUISITION AGREEMENT
                   AND THE TRANSACTIONS CONTEMPLATED THEREBY.

          PROPOSAL NO. 2 -- SPECIAL CASH DISTRIBUTION AMENDMENT TO THE


            THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION



     The Board of Directors is proposing to amend the Third Amended and Restated Certificate of Incorporation of rStar to grant rStar stockholders the right to receive the special cash distribution from rStar in certain events, as described below.



SPECIAL CASH DISTRIBUTION



     See -- "The StarBand Acquisition Agreement -- The StarBand
Acquisition -- special cash distribution."


CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES


     The following general summary of the material U.S. federal income tax consequences of the amendment to rStar's third amended and restated certificate of incorporation allowing for the special cash distribution ("Charter Amendment") is based on the advice of Piper Marbury Rudnick & Wolfe LLP, counsel to rStar.



     This summary is based on provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, and administrative and judicial interpretations, all as in effect as of the date hereof. All of these authorities are subject to change (possibly with retroactive effect) and to differing interpretations. Furthermore, this discussion applies only to you if you hold your shares of rStar common stock as capital assets. In addition, this summary does not discuss all aspects of U.S. income taxation that may affect you in light of your particular circumstances, nor does it discuss consequences to shareholders who are subject to special treatment under federal income tax law, including:


     - Life insurance companies;

     - Dealers in stocks or securities;

     - Financial institutions;

     - Tax-exempt organizations;

     - Non-United States persons; or

     - Persons holding their shares as part of a hedge, appreciated financial position or straddle.

     Furthermore, this discussion does not consider the effect of any applicable state, local or foreign tax law.


     YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO YOU OF THE CHARTER AMENDMENT AND THE SPECIAL CASH DISTRIBUTION, INCLUDING THE EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


  CONSEQUENCES OF THE CHARTER AMENDMENT

     Except as discussed below, you will not recognize either gain or loss as a result of the Charter Amendment.

  TREATMENT AS A STOCK DISTRIBUTION

     It is possible that the Internal Revenue Service (the "Service") could argue that the Charter Amendment should be viewed as an actual or constructive stock distribution, and that as a result of such distribution, your proportionate interest in the assets or earnings of rStar has increased. If the Service were successfully to assert this theory, and, if within three years before or after the Charter Amendment, any actual dividends were to be paid with respect to any stock of rStar, then you would be deemed to have received a distribution of stock of rStar at the time of the Charter Amendment in an amount equal to the value of your increase in the assets and earnings of rStar. Such distribution would be treated as a dividend and taxed as ordinary income to the extent that rStar has either accumulated earnings and profits as of the date of the

Charter Amendment or current earnings and profits for the entire year in which the Charter Amendment occurs. To the extent that the amount of the distribution exceeds such earnings and profits, it will be treated, first, as a return of basis, and, to the extent it exceeds your basis in your shares of rStar common stock, will be treated as capital gain.



  TREATMENT OF THE RIGHT TO THE SPECIAL CASH DISTRIBUTION AS A SEPARATE DEBT INSTRUMENT



     Alternatively, it is possible that the Service could assert that the potential right to receive the special cash distribution should be treated as a separate debt instrument of rStar or of Gilat. Although rStar believes that it is unlikely that the right to receive the special cash distribution would be so treated, if the Service were successfully to assert this theory (i) you would be deemed to have received a distribution at the time of the Charter Amendment in an amount equal to the value of such right, and (ii) you might be required to recognize income between the date of the Charter Amendment and the date on which the special cash distribution becomes due under the contingent debt instrument original issue discount rules of the Service.



  CONSEQUENCES TO RSTAR OF THE RECEIPT OF THE SPECIAL CASH DISTRIBUTION



     If rStar were to receive any amounts from Gilat with respect to the special cash distribution, it would not be taxed on such receipt.



  CONSEQUENCES TO RSTAR STOCKHOLDERS OF THE RECEIPT OF THE SPECIAL CASH DISTRIBUTION



     Assuming that the right to receive the special cash distribution is not treated as a separate debt obligation (as discussed above), upon your receipt of any amounts with respect to the special cash distribution right, you would be deemed to have received a distribution of such amount. Such distribution would be treated as a dividend and taxed as ordinary income to the extent rStar has either accumulated earnings and profits as of the date such distribution is paid or current earnings and profits for the entire taxable year for which it is paid. Any amounts in excess of earnings and profits will be taxed, first as a return of basis, and, to the extent it exceeds your basis in your shares of rStar common stock, will be treated as capital gain.



REQUIRED VOTE



     The affirmative vote of a majority of the outstanding shares of rStar common stock present in person or represented by proxy and entitled to vote thereon is required to approve the proposed amendment to rStar's Third Amended and Restated Certificate of Incorporation.



          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL


             OF THE SPECIAL CASH DISTRIBUTION AMENDMENT TO RSTAR'S


            THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

          PROPOSAL NO. 3 -- ACTION BY WRITTEN CONSENT AMENDMENT TO THE


            THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION



WRITTEN CONSENT



     The Board of Directors is proposing to repeal Article XII of rStar's Third Amended and Restated Certificate of Incorporation, which prohibits stockholder action by written consent. Article XII presently reads as follows:



No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.



     If Article XII is repealed in its entirety as proposed, then pursuant to
Section 228 of the Delaware General Corporation Law, all stockholder action that is required or permitted to be taken by the stockholders at any annual or special meeting of the stockholders may be effected without a meeting, without prior notice and without a vote, if written consents setting forth the action to be taken are signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. We note that where action is taken by less than unanimous written consent, prompt notice of the action must be given to those stockholders who have not consented.



     Also, we note that under applicable NASD rules, so long as rStar common stock is traded on the Nasdaq National Market we must hold annual meetings of our stockholders, even if our stockholders are permitted to act by written consent.



     The Board of Directors has taken into consideration a number of factors in its determination to recommend the approval of the proposal to repeal the prohibition on stockholder action by written consent. If stockholders are permitted to act by written consent, rStar could act on corporate transactions more efficiently. Specifically, rStar will be able to avoid the significant expense involved in calling and holding a special meeting of stockholders to approve such transactions. In addition, rStar would be able to act on such transactions more expeditiously, without the time delays attendant to the calling of a stockholders' meeting. Examples of such transactions that require stockholder approval include: mergers; a sale of substantially all of rStar's assets; a transaction that requires the issuance of more than 20% of rStar's outstanding stock; and proposed amendments to rStar's certificate of incorporation. Enabling such transactions to be approved by written consent of the stockholders could save rStar significant time and expense.



     We note that currently Gilat beneficially owns approximately 65.5% of the outstanding shares of rStar common stock and that after the consummation of the StarBand acquisition and the exchange offer, Gilat's beneficial ownership of the outstanding shares of rStar common stock will increase. This means that if this proposal is passed by our stockholders, Gilat will be able to undertake most actions subject to stockholder approval by consent without a stockholder's meeting, without prior notice and without a vote.



REQUIRED VOTE



     The affirmative vote of a majority of the outstanding shares of rStar common stock present in person or represented by proxy and entitled to vote thereon is required to approve the proposed amendment to rStar's Third Amended and Restated Certificate of Incorporation.



                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"


                 THE APPROVAL OF THE ACTION BY WRITTEN CONSENT


                AMENDMENT TO rSTAR'S THIRD AMENDED AND RESTATED


                         CERTIFICATE OF INCORPORATION.

 PROPOSAL NO. 4 -- SPECIAL MEETING AMENDMENT TO THE THIRD AMENDED AND RESTATED
                    CERTIFICATE OF INCORPORATION AND BYLAWS



SPECIAL MEETINGS



     Currently, under rStar's Third Amended and Restated Certificate of Incorporation and Bylaws, special meetings can be called only by rStar's President, by the Chairman of the Board of Directors or by a resolution adopted by a majority of the Board of Directors.



     The Board of Directors proposes to amend rStar's Third Amended and Restated Certificate of Incorporation and Bylaws to allow stockholders owning at least a majority of the outstanding shares of rStar common stock, as well as the President, Chairman of the Board of Directors, or the Board of Directors, to call a special meeting of the stockholders. rStar's Third Amended Certificate of Incorporation and Bylaws currently do not allow stockholders to call a special meeting, and specifically reserve that power exclusively to the President, the Chairman of the Board of Directors, and the Board of Directors.



     The proposed amendment to the Third Amended Certificate of Incorporation will require amending paragraph (b) of Article VI, to restate in its entirety as follows:



(b) Special meetings of stockholders of the Corporation may be called only by the President, the Chairman of the Board, by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or by holders of a majority or more of the outstanding shares of capital stock of the Corporation entitled to vote at such a meeting.



     The proposed amendment to the Bylaws will require amending Article, Section
2.2 to restate in its entirety, as follows:



A special meeting may be called at any time by the President, the Chairman of the Board, by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or by holders of a majority or more of the outstanding shares of capital stock of the Corporation entitled to vote at such a meeting.



     The purpose of the proposed amendment is to provide stockholders who individually or as a group represent a substantial ownership interest in rStar with an ability to voice their concerns and raise issues with the rStar's management and other stockholders. Under the present guidelines, discretion over when to hold meetings rest solely with rStar's President, the Chairman of the Board of Directors and the Board of Directors and can, therefore, limit the stockholders' ability to take action or raise issues in a timely manner. The Board of Directors has determined that a minimum threshold of stockholders representing a majority or more of the outstanding shares of rStar common stock is an appropriate threshold of ownership interest to have the power to call a meeting, and still preserve management's ability to focus on substantive issues affecting rStar. Note that because Gilat beneficially owns more than majority of the outstanding shares of rStar common stock, it will, if this proposal is approved, have the ability to call a special meeting of stockholders.


REQUIRED VOTE


     The affirmative vote of a majority of the outstanding shares of rStar common stock present in person or represented by proxy and entitled to vote thereon is required to approve the proposed amendment to rStar's Third Amended Certificate of Incorporation and Bylaws.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

         THE APPROVAL OF THE SPECIAL MEETING AMENDMENT TO rSTAR'S THIRD


                      AMENDED AND RESTATED CERTIFICATE OF

                           INCORPORATION AND BYLAWS.

                    PROPOSAL NO. 5 -- ELECTION OF DIRECTORS


GENERAL


     rStar's Bylaws currently provide that the Board of Directors will consist of five members. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, including Amiel Samuels and Sasson Darwish, who are presently directors of rStar. Messrs. Mortensen, Appleby and Arnouse shall each tender their resignation from our Board of Directors effective at the closing of the StarBand acquisition, as contemplated by the acquisition agreement. Each of the nominees for directors named below shall take office immediately after the closing of the StarBand acquisition.



     In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not currently expected that any nominee will be unable or will decline to serve as a director.


INFORMATION REGARDING NOMINEES FOR MEMBERS OF THE BOARD OF DIRECTORS

     Set forth below is certain information regarding the nominees for directors of the Board of Directors of rStar. Of the five nominees listed below, only Amiel Samuels and Sasson Darwish are currently directors of rStar. Messrs. Samuels and Darwish were appointed as directors by rStar's Board of Directors to replace directors that resigned since the last annual meeting of rStar stockholders. There is no family relationship among any of the nominees and current directors and executive officers of rStar. All nominees have consented to being named in this proxy statement and to serve if elected as a director of rStar.

     The nominees, their respective ages, the year in which they first became a director of rStar, their principal occupations or employment during the past five (5) years, and their current business address are as follows:

NAME                                   AGE    PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND CURRENT BUSINESS ADDRESS
----                                   ---    ----------------------------------------------------------------------
Yoel Gat.............................  49     Mr. Gat is a co-founder of Gilat, and has been its Chief Executive
                                              Officer and a director since Gilat's inception and, since July 1995, has served as the Chairman of the Board of Directors. Until July 1995,
                                              Mr. Gat also served as the President of Gilat. From 1974 to 1987, Mr.
                                              Gat served in the Israel Defense Forces. In his last position in service, Mr. Gat was a senior electronics engineer in the Israel
                                              Ministry of Defense. Mr. Gat is a two-time winner of the Israel
                                              Defense Award (1979 and 1988), Israel's most prestigious research and development award. Mr. Gat is also Chairman of the Board of Directors of KSAT, in which Gilat holds a minority interest. Mr. Gat also served as the Chairman of the MOST Consortium and is a director of ILAN-GAT
                                              Engineering Ltd., a civil contracting company whose shares are publicly traded on the Tel Aviv Stock Exchange and of which members of his family are major shareholders. Mr. Gat is also Chairman of the
                                              Board of Directors of StarBand Communications Inc. Mr. Gat received a bachelor of science degree in electrical engineering and electronics from the Technion -- Israel Institute of Technology and a masters degree in management science from the Recanati Graduate School of
                                              Business Administration of Tel Aviv University, where he concentrated on information systems. Mr. Gat is an Israeli citizen.

NAME                                   AGE    PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND CURRENT BUSINESS ADDRESS
----                                   ---    ----------------------------------------------------------------------
                                              Mr. Gat's current business address is Gilat Satellite Networks Ltd.,
                                              21 Yegla Kepayim Street, Kiryat Arye, Petah Tikva, 49130 Israel.
Giora Oron...........................  50     Mr. Oron is currently the Chief Operating Officer of Gilat To Home
                                              Latin America (Netherlands Antilles) N.V., a subsidiary of Gilat. He joined Gilat To Home Latin America (Netherlands Antilles) N.V. in 1997
                                              as Vice President, Operations and, in December 2000, became its Chief
                                              Operating Officer. From 1992 to 1997, he was the General Manager for
                                              Espro Engineering (1992) Ltd., a company engaged in the design, production and marketing of portable digital audio guide systems based on voice compression technology. Between 1986 and 1992, Mr. Oron was the Chief Engineer for Voice of America, Israel, a plan for the installation and operation of the largest high frequency radio system in the world. From 1969 to 1984, Mr. Oron served in the Israeli
                                              Defense Forces where he attained the rank of Commander-Lieutenant
                                              Colonel. Mr. Oron holds a bachelor of science in electronic engineering from the Technion -- Israel Institute of Technology. Mr.
                                              Oron is an Israeli citizen.
                                              Mr. Oron's current business address is Gilat To Home Latin America
                                              (Netherlands Antilles) N.V., 1560 Sawgrass Corporate Parkway, Suite
                                              200, Sunrise, Florida 33326.
Dr. Michael Anghel...................  62     Dr. Anghel has, for the past twenty years, been directly involved in the founding, managing and directing of enterprises in several diverse high technology areas. In mid-1999, he formed his own venture capital company, CAP Ventures, which focuses mainly on investments in the areas of communications and the Internet. Prior to that, Dr. Anghel was the Senior Manager and Director of the Discount Investment
                                              Corporation (DIC), and later became the Managing Director of DIC
                                              Communication and Technology Inc. While at DIC, he served as an active board member in several of those companies' strategic management decisions and actions. Dr. Anghel was previously a faculty member of
                                              Tel-Aviv University's Graduate School of Business, where he founded the Executive Program. Dr. Anghel has also taught at a number of
                                              American universities.
                                              Mr. Anghel's current business address is 4 Efter Street, Tel Aviv,
                                              69363 Israel.

NAME                                   AGE    PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND CURRENT BUSINESS ADDRESS
----                                   ---    ----------------------------------------------------------------------
Sasson Darwish.......................  36     Mr. Darwish has been a director of rStar since May 2001. Mr. Darwish also currently serves as President of Emblaze Systems, Inc., a publicly held Israeli company, whose shares are quoted on the London
                                              Stock Exchange. Emblaze provides streaming multimedia solutions over wireless networks. As President of Emblaze, Mr. Darwish is responsible for all U.S. operations, including sales, business development, marketing and personnel. Prior to joining Emblaze, Mr. Darwish worked as an investment banker with Lehman Brothers from 1996 until 2000, focusing on software and Internet infrastructure investment banking for leading companies in the telecommunications, Internet and software industries. Mr. Darwish is an Israeli citizen.
                                              Mr. Darwish's current business address is Emblaze Systems, Inc., 424
                                              Madison Avenue, 16th Floor, New York, New York 10017.
Amiel Samuels........................  42     Mr. Samuel has been a director of rStar since May 2001 and a member of
                                              rStar's audit committee since June 2001. He also currently serves as the Vice President, Broadband Networks of Gilat, a position he has held since 1998. At Gilat, Mr. Samuels is responsible for a number of corporate transactions, including merger and acquisition transactions, several corporate finance, and certain strategic partnerships. Prior to joining Gilat, Mr. Samuels was an investment banker for Lehman
                                              Brothers from 1989 to 1998 and worked in both their New York and Tel
                                              Aviv offices, focusing on investment banking transactions for high technology companies. Mr. Samuels is a citizen of both the United
                                              States and Israel.
                                              Mr. Samuels' current business address is Gilat Satellite Networks
                                              Ltd., 21 Yegia Kepayim Street, Kiryat Arye, Petah Tikva, 49130 Israel.

REQUIRED VOTE


     Directors receiving a plurality of affirmative votes of the shares of rStar common stock present in person or represented by proxy and entitled to be voted shall be elected.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF FIVE NOMINEES FOR DIRECTORS FOR
                THE ENSUING YEAR AND UNTIL THEIR SUCCESSORS ARE
                          DULY ELECTED AND QUALIFIED.

COMPENSATION OF DIRECTORS

     In fiscal year 2000, each director who was not an employee of rStar or any of its subsidiaries ("non-employee director") received fees for his service as a director. Each non-employee director received an annual retainer of $10,000, plus $1,000 for each Board of Directors meeting they attend. Directors who serve as a chair for the Compensation or Audit Committees each receive an additional fee of $750 for each committee meeting they chair. All other non-employee directors receive a fee of $500 for each committee meeting they attend. Directors are also reimbursed for out of pocket expenses in attending Board of Directors meetings.


     Our 1998 Stock Plan, as amended in July 2000, provides that options will be granted to non-employee directors pursuant to an automatic non-discretionary grant formula. Each non-employee director will be granted an option to purchase 20,000 shares of rStar common stock on the date of each annual meeting of the stockholders of rStar. Each option will be granted at the fair market value of the rStar common stock on the date of grant. Options granted to non-employee directors under the 1998 Stock Plan will be fully vested and exercisable on the date of grant. The options to be granted under the 1998 Stock Plan will be nonqualified stock options. Nonqualified stock options are stock options which do not constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Currently, all directors other than Mr. Mortensen are eligible to participate in the 1998 Stock Plan as non-employee directors.



     In May 2000, Mr. Arnouse, as a non-employee director of rStar, was granted an option to purchase 7,500 shares of rStar common stock at an exercise price of $2.4375. This option was immediately exercisable. Mr. Appleby commenced service as a director in January 2001, and did not receive stock options or compensation during fiscal year 2000.


BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of six meetings (including regularly scheduled and special meetings) during fiscal 2000. During the last fiscal year, no incumbent director while a member of the Board of Directors attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which such director served.

     Our Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. The Audit Committee, which currently consists of Mr. Appleby, Mr. Arnouse and Mr. Amiel Samuels is responsible for, among other things: (1) recommending engagement of our independent auditors; (2) approving the services performed by such auditors; (3) consulting with such auditors and reviewing with them the results of their examination; (4) reviewing and approving any material accounting policy changes affecting our operating results; (5) reviewing our control procedures and personnel; and (6) reviewing and evaluating our accounting principles and our system of internal accounting controls. The Audit Committee held three meetings during fiscal year 2000.

     The Compensation Committee, which currently consists of Mr. Arnouse and Mr. Appleby, is responsible for: (1) reviewing and approving the compensation and benefits for our officers and other employees; (2) administering our stock purchase and stock option plans; and (3) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held one meeting during fiscal year 2000. Neither Mr. Arnouse nor Mr. Appleby is an officer or employee of rStar or its subsidiaries.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act ("Section 16(a)") requires our executive officers and our directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish rStar with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that during fiscal year 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except for the following filings:


     - An Amended Form 4 was filed in June 2000 to revise the total number of shares owned by Rick Inatome. Mr. Inatome was our former Chief Executive Officer.

     - An Amended Form 4 was filed in June 2000 to revise the total number of shares owned by Mr. Kim Gaynor. Mr. Gaynor was our former Chief Operating Officer.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer during the last fiscal year (the "Named Officers") for services rendered to us in all capacities during the last three fiscal years.

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                       ANNUAL           AWARDS
                                                                    COMPENSATION     ------------
                                                                   ---------------    SECURITIES
                                                          FISCAL   SALARY    BONUS    UNDERLYING
NAME AND PRINCIPAL POSITION                                YEAR      ($)      ($)    OPTIONS (#)
---------------------------                               ------   -------   -----   ------------
Lance Mortensen(1)......................................   2000    261,692     0             0
  Chairman, Chief Executive Officer                        1999    248,400     0             0
  and President                                            1998    273,052     0       300,000
Robert Edwards(2).......................................   2000    154,000     0       250,000
  Senior Vice President, Administration                    1999          0     0             0
  and Chief Financial Officer                              1998          0     0             0
Christophe Morin(3).....................................   2000    109,000     0       125,000
  Vice President, Marketing                                1999          0     0             0
                                                           1998          0     0             0
Jay Scott(4)............................................   2000    131,000     0             0
  Chief Operating Officer                                  1999          0     0             0
                                                           1998          0     0             0
David Wallace(5)........................................   2000    147,625     0        30,000
  Vice President, General Counsel                          1999      6,379     0         8,100
  and Secretary                                            1998          0     0             0
R. Kimberly Gaynor(6)...................................   2000    449,864     0       100,000
  Former Chief Operating Officer                           1999     23,076     0       380,000
                                                           1998          0     0             0
Rick Inatome(7).........................................   2000    256,251     0             0
  Former Chief Executive Officer                           1999     71,846     0       200,000
                                                           1998          0     0             0

---------------

(1) Mr. Mortensen served as our Chief Executive Officer from June of 1997 to September of 1999. He was renamed Chief Executive Officer in October 2000.

(2) Mr. Robert Edwards joined us in March 2000 in his current position.

(3) Mr. Morin joined us in May 2000 and has served in his current position since April 2001.

(4) Mr. Scott joined us in March 2000 and has served in his current position since January 2001.

(5) Mr. Wallace joined us in November 1999 and has served in his current position since January 2001.

(6) Mr. Gaynor joined us in December 1999 and was employed by us until October 2000.

(7) Mr. Inatome joined us in September 1999 and was employed by us until October 2000.

  OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth, as to the Named Officers, information concerning stock options granted during the fiscal year ended December 31, 2000.

                                                                                             POTENTIAL
                                                                                             REALIZABLE
                                                                                              VALUE AT
                                                      INDIVIDUAL GRANTS                       ASSUMED
                                      --------------------------------------------------    ANNUAL RATES
                                                    PERCENT OF                             OF STOCK PRICE
                                      NUMBER OF    TOTAL OPTIONS                            APPRECIATION
                                      SECURITIES    GRANTED TO                               FOR OPTION
                                      UNDERLYING     EMPLOYEES                                TERM(4)
                                       OPTIONS       IN FISCAL     EXERCISE   EXPIRATION   --------------
NAME                                  GRANTED(1)      YEAR(2)       PRICE        DATE       5%       10%
----                                  ----------   -------------   --------   ----------   ----      ----
Lance Mortensen.....................         0            0            N/A         N/A      0         0
Robert Edwards......................   200,000         8.37         $ 4.75     4/14/10      0         0
Robert Edwards......................    50,000         2.09         $2.625      6/5/10      0         0
Christophe Morin....................   125,000         5.23          2.625      6/5/10      0         0
Jay Scott...........................         0            0            N/A         N/A      0         0
David Wallace.......................    30,000         1.26         $2.625      6/5/10      0         0
R. Kimberly Gaynor..................   100,000         4.19         $2.625      6/5/10      0         0
Rick Inatome........................         0            0            N/A         N/A      0         0

---------------

(1) All options in this table were granted under the 1998 Stock Plan and have exercise prices not less than the fair market value on the date of grant. All such options have 10-year terms. Options vest over a 4-year period at the rate of one-fourth on the first anniversary of the vesting commencement date and monthly thereafter.


(2) We granted options to purchase 2,389,316 shares of rStar common stock to employees and consultants in fiscal year 2000.


(3) Options may terminate before their expiration upon the termination of the optionee's status as an employee or consultant of rStar, the optionee's death or rStar's acquisition.


(4) Potential realizable value assumes that the price of rStar common stock increases from the exercise price as of the date of grant until the end of the option term (i.e. 10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 63% (at 5% per year) and 159% (at 10% per year). If the price of rStar common stock were to increase at such rates from the price at 2000 fiscal year end ($0.56 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $0.91 and $1.45, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent our estimate or projection of future stock price growth. We do not necessarily agree that this method can properly determine the value of an option.

  OPTION EXERCISES AND HOLDINGS


     The following table sets forth, as to the Named Officers, certain information concerning stock options exercised during fiscal year 2000 and the number of shares of rStar common stock subject to both exercisable and unexercisable stock options as of December 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of rStar common stock as of December 31, 2000.


                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES       VALUE     OPTIONS AT FISCAL YEAR END    AT FISCAL YEAR END($)(1)(2)
                            ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                        EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Lance Mortensen...........       0           0         200,000        100,000           0              0
Robert Edwards............       0           0               0        250,000           0              0
Christophe Morin..........       0           0               0        125,000           0              0
Jay Scott.................       0           0               0              0           0              0
David Wallace.............       0           0           2,193         35,907           0              0
R. Kimberly Gaynor........       0           0               0              0           0              0
Rick Inatome..............       0           0               0              0           0              0

---------------


(1) Market value of underlying securities based on the closing price of rStar common stock on December 29, 2000 (the last trading day of fiscal year 2000) on the Nasdaq National Market of $0.5625 minus the exercise price.



(2) The exercise price of options granted exceeds the fair market value of $0.5625 of rStar common stock on December 29, 2000.


COMPENSATION COMMITTEE REPORT

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     This report is provided by the Compensation Committee (the "Committee") of the Board of Directors to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of our Chief Executive Officer and our other senior officers.

     The Committee is comprised of two non-employee directors. The Committee's responsibility is to review and to recommend to the Board of Directors the compensation levels of the Chief Executive Officer and our other senior officers, to evaluate the performance of management and to consider management succession and related matters. The Committee also establishes the policies and programs that determine the compensation of our officers and other employees. The Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and our other executive officers and employees. In addition, the Committee administers our stock incentive plan. The Committee considers both internal data, including corporate goals and individual performance, as well as external data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining officers' compensation.

     The Committee's 2000 compensation actions and policies were based on recommendations on our executive compensation practices from Watson Wyatt, an outside consulting firm that specializes in executive compensation, internally generated information, comparative pay practice data, and its own review of the status of the executive compensation program that was adopted by the Committee in 1999. As a result of its comprehensive review, the Committee implemented changes to increase the percentage of pay that can be earned under the annual and long-term incentive compensation programs. To seek to better align the executive officers' interests with those of our stockholders, the Committee also increased the number of shares subject to stock option grants.

  COMPENSATION PHILOSOPHY

     When creating policies and making decisions concerning executive compensation, the Committee:

     - Ensures that the executive team has clear goals and accountability with respect to corporate performance;

     - Establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of our growth, and the labor markets in which we operate;

     - Independently assesses operating results on a regular basis in light of our expected performance; and

     - Aligns pay incentives with the long-term interests of our stockholders.

  COMPENSATION PROGRAM

     Our executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:


     - Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local (San Francisco Bay Area) and national data are examined and taken into account, along with the skills and performance of the individual and our needs.



     - Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals and is earned upon attainment of these specified business goals.



     - Equity-based incentive compensation has been provided to employees and executive officers through our stock incentive plans. Under these plans, our officers, employees and certain consultants are eligible to be granted stock options based on competitive market data, as well as their responsibilities. These options allow participants to purchase shares of rStar common stock at the market price on the date of the grant, subject to vesting during the participant's employment with us. Employees are also permitted to purchase shares of rStar common stock, subject to certain limitations, at 85% of fair market value under the Employee Stock Purchase Plan. The purpose of these stock plans is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. Our stock option plans utilize vesting periods to encourage employees and executives to remain with us and to focus on longer-term results.


  CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Mortensen resumed service as our Chief Executive Officer in October 2000, at which time he succeeded Mr. Inatome in that position. In determining the compensation of our Chief Executive Officer for the fiscal year ended December 31, 2000, we used an industry survey of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, as well as our corporate individual objectives for the fiscal year. Mr. Mortensen's annual base compensation for fiscal year 2000 was $275,000. Mr. Mortensen did not receive an employee bonus for the fiscal year ended December 31, 2000.

     Mr. Mortensen did not receive a stock option grant or stock award for fiscal year 2000.

  OTHER EXECUTIVE COMPENSATION

     We provide certain compensation programs to executives that are also available to other our other employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs. We do not provide executive perquisites such as club memberships.

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION


     The Internal Revenue Code of 1986, as amended (the "Code") limits the federal income tax deductibility of compensation paid to our chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. We may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions, such as stockholder approval. Considering our current compensation plans and policy, rStar and the Committee believe that, for the near future, there is little risk that we will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, our compensation plans and policy will be modified to maximize deductibility if rStar and the Committee determine that such action is in our best interest.


COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Michael Arnouse
Charles Appleby

STOCK PRICE PERFORMANCE GRAPH


     The following graph compares the cumulative total return to stockholders on our common stock with the cumulative return of the Nasdaq Composite Stock Market Index (the "Nasdaq Composite Index") and the Chase H&Q Internet 100 Index (the "H&Q 100 Index"). The graph assumes that $100 was invested on October 20, 1999 in our common stock, the Nasdaq Composite Index and the Chase H&Q Internet 100 Index, including reinvestment of dividends. No dividends have been declared or paid on our common stock. Historic price performance is not indicative of future stock price performance.


                COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
       AMONG RSTAR CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                        THE JP MORGAN H&Q INTERNET INDEX

                                                                                  NASDAQ STOCK               JP MORGAN H & Q
                                                       RSTAR CORP.                MARKET (U.S.)                 INTERNET
                                                       -----------                -------------              ---------------
10/20/99                                                 100.00                      100.00                      100.00
12/99                                                     78.41                      145.70                      190.23
12/00                                                      5.12                       87.68                       73.19

---------------

* $100 invested on 10/29/99 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised solely of outside Directors. The Compensation Committee of the Board of Directors consists of Mr. Arnouse, as Chairman, and Mr. Appleby. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  PRINCIPAL STOCKHOLDERS


     The following table sets forth as of January 8, 2002 certain information relating to the ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of rStar common stock; (ii) each of our directors and nominees; (iii) each of the officers named in the Executive Compensation Table on page 60, hereof; and (iv) all of our directors and executive officers as a group.



                                                                  SHARES       PERCENTAGE
                                                               BENEFICIALLY   BENEFICIALLY
DIRECTOR NOMINEES, 5% STOCKHOLDERS, DIRECTORS AND OFFICERS(2)    OWNED(1)        OWNED
-------------------------------------------------------------  ------------   ------------
DIRECTOR NOMINEES:
  Yoel Gat(3)...............................................       100,000           *
  Giora Oron(4).............................................            --          --
  Michael Anghel............................................            --          --
5% STOCKHOLDERS:
Gilat Satellite Networks, Ltd.(5)...........................    41,814,643       64.72%
  1651 Old Meadow Road
  McLean Virginia 22102
Lance Mortensen(6)..........................................     6,430,875        9.95%
Michael Arnouse(7)..........................................     3,617,554        5.60%
  545 Madison Ave
  New York, NY 10022
CURRENT DIRECTORS:
Charles Appleby(8)..........................................       813,335        1.26%
  9250 Baymeadows Road
  Suite 220
  Jacksonville, FL 32256
Amiel Samuels(9)............................................        56,000           *
Sasson Darwish(10)..........................................            --          --
EXECUTIVE OFFICERS:
Robert Edwards(11)..........................................       132,817           *
Christophe Morin(12)........................................        91,145           *
Jay Scott(13)...............................................       151,479           *
David Wallace(14)...........................................        83,060           *
All directors and executive officers as a group (9
  persons)..................................................    11,376,265       17.61%


---------------

  *  Less than 1%


(1) The number of shares owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of January 8, 2002 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.


 (2) Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o rStar Corporation, 3000 Executive Parkway, Suite 150, San Ramon, CA 94583.


 (3) Mr. Gat's address is c/o Gilat Satellite Networks Ltd., 21 Yegia Kapayim Street, Kiryat Arye, Peteh Tikva 49130, Israel.



 (4) Mr. Oron's address is c/o Gilat to Home Latin America (Netherlands Antilles) N.A., 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323.


 (5) Based on Schedule 13D/A filed with the SEC on May 21, 2001, Gilat held shared voting as to 41,814,643 of such shares. Gilat indicates that it had no sole voting, sole dispositive, or shared dispositive power over such shares.

 (6) Includes options to purchase 300,000 shares of our common stock exercisable within 60 days of January 8, 2002. Mr. Mortensen is Chairman of the Board, Chief Executive Officer and President of rStar.



 (7) Includes options to purchase 40,000 shares of our common stock exercisable within 60 days of January 8, 2002. Mr. Arnouse is a director of rStar.



 (8) Includes options to purchase 6,667 shares of our common stock exercisable within 60 days of January 8, 2002. Mr. Appleby is a director of rStar.



 (9) Includes shares of rStar common stock that are controlled by Mr. Samuel's spouse. Mr. Samuels disclaims beneficial ownership of these shares. Mr. Samuel's address is c/o Gilat Satellite Networks Ltd., 21 Gilat Yegia Kapayim Street, Kiryat Arye, Petah Tikva 49130, Israel.



(10) Mr. Darwish's address is c/o Emblaze Systems, Inc., 424 Madison Avenue, 16th Floor, New York, New York.



(11) Includes options to purchase 101,038 shares of our common stock exercisable within 60 days of January 8, 2002. Mr. Edwards is Senior Vice President, Administration and Chief Financial Officer of rStar.



(12) Includes options to purchase 46,874 shares of our common stock exercisable within 60 days of January 8, 2002. Mr. Morin is Vice President -- Marketing of rStar.



(13) Includes options to purchase 72,916 shares of our common stock exercisable within 60 days of January 8, 2002. Mr. Scott is Chief Operating Officer of rStar.



(14) Includes options to purchase 17,800 shares of our common stock exercisable within 60 days of January 8, 2002. Mr. Wallace is Vice President, General Counsel and Secretary of rStar.


AUDIT COMMITTEE

  AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors currently consists of Messrs. Arnouse, Samuels and Appleby. Mr. Appleby serves as Chairman. Mr. Samuels joined the Audit Committee on June 14, 2001. Each of the members of the Audit Committee, other than Mr. Samuels, qualifies as an independent director as defined by the NASDAQ National Market standards governing the qualification of Audit Committee members. Mr. Samuels may be deemed not to be an independent director under the NASDAQ rules because he is an employee of Gilat, the majority shareholder and an affiliate of rStar. Under the current listing standards of the NASDAQ National Market, a board of directors may appoint one non-independent director to the audit committee in certain circumstances. The Board of Directors has determined that it is in the best interests of rStar and its stockholders to appoint Mr. Samuels to the Audit Committee because of his financial sophistication, knowledge of the StarBand Latin America business and his prior experience in accounting and financial reporting.


     The Board of Directors approved a written charter of the audit committee that defines its roles and responsibilities which is attached as Appendix D to this proxy statement. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of rStar's independent auditors.


     Management is responsible for rStar's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of rStar's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP, rStar's independent auditors. Management represented to the Audit Committee that rStar's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Grant Thornton LLP's judgments about the quality (not just the acceptability) of rStar's accounting principles as applied to financial reporting.

     Grant Thornton LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with Grant Thornton LLP that firm's independence. The Audit Committee further considered whether the provision by Grant Thornton LLP of the non-audit services described above is compatible with maintaining the auditors' independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that rStar's audited consolidated financial statements be included in rStar's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC. The Audit Committee and the Board of Directors have also recommended the selection of Grant Thornton LLP as rStar's independent auditors for 2001, subject to stockholder ratification.

                                          Charles Appleby, Chairman
                                          Michael Arnouse
                                          Amiel Samuels

The Audit Committee charter is included as Appendix D.

             PROPOSAL NO. 6 -- APPOINTMENT OF INDEPENDENT AUDITORS


     The Audit Committee and the Board of Directors selected and appointed Grant Thornton LLP to act as our independent accountants for the year ended December 31, 2001. In recognition of the important role of the independent accountants, their selection is submitted to the stockholders for their review and ratification on an annual basis.

     Fees for the year ended December 31, 2000 were $141,000 for the annual audit, $197,000 for all other fees, including audit related services and zero for non-audit related services. Audit related services generally include fees for business acquisitions, accounting consultations and SEC registration statements.

     A representative of Grant Thornton LLP will be present at the Annual Meeting, will be given an opportunity to make a statement, and is expected to be available to respond to questions.

     The Board recommends a vote "FOR" the proposal to ratify the selection of Grant Thornton LLP as rStar's independent auditors for the fiscal year ended December 31, 2001.

REQUIRED VOTE

     Although stockholder approval is not required for the appointment of Grant Thornton LLP, since the Board of Directors has the responsibility of selecting auditors, the Board of Directors has conditioned its appointment of rStar's independent auditors upon the receipt of the affirmative vote of a majority of the stock present in person or represented by proxy at the Annual Meeting. In the event that the stockholders do not approve the selection of Grant Thornton LLP, the Board of Directors will reconsider its appointment.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
          THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS
       INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                  SELECTED FINANCIAL DATA OF rSTAR CORPORATION


     The table that follows presents portions of rStar's financial statements and is not complete. You should read the following selected financial data together with rStar's financial statements and related notes and with "rStar Management's Discussion and Analysis of Financial Condition and Results of Operations" and the more complete financial information. We have summarized below statement of operations data for the years ended December 31, 1998, 1999, and 2000 and balance sheet data as of December 31, 1997, 1998, 1999 and 2000. These selected operations and balance sheet data have been derived from our financial statements which have been audited by independent auditors and which are incorporated by reference into this proxy statement. We have also derived summarized statement of operations data for the nine month periods ended September 30, 2000 and 2001 and for the period from June 25, 1997 through December 31, 1997 and balance sheet data as of September 30, 2001 from our unaudited financial statements. These unaudited financial statements include, in rStar management's opinion, all adjustments, consisting only of normal recurring adjustments, that it considers necessary for the fair presentation of rStar's financial position and results of operations for those periods. The historical results presented below for the nine months ended September 30, 2001 are not necessarily indicative of the results to be expected for any future period.



                                                                                                      PERIOD FROM
                                                                                                     JUNE 25, 1997
                                   9 MONTHS        9 MONTHS                                           (INCEPTION)
                                     ENDED           ENDED            YEAR ENDED DECEMBER 31,           THROUGH
                                 SEPTEMBER 30,   SEPTEMBER 30,   ---------------------------------   DECEMBER 31,
                                     2001            2000           2000        1999        1998         1997
                                 -------------   -------------   ----------   ---------   --------   -------------
                                                  (UNAUDITED)     (IN THOUSANDS, EXCEPT PER SHARE
                                  (UNAUDITED)                                FIGURES)
HISTORICAL
STATEMENT OF OPERATIONS
  Net revenues from continuing
    operations.................    $     --        $     --      $      --    $     --    $    --       $   --
  Net revenues from
    discontinued operations....       1,592          13,433         14,316       2,542         --           --
  Income (Loss) from continuing
    operations.................     (10,137)         (1,635)        (6,231)        182       (122)         (54)
  Income (Loss) from
    discontinued operations....     (11,990)        (44,015)      (104,724)    (27,309)    (4,909)        (527)
  Total net loss...............     (22,127)        (45,650)      (110,955)    (27,127)    (5,031)        (581)
  Preferred dividends, actual,
    accreted and deemed........          --            (2.3)          (213)    (17,965)      (606)          --
  Net loss applicable to common
    stockholders...............    $(22,127)       $(45,863)     $(111,168)   $(45,092)   $(5,637)      $ (581)
  Net income (loss) per share,
    basic and diluted from
    continuing operations......    $  (0.19)       $  (0.04)     $   (0.16)   $   0.91    $ (0.06)      $(0.05)
  Net income (loss) per share,
    basic and diluted from
    discontinued operations....    $  (0.22)       $  (1.03)     $   (2.40)   $  (1.39)   $ (0.42)      $   --
  Shares used in calculation of
    net loss per share, basic
    and diluted................      53,397          42,991         43,348      19,607     11,685       11,620

                                                                                  DECEMBER 31,
                                                      SEPTEMBER 30,   ------------------------------------
                                                          2001         2000       1999      1998     1997
                                                      -------------   -------   --------   -------   -----
                                                       (UNAUDITED)
BALANCE SHEET:
  Cash and equivalents..............................     $34,579      $48,406   $112,714   $   815   $ 275
  Restricted cash...................................         687          577        565        --      --
  Total current assets..............................      35,503       48,981    113,141       820     288
  Total current liabilities.........................       7,437       41,108     23,587       118     399
  Total liabilities.................................       7,837       61,653     36,879     5,726     861
  Total stockholders' equity (deficit)..............     $35,170      $11,575   $114,313   $(2,123)  $(512)
  Current ratio.....................................        4.77         1.19       4.80      6.95     .72

                        rSTAR AND STARBAND LATIN AMERICA
            UNAUDITED SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA


     rStar and StarBand Latin America have included this unaudited summary pro forma consolidated financial data for the purpose of illustration only. The data does not necessarily indicate what the operating results or financial position of the combined company would have been if the StarBand acquisition had been completed at the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of the combined company will be. This unaudited pro forma consolidated financial data reflects treatment of the StarBand acquisition as a purchase for accounting purposes. The unaudited pro forma consolidated statements of operations data gives effect to the acquisition as if it occurred on January 1, 2001. The unaudited pro forma consolidated balance sheet data gives effect to the StarBand acquisition as if it had occurred on September 30, 2001.



                                                               NINE MONTHS
                                                                  ENDED        YEAR ENDED
                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2001            2000
                                                              -------------   ------------
PRO FORMA STATEMENT OF OPERATIONS
  Revenues..................................................    $  7,138        $  1,107
  Operating loss............................................     (13,432)        (14,813)
  Loss from continuing operations...........................     (13,313)        (11,486)
  Pro forma net loss per common share-basic and diluted from
     continuing operations..................................    $  (0.12)       $  (0.11)
  Pro forma weighted average shares outstanding.............     113,370         108,188



                                                                   AS OF
                                                               SEPTEMBER 30,
                                                                   2001
                                                               -------------
PRO FORMA BALANCE SHEET
Total current assets........................................      $34,255
Total assets................................................       62,778
Total current liabilities...................................       11,040
Total stockholder equity....................................      $48,730
Current ratio...............................................         3.10

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


     The following unaudited pro forma condensed consolidated statements of operations are set forth herein to give effect to the acquisition of StarBand Latin America by rStar as if such acquisition had occurred as of the beginning of each period presented by combining (i) the Statements of Operations of rStar for the year ended December 31, 2000 and the nine months ended September 30, 2001 with the Statement of Revenues and Direct Costs and Operating Expenses of StarBand Latin America for the year ended December 31, 2000 and the six-month period ended June 30, 2001, and (ii) the rStar Balance sheet as of September 30, 2001 and StarBand Latin America Statement of Assets to be Acquired and Liabilities to be Assumed as of June 30, 2001.


     THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ARE PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY AND ARE NOT NECESSARILY INDICATIVE OF THE COMBINED RESULTS OF OPERATIONS THAT WOULD HAVE BEEN REPORTED ON A HISTORICAL BASIS, NOR DO THEY REPRESENT A FORECAST OF THE COMBINED FUTURE RESULTS OF OPERATIONS FOR ANY FUTURE PERIOD. ALL INFORMATION CONTAINED HEREIN SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE NOTES THERETO ALONG WITH THE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" INCLUDED IN RSTAR'S ANNUAL REPORT FILED ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 WHICH HAVE BEEN INCORPORATED BY REFERENCE HEREIN AND THE STATEMENTS AND NOTES THERETO OF STARBAND LATIN AMERICA INCLUDED HEREIN.

                               rSTAR CORPORATION

                         UNAUDITED PRO FORMA CONDENSED

                          CONSOLIDATED BALANCE SHEETS


                            AS OF SEPTEMBER 30, 2001



                                                    STARBAND                                                 PRO FORMA
                                     RSTAR       LATIN AMERICA                                 ADJUSTMENT   AS ADJUSTED
                                  CORPORATION    (HOLLAND) B.V.                                   FOR           FOR
                                 SEPTEMBER 30,      JUNE 30,       PRO FORMA      PRO FORMA     EXCHANGE     EXCHANGE
                                     2001             2001        ADJUSTMENTS    AS ADJUSTED     OFFER         OFFER
                                 -------------   --------------   -----------    -----------   ----------   -----------
                                                                     (IN THOUSANDS)
Current assets:
  Cash and cash equivalents....    $ 34,579         $ 1,946               --      $ 36,525      $(9,076)G    $ 27,449
  Accounts receivable, net.....         595           4,872               --         5,467           --         5,467
  Prepaid expenses and other
    current assets.............         329           1,010               --         1,339           --         1,339
                                   --------         -------        ---------      --------      -------      --------
Total current assets...........      35,503           7,828               --        43,331           --        34,255
Equipment, net.................       2,436          13,259               --        15,695           --        15,695
Restricted cash................         687              --               --           687           --           687
Other assets...................       3,134              --           (1,033)A       2,101           --         2,101
Goodwill and other intangibles,
  net..........................          --              --           11,310A,B     11,310       (2,517)G       8,793
Net assets of discontinued
  operations...................       1,247              --               --         1,247           --         1,247
                                   --------         -------        ---------      --------      -------      --------
Total assets...................    $ 43,007         $21,087        $  10,277      $ 74,371           --      $ 62,778
                                   ========         =======        =========      ========      =======      ========
Liabilities and Stockholders
  Equity:
Current liabilities:
  Account payable..............    $  1,440         $ 1,980                       $  3,420           --      $  3,420
  Accrued expenses and other
    liabilities................       1,593             676              947A        3,216           --         3,216
  Accrued compensation and
    related expenses...........         489              --               --           489           --           489
  Current portion of capital
    lease obligations..........       3,915              --               --         3,915           --         3,915
                                   --------         -------        ---------      --------      -------      --------
Total current liabilities......       7,437           2,656                         11,040                     11,040
Capital lease obligations, less
  current portion..............         400              --               --           400           --           400
Due to related parties.........          --           2,608               --         2,608           --         2,608
                                   --------         -------        ---------      --------      -------      --------
Total liabilities..............       7,837           5,264                         14,048                     14,048
                                   --------         -------        ---------      --------      -------      --------
Stockholders Equity:
  Net assets to be acquired....          --          15,823                         15,823           --        15,823
    Convertible preferred
      stock, $0.01 par value
      5,000,000 shares
      authorized, none issue
      and outstanding at June
      30, 2001.................          --              --               --            --           --            --
  Common stock, $0.01,
    200,000,000 shares
    authorized, 63,778,710
    shares issued and
    outstanding at June 30,
    2001 and 43,957,709 at
    December 31, 2000..........         638              --              431B        1,069           --         1,069
                                                                       8,899A,B
Additional paid in capital.....     225,831              --         (184,605)       50,125           --        50,125
Deferred stock compensation....        (194)             --               --          (194)          --          (194)
Notes receivable from
  stockholders.................      (6,500)             --               --        (6,500)          --        (6,500)
Treasury Stock.................                                                                 (11,593)G     (11,593)
Accumulated Deficit............    (184,605)             --          184,605            --                         --
                                   --------         -------        ---------      --------      -------      --------
Total Stockholders equity......      35,170          15,823                         60,323                     48,730
                                   --------         -------        ---------      --------      -------      --------
Total Liabilities and
  stockholders equity..........    $ 43,007         $21,087        $  10,277      $ 74,371                   $ 62,778
                                   --------         -------        ---------      --------      -------      --------

                               rSTAR CORPORATION

                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001



                               RSTAR              STARBAND                                                  PRO FORMA
                            CORPORATION        LATIN AMERICA                                  ADJUSTMENT   AS ADJUSTED
                            NINE MONTHS        (HOLLAND) B.V.                                    FOR           FOR
                        ENDED SEPTEMBER 30,   SIX MONTHS ENDED    PRO FORMA      PRO FORMA     EXCHANGE      EXCHANGE
                               2001            JUNE 30, 2001     ADJUSTMENTS    AS ADJUSTED     OFFER         OFFER
                        -------------------   ----------------   -----------    -----------   ----------   ------------
                                                                (IN THOUSANDS)
Revenues..............       $     --             $ 7,138          $   --        $  7,138      $    --      $   7,138
                             --------             -------          ------        --------      -------      ---------
Operating expenses:
  Cost of revenues....             --               6,669             450E          7,119           --          7,119
  Selling and
    marketing
    expenses..........          2,371                 247              --           2,618           --          2,618
  General and
    administrative
    expenses..........          4,451               1,624             330E          6,405           --          6,405
  Research and
    development.......          2,215                  --              --           2,215           --          2,215
  Depreciation and
    amortization......            436                 778             999B,F        2,213           --          2,213
                             --------             -------          ------        --------      -------      ---------
Total operating
  expenses............          9,473               9,318                          20,570                      20,570
                             --------             -------          ------        --------      -------      ---------
Operating loss........         (6,020)             (2,180)             --         (13,432)          --        (13,432)
Other income
  (expense):
  Interest expense....         (1,905)                 --             904C         (1,001)          --         (1,001)
  Interest income.....          1,351                  --            (340)D         1,011           --          1,011
  Other income
    (expense).........            109                  --              --             109           --            109
                             --------             -------          ------        --------      -------      ---------
                                 (445)                 --              --             119                         119
                             --------             -------          ------        --------      -------      ---------
Loss from continuing
  operations before
  provision for income
  taxes...............        (10,137)             (2,180)             --         (13,313)          --        (13,313)
Provision for income
  taxes...............             --                  --              --              --           --             --
                             --------             -------          ------        --------      -------      ---------
Loss from continuing
  operations..........       $(10,137)            $(2,180)                       $(13,313)                  $ (13,313)
                             ========             =======          ======        ========      =======      =========
Pro forma net loss per
  common share-basic
  and dilutive from
  continuing
  operations..........       $  (0.19)                 --              --        $  (0.11)          --      $   (0.12)
                             ========             =======          ======        ========      =======      =========
Pro forma weighted
  average shares
  outstanding.........         53,397                  --          62,500H        115,897       (2,527)H      113,370
                             ========             =======          ======        ========      =======      =========

                               rSTAR CORPORATION

                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                                  STARBAND
                                   RSTAR       LATIN AMERICA                                              PRO FORMA
                                CORPORATION    (HOLLAND) B.V.                               ADJUSTMENT   AS ADJUSTED
                                 YEAR ENDED      YEAR ENDED                                    FOR           FOR
                                DECEMBER 31,    DECEMBER 31,     PRO FORMA     PRO FORMA     EXCHANGE     EXCHANGE
                                    2000            2000        ADJUSTMENTS   AS ADJUSTED     OFFER         OFFER
                                ------------   --------------   -----------   -----------   ----------   -----------
                                                                   (IN THOUSANDS)
Revenues......................    $    --         $ 1,107             --       $  1,107           --      $  1,107
                                  -------         -------         ------       --------       ------      --------
Operating expenses:
  Cost of revenues............         --           1,167            900E         2,067           --         2,067
  Selling and marketing
    expenses..................        399             398             --            797           --           797
  General and administrative
    expenses..................      5,614           1,910            660E         8,184           --         8,184
  Research and development....        817              --                           817           --           817
  Depreciation and
    amortization..............         --             242          1,675B,F       1,917           --         1,917
  Impairment of long lived
    assets....................         --           2,138                         2,138           --         2,138
                                  -------         -------         ------       --------       ------      --------
Total operating expenses......      6,830           5,855                        15,920           --        15,920
                                  -------         -------         ------       --------       ------      --------
Operating income..............     (6,830)         (4,748)                      (14,813)          --       (14,813)
                                  -------         -------         ------       --------       ------      --------
Other income (expense):
  Interest expense............     (5,447)             --          3,809C        (1,638)          --        (1,638)
  Interest income.............      5,259              --           (454)D        4,805           --         4,805
  Other income................        160              --             --            160           --           160
                                  -------         -------         ------       --------       ------      --------
                                      (28)             --                         3,327                      3,327
                                  -------         -------         ------       --------       ------      --------
Loss from continuing
  operations before provision
  for income taxes............     (6,858)         (4,748)            --        (11,486)          --       (11,486)
Provision for income taxes....         --              --             --
                                  -------         -------         ------       --------       ------      --------
Net loss from continuing
  operations..................    $(6,858)        $(4,748)            --       $(11,486)          --      $(11,486)
                                  =======         =======         ======       ========       ======      ========
Pro forma net loss per common
  share -- basic and dilutive
  from continuing
  operations..................    $ (0.16)             --             --       $  (0.10)          --      $  (0.11)
                                  =======         =======         ======       ========       ======      ========
Pro forma weighted average
  shares outstanding..........     43,348              --         67,367G       110,715       (2,527)G     108,188
                                  =======         =======         ======       ========       ======      ========

                               rSTAR CORPORATION

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS


Note 1. The unaudited pro forma condensed consolidated statements of operations, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of rStar and the financial statements of StarBand Latin America for the indicated periods. The unaudited pro forma condensed consolidated statements of operations do not reflect activity subsequent to the periods presented and therefore do not reflect a projection of future results nor do they anticipate cost reductions or other synergies that may result from the StarBand acquisition.



Note 2. rStar's statement of operations for the year ended December 31, 2000 has been combined with StarBand Latin America's statement of revenues and direct costs and operating expenses for the year ended December 31, 2000. Additionally, rStar's statement of operations for the nine-month period ended June 30, 2001 and balance sheet as of September 30, 2001 has been combined with StarBand Latin America statement of revenues and direct costs and operating expenses for the six-month period ended June 30, 2001 and statement of assets to be acquired and liabilities to be assumed as of June 30, 2001, respectively. The purpose of combining the two companies is for the presentation of unaudited pro forma condensed consolidated statements of operations and balance sheets only.



Note 3. The unaudited pro forma net loss per share is based on the weighted average number of the rStar common stock outstanding during the periods presented after giving effect to the StarBand acquisition.


Note 4. Certain reclassifications have been made to the StarBand Latin America's financial statements to conform to rStar's presentation.

Note 5. The following pro forma adjustments are reflected in the unaudited pro forma condensed consolidated statements of operations:


     A. Represents direct costs of the StarBand acquisition by rStar



     B. In April 2001, Gilat announced a series of planned transactions, which will result in Gilat obtaining control of rStar. As described elsewhere in this proxy statement, Gilat exchanged $45 million dollars of debt of rStar for 19,396,552 shares of rStar common stock. In accordance with the second amended acquisition agreement dated as of December 31, 2001, rStar will issue 43,103,448 shares of rStar common stock in exchange for all the outstanding stock of StarBand Latin America an indirect wholly owned subsidiary of Gilat. As a result, Gilat will indirectly own approximately 85% of rStar common stock subsequent to these transactions and the tender offer discussed below. The StarBand acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Although rStar is the surviving entity for legal purposes, StarBand Latin America will be the acquirer for accounting purposes. The assets and liabilities of rStar will be reflected at fair value to the extent acquired by StarBand Latin America in accordance with EITF Consensus 90-13. Accordingly, the assets and liabilities of StarBand Latin America will be reflected at historical cost. The pro forma statements also reflect "push down" accounting in accordance with SEC Accounting Bulletin No. 54 and EITF Consensus 90-13 under which Goodwill recorded on the financial statements of Gilat have been pushed down to the financial statements of rStar.

                               rSTAR CORPORATION

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
              CONSOLIDATED STATEMENTS OF OPERATIONS -- (CONTINUED)

The total purchase price and purchase price allocation was calculated as follows:


Fair value of 15% of 43,103,448 shares of Common Stock
  issued by rStar based on the market price of rStar Common
  Stock on the date of the second amended acquisition
  agreement.................................................  $ 2,974
Carrying value of the existing 51% interest owned by
  Gilat.....................................................   30,199(1)
Fair value of debt equity swap..............................   45,000(2)
Less: Write down of the carrying value of rStar by Gilat....  (50,580)
Issuance of 466,105 shares of Gilat stock in connection with
  the exchange offer........................................    2,517
Acquisition costs...........................................    3,380
                                                              -------
Total purchase price........................................   33,490
Book value of rStar net assets to be acquired...............   35,170
Less: Cash paid to minority.................................   (9,076)
                                                              -------
Adjusted Book value of net..................................   26,094
Percentage acquired.........................................      85%
                                                              -------
Net assets to be acquired...................................   22,180
                                                              -------
Excess purchase price.......................................  $11,310(4)
                                                              =======



(1)Prior to the April 23, 2001 acquisition agreement, Gilat owned 51% of the outstanding common stock of rStar. Gilat obtained this interest in January 2001, however did not gain control of rStar as control was limited by legal restrictions, including the lack of an ability to appoint the majority of the Board of Directors until 2002.



(2)Gilat's exchange of $45 million dollars of debt of rStar for 19,396,552 shares of stock of rStar ordinary shares was consummated on May 19, 2001 and has been reflected in the historical statements of rStar as of June 30, 2001.



(3)In September 2001, Gilat recorded a charge to operations of $50,580 related to its investment in rStar. Because Gilat intends to pushdown this charge to rStar upon consummation of the transactions, it has been reflected in these accompanying pro forma statements.



(4)rStar has preliminarily allocated the excess purchase price over the net book value of rStar (see footnote 1) as follows:



Identifiable Intangibles....................................  $ 1,927
Goodwill....................................................    9,383
                                                              -------
  Goodwill and other intangibles............................  $11,310
                                                              =======



     In accordance with the SFAS 142 "Accounting for Goodwill and Intangible Assets" amortization of goodwill is no longer required and as such none has been provided on a pro forma basis. rStar will review the goodwill as required by pronouncement. rStar has estimated that the average useful life of the identifiable intangibles is 3 years and as such as provided on a pro forma basis for amortization of $642,000 and $482,000 for the year ended December 31, 2000 and the nine months ended June 30, 2001, respectively. The allocation of the purchase price is preliminary and is based on information available at the time of the filing; the allocation will be adjusted based upon information gathered after the StarBand acquisition has been completed.

                               rSTAR CORPORATION

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
              CONSOLIDATED STATEMENTS OF OPERATIONS -- (CONTINUED)


     C.Represents the elimination of interest expense relating to the related party debt that was cancelled as described in footnote I.



     D.Represents the elimination of interest income on the cash component of the exchange offer as described in footnote G.



     E.Represents overhead and other expenses that are not reflected the historical statements. These expenses are recurring expenses expected to be part of the newly formed entity.



     F. Represents additional depreciation of network and other assets that have not been depreciated previously, as the assets were not placed in service prior to June 30, 2001.



     G. In connection with the acquisition agreement, rStar will offer to exchange up to 6,315,789 shares from the rStar common stockholders in exchange for .0738 of an ordinary share of Gilat for each share from the rStar common stock and sash ranging from $0.32 to $1.58 per share. The exact amount is based on a formula, which is dependent on the average trading price of Gilat's stock for the 10 trading period ending 5 days prior to the expiration of the offer. Below is an example of this formula assuming the maximum 29% conversion and the most recent trading price of Gilat's stock.



formula



     Assuming that the recent trading price of Gilat ordinary shares is $5.40, the cash formula equals = [($6,000,000 + (($12 minus $5.4) * (466,105))] =
$9,076,293.00.



In the event that the average trading price is greater than $12 per share than the above formula would be reversed so that the differences is reduced from the $6 million. In no event can the cash be greater than $10 million or less than $2 million. The actual cash to be paid will differ based upon the formula described above, as a result, the actual amount will differ from the amount calculated above. For purposes of the pro forma we have used the most recent trading price of Gilat's stock to calculate the cash to be paid.



In addition rStar will exchange 3,789,473 shares of rStar assuming the maximum conversion, for 466,105 shares of Gilat in order to provide for the stock portion of the tender.



     H.The weighted average shares (in thousands) outstanding of use to in the pro forma was calculated as follows:



                                                      SEPTEMBER 30,   DECEMBER 31,
                                                          2001            2001
                                                      -------------   ------------
Weighted average shares outstanding of rStar........      53,397         43,348
Cancellation of related party debt (See note I).....      19,397         19,397
Share issued in acquisition (See note B)............      43,103         43,103
                                                         -------        -------
Pro Forma weighted average shares outstanding of
  rStar.............................................     115,897        105,848
Net shares tendered in exchange offer (See Note
  G)................................................      (2,527)        (2,527)
                                                         -------        -------
Pro forma weighted average share outstanding
  subsequent to the tender offer....................     113,370        103,321
                                                         =======        =======



     I. On May 21, 2001, rStar issued 19,396,552 shares of rStar common stock to a controlled affiliate of Gilat in exchange for the cancellation of $45,000,000 in debt with Spacenet Inc. a wholly owned subsidiary of Gilat. Pro forma weighted average shares have been adjusted as if this transaction has occurred as of January 1, 2000.

                                rSTAR'S BUSINESS


     rStar Corporation is a Delaware corporation, headquartered in San Ramon, California. We were founded in June 1997, and until March 2001, we operated under the name ZapMe! Corporation. rStar develops, provides and manages satellite-based networks for large-scale deployment across corporate enterprises, and user communities of interest. rStar's core products include remote high-speed Internet access, delivery of data and high-quality video and networking services distributed through its satellite broadband Internet solutions. These products are designed to allow businesses to provide e-business services, such as merchant payment, in-store audio and video, employee benefits administration, employee training and related services to their vendors and customers. rStar's solution utilizes "always-on" satellite technology which delivers technology tools and applications to small and medium-sized business entities. rStar customizes its managed browser technology for each network to allow Internet access, in industry-specific managed desktop environment, for conducting business transactions, viewing web-based content and training, and providing e-business services.



     In October 2000, rStar announced a strategic decision to shift its business focus and resources and started implementing and managing industry-specific private networks for businesses to communicate with their vendors and customers via satellite-delivered Internet connections. rStar had initiated this business in July 2000. Prior to that time, rStar's principal focus was on building an advertiser-supported network serving the education market. rStar commenced operations in September 1997 and began offering sponsorships through its proprietary network in December 1998. Over the next several years, rStar built one of the country's largest broadband Internet Media Networks dedicated to education. rStar's network was designed primarily for students aged 13 - 19 to provide a rich media computer experience that was free and easy to use. rStar provided each school participating in its network several multimedia personal computers with monitors, a laser printer and free broadband access to its website and the Internet. Since commencement of operations, rStar's advertising-based revenue model was subject to federal and state legislative challenge by persons seeking to eliminate all advertising in schools. In October 2000, rStar decided that it would no longer accept or present paid commercial messages directed at students, announced its plan to end the free service business model and discontinued the installation of free computer labs for schools. In February 2001, rStar's Board of Directors approved a formal plan to discontinue and dispose of its school business.


     The information set forth in "Item 1 -- Business" in rStar's 2000 Annual Report on Form 10-K is incorporated herein by reference.

                rSTAR'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The information set forth in "Item 7 -- Management's Discussion and Analysis of Financial Condition and Results of Operations" in rStar's 2000 Annual Report on Form 10-K is incorporated herein by reference.

                        SELECTED FINANCIAL DATA OF GILAT



     The tables below present portions of Gilat's financial statements and are not complete. rStar stockholders should read the following selected financial data together with Item 5: "Operating and Financial Review and Prospects" and the consolidated financial statements and related notes included in Item 18 of Gilat's Annual Report on Form 20-F/A, filed with the SEC on January 15, 2002. Gilat's selected consolidated statement of operations data and the consolidated balance sheet data set forth below with respect to the years ended December 31, 1996, 1997, 1998, 1999 and 2000 as of December 31, 1996, 1997, 1998, 1999 and
2000 have been prepared in accordance with U.S. GAAP and have been derived from Gilat's audited financial statements included in Gilat's Annual Report on Form 20-F/A for the fiscal year ended December 31, 2000, filed with the SEC on January 15, 2002. The selected consolidated statement of operations data set forth below with respect to the six-months periods ended June 30, 2000 and 2001 and the consolidated balance sheet data as of June 30, 2001 have been prepared by Gilat Satellite Networks Ltd. in accordance with generally accepted accounting principles in the United States, pursuant to the rules and regulations of the Securities and Exchange Commission and include the accounts of Gilat and its subsidiaries, collectively. In the opinion of Gilat, the unaudited financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position at June 30, 2001 and the operating results for the six-month period ended June 30, 2000 and 2001. Please note that interim results are not necessarily indicative of results which may be expected for any other period or for the full year.



                                                                                                                 SIX MONTHS
                                                                  YEAR ENDED DECEMBER 31,                      ENDED JUNE 30,
                                                  -------------------------------------------------------    -------------------
          (U.S. DOLLARS IN THOUSANDS)             1996(1)      1997       1998         1999        2000        2000       2001
          ---------------------------             -------      ----       ----         ----        ----        ----       ----
                                                                                                                 (UNAUDITED)
Revenues:
  Products......................................  $74,126    $101,309   $147,767     $238,564    $398,299    $154,967   $163,871
  Services......................................       --       2,381      7,568       99,309     106,263      39,580     54,770
                                                  -------    --------   --------     --------    --------    --------   --------
                                                   74,126     103,690    155,335      337,873     504,562     194,547    218,641
                                                  -------    --------   --------     --------    --------    --------   --------
Cost of revenues:
  Products......................................   42,917      58,603     82,198      146,084     265,259      95,346    112,906
  Services......................................       --         139      4,405       74,055      79,182      26,298     49,306
  Write-off of inventories associated with
    restructuring...............................       --          --      9,495        4,634          --          --         --
                                                  -------    --------   --------     --------    --------    --------   --------
                                                   42,917      58,742     96,098      224,773     344,441     121,644    162,212
                                                  -------    --------   --------     --------    --------    --------   --------
Gross profit....................................   31,209      44,948     59,237      113,100     160,121      72,903     56,429
                                                  -------    --------   --------     --------    --------    --------   --------
Research and development costs, net.............    6,216       8,121     12,780       24,791      31,272      15,052     19,988
Selling and marketing, general and
  administrative expenses.......................   13,945      20,321     29,077       68,414      86,098      41,854     75,270
Merger expenses.................................    7,991          --         --           --          --          --         --
Acquired in-process research and development....       --          --     80,000           --          --          --         --
Restructuring charges...........................       --          --     11,989         (356)         --          --      9,994
                                                  -------    --------   --------     --------    --------    --------   --------
Operating income (loss).........................    3,057      16,506    (74,609)      20,251      42,751      15,997    (48,823)
Financial income (expenses), net................    1,170         538     (1,247)       3,267      (1,289)       (806)   (13,200)
Write-off of investments associated with
  restructuring.................................       --          --     (2,700)        (896)         --          --         --
Impairment of investments in other companies....       --          --         --           --      (9,350)         --     (2,000)
Other income, net...............................    1,329          30        162           --          --          --         --
                                                  -------    --------   --------     --------    --------    --------   --------
Income (loss) before taxes on income............    5,556      17,074    (78,394)      22,622      32,112      15,191    (64,023)
Taxes on income.................................       84         130        286        2,475       2,003         201        281
                                                  -------    --------   --------     --------    --------    --------   --------
Income (loss) after taxes on income.............    5,472      16,944    (78,680)      20,147      30,109      14,990    (64,304)
Equity in losses of affiliated companies........       --          --       (703)        (536)       (950)        372     (9,054)
Acquired in-process research and development
  related to an affiliated company..............       --          --         --           --     (10,000)         --         --
Minority interest in losses of a subsidiary.....       --          --         --           --         276         276         --
                                                  -------    --------   --------     --------    --------    --------   --------
Net income (loss)...............................  $ 5,472(2) $ 16,944   $(79,383)(3) $ 19,611(4) $ 19,435(5) $ 15,638   $(73,358)(6)
                                                  =======    ========   ========     ========    ========    ========   ========
Net earnings (loss) per share:
  Basic.........................................  $  0.51(2) $   1.56   $  (7.18)(3) $   0.96(4) $    .86(5) $   0.72   $  (3.14)(6)
                                                  =======    ========   ========     ========    ========    ========   ========
  Diluted.......................................  $  0.50(2) $   1.51   $  (7.18)(3) $   0.92(4) $   0.81(5) $   0.65   $  (3.14)(6)
                                                  =======    ========   ========     ========    ========    ========   ========
Weighted average number of shares used in
  computing net earnings (loss) per share (in
  thousands):
  Basic.........................................   10,816      10,895     11,059       20,447      22,516      21,816     23,358
                                                  =======    ========   ========     ========    ========    ========   ========
  Diluted.......................................   11,049      11,255     11,059       21,429      24,099      23,910     23,358
                                                  =======    ========   ========     ========    ========    ========   ========

                                                                             DECEMBER 31,                            JUNE 30,
                                                       --------------------------------------------------------   --------------
                                                         1996       1997       1998         1999        2000           2001
(U.S. DOLLARS IN THOUSANDS)                            --------   --------   --------     --------   ----------   --------------
BALANCE SHEET DATA:                                                                                                (UNAUDITED)
Working capital......................................  $ 61,632   $ 85,081   $ 89,227*    $265,307   $  542,895     $  401,266
Total assets.........................................   113,484    213,739    412,674*     681,953    1,261,023      1,182,911
Short-term bank credit and current maturities of
  long-term debt.....................................       582      2,719     23,158        6,986       14,819         15,021
Convertible subordinated notes.......................        --     75,000     75,000       75,000      350,000        350,000
Other long-term Liabilities..........................     1,890      2,642      3,892       13,057      138,944        147,915
Shareholders' equity.................................    89,758    108,338    222,620*     499,823      617,346        540,614


---------------


 * Restated with respect to the restructuring charges recorded as a result of the acquisition of Spacenet Inc.



(1)Includes the results of Gilat Florida Inc., formerly named Skydata Inc. ("Gilat Florida") into which a wholly-owned subsidiary of Gilat was merged on December 30, 1996, and accounted for using the pooling-of-interests method.



(2)If the merger expenses associated with the Gilat Florida Merger had not been included in Gilat's results, net income for the year ended December 31, 1996 would have been approximately $13,463,000, basic net earnings per share for that year would have been $1.24 and diluted earnings net per share would have been $1.22.



(3)If the restructuring charges, write-offs associated with restructuring and expenses related to acquired research and development associated with the acquisition of Spacenet Inc. had not been included in Gilat's results, net income for the year ended December 31, 1998 would have been approximately $24,801,000, basic net earnings per share for that year would have been $2.24 and diluted net earnings per share would have been $2.14.



(4)If the expenses associated with the Spacenet acquisition and the restructuring charges had not been included in Gilat's results, net income for the year ended December 31, 1999 would have been approximately $58,422,000, basic net earnings per share for that year would have been $2.86 and diluted net earnings per share would have been $2.73.



(5)If the expenses associated with the rStar Corporation acquisition, acquired in-process research and development and impairment of investments in other companies had not been included in Gilat's results, net income for the year ended December 31, 2000 would have been approximately $49,052,000, basic earnings per share for that year would have been $2.18 and diluted earnings per share would have been $2.04.



(6)If the restructuring charges and impairment of investments in other companies had not been included in Gilat's results, loss for the 6 months period ended June 30, 2001 would have been approximately $61,364, basic and diluted loss per share would have been $2.63.

               SELECTED FINANCIAL DATA OF STARBAND LATIN AMERICA


     The table that follows presents portions of StarBand Latin America statements and is not complete. You should read the following selected financial data together with StarBand Latin America's statements and related notes and with "StarBand Latin America's Management's Discussion and Analysis of Financial Condition and Results of Operations" and the more complete financial information included elsewhere in this proxy statement. The statement of Revenues and Direct Costs and Operating Expenses data for the years ended December 31, 2000 and the Statement of Assets to be Acquired and Liabilities to be Assumed data as of December 31, 2000 have been derived from statements of StarBand Latin America which have been audited by KPMG, independent auditors, and which are included in this proxy statement beginning on page F-1. The statement of Revenues and Direct Costs and Operating Expenses data for the year ended December 31, 1999 and for the six months ended June 30, 2001 and 2000 and the Statement of Assets to be Acquired and Liabilities to be Assumed data as of December 31, 1999, have been derived from the unaudited statements of StarBand Latin America included in this proxy statement beginning on page F-1 which include, in the opinion of StarBand Latin America's management, all adjustments, consisting only of normal recurring adjustments, that StarBand Latin America's management consider necessary for the fair presentation of these statements for those periods. The historical results presented below for the six months ended June 30, 2001 are not necessarily indicative of the results to be expected for any future period.


                                                          6 MONTHS ENDED        YEAR ENDED
                                                             JUNE 30,          DECEMBER 31,
                                                         -----------------   -----------------
                                                          2001      2000      2000      1999
                                                         -------   -------   -------   -------
                                                                (AMOUNTS IN THOUSANDS)
STATEMENT OF REVENUE AND DIRECT COSTS AND OPERATING
EXPENSES
Revenues...............................................  $ 7,138   $   510   $ 1,107   $    15
Total operating expenses...............................    9,318     4,078     5,855     3,014
Deficiency of revenues over direct operating
  expenses.............................................   (2,180)   (3,568)   (2,180)   (2,999)

                                                                           YEAR ENDED
                                                                          DECEMBER 31,
                                                              JUNE 30,   --------------
                                                                2001      2000    1999
                                                              --------   ------   -----
STATEMENT OF ASSET TO BE ACQUIRED AND LIABILITIES TO BE
  ASSUMED:
Total current assets........................................    7,828       802     124
Total current liabilities...................................    5,250       618     256
Total liabilities...........................................    5,264       643     256
Net assets to be acquired...................................   15,823    11,808   5,041
Current ratio...............................................     1.49      1.30    0.48

                       STARBAND LATIN AMERICA'S BUSINESS


     For purposes of this section, "StarBand Latin America" refers to the business and related assets that will be acquired by rStar in connection with the StarBand acquisition.


OVERVIEW


     Gilat, is a leading provider of products and services for satellite-based, communications networks. Gilat designs, develops, manufacturers, markets and services products that enable complete end-to-end telecommunications and data networking solutions, as well as broadband Internet solutions on satellite earth stations, a related central station known as a hub, hardware equipment and software. The satellite earth stations are known in this industry as very small aperture terminals or VSAT's. These small units, which attach to personal computers, enable the transmission of data, voice and images to and from certain satellites.



     Gilat's business in Latin America has grown substantially in the past several years. In 1998 Gilat's revenues in Latin America were $10,773,000, in 1999 revenues grew to $43,940,000 and in 2000 revenues reached $108,463,000. During the first half of 2001, Gilat has generated approximately $61 million in revenues from the region. Gilat and its affiliates operating in the region have decided to combine their efforts and join forces, both in equipment sales and the services business. Since late 2000, the services portion has grown substantially and Gilat believes that new horizons have opened due to Gilat's strategic relationships in the region. Gilat established StarBand Latin America as an entity focused on providing telephony and Internet services to consumers and small office/home office subscribers. Upon completion of the StarBand acquisition, StarBand Latin America will become a subsidiary of rStar. Gilat will continue to provide services and equipment to its key corporate and governmental markets in the Latin American region.


     StarBand Latin America currently operates approximately 8,700 sites in total; most of them public telephony and/or Internet sites, out of approximately 16,000 contracted sites, all expected to be deployed during 2001.

     StarBand Latin America's principal executive offices are located at 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida.

THE SERVICE BUSINESS


     StarBand Latin America provides satellite-based communication services in Latin America, that allow parties to communicate with each other using Gilat's propriety VSAT and other technologies.


     StarBand Latin America's services are used for:


     - private telephony and Internet service in areas that are under-served by the existing telecommunications services;



     - public telephony service and Internet access;


     Satellite-based communications networks offer several potential advantages over ground-based communication facilities. Among these potential advantages are the following:


     - allowing ubiquitous reach, providing equal access to users in urban and remote areas under a single tier network;



     - providing an "always on" connection to the Internet without the need to dial up to an internet service provider;



     - offering fixed transmission costs, insensitive to distance or the number of receiving stations;



     - maintaining independence from telecommunication companies and other network providers;



     - enabling consistent and rapid response time in comparison to dial-up lines;



     - facilitating rapid installment of networks and flexibility in their configuration, integration and location;

     - creating a versatile platform, which allows for the provision of multiple applications and services; and



     - providing cost savings over competing technologies such as ground telephone lines and digital subscriber lines (commonly known as "DSL's" in remote areas and suburbs.


MARKET OPPORTUNITY

     The market for communications network services in Latin America has experienced growth in recent years, and StarBand Latin America believes that it will continue to grow in the future. Some of the key factors responsible for this growth include:


     - deregulation and privatization of government-owned telecommunications monopolies throughout Latin America, which allow for the growth of new methods of communication;



     - growing demand for communications capacity driven by the increase in bandwidth-intensive applications, including the Internet; and



     - continuous technological advances which are broadening applications for and decreasing the cost of both satellite and ground-based networks.



     The above trends have in StarBand Latin America's view, benefited a range of alternative technologies such as switched digital networks, which are referred to as ISDN, digital subscriber lines, referred to as "DSL", cable modems and frame relay, as well as VSAT-based systems. All of these technologies enable high-speed access to the Internet in various forms which allows for the transfer of data at various speeds. The growth in the use of VSATs has been strong and consistent. According to industry sources, the installed worldwide VSAT base grew from 8,000 terminals in 1986 to over 490,000 terminals in 2000.


  THE STARBAND LATIN AMERICA ADVANTAGE


     StarBand Latin America's business provides telephony and Internet services to consumers and small office/home office subscribers generally throughout Latin America. A key objective of StarBand Latin America is to tap the underserved demand for telephony and Internet access services in the private, residential, and small office/home office markets in Latin America. For more information regarding the specific countries to which such services are provided, see the discussion below under "Master Agreement -- Services and Supplies."



     In a large number of remote, rural and urban areas in Latin America, there are limited or no telephone services due to inadequate telecommunications infrastructure. In these areas, VSAT networks are able to utilize existing satellite infrastructure to rapidly provide high quality cost-effective telecommunications services and products. In contrast to ground-based networks, VSAT networks are relatively simple to reconfigure or expand, relatively immune to difficulties of topography and can be located almost anywhere. Additionally, VSATs can be installed and connected to a network in short time periods and seldom require significant maintenance. StarBand Latin America's products and services provide the following advantages:



     - Public Calling Centers Offices and Public Telephony Services -- StarBand Latin America operates public calling centers. In these locations, StarBand Latin America provides one to five telephone lines, fax connections and in some locations Internet browsing stations. In those sites, StarBand Latin America is exposed to thousands of visitors to the sites, enabling multiple-users per line and continuous use of the installed infrastructure throughout the day. StarBand Latin America expects continued strong growth in the use of the public call centers in Latin America.



     - Bundled Internet/Telephony Services -- StarBand Latin America is preparing to launch bundled telephone and Internet services and expects high demand for this service, especially from small office/home office subscribers that need several telephone lines and an "always-on" Internet connection.



     - Broadband Services -- The term broadband services refers to networks that provide high-capacity, high-speed transmission of data. Broadband internet service is mainly targeted at higher socio-economic segments of the market. StarBand Latin America serves as the broadband service provider through local strategic wholesale partners, supporting the network and a customer care operation. StarBand Latin America expects that this line of business will grow substantially, especially in the small office/home office market and in the higher socio-economic tiers of the residential market.


     Along with the telecommunications market as a whole, the market in Latin America for VSAT-based fixed telephony and Internet services is growing. This market consists of (i) large government projects for telecommunications and telephony operators where local governments are funding the build-up of the network and (ii) service providers targeting rural and residential areas that are looking to enhance the reach of their networks.


     Typically when an operator builds up a network, it assumes major upfront capital expenditures and associated financing costs. These are expected to be recovered throughout the lifetime of the network. Gilat will continue to assume the build-up of the governmental networks as part of its core equipment and large-networks business, but in the case of governmental networks designed to serve individuals or small office/home office subscribers, Gilat will transfer associated recurring service revenues to StarBand Latin America. Because StarBand Latin America will not bear the costs associated with building such networks, it expects to: (i) have a lower profitability break-even threshold, and (ii) enjoy a competitive edge over its competition.



     Additionally, since economies of scale are a substantial factor in the telecommunications operations arena, StarBand Latin America also expects to target various "mid-markets," namely, markets that are either too large for small operators or too small for large operators. StarBand Latin America believes that currently, such markets exist and are in need of telecommunication solutions in most Latin America countries.


BUSINESS STRATEGY

  BUNDLED INTERNET TELEPHONY SERVICES


     StarBand Latin America uses the Gilat's technology, to provide bundled telephony and Internet services. Gilat's "Dialaway IP" platform provides four telephony lines with toll-quality and an Internet connection with broadband quality, all over a single satellite antenna in a single VSAT unit. StarBand Latin America will seek to install this product in large quantities in Latin America due to its multi-functionality and "all-in-one" qualities.



     StarBand Latin America's main market for this service are small office/home office and affluent consumers in the region, who seek multiple telephone lines and an "always-on" Internet connection. StarBand Latin America is currently also deploying this product in pure-telephony projects with no Internet connections retaining the potential upside of upgrading the networks in the future with minimal costs.



  BROADBAND SERVICES TO CONSUMERS AND SMALL OFFICE/HOME OFFICE SUBSCRIBERS



     As part of StarBand Latin America's Internet strategy, StarBand Latin America is seeking to establish distribution channels through wholesale strategic partnerships to provide broadband services. VSAT-based broadband networks allow the use of applications such as multimedia transmission and can provide high-speed "always on" Internet connectivity. A multi-media transmission is a distribution process that allows simultaneous broadcasting and playback of video and audio content. In addition to the satellite broadband solution, there are three terrestrial means of providing broadband services to consumers: cable, DSL and fixed wireless.


     The VSAT-based consumer broadband service can be differentiated from terrestrial competitors by the following characteristics:


     - rapid availability cable and DSL providers must install the appropriate infrastructure at a high investment and with an extensive time to market delay. In contrast, satellite solution relies upon the use of hubs that can be installed within a matter of days and can serve thousands of sites and allows for quick installation of user sites.


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     - efficient distribution -- the consumer broadband service has the ability to broadcast and content to subscribers without encountering any last-mile bottlenecks of terrestrial networks. Content, such as stock quotes and live multimedia transmissions can be broadcast to a network of users while the always-on return path enables unicast transactions desired by any user. A unicast transmission, or unicasting, involves the transmission of information to a single location. Stock trading over the Internet, for instance, is considered an unicast transaction.


STARBAND LATIN AMERICA PRODUCTS

  THE VSAT-BASED SERVICE OFFERINGS


     StarBand Latin America initiated its activity primarily by offering VSAT-based telephony services in Latin America. However, it has also recently introduced VSAT-based services for high-speed Internet access through pilot and operational networks in Brazil, Argentina, Peru and Colombia.


  TELEPHONY


     StarBand Latin America's VSAT-based telephony service offers full support of telephone line services, including flexible adjustment to various payphones, high speed Internet access, call data processing, low cost, simple installation and operation, high hardware reliability, remote control and monitoring, and low power consumption.



     StarBand Latin America's telephony offering is based upon Gilat's proprietary technology. The proprietary technology is intended to provide inexpensive, toll-quality telephone service, including voice and fax communication and high speed Internet access for small office/home office subscribers and villages in remote or urban areas in Latin America lacking an adequate telephone infrastructure. Gilat has designed this product to offer subscribers, or pay telephone and public call offices, with up to four lines.



     Gilat's proprietary technology utilizes a unique patented inbound access scheme that allows both voice and Internet protocol ("IP") data packets to be intermixed in the same (transmission from the user) with rates of up to 153.6 kilobits per second. "Internet protocol" is a technical term which refers to the standards and methods by which computers communication with one another. By mixing IP data packets with voice packets and utilizing silent periods in voice conversations, the efficiency of the network is increased over other Voice-over IP Satellite solutions. As such, the same connection is efficiently used to successfully transmit both voice and data.



  INTERNET



     Gilat's VSAT applications form the foundation for StarBand Latin America's high-speed Internet access services. These services are targeted for the residential consumer and small office/home office. The applications developed by GILAT which is marketed and sold by StarBand Latin America is the SkyBlaster
360. The SkyBlaster 360, first introduced to the market in 1999, provides two-way connectivity, with both directions of connectivity via satellite. The SkyBlaster 360 is designed for consumers and home offices and small business offices that want high bandwidth services and do not have a terrestrial high-speed infrastructure available to them. Gilat's VSAT technology is ideal outside metropolitan centers such as rural Latin America because geographic distances do not hinder the ability to provide the high speed infrastructure that is unavailable otherwise. The SkyBlaster 360 consists of a DVB receiver card and a satellite transmitter as a return channel. The satellite transmitter is in the form of a stand-alone external modem.


VSAT NETWORK SUPPORT SERVICES

  SHARED HUB SERVICE


     The hub is the most costly and complex component of a VSAT system. Some customers prefer to outsource the management and operation of the hub, either by leveraging its competency in managing networks or by gaining additional cost efficiencies through sharing the hub hardware and operation costs with multiple customers. StarBand Latin America presently staffs its primary shared hubs in Peru with a highly


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specialized technical staff on a 24-hour, seven day a week basis. StarBand Latin
America's shared hub service typically includes use of hardware, maintenance, ground-based backhaul circuits, satellite up linking and operations for which the customer pays a monthly fee.

  NETWORK OPERATIONS


     StarBand Latin America's network operations services coordinate and manage the operations of customers' networks and monitor the quality of services delivered on a 24-hour, seven day a week basis from one of its three network management centers. Its largest center is located in McLean, Virginia, and is managed and staffed by Spacenet. StarBand Latin America also has such network management centers in Peru and in Sunrise, Florida, which are managed and staffed by StarBand Latin America. When customers experience an outage on their network, they call their respective network management center, where a trained professional, using proprietary monitoring and control technology, will work to restore service. In instances in which service cannot be restored through the troubleshooting process, a third-party field service technician is dispatched to seek and repair or replace the on-site hardware and restore operations to the site.


  MAINTENANCE


     StarBand Latin America offers a variety of maintenance plans to support its customer networks. All of the plans include trouble-reporting service from one of its call centers, field service, replacement of equipment, warehousing of spare parts, shipping and repairs. The objective is to provide an on-site response within an average of 48 to 72 hours for consumers and four to 24 hours for businesses depending on the needs of the customer and the nature of network or support issues.


  CUSTOMER TECHNICAL SERVICES

     StarBand Latin America's technical services group includes engineering test and support services during the project implementation phase and on-going telephone and on-site support for complex networking issues. The customer technical services group provides application troubleshooting, network optimization, customer training, and documentation services.

  SATELLITE CAPACITY


     Satellite transmission channels are an integral part of StarBand Latin America's VSAT network in Latin America. StarBand Latin America's satellite capacity currently operates in the Ku band frequency. StarBand Latin America continually monitors its space segment capacity, which it procures from Spacenet, as well as from Satmex, Pan-American Satellites, and other third parties, in order to ensure that sufficient transmission capacity is available for prospective customers, as well as growth in bandwidth for existing networks. Currently StarBand Latin America is utilizing space segment on the following satellites: SATMEX 5; PAS1R; Nahuelsat 1. The capacity is provided for the term of the agreement, typically two to five years, and generally may be increased under the term as the customer's traffic grows.



     StarBand Latin America believes that there is a large and growing quantity of satellite capacity available from a number of providers around the world from whom it can obtain transmission capacity at competitive rates, as its business requires. StarBand Latin America currently plans to take additional satellite capacity from Pan-American Satellites. This satellite provides transmission coverage in both the United States and Latin America and also interconnects with terrestrial networks in both regions.


  SERVICE OFFERINGS


     Service offerings combine rental of all necessary network hardware with all of the above network services into an end-to-end customer solution. In a service offering, StarBand Latin America retains ownership and operation of the network equipment, delivering through its wholesale partners specified network speeds, and network availability for a set price per month per site.


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     Service offerings respond to the needs of StarBand Latin America's customers to outsource non-core competencies and mitigate technical obsolescence and make the purchase of satellite network services similar to the procurement of ground-based network services. Some of these services are currently rendered by Gilat and its subsidiaries with the intention of supporting the startup phases of StarBand Latin America and to allow it to scale up without extensive capital requirements.


RELATIONSHIP WITH GILAT SATELLITE NETWORKS LTD.



     Gilat was early to recognize the substantial business opportunity available by targeting the large, under-served telephony market in developing countries and the high speed Internet access market for residential consumers and small office/home office subscribers. Consequently, Gilat and certain of its subsidiaries and affiliates established StarBand Latin America to provide satellite-based communications services to consumers and small office/home office subscribers in the Latin American region. To this end, Gilat provides StarBand Latin America with the proprietary proven VSAT-based technology described above that is incorporated into StarBand Latin America's satellite-based networks. See "StarBand Latin America Products -- The VSAT-Based Service Offerings." Using Gilat's existing satellite technology, and the related hardware and software that Gilat manufactures, StarBand Latin America markets its satellite-based service offerings exclusively in Latin America.



MASTER SERVICES AND SUPPLY AGREEMENT



     Under the acquisition agreement, at or prior to the closing of r Star's acquisition of StarBand Latin America, StarBand Latin America will enter into a master services and supply agreement with Gilat and some of its subsidiaries pursuant to which StarBand Latin America will receive specified services and products from Gilat necessary to conduct its business in Latin America. A form of this master services and supply agreement has been filed as an exhibit to Gilat's amended registration statement, filed with the SEC on January [15], 2002



     Parties. The parties to the master services and supply agreement are StarBand Latin America, Gilat, Gilat to Home Latin America (Holland) N.V., a subsidiary of Gilat, and Gilat to Home Latin America, Inc., an indirect subsidiary of Gilat.



     Services and Supplies. Gilat and its subsidiaries will grant to StarBand Latin America the exclusive rights in Latin America (excluding Mexico, but including, among others Brazil, Argentina, Peru, Colombia and, subject to certain restrictions, Chile) to:



     - implement, operate and market its broadband Internet access services and voice services to consumers and small office/home office subscribers,



     - provide a bundled product with direct-to-home television service using its single satellite dish technology and



     - provide such new technologies and products related to the foregoing as Gilat may in the future develop or make available to StarBand Communications Inc., which shall be offered to StarBand Latin America and/or its subsidiaries upon commercially reasonable terms via a two-way satellite-based network.



In Mexico, StarBand Latin America will have only limited non-exclusive rights and in Chile, where Gilat and its affiliates will not be limited or otherwise restricted from conducting business with certain entities.


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     Under the master services and supply agreement, Gilat will provide StarBand
Latin America with the facilities, telecommunications equipment, licensed software and services that it will use in its business, including:


     - customer premises equipment, network operations equipment, software necessary for the network to operate, the multicast system (where applicable) and optional services in connection with hub operation, technical support and Internet connectivity;

     - transition services, including information technology, real estate and administrative services such as financial, legal, accounting and tax services for a period until StarBand Latin America establishes its own systems and processes. StarBand Latin America will reimburse Gilat for the actual costs incurred with respect to such services. The transition services will include also research and development support. Gilat shall use its commercially reasonable efforts to accommodate any reasonable requests by StarBand Latin America for additional or modified transition services. StarBand Latin America may, in its discretion and upon ninety
       (90) days' written notice, cancel one or more of the transition services at any time without penalty or payment obligation, with some exceptions; and

     - optional services, including installation, operation and maintenance, access to satellite transmission and reception facilities and services and any other services required by StarBand Latin America to operate its business at prevailing and customary market prices.

     Generally, pricing terms will be renegotiated every two years.


     The master services and supply agreement contains a most favored nations clause under which all services, products and other items provided by Gilat and its affiliates shall be on terms no less favorable than the best terms offered by Gilat to any other party for comparable products sold in comparable quantities on comparable terms and conditions.



     Exclusivity. Gilat is required to use its best commercial efforts to maintain price and technological competitiveness of the products and services provided to StarBand Latin America under the master services and supply agreement. So long as the products and services provided by Gilat remain competitive with respect to their pricing and technological competitiveness and Gilat and its affiliates meets their respective delivery and support obligations, StarBand Latin America will be required to purchase all of the products and services performing similar functionality to the products and services provided by Gilat and its affiliates under the master services and supply agreement, solely from Gilat and its affiliates.



     Term. The master services and supply agreement has a term of five years, and thereafter automatically renews for additional five-year terms.


MARKETING AND DISTRIBUTION

     StarBand Latin America will primarily rely on wholesale distribution channels to market its services. The sales teams are comprised of account managers and sales engineers, who are the primary account interfaces and work to establish account relationships and determine technical and business requirements for the network. These teams also support the other distribution channels with advanced technical capabilities and application experience. The sales process includes several network design iterations, network demonstrations, pilot networks comprised of a few sites, and in some cases special software development, which is completed before contract signing. For VSAT networks sold as a complete service offering, the sale cycle is typically shorter and can be as low as 90 to 120 days from the initial lead through the signature of the contract.

     StarBand Latin America currently maintains marketing and support offices in Argentina, Brazil, Peru, Mexico, and Colombia. These offices also work to identify target markets and applications.

     StarBand Latin America will offer its VSAT-based services on a wholesale basis to large Internet service providers, DTH television companies, media companies, and other service providers. The basic components of its wholesale offering are satellite network transmission services, customer technical services and the equipment necessary to provide the service. Under its wholesale arrangements, StarBand Latin America typically shares in the revenue generated from the sale of its VSAT-based services (i.e. telephony and
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Internet) to the end-user. StarBand Latin America may, in the future, offer its
VSAT-based services on a retail basis.

COMPETITION

     Potential competitors to StarBand Latin America include other satellite service providers, local wire line and wireless telecommunications providers, cable modem service providers.

  SATELLITE-BASED SYSTEMS

     Several firms have indicated interest in offering satellite-based networks to the Latin American consumer market that is based on both the two-way Ku-band and the new higher frequency Ka-band technologies. Such satellite providers include Hughes Networks Systems and STM, each of which has significant experience in running satellite data networking services.

  TELECOMMUNICATIONS PROVIDERS

     The ongoing liberalization of telecommunications markets in Latin America has resulted in a wave of entry by foreign competitors for high-speed Internet access services. The largest among these, Telefonica S.A. and BellSouth Latin America, each have substantial wireless or wire line operations in most, if not all, major markets in Latin America. Such firms are currently investing in DSL and wireless technology and have been expanding their efforts in the Internet access segment as a way of increasing revenues and margins even as prices for basic telephony services fall.

  CABLE SYSTEM OPERATORS

     Although less advanced than their counterparts in the United States, numerous plans have been announced for the deployment of cable modem services in Latin America by such companies as Globo and Telefonica. Such cable services would constitute another competitor to StarBand Latin America's satellite-based Internet access service offering. Where deployed, these networks provide higher-speed Internet access than StarBand Latin America provides.

TELECOMMUNICATIONS REGULATION

  UNITED STATES REGULATION


     StarBand Latin America's satellite network uses earth stations that transmit and receive radio signals (the earth segment) and satellite space stations that relay these signals between earth stations (the space segment). As an operator of satellite-based network, StarBand Latin America, whether directly or indirectly through its subsidiaries or affiliates, is subject to the jurisdiction of the Federal Communications Commission , referred to as the FCC, under the Communications Act of 1934, as amended. The Communications Act prohibits the operation of satellite earth station facilities and VSAT network systems such as those operated by StarBand Latin America, except under licenses issued by the FCC. Major changes in earth station or VSAT operations require modifications to the FCC licenses, which must also be approved by the FCC. The FCC generally renews satellite earth station and VSAT licenses routinely, but StarBand Latin America cannot assure that the licenses it operates under will be renewed at their expiration dates or that such renewals will be for full terms. In addition, certain aspects of its business may be subject to state and local regulation including, for example, local zoning laws affecting the installation of satellite antennas.


  INTERNATIONAL REGULATIONS

     StarBand Latin America must comply with the applicable laws and obtain the approval of the regulatory authority of each country in which StarBand Latin America proposes to provide network services or operate VSATs. The laws and regulatory requirements regulating access to satellite systems vary from country to country. Some countries in Latin America have substantially deregulated satellite communications, while other countries maintain strict monopoly regimes. The application procedure can be time-consuming and

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costly, and the terms of licenses vary for different countries. In addition, in some countries there may be restrictions on its ability to interconnect with the local switched telephone network.


     StarBand Latin America and Gilat's subsidiaries hold licenses to operate in the following countries:


     - Brazil -- exploitation of the specialized limited service;

     - Argentina -- data transmission services; radio broadcasting services; value added services and Internet access;

     - Colombia -- electromagnetic spectrum for basic public telephone service in 32 regions; value added and telemetric services; and provider of space segment corresponding to satellite Satmex 5 (Morelos 2) and use of the associated frequency bands; and

     - Peru -- local carrier services in region of Lima; domestic and international long distance services; public pay phone services; fix telephony, domestic long distance carrier and pay phone services in rural areas of the regions of Piura, Tumbes, Cajamarca and Amazonas; and registered on the value added service register.


     Until such time as StarBand Latin America obtains the required permits and licenses to operate in the different Latin America countries, to the extent StarBand Latin America or its subsidiaries do not hold such permits and licenses, it is entitled to receive from Gilat and its subsidiaries access to them.


EMPLOYEES


     Prior to the closing of the StarBand acquisition, or as soon as practicable thereafter, approximately 90 full time employees who are currently working for Gilat's subsidiaries in connection with the StarBand Latin America business, will be transferred to StarBand Latin America. However, as of the closing of the StarBand acquisition, the full-time services of such employees will be made available to StarBand Latin America.


PROPERTIES


     At or prior to the closing of the StarBand acquisition, Gilat, its subsidiaries and affiliated companies will either assign to StarBand Latin America leases to office space that will be used in connection with StarBand Latin America's operations or sublease such office space to StarBand Latin America. Such leases or sub-leases will be at market rates for each country. The anticipated monthly expenditure for the leases or sub-leases will be approximately $43,000 and will include office space in the Florida, Argentina, Brazil, Mexico, Colombia and Peru offices.


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                STARBAND LATIN AMERICA'S MANAGEMENT'S DISCUSSION

                           AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


     You should read the following discussion and analysis in conjunction with "Selected Financial Data of StarBand Latin America" and the financial statements and related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements that involve risks and uncertainties. See "Summary -- Forward-Looking Statements may prove inaccurate." StarBand Latin America's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed in "Risk Factors" as well as those discussed elsewhere in this proxy statement.



     For purposes of this section, StarBand Latin America refers to the business and related assets that will be acquired by rStar in connection with the StarBand acquisition.


OVERVIEW


     StarBand Latin America currently provides service to satellite-based rural telephony networks in Peru and Colombia as well as to high-speed consumer Internet access pilot and operational networks in Brazil, Colombia, Peru and Argentina. StarBand Latin America expects to work on a wholesale basis with Latin American Internet Service Providers, DTH TV companies and other service providers in Latin America to offer high-speed Internet access via satellite. Its targeted customers at the wholesale level are major media and ISP companies throughout Latin America.



     StarBand Latin America activities began on April 14, 2000 with Gilat's acquisition of Global Village Telecom. Subsequent to the acquisition, Global Village Telecom's name was changed to Gilat To Home Latin America (Holland) N.V. or GTH Latin America. StarBand Latin America was formed as a wholly-owned subsidiary by GTH Latin America on March 27, 2001 with the acquisition of a Dutch shell company. The name of this shell company was changed on May 11, 2001 to StarBand Latin America (Holland) B.V. In connection with the StarBand acquisition, Gilat and Gilat's subsidiaries will contribute certain assets and liabilities relating to the activities of StarBand Latin America to this newly formed entity.



     Gilat has developed proprietary VSAT technology that provides cost-effective satellite-based communications solutions. While Gilat will continue to focus on providing networks and equipment to its core enterprise and governmental markets in the region, StarBand Latin America is expected to provide services to consumers and Small office/home office subscribers. SkyBlaster, Gilat's high-speed Internet access modem and related hub equipment, which is expected to be the platform for StarBand Latin America's network, can offer speeds which are significantly faster than the dial up connections, which are currently available to consumers.


     StarBand Latin America's future financial performance and its ability to achieve positive operating cash flow will depend on a number of factors, some of which it cannot control. StarBand Latin America believes that improvements in its financial performance depend largely on its ability to:


     - develop existing relationships and develop new relationships with Latin American Internet service providers and media companies;


     - build its new wholesale customers retail subscriber base rapidly and cost effectively;

     - provide reliable and high-quality services at competitive prices;

     - offer additional high-margin value-added content delivery services;

     - develop and implement technology to improve satellite capacity cost per subscriber;

     - attract qualified personnel;

     - reduce cost and increase the volume of subscribers per transponder with next-generation technology;

     - minimize subscriber turnover; and

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     - identify and integrate the necessary administrative and operations support systems, including installation and customer care.

HISTORICAL STATEMENTS


     The statements included in this proxy statement for StarBand Latin America have been prepared on a carve-out basis and therefore represent assets to be acquired and liabilities to be assumed as well as revenues and direct costs and operating expenses, which have been derived from the consolidated accounting records of Gilat and GTH Latin America and reflect significant assumptions and allocations. These direct revenue and expenses have been included in the statements as if they had been part of the StarBand Latin America's business throughout each of the periods or from the date of acquisition or up to the date of disposal by Gilat or GTH Latin America, as appropriate. Moreover, StarBand Latin America relies on GTH Latin America and Gilat for administrative, management, financing and other services and therefore, these statements include those revenues and expenses, which are directly attributable to StarBand Latin America. These statements do not include cost allocations for corporate overhead, salaries and benefits of administration, executive, financial, legal and human resources as well as outside accounting, legal, income tax and interest expense. The assets acquired and liability assumed and statements of revenues and direct costs and operating expenses could differ from those that would have resulted had the StarBand Latin America business operated autonomously.


     The statements of assets to be acquired and liabilities to be assumed and the statements of revenues and direct costs and operating expenses have been prepared in accordance with generally accepted accounting principles in the United States and in connection with the carve-out of StarBand Latin America, as described above, in order to comply with the provisions of the SEC rules and regulations. As a result, these statements are not intended to be a complete presentation of the financial position, results of operations and cash flows of StarBand Latin America.

OTHER OPERATING DATA

     The following information is provided for informational purposes and should be read in conjunction with the financial statements and notes provided herein.

REVENUES


     Substantially all of StarBand Latin America's revenues are derived from the sale of products to customers and through service fees. For the six-months ended June 30, 2001, 78.5% of StarBand Latin America's revenues were attributable to an equipment sale of approximately $4.4 million in Brazil and to one customer, StarOne S.A. ("StarOne").


     The following table presents StarBand Latin America's revenues according to the geographical regions to which such revenues are attributable:

                                                                               SIX MONTHS
                                                               YEAR ENDED         ENDED
                                                              DECEMBER 31,      JUNE 30,
                                                              -------------   -------------
                                                              1999    2000    2000    2001
                                                              ----   ------   ----   ------
Brazil......................................................   --        --     --   $4,407
Peru........................................................   15     1,107    510    1,539
Colombia....................................................   --        --     --    1,192
                                                              ---    ------   ----   ------
          TOTAL.............................................  $15    $1,107   $510   $7,138
                                                              ===    ======   ====   ======

     Revenues from product sales are recognized based upon shipment terms and when collection is probable. StarBand Latin America ordinarily does not grant a right of return, except for defective products for which a warranty is provided by Gilat. StarBand Latin America may in the future, in certain circumstances, grant limited rights of return. In these situations, StarBand Latin America would defer revenue until the right of return has expired.

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


     Substantially all of StarBand Latin America's sales and expenses, are denominated in U.S. dollars or are dollar-linked. The dollar is the currency of the primary economic environment in which the operations of StarBand Latin America are conducted and is therefore, the functional currency of StarBand. See "Risk Factors -- Risks Related to Our Operations after the Closing of the StarBand Acquisition -- We may suffer foreign exchange rate losses."



RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2001 AS COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2000


     Revenues. Revenues increased $6.6 million (1,299.6%) from approximately $0.5 million for the six months ended June 30, 2000 to approximately $7.1 million for the six months ended June 30, 2001. The revenue increase is primarily attributable to the closing of an equipment and related services contract with StarOne in Brazil. The sale resulted in revenue of $4.4 million during this period. The increase was also attributable to a $0.8 million equipment and service contract with Orbitel, a Colombian telecommunication company and an increase in service revenues of $1.4 million or an approximate 300% increase over the six months ended June 30, 2000

     Cost of Revenues. Cost of revenues increased $6.1 million (1,072.1%) from approximately $0.6 million for the six months ended June 30, 2000 to approximately $6.7 million for the six months ended June 30, 2001. The increase was primarily attributable to the equipment needed to fulfill the contracts with StarOne and Orbitel, which amounted to approximately $4.5 million and an increase of $1.6 million in service offerings costs.

     Sales and Marketing. Selling and marketing expenses consist primarily of costs relating to compensation attributable to employees engaged in selling and marketing activities, promotion, advertising, trade shows and exhibitions, travel and related expenses. Selling and marketing expenses, which consist of gross selling and marketing expenses increased $74,000 (42.7%) from approximately $173,000 for the six months ended June 30, 2000 to approximately $247,000 for the six months ended June 30, 2001. The increase is attributable to increased activity in regards to the StarOne contract and other potential sales opportunities.

     General and Administrative. General and administrative expenses consist of salaries and benefits for StarBand Latin America's administration, executive, finance, legal, and human resources departments, including their associated overheads, as well as outside accounting and legal expenses. Historically, StarBand Latin America activities have been managed by GTH Latin America and are therefore not fully included in the historical financial statements. Going forward general and administrative expenses are expected to increase, as corporate overhead is included and StarBand Latin America operates autonomously. General and administrative expense increased $0.7 million (70.9%) from approximately $0.9 million for the six months ended June 30, 2000 to approximately $1.6 million for the six months ended June 30, 2001. StarBand Latin America expects that its general and administrative expenses as a whole will increase over time as it establishes and expands its administrative infrastructure to meet the demands of its personnel and its growing subscriber base.

     Depreciation. Depreciation increased $0.5 million (163.7%) from approximately $0.3 million for the six months ended June 30, 2000 to approximately $0.8 million for the six months ended June 30, 2001. The increase is attributable to the build up of networks in Peru, Colombia, and Argentina and at StarBand Latin America's US-based network operations center. StarBand Latin America expects that depreciation will increase substantially in the near future as additional network assets are placed in service and the networks are expanded.

     Impairment of Long Lived Assets. During the six months ended June 30, 2000, StarBand Latin America recorded an impairment loss of $2.1 million in connection with its network in Peru. StarBand Latin America determined that the cash flow from the network was insufficient to justify the carrying value of the assets and in accordance with Statement of Financial Accounting Standards "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," ("SFAS 121") it recorded a write-down of those assets.

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     Net Loss.  Net loss decreased $1.4 million (38.9%) from $3.6 million for the six months ended June 30, 2000 to $2.2 million for the six months ended June 30, 2001 primarily as a result of the impairment loss of $2.1 million, which was recorded during the six months ended June 30, 2000, with no corresponding amount during the six months ended June 30, 2001. For the six months ended June 30, 2001 as compared to the six months ended June 30, 2000 excluding the affects of the impairment loss of $2.1 million, the net loss increased by $0.7 million primarily due to increase in selling and marketing expenses and general and administrative expenses.


RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2000 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 1999


     Revenues. Sales were $1.1 million for the year ended December 31, 2000 as compared to no sales in 1999. The revenue is primarily attributable to the startup of StarBand Latin America's operations in Peru.

     Cost of Revenues. Cost of revenues increased $0.2 (21.2%) from approximately $1.0 million for the year ended December 31, 1999 to approximately $1.2 million for the year ended December 31, 2000. The increase is directly attributable to an increase in revenue. The cost of revenues for the year ended 1999 was higher as a percentage of revenue as compared with the year ended December 31, 2000 due to high start up costs incurred in Peru in 1999 and as a result of a slow ramp up of revenue during the early part of this project.

     Sales and Marketing. Selling and marketing expenses consist primarily of costs relating to compensation attributable to employees engaged in selling and marketing activities, promotion, advertising, trade shows and exhibitions, travel and related expenses. Selling and marketing expenses increased approximately $0.43 million (374%) from approximately $84,000 for the year ended December 31, 1999 to approximately $0.4 million for the year ended December 31, 2000.

     General and Administrative. General and administrative expenses consist of salaries and benefits for StarBand Latin America's administration, executive, finance, legal, and human resources departments, including their associated overheads, as well as outside accounting and legal expenses. Historically, StarBand Latin America activities have been managed by GTH Latin America and are therefore not fully included in the historical financial statements. Going forward general and administrative expenses will increase, as corporate overhead is included. General and administrative expense remained unchanged at $1.9 million for the year ended December 31, 2000 as compared to December 31, 1999. StarBand Latin America expects that its general and administrative expenses as a whole will increase over time as it establishes and expands its administrative infrastructure to meet the demands of its personnel and its growing subscriber base.

     Depreciation. Depreciation increased $160,000 (195%) from approximately $82,000 for the year ended December 31, 1999 to approximately $242,000 for the year ended December 31, 2000. The increase is attributable to the build up of networks in Peru, Colombia, and Argentina and at its US-based network operations center. StarBand Latin America expects that depreciation will increase substantially in the near future as network assets are placed in service and the networks are expanded.

     Impairment of Long Lived Assets. During the year ended December 31, 2000, StarBand Latin America recorded an impairment loss of $2.1 million in connection with StarBand Latin America's network in Peru. StarBand Latin America determined that the cash flow from the network was insufficient to justify the carrying value of the assets and in accordance with SFAS 121, it recorded a write-down of those assets.

     Net Loss. Net loss increased $1.7 million (58%) from $3.0 million for the year ended December 31, 1999 to $4.7 million for the year ended December 31, 2000, primarily as a result of the impairment of $2.1 million recorded in connection with StarBand Latin America's network in Peru.

LIQUIDITY AND CAPITAL RESOURCES

     StarBand Latin America's principal capital requirements to date have been to fund:

     - working capital needs;

     - the pilot program testing of StarBand Latin America's network;

     - sales and marketing;

     - administrative infrastructure; and

     - capital expenditures.

     StarBand Latin America has funded its liquidity needs during the period from its inception through June 30, 2001 through a combination of funds provided from loans and investments made by Gilat and revenues generated from its limited operations to date. The accompanying financial statements do not present interest expense or the loan obligations related to such funding because if StarBand Latin America had operated autonomously, it would have required third-party funds to support its operations, which may not have been available, or if available, would have had a high degree of interest expense.


     StarBand Latin America believes that the funds made available in connection with the StarBand acquisition together with future revenue generated from operations, will be sufficient to fund its operations, capital expenditures and working capital requirements for at least 12 months. StarBand Latin America expects that its business will continue to realize operating losses over the next year.


     StarBand Latin America expects that additional financing will be required in the future. StarBand Latin America expects to raise financing through some combination of commercial bank borrowings, leasing, vendor financing and/or the private or public sale of equity or debt securities. StarBand Latin America's capital requirements may vary based upon the timing and success of its service networks and as a result of regulatory, technological and competitive developments or if demand for its services or its anticipated cash flow from operations is less or more than expected and its development plans or projections change or prove to be inaccurate; or if it engages in any acquisitions, which can accelerate demand for capital.


     Equity or debt financing may not be available to StarBand Latin America on favorable terms or at all. See "Risk Factors -- Risks Related to Our Operations after the Closing of the StarBand Acquisition -- Our business activities and operations could be harmed because we may have underestimated our capital requirements for our continued operations."


RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" which, as amended, is effective for fiscal years beginning after June 15, 2000. StarBand Latin America has adopted SFAS No. 133 for the year beginning January 1, 2001. SFAS No. 133 establishes accounting and reporting standards for derivative instruments that require every derivative to be recorded on the balance sheet as an asset or liability measured at its fair value. The statement also defines the accounting for the change in the fair value of derivatives depending on their intended use. The adoption of SFAS No. 133 had no impact on StarBand Latin America's financial condition or results of operations.

     In July 2001, the Financial Accounting Standards Board issued SFAS 141, "Business Combinations" (SFAS 141) and SFAS 142, "Goodwill and other Intangible Assets" (SFAS 142). SFAS 141 applies to all business combinations initiated after June 30, 2001, and requires these business combinations be accounted for using the purchase method of accounting. SFAS 142 applies to all goodwill and intangibles acquired in a business combination. Under SFAS 142, all goodwill, including goodwill acquired before initial application of the standard, will not be amortized but will be tested for impairment within six months of adoption of the statement, and at least annually thereafter. Intangible assets other than goodwill will be amortized over their useful lives and reviewed for impairment in accordance with SFAS 121. SFAS 142 is effective for fiscal years beginning after December 15, 2001, and must be adopted as of the beginning of a fiscal year. The adoption of these standards in fiscal 2002 is not expected to have a material impact on the StarBand Latin America's financial condition or results of operations.

     Also, in July 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). StarBand Latin America is required to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, StarBand Latin

America will capitalize a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, StarBand Latin America either will settle the obligation for its recorded amount or will incur a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002, with earlier adoption permitted. StarBand Latin America does not expect the adoption of this standard to have a material effect on StarBand Latin America's financial condition or results of operations.


     In 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 144 supersedes SFAS 121, Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, as well as the provisions of Opinion 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business and Extraordinary. Unusual and Infrequently Occurring Events and Transactions, that address the disposal of a business. SFAS 144 also amends ARB 51, Consolidated Financial Statements, to eliminate the exception to consolidate a subsidiary for which control is likely to be temporary. SFAS 144 carries over the recognition and measurement provisions of SFAS 121, but differs from SFAS 121 in that is provides guidance is estimating future cash flows to test recoverability. SFAS 144 also includes criteria that have to be met for an entity to classify a long-lived asset or asset group as held for sale, and extends the presentation of discontinued operations permitted by Opinion 30 to include disposals of a component of an entity. SFAS 144 is effective as of January 1, 2002, except for the disposal provisions, which are immediately effective. StarBand Latin America does not expect the adoption of this standard to have a material effect on StarBand Latin America's financial condition or results of operations.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     StarBand Latin America is exposed to market risk in the normal course of its business operations due to its operations in different foreign countries. Market risk refers to the risk of loss arising from adverse changes in foreign currency exchange rates. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. StarBand Latin America has established policies, procedures and internal processes governing its management of market risks to manage its exposure to such risks.

     StarBand Latin America does not hedge the foreign currency exchange risk because it can reduce its exposure by transacting business in US Dollars whenever possible. StarBand Latin America continually evaluates its foreign currency exposure based on current market conditions and the business environment in each country in which it operates.

     StarBand Latin America does not believe that it currently has any other material exposure to any market risks.


RECENT EVENTS



     On September 28, 2001, StarBand Latin America entered into an agreement to sell a telephony network and other assets with a book value of $3.6 million to a third party. The agreement requires the company to lease and operate the telephony network back from the seller for a period of three years for twelve quarterly payments of approximately $430,000. At the end of the lease, StarBand Latin America has an option to purchase the telephony network at the expected fair market value of approximately $540,000. In the event that the company does not exercise its option the seller will assess a penalty for approximately $522,000. In accordance with SFAS 13 and SFAS 28 the company has recorded this transaction as an operating lease and has deferred all profit from such sale.

                                 ANNUAL REPORT


     All stockholders of record as of [January   , 2002] have been sent, or are
concurrently herewith being sent, a copy of rStar's 2000 Annual Report to Stockholders for the fiscal year ended December 31, 2000, which contains certified financial statements of rStar for the fiscal year ended December 31, 2000.



     This proxy statement is being furnished to holders of rStar common stock in connection with the solicitation of proxies by the Board Directors for use at
the Annual Meeting to be held on           , 2002 at 10:00 a.m., New York City
time, and at any adjournment or postponement thereof, for the purposes of considering and acting upon the matters set forth herein.


     The Annual Meeting will be held at the office of Piper Marbury Rudnick & Wolfe LLP located at 1251 Avenue of the Americas, New York, New York 10020-1104. The telephone number of Piper Marbury Rudnick & Wolfe LLP is (212) 835-6001.

     rStar's headquarters are located at 3000 Executive Parkway, Suite 150, San Ramon, California 94583. rStar's telephone number is (925) 543-0300.


     This proxy statement and the accompanying form of proxy card are first
being mailed on or about                [], 2002, together with rStar's 2000
Annual Report to Stockholders, to all holders of rStar common stock entitled to vote at the Annual Meeting.


VOTING AT THE ANNUAL MEETING; RECORD DATE


     Only holders of record of rStar common stock at the close of business on
[January   , 2002] are entitled to notice of and to vote at the Annual Meeting.
Such stockholders are entitled to cast one vote for each share of rStar common
stock held as of [January   , 2002] on all matters properly submitted for the
vote of stockholders at the Annual Meeting. As of [January   , 2002], there were
63,792,044 shares of rStar common stock outstanding. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of rStar common stock, see "Security Ownership of Certain Beneficial Owners and Management."



     You can change your vote at any time before the vote is taken at the Annual Meeting in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to EquiServe N.A. and EquiServe N.A. must receive the notice or new proxy card before the vote is taken at the Annual Meeting. Third, you can attend the Annual Meeting and vote in person. Simply attending the Annual Meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.


QUORUM; REQUIRED VOTE


     The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as being entitled to vote on the subject matter (the "Votes Cast") with respect to such matter. While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this proxy statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.


PROXIES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. rStar does not currently anticipate that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (1) by filing with the Secretary of rStar, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of rStar prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy should be hand delivered to the Secretary of rStar or should be sent so as to be delivered to rStar Corporation, 3000 Executive Parkway, Suite 150, San Ramon, California 94583, Attention: Secretary.

EXPENSES OF SOLICITATION


     All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, will be borne by rStar. rStar may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of rStar common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of rStar may also solicit proxies in person or by telephone, telegram, letter, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.


PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS


     Stockholders may present proper proposals for inclusion in rStar's proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of rStar in a timely manner. In order to be included in rStar's proxy materials for the 2002 annual meeting of stockholders, stockholder proposals must be received by the Secretary
of rStar no later than [     ], and must otherwise comply with the requirements
of Rule 14a-8 of the Exchange Act.



     In addition, rStar's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in rStar's proxy statement, to be brought before an annual meeting of the stockholders. To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or other person so authorized pursuant to rStar's Bylaws, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his or her intent to bring such business before such meeting.


     To be timely, such stockholder's notice must be delivered to and received by the Secretary of rStar at the principal executive offices of rStar not later than the close of business on the one hundred twentieth (120(th)) day prior to the first anniversary of the preceding year's annual meeting; or, for the 2001
annual meeting of stockholders, no later than [     , 2002]. However, in the
event that the date of the meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the
preceding year's annual meeting, by the [     ] stockholder to be timely must be
so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his or her capacity as a proponent to a stockholder proposal. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.


     The rules of the SEC provide that a proxy may confer discretionary authority to vote on a matter for an annual meeting of stockholders if the proponent fails to notify rStar at least forty-five (45) days prior to the month and day of mailing of the prior year's proxy statement. Accordingly, if a
proponent does not notify rStar on or before [            , 2002] of a proposal
for the 2002 Annual Meeting, management may use its discretionary voting authority to vote on such proposal. All notices of proposals by stockholders, whether or not included in rStar's proxy materials should be sent to rStar Corporation, 3000 Executive Parkway, Suite 150, San Ramon, California 94583.


OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have the discretion to vote the shares they represent in accordance with their own judgment on such matters.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

WHERE YOU CAN FIND MORE INFORMATION


     rStar is subject to the informational requirements of the Exchange Act and, in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by rStar at the SEC's public reference rooms at:


               Judiciary Plaza                                Citicorp Center
                  Room 1024                               500 West Madison Street
               450 Fifth Street                                  Suite 1400
             Washington, DC 20549                            Chicago, IL 60661

     Copies of such material also can be obtained from the SEC Public Reference Section at the addresses noted above at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. rStar's filings with the SEC are also available to the public without charge at the Internet site maintained by the SEC at http://www.sec.gov.


     Our common stock is quoted for trading on the Nasdaq National Market, and, accordingly, reports, proxy statements and other information concerning rStar may be inspected at:


                            The Nasdaq Stock Market
                           Nasdaq Regulatory Filings
                          9801 Washingtonian Boulevard
                                   5th Floor
                             Gaithersburg, MD 20878


     Statements contained in this proxy statement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the proxy statement, each such statement being qualified in all respects by such reference. A copy of the proxy statement may be inspected without charge at the offices of the SEC Public Reference Section at one of the addresses noted above.



     YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS, THE ACQUISITION AGREEMENT AND THE PROPOSED TRANSACTIONS CONTEMPLATED THEREIN. RSTAR HAS NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY
STATEMENT IS DATED JANUARY [          ], 2002. YOU SHOULD NOT ASSUME THAT THE
INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY OTHER DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.



     The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.


     The documents listed below that rStar has previously filed with the SEC, including its financial statements, are incorporated by reference:


                                                                   PERIOD
                                                                   ------
Annual Report on Form 10-K...................   Year ended December 31, 2000.
Quarterly Report on Form 10-Q................   Quarters ended March 31, 2001, June 30, 2001
                                                and September 30, 2001.
Current Reports on Form 8-K and amendments to
  those Reports..............................   Filed on April 27, 2001, May 23, 2001, July
                                                3, 2001, August 2, 2001, August 13, 2001,
                                                September 14, 2001 and December 17, 2001.


THE BOARD OF DIRECTORS

San Ramon, California

            , 2002

                 FINANCIAL STATEMENTS OF STARBAND LATIN AMERICA

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
STARBAND LATIN AMERICA (HOLLAND) B.V.
  Independent Auditors' Report..............................  F-2
  Statement of Assets to be Acquired and Liabilities to be
     Assumed as of June 30, 2001 (Unaudited) as of December
     31, 2000 and 1999 (Unaudited)..........................  F-3
  Statement of Revenues and Direct Costs and Operating
     Expenses the Six Months Ended June 30, 2001 and 2000
     (Unaudited) and for the years ended December 31, 2000
     and 1999 (Unaudited)...................................  F-4
  Notes to Statements.......................................  F-5

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
StarBand Latin America (Holland) B.V.

     We have audited the accompanying statement of assets to be acquired and liabilities to be assumed of StarBand Latin America (Holland) B.V. (the "Company") as of December 31, 2000 and the related statement of revenues and direct costs and operating expenses for the year then ended. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in the proxy filing on Schedule 14A of rStar Corporation and on the basis of presentation described in Notes 1 and 2. The accompanying statements present the assets to be acquired and the liabilities to be assumed and the related statement of revenues and direct costs and operating expenses of the Company and are not intended to be a complete presentation of the financial position, results of operations and cash flows of the Company. Results of operations are not necessarily indicative of the results of operations that would be reported by the Company on a stand-alone basis.

     In our opinion, the accompanying statements present fairly, in all material respects, the assets to be acquired and the liabilities to be assumed of StarBand Latin America (Holland) B.V. at December 31, 2000, and the revenues and direct costs and operating expenses for the year then ended, on the basis described in Notes 1 and 2, in conformity with accounting principles generally accepted in the United States of America.

KPMG Accountants, N.V.
Amstelveen, the Netherlands
August 23, 2001

                     STARBAND LATIN AMERICA (HOLLAND) B.V.

        STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED

                                                                                DECEMBER 31,
                                                               JUNE 30,     ---------------------
                                                                 2001        2000        1999
                                                              -----------   -------   -----------
                                                              (UNAUDITED)             (UNAUDITED)
                                                                    (AMOUNTS IN THOUSANDS)
ASSETS TO BE ACQUIRED
Current assets:
  Cash and cash equivalents.................................    $ 1,946     $   142     $   54
  Accounts receivable, net..................................      4,872         169         29
  Taxes receivable..........................................        707         460         --
  Other current assets......................................        303          31         41
                                                                -------     -------     ------
Total current assets........................................      7,828         802        124
Equipment, net..............................................     13,259      11,629      4,881
Other assets, net...........................................         --          20        292
                                                                -------     -------     ------
Total assets................................................    $21,087     $12,451     $5,297
                                                                =======     =======     ======
LIABILITIES TO BE ASSUMED
Current liabilities:
  Accounts payable..........................................    $ 1,980     $   233     $  232
  Accrued expenses and other liabilities....................        662         385         24
  Due to related party......................................      2,608          --         --
                                                                -------     -------     ------
Total current liabilities...................................      5,250         618        256
Other non-current liabilities...............................         14          25         --
                                                                -------     -------     ------
Total liabilities...........................................      5,264         643        256
                                                                -------     -------     ------
Net assets to be acquired...................................    $15,823     $11,808     $5,041
                                                                =======     =======     ======

        The accompanying notes, are an integral part of these statements

                     STARBAND LATIN AMERICA (HOLLAND) B.V.

         STATEMENT OF REVENUES AND DIRECT COSTS AND OPERATING EXPENSES

                                                         SIX MONTHS ENDED             YEAR ENDED
                                                             JUNE 30,                DECEMBER 31,
                                                     -------------------------   ---------------------
                                                        2001          2000        2000        1999
                                                     -----------   -----------   -------   -----------
                                                     (UNAUDITED)   (UNAUDITED)             (UNAUDITED)
                                                                  (AMOUNTS IN THOUSANDS)
Revenues...........................................    $ 7,138       $   510     $ 1,107     $    15
                                                       -------       -------     -------     -------
Operating expenses:
  Costs of revenues................................      6,669           569       1,167         963
  Selling and marketing expenses...................        247           173         398          84
  General and administrative expenses..............      1,624           950       1,910       1,885
  Depreciation and amortization....................        778           295         242          82
  Impairment of long lived assets..................         --         2,091       2,138          --
                                                       -------       -------     -------     -------
Total operating expenses...........................      9,318         4,078       5,855       3,014
                                                       -------       -------     -------     -------
  Deficiency of revenues over direct operating
     expenses......................................    $(2,180)      $(3,568)    $(4,748)    $(2,999)
                                                       =======       =======     =======     =======

         The accompanying notes are an integral part of the statements.

                     STARBAND LATIN AMERICA (HOLLAND) B.V.

                              NOTES TO STATEMENTS

1.  ORGANIZATION AND BUSINESS ACTIVITIES

     StarBand Latin America (Holland) B.V. (the "Company" or "StarBand Latin America"), provides two-way, always-on, high-speed Internet access and telephony via satellite to residential and small office/home office ("Soho") customers available virtually everywhere in Latin America via satellite. The StarBand Latin America service provides high-capacity, high-speed transmission of data, audio, telephony and video to consumers and Soho subscribers. The Company offers stand-alone Internet access as well as a bundled product including telephony services.

     StarBand Latin America currently provides satellite-based rural telephony services in Peru and Colombia as well as high-speed consumer Internet access pilot service in Brazil, Argentina and Peru. StarBand Latin America expects to work on a wholesale basis with Latin American Internet Service Providers ("ISP"), DTH TV companies and other service providers in Latin America to offer high-speed Internet access via satellite. Its targeted customers at the wholesale level are major media and ISP companies providing service to Soho and select consumer market segments in Latin America.

  ORGANIZATION AND FORMATION

     StarBand Latin America activities began on April 14, 2000 with the Gilat Satellite Networks Ltd. ("Gilat") acquisition of Global Village Telecom. Subsequent to the acquisition the name of the Company was changed to Gilat-To-Home Latin America (Holland) N.V. ("GTH Latin America"). StarBand Latin America was formed by GTH Latin America on March 27, 2001 with the acquisition of a Dutch shell company. The name of this shell company was changed on May 11, 2001 to StarBand Latin America (Holland) B.V.

  THE ACQUISITION


     On April 23, 2001, GTH Latin America and Gilat entered into an acquisition agreement relating to the acquisition of StarBand Latin America by rStar. On December 31, 2001 the parties entered into a second amended acquisition agreement that is attached as Appendix A to this Proxy Statement. The Acquisition is subject to approval by the rStar stockholders. Prior to the closing of the Acquisition, Gilat and its subsidiaries, including GTH Latin America, will transfer the StarBand Latin America business, along with the relevant assets necessary to operate the business, to StarBand Latin America. At the closing of the StarBand acquisition, rStar will purchase all of the outstanding stock of StarBand Latin America in exchange for 43,108,448 shares of rStar Common Stock. Gilat currently beneficially owns 65.6% of rStar Common Stock and will beneficially own approximately 85% of rStar Common Stock after the StarBand acquisition and Offer.


  MASTER AGREEMENT

     Under the Acquisition Agreement, at or prior to the closing of the Acquisition, StarBand Latin America will enter into a Master Agreement pursuant to which StarBand Latin America will receive certain services and products from Gilat necessary to conduct its business in Latin America. For a detailed description of the Master Agreement, see "StarBand Latin America's
Business -- Master Agreement".

2.  BASIS OF PRESENTATION


     In accordance with the Second Amended and Restated Acquisition Agreement dated December 31, 2001 (the "Agreement") between GTH Latin America, rStar Corporation ("rStar") and Gilat Satellite Networks Ltd. ("Gilat"), GTH Latin America and Gilat will contribute certain assets and liabilities as defined in the Agreement to StarBand Latin America and to the to-be-formed operating subsidiaries.


     The statements of assets to be acquired and liabilities to be assumed and the statements of revenues and direct costs and operating expenses have been prepared in accordance with generally accepted accounting principles in the United States of America and in connection with the carve-out of the Starband Latin

                     STARBAND LATIN AMERICA (HOLLAND) B.V.

America business as described below. As a result, these statements are not intended to be a complete presentation of the financial position, results of operations and cash flows of StarBand Latin America.

  CARVE-OUT

     The statements have been prepared on a carve-out basis and therefore represent assets to be acquired and liabilities to be assumed as well as revenues and direct costs and operating expenses, which have been derived from the historical accounting records of Gilat and GTH Latin America and reflect significant assumptions and allocations. These direct revenues and expenses have been included in the statements as if they had been part of the Company's business throughout each of the periods or from the date of acquisition or up to the date of disposal by Gilat or GTH Latin America as appropriate. Moreover, StarBand Latin America business relies on GTH Latin America and Gilat for administrative, management, financing and other services and therefore, these statements include those revenues and expenses, which are directly attributable to StarBand Latin America. These statements do not include cost allocations for corporate overhead, salaries and benefits of administration, executive, financial, legal and human resources as well as outside accounting, legal, income tax and interest expense. The assets acquired and liability assumed and statements of revenues and directs costs and operating expenses could differ from those that would have resulted had the StarBand Latin America business operated autonomously.

     The statement of assets to be acquired and liabilities to be assumed reflect the assets and liabilities of StarBand Latin America as of June 30, 2001 and do not necessarily reflect the actual assets and liabilities to be transferred to rStar on the closing date. Certain assets, such as, cash and accounts receivable and certain liabilities of StarBand Latin America are not part of the acquisition and thus will remain the property or obligation of GTH Latin America subsequent to the acquisition.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the statements and accompanying notes. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with maturity of three months or less at the time of purchase to be cash equivalents except for restricted cash and cash equivalents.

  PROPERTY AND EQUIPMENT

     Property and equipment includes network equipment, computers, office furniture and equipment, and leasehold improvements and are stated at historical cost. The costs of additions and leasehold improvements are capitalized, while maintenance and repairs are expensed as incurred. Property and equipment are depreciated using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

     Property and equipment does not include assets that are held for sale in the normal course of business. The Company does not maintain an inventory as it relies on Gilat to ship products upon receiving a sales order. The Company may in the future hold certain inventories to accommodate a particular customer.

                     STARBAND LATIN AMERICA (HOLLAND) B.V.

  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company reduces accounts receivable to realizable value when facts and circumstances indicate that the recorded amount is uncollectible.

  REVENUE RECOGNITION

     In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. SAB No. 101 is effective in the fiscal quarter commencing October 1, 2000 and provides clarification of existing authoritative guidance with regard to the manner and timing of revenue recognition. The Company elected to adopt the guidance provided by SAB No. 101 effective upon the Company's commencement of operations.

     The Company receives revenue from the sale of equipment and for the provision of services, such as Internet access and telephony services. In accordance with SAB 101 the Company recognized revenue when both title and risk of loss transfers to the customer, provided that no significant obligations remain. Provisions, if material, are made for an estimate of product returns and doubtful accounts, based on historical experience. In situations where installation services are an integral component of the equipment use, revenue is recognized only upon such installation. Service revenues are recognized when the services are rendered to the end user. The Company typically ships its goods on ex works or free on board ("FOB") shipping point basis, therefore title passes to the buyer upon shipment.

  IMPAIRMENT OF LONG LIVED ASSETS

     The Company assesses the impairment of long-lived assets, including intangible assets, in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of ("SFAS No. 121"). SFAS No. 121 requires impairment losses to be recognized for long-lived assets when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amounts. Intangibles are also evaluated for recoverability by estimating the projected undiscounted cash flows, excluding interest, of the related business activities. The impairment loss of these assets is measured by comparing the carrying amount of the asset to its fair value less disposal costs with any excess of carrying value over fair value written off. Fair value is based on market prices where available, an estimate of market value, or various valuation techniques including discounted cash flow.

  STOCK BASED COMPENSATION

     The Company applies the intrinsic value-based method of accounting prescribed APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations including FASB interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation" an interpretation of APB Opinion No. 25 issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of the grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123 "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using the fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123 StarBand Latin America has elected to continue to apply the intrinsic value method of accounting described above, and has adopted the disclosure-only provisions of SFAS No. 123.

4.  RELATED PARTY TRANSACTIONS

     The Company obtains substantially all of its equipment for resale and for internal network purposes from Gilat.

                     STARBAND LATIN AMERICA (HOLLAND) B.V.

     Due to related party consists of $2,608,000 due to GTH Latin America in connection with an equipment sale to StarOne. The Agreement with rStar specifically excludes the accounts receivable from StarOne and therefore the Company has recorded an equal amount as a payable to GTH Latin America.

5.  ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following:

                                                                         DECEMBER 31,
                                                         JUNE 30,     ------------------
                                                           2001       2000      1999
                                                        -----------   ----   -----------
                                                        (UNAUDITED)          (UNAUDITED)
                                                               (AMOUNTS IN 000'S)
Equipment Sales.......................................    $3,352      $ --       $--
Services..............................................       763       169        29
                                                          ------      ----       ---
                                                           4,872       169        29
Allowance for doubtful accounts.......................        --        --        --
                                                          ------      ----       ---
                                                          $4,109      $169       $29
                                                          ======      ====       ===

6.  TAXES RECEIVABLE

     Taxes receivable consists of recoverable value added taxes paid to local governments upon the acquisition and importation of equipment required for the Company's operations. Such taxes may be offset against future value added tax credits generated from revenues in the local countries. The Company regularly reviews the collectibilty of such taxes.

7.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                          DECEMBER 31,
                                          ESTIMATED      JUNE 30,     ---------------------
                                         USEFUL LIVES      2001        2000        1999
                                         ------------   -----------   -------   -----------
                                                        (UNAUDITED)             (UNAUDITED)
                                                                (AMOUNTS IN 000'S)
Network equipment......................  5 - 7 years      $13,050     $10,746     $4,580
Computer software......................    3 years          1,077       1,024         --
Leasehold improvements.................  5 - 7 years          107          89         36
Vehicles...............................  3 - 5 years          120         108         99
Office furniture and equipment.........    5 years            313         321        209
                                                          -------     -------     ------
                                                           14,667      12,288      4,924
Less accumulated depreciation and
  amortization.........................                    (1,408)       (609)       (43)
                                                          -------     -------     ------
                                                          $13,259     $11,679     $4,881
                                                          =======     =======     ======

8.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts receivable, other assets, accounts payable and accrued expenses and other liabilities approximate fair value due to the short maturity of these items. The Company estimated fair values of financial instruments based on broker rate quotes for the same or similar instruments.

                     STARBAND LATIN AMERICA (HOLLAND) B.V.

9.  STOCK OPTIONS (UNAUDITED)

     On April 22, 2001 the Board of Directors adopted the 2001 Long Term Incentive Plan, which provides for options to purchase the Company's Common Stock, to employees, directors and consultants of the Company. The options generally become vested and exercisable over a period of 4 years and expire 10 years from the date of grant. There are 10 million shares of common stock reserved for issuance pursuant to the stock option plan.

     On April 22, 2001 the board of directors granted 3,069,571 options to employees of the affiliated companies and of the parent Company in addition to certain former affiliates of the Company. These options are 10-year options with an exercise price of $0.15. Vesting is generally over a 4 year period, however certain options vested immediately upon issuance.

     In accordance with FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation -- An Interpretation of APB Opinion No. 25 ("FIN No. 44"). Stock Options issued to employees are accounted for under APB 25, whereas stock options issued to non-employees or employees of affiliated companies are accounted for under SFAS No. 123 -- Accounting for Stock-Based Compensation as interpreted by EITF No. 96-18 -- Accounting for Equity Instruments that are issued to other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. In accordance with these statements the Company would record compensation expense to the extent that the fair value of the options granted exceeds the exercise price on the date of the Grant. That difference is charged to expense over the vesting period. In addition, increases in fair market value of the underlying security would result in additional compensation expense to be charged to expense at each period end over the remaining vesting period.

     As described in footnotes 1 and 2, these financials are presented as if the transaction described has already occurred. Although the Company believes that the fair value of the options granted during the period equaled the market value on the date of grant, it has calculated the expected fair market value based on the transaction as described in footnote 1. Further, as the options granted were to employees of the affiliated companies and of the parent Company in addition to certain former shareholders of the parent Company, the grants represents a dividend. As these statements do not report equity, the pro forma affects are shown below:

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected dividend yield.....................................       0%
Expected stock price volatility.............................     100%
Risk-free interest rate.....................................     5.0%
Expected option term........................................  5 years

     For purposes of calculating the dividend the Company has used the value of rStar Corporation's common stock as quoted on NASDAQ on April 22nd 2001. Based on the proposed transaction, rStar will issue 43,103,448 shares in exchange for the 60,000,000 shares of common stock outstanding of the Company. The result is an estimated fair market value of the Company's common stock of $0.50 per share. Using the factors above the resultant fair value in excess of the exercise price would be $0.44 or approximately $1,351,000 for the 3,069,571 options granted and outstanding as of June 30, 2001. Based on vesting the dividend as of June 30, 2001 would be equal to approximately $846,000.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                     STARBAND LATIN AMERICA (HOLLAND) B.V.

10.  COMMITMENTS AND CONTINGENCIES

  LEASES

     The Company has no current obligations for leases, however prior to the closing, the Company anticipates entering into lease agreements or assignments with GTH Latin America or GTH Latin America subsidiaries and affiliated companies.

11.  SIGNIFICANT CUSTOMERS

     The Company has one significant customer (greater than 10% of revenues). For the years ended December 31, 2000 and 1999 and the six months ended June 30, 2001, revenues from significant customers represented 0%, 0% and 61.7%, respectively of the revenues.

     Accounts receivable due from significant customers as a percentage of total accounts receivable as of December 31, 2000 and 1999 and June 30, 2001, from significant customers was 0%, 0% and 53.5%, respectively.


12.  SUBSEQUENT EVENTS (UNAUDITED)



     On September 28, 2001, the Company entered into an agreement to sell a telephony network and other assets with a book value of $3.6 million to a third party. The agreement requires the company to lease and operate the telephony network back from the seller for a period of three years for twelve quarterly payments of approximately $430,000. At the end of the lease, the Company has an option to purchase the telephony network at the expected fair market value of approximately $540,000. In the event that the company does not exercise its option the seller will assess a penalty for approximately $522,000. In accordance with SFAS 13 and SFAS 28 the company has recorded this transaction as an operating lease and has deferred all profit from such sale.

                                                                 EXECUTION COPY


                           SECOND AMENDED AND RESTATED

                              ACQUISITION AGREEMENT

                                   DATED AS OF

                                DECEMBER 31, 2001

                                      AMONG

                   GILAT TO HOME LATIN AMERICA (HOLLAND) N.V.,

                               rSTAR CORPORATION,

                                       AND

                          GILAT SATELLITE NETWORKS LTD.

                         RELATING TO THE ACQUISITION OF

                      STARBAND LATIN AMERICA (HOLLAND) B.V.

                                TABLE OF CONTENTS

                                                                                                       Page
ARTICLE I. CERTAIN DEFINITIONS...........................................................................3


ARTICLE II. SALE AND PURCHASE OF THE SHARES.............................................................10

   Section 2.1       Sale and Purchase of the Company Shares............................................10
   Section 2.2       Closing Date.......................................................................10
   Section 2.3       Deliveries and Assignment of Right to Share Consideration..........................11
   Section 2.4       Post-Closing Share Consideration Adjustments.......................................11
   Section 2.5       The Special Distribution...........................................................13

ARTICLE III. THE OFFER AND OTHER TRANSACTIONS...........................................................16

   Section 3.1       Purchaser Tender Offer.............................................................16
   Section 3.2       Voting Agreement...................................................................17
   Section 3.3       Proxy Statement; Form F-4 and Stockholder Meeting..................................17
   Section 3.4       Financial Information of the Business..............................................18

ARTICLE IV. REPRESENTATIONS AND WARRANTIES..............................................................19

   Section 4.1       Representations and Warranties of the Gilat Parties................................20
   Section 4.2       Representations and Warranties of Purchaser........................................31

ARTICLE V. CONDITIONS TO CLOSING........................................................................35

   Section 5.1       Conditions to Each Party's Obligation to Effect the Sale...........................35
   Section 5.2       Conditions to Obligations of Purchaser.............................................36
   Section 5.3       Conditions to Obligations of Gilat Israel and Seller...............................37

ARTICLE VI. ADDITIONAL COVENANTS AND AGREEMENTS.........................................................38

   Section 6.1       Directors and Officers.............................................................38
   Section 6.2       Additional Agreements; Cooperation.................................................38
   Section 6.3       Publicity..........................................................................39
   Section 6.4       Notification of Certain Matters....................................................39
   Section 6.5       Access to Information..............................................................39
   Section 6.6       Non-Solicitation...................................................................40
   Section 6.7       Fees and Expenses..................................................................42
   Section 6.8       Insurance..........................................................................42
   Section 6.9       Conduct of the Parties after the Closing Date......................................42
   Section 6.10      Maintenance of Transfer Agent......................................................44

ARTICLE VII. CONDUCT OF BUSINESS AND OF PURCHASER
     PRIOR TO THE CLOSING...............................................................................44

   Section 7.1       Conduct of Business Pending the Sale...............................................44
   Section 7.2       Conduct of Business of Purchaser Pending the Sale..................................46
   Section 7.3       Gilat Review of Expenditures.......................................................47

ARTICLE VIII. INDEMNIFICATION...........................................................................48

   Section 8.1       Indemnification Generally by Gilat Israel and Seller...............................48
   Section 8.2       Indemnification Generally by Purchaser.............................................49
   Section 8.3       Notice of Claims for Indemnification...............................................51
   Section 8.4       Survival of Representations and Warranties.........................................51

ARTICLE IX. TAX INDEMNITIES.............................................................................51

   Section 9.1       Tax Indemnities....................................................................51
   Section 9.2       Character of Indemnity Payments....................................................52
   Section 9.3       Refunds............................................................................52
   Section 9.4       Miscellaneous......................................................................52

ARTICLE X. TERMINATION..................................................................................53

   Section 10.1      Termination........................................................................53
   Section 10.2      Effect of Termination..............................................................54

ARTICLE XI. MISCELLANEOUS...............................................................................54

   Section 11.1      Governing Law......................................................................54
   Section 11.2      Remedies...........................................................................54
   Section 11.3      Successors and Assigns.............................................................55
   Section 11.4      Amendment..........................................................................55
   Section 11.5      Entire Agreement...................................................................55
   Section 11.6      No Reliance on Other Information...................................................55
   Section 11.7      Severability.......................................................................55
   Section 11.8      No Third Party Beneficiaries.......................................................55
   Section 11.9      Notices............................................................................56
   Section 11.10     Delays or Omissions................................................................57
   Section 11.11     Legal Fees.........................................................................57
   Section 11.12     Titles and Subtitles...............................................................57
   Section 11.13     Counterparts.......................................................................57

EXHIBITS

Exhibit 2.5           Fourth Amended and Restated Certificate of Incorporation
Exhibit 3.1           Option
Exhibit 3.2           Voting Agreement
Exhibit 4.1(h)        Master Agreement

SCHEDULES

Gilat Parties' Disclosure Schedule

Purchaser's Schedules
         4.2(b)   Consents
         4.2(f)   Employee Agreements and Plans
         4.2(g)   Registration Rights

                           SECOND AMENDED AND RESTATED
                              ACQUISITION AGREEMENT

         This SECOND AMENDED AND RESTATED ACQUISITION AGREEMENT, dated as of December 31, 2001 (this "Agreement"), is among Gilat To Home Latin America (Holland) N.V., a Dutch corporation ("Seller"), rStar Corporation, a Delaware corporation ("Purchaser"), and Gilat Satellite Networks Ltd., an Israeli corporation, the indirect parent of Seller and an indirect majority stockholder of Purchaser ("Gilat Israel" and together with Seller, the "Gilat Parties" and each a "Gilat Party").

                                 R E C I T A L S

         A. Seller, Purchaser and Gilat Israel entered into an Acquisition Agreement, dated April 23, 2001 (the "Original Acquisition Agreement"). On September 7, 2001, Seller, Purchaser and Gilat Israel entered into an Amended and Restated Acquisition Agreement (the "First Amended Agreement") in which they amended and restated the Original Acquisition Agreement in its entirety. The amendments to the Original Acquisition Agreement contained in the First Amended Agreement reflected, among other things, Purchaser's satisfaction of its accrued obligations under the Capital Lease (as defined below) to Spacenet Inc., a Delaware corporation and the direct wholly-owned subsidiary of Gilat Israel ("Spacenet"). Under the Original Acquisition Agreement, the satisfaction of Purchaser's accrued obligations to Spacenet under the Capital Lease (the "Capital Lease Obligation") was a condition precedent to the parties' obligations to consummate the Sale (as defined below). Purchaser satisfied the Capital Lease Obligation through the issuance and delivery of 19,396,552 shares of Purchaser Stock (as defined below) to an affiliate of Spacenet on May 21, 2001, as contemplated by the Original Acquisition Agreement and pursuant to the Agreement, dated April 23, 2001, between Spacenet and Purchaser.

         B. Seller, Purchaser and Gilat Israel wish to amend and restate in its entirety the First Amended Agreement and the related exhibits and schedules thereto as set forth in this Agreement and the related exhibits and schedules hereto.

         C. Gilat Israel, with its global subsidiaries, is a leading provider of telecommunications solutions based on VSAT (very small aperture terminal) satellite network technology. Since its inception, Gilat Israel has invested considerable resources, including hundreds of millions of dollars and thousands of man-years, in research and development, proprietary technologies, product design and manufacturing and marketing. Gilat Israel's technology is used to deliver advanced satellite-based, end-to-end enterprise networking and rural telephony solutions to customers across six continents, as well as interactive broadband data services.

         D. Gilat Israel's joint venture, StarBand Communications Inc. ("StarBand"), is the first to market with an "always-on", two-way, broadband Internet access solution for the residential and small office and home office markets that is available virtually everywhere in North America today. StarBand offers a stand-alone Internet access service, as well as a bundled product with direct-to-home television service using a single dish at the subscriber's location. Gilat Israel and certain of its affiliates contributed to StarBand the exclusive rights for North America to its consumer two-way VSAT technology, as well as management, employees and technological expertise, including the operation of the satellite network. Through this venture, Gilat Israel and its affiliates have gained significant experience in implementing and marketing such services to consumers and small office and home office subscribers.

         E. Gilat Israel and its affiliates have also developed substantial experience in Latin America, particularly in providing satellite-based services to corporate clients operating large-scale networks. Such experience has included the obtaining of licenses to operate in the various Latin American countries, experience in the development of networks for voice and data, relationships with local partners and other relevant business experience.

         F. StarBand Latin America (Holland) B.V. has been formed as a direct wholly-owned subsidiary of Seller (the "Company"), for the purpose of leveraging such investment, experience and know-how into the Latin American market. As further described in this Agreement, Gilat Israel, Seller and their affiliates shall contribute to the Company or to the Company's subsidiaries (such contributing entities collectively referred to herein as the "Gilat Business Entities") the business as currently conducted by the Company and the exclusive rights in Latin America (excluding Mexico, in which the contributed rights are described below, but including, among other countries Brazil, Argentina, Peru, and Colombia, and, subject to certain restrictions, Chile) to (i) implement, operate and market broadband Internet access services and voice services to consumers and small office and home office subscribers, (ii) provide a bundled product with direct-to-home television service using a single satellite dish and
(iii) provide such new technologies and products related to the foregoing as Gilat Israel may in the future develop or make available to StarBand, which shall be offered to the Company and/or the Company's subsidiaries upon commercially reasonable terms via a two-way satellite-based network, together with the related assets, licenses, rights, management, employees experience and know-how (such business, related assets, licenses, rights, management, employees' experience and know-how, shall be referred to herein as the "Business"). In Mexico, the Company shall receive the non-exclusive right to operate the Business with respect to small office and home office subscribers, through a channel which is any large, well-established corporation that (x) will commit to sell at least 100 VSAT sites regardless of the number of VSAT's located at an individual home or office, and (y) will be centrally billed by the Company, but that is not (A) an Internet Service Provider, or (B) a provider of access to broadband Internet services or voice services at a residence through an arrangement whereby it would be reasonably likely that payment or other commercial benefit will be paid to it for such access.

         G. Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller (the "Sale"), all of the issued and outstanding shares of capital stock of the Company in exchange for the Share Consideration (as defined below), on the terms and subject to the conditions set forth in this Agreement.

         H. To further induce the parties hereto to enter into this Agreement, certain principal stockholders of Purchaser, Gilat Israel and its direct wholly-owned subsidiary, Gilat Satellite Networks (Holland) B.V. ("Gilat Holland") shall enter into a voting agreement pursuant to which they each shall agree to vote, or cause to be voted, the shares of Purchaser Stock (as defined below) beneficially owned or controlled by such stockholders in favor of the Sale and the other transactions contemplated hereby and against any competing proposal.

         I. In contemplation of the Sale, Purchaser shall make a tender offer (the "Offer") in compliance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulation promulgated under the Exchange Act, to purchase from its stockholders (other than Gilat Israel and its Affiliates (as defined below)) up to 6,315,789 shares of Purchaser Stock. The Offer shall be subject to this Agreement and shall immediately following the consummation of the Sale.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                   ARTICLE I.

                               CERTAIN DEFINITIONS

         The following terms used in this Agreement shall have the meanings specified below.

         "Additional Share Consideration" has the meaning set forth in Section 2.4(c) hereof.

         "Adjusted Cash Consideration" means: (a) if the Trading Price of the Ordinary Share is less than $12.00, an amount equal to the lesser of (i) $10,000,000 and (ii) the sum of (x) $6,000,000 and (y) the product of (A) 466,105 and (B) the amount by which $12.00 exceeds the Trading Price of the Ordinary Share; (b) if the Trading Price of the Ordinary Share is greater than $12.00, an amount equal to the greater of (i) $2,000,000 and (ii) the difference between (x) $6,000,000 and (y) the product of (A) 466,105 and (B) the amount by which the Trading Price of the Ordinary Share exceeds $12.00; and (c) if the Trading Price of the Ordinary Share equals $12.00, $6,000,000.

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that unless expressly set forth otherwise herein, officers and directors of a Party or of any corporation or other entity deemed to be an Affiliate of such Party, shall not themselves be deemed an Affiliate of such Party solely by virtue of serving as an officer or director thereof. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling,"

"controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote fifty percent (50%) or more of the securities having voting power for the election of directors of such Person or to otherwise direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble hereof.

         "Applicable Net Income" means, for any Calculation Period, Purchaser's consolidated net income (excluding extraordinary items of gain or loss and before the amortization of goodwill and other intangible assets) generated during the applicable Calculation Period by the Business, in each case: (i) as determined in accordance with GAAP; and (ii) as reflected on audited financial statements of the Business (the "Audited Statement"): (x) audited by independent certified public accountants of recognized national standing (which may be the regular auditors of Purchaser) selected Purchaser; and (y) filed by Purchaser with the SEC or otherwise publicly announced or delivered to holders of the Purchaser Stock. It is clarified that for the purposes of calculating the Applicable Net Income, the Business shall not include the Excluded Businesses.

         "Assets" has the meaning set forth in Section 4.1(h)(i)(2) hereof.

         "Audited Statement" has the meaning set forth in the definition of Applicable Net Income.

         "breaching party" has the meaning set forth in Section 11.2 hereof.

         "Business" has the meaning set forth in the recitals to this Agreement.

         "Business Contract" means any (i) Contract by which the Assets or the Business is bound or (ii) any Contract that is necessary to conduct the Business and to which any of the Gilat Business Entities or Subsidiaries is a party,.

         "Business Day" means a day on which both Seller and national banks doing business in New York City are open for business.

         "Business Documentation" has the meaning set forth in Section 6.5(b) hereof.

         "Calculation Period" has the meaning set forth in Section 2.4(b) hereof.

         "Capital Lease" means the Amended and Restated Service Agreement between ZapMe! Corporation and Spacenet, dated September 30, 1999, and such products and services otherwise provided by Spacenet to the Company.

         "Capital Lease Obligation" has the meaning set forth in the recitals hereto.

         "Cash Consideration" means the amount of cash equal to the quotient of
(a) the Adjusted Cash Consideration, divided by (b) 6,315,789, rounded to the nearest whole cent.

         "Certificate of Waiver" has the meaning set forth in Section 2.5(c)(ii) hereof.

         "Closing" and "Closing Date" have the respective meanings given to those terms in Section 2.2 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended and as in effect from time to time, and any law that shall have been a predecessor or shall be a successor thereto.

         "Company" has the meaning set forth in the recitals to this Agreement.

         "Company Common Stock" has the meaning set forth in Section 4.1(f) hereof.

         "Company Material Adverse Effect" has the meaning set forth in Article IV hereof.

         "Company Shares" has the meaning set forth in Section 4.1(f)(i) hereof.

         "Contract" means any written or oral contract, agreement, lease, license, plan, instrument or other document, commitment, arrangement, undertaking, understanding, practice or authorization that is binding on any Person or its property under applicable Law.

          "Damages" means money damages determined on a dollar-for-dollar basis after giving effect to any related offset or reduction, including any tax or other benefits realized as a result of such damage. In determining any amount of Damages arising out of or by reason of any breach of warranty or covenant relating to taxes, such Damages shall be reduced by any resulting or related tax benefit for the same or a different tax period or periods.

         "Determination Date" means the date which is the fifth Business Day prior to the Closing Date.

         "DGCL" means Delaware General Corporation Law, as amended.

         "Disclosure Schedule" has the meaning set forth in Section 4.1 hereof.

         "D&O Resignations" has the meaning set forth in Section 6.1 hereof.

         "$" or "dollars" shall means and refers to United States dollars.

         "Employee Plans" has the meaning set forth in Section 4.1(k)(i) hereof.

         "Employees" means the employees of the Business as of the date hereto or as of the Closing Date as the context may required.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" has the meaning set forth in the recitals hereto.

         "Excluded Businesses" means any business conducted by any one or more of the Subsidiaries other than the Business, including, without limitation, the core enterprise and government contracts business (including, without limitation, all receivables related to such contracts) in Latin America for the sale of products and the installation and servicing of networks using Gilat Israel's products.

         "Excluded Business Liabilities" is defined in Section 6.9(c) hereof.

         "First Calculation Period" has the meaning set forth in Section 2.4(a) hereof.

         "First Distribution Amount" has the meaning set forth in the Fourth Amended and Restated Certificate of Incorporation.

         "First Payment Date" has the meaning set forth in the Fourth Amended and Restated Certificate of Incorporation.

         "Fourth Amended and Restated Certificate of Incorporation" has the meaning set forth in Section 2.5(a) hereof.

         "Fully Diluted Basis" means at any time as applied to any calculation of the number of securities of Purchaser, after giving effect to (x) all shares of Purchaser Stock issued and outstanding at the time of determination, (y) all shares of Purchaser Stock issuable upon the exercise of any option, warrants or similar right outstanding at the time of determination and (z) all shares of Purchaser Stock issuable upon the exercise of any conversion or exchange right contained in any security convertible into or exchangeable for shares of Purchaser Stock.

         "GAAP" means the accounting principles generally accepted in the United States applied on a consistent basis.

         "Gilat Business Entities" has the meaning set forth in the recitals to this Agreement.

         "Gilat Holland" has the meaning set forth in the recitals hereto.

         "Gilat Israel" has the meaning set forth in the introductory paragraph to this Agreement.

         "Gilat Material Adverse Effect" has the meaning ascribed to it in
Article IV hereof.

         "Gilat Parties" has the meaning set forth in the introductory paragraph to this Agreement.

         "Gilat Registration Statement" has the meaning set forth in Section 3.3(a) hereof.

         "Government" or "Governmental" means, or refers to, (a) the government of the United States, Israel, or the Netherlands or the government of any foreign country recognized by the governments of either the United States, Israel, or the Netherlands; (b) the government of any state, province, county, municipality, city, town or district of the United States, Israel, the Netherlands or any foreign country (whose national government is so recognized); and any multi-county district; and (c) any agency, department, authority, commission, administration, court, magistrate, tribunal, arbitrator, instrumentality or political subdivision of, or within the geographical jurisdiction of, any government described in the foregoing clauses (a) and (b).

         "Gross Proceeds" has the meaning set forth in Section 2.5(a)(ii) hereof.

         "Indemnifiable Claims" when used in, and for purposes of, Article 8 hereof means and includes any and all direct Damages and all expenses (including, without limitation, reasonable legal and expert fees and expenses).

          "Law" means any of the following of, or issued by, any Government, in effect on or prior to the date hereof, any statute, law, act, ordinance, code, resolution, rule, regulation, order, guideline, decree, judgment, license, permit, certificate or certification, registration, concession, grant, franchise or restriction; and any published official interpretation, or ruling (whether designated as public or private, substantive or procedural).

         "Liabilities" has the meaning set forth in Section 4.1(h)(i)(3) hereof.

         "Licenses" has the meaning set forth in Section 4.1(q) hereof.

         "Lien" means any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.

         "Master Agreement" has the meaning set forth in Section 4.1(h)(i)(1) hereof.

         "Maximum Distribution Amount" has the meaning set forth in the Fourth Amended and Restated Certificate of Incorporation.

         "NASD" has the meaning set forth in Section 4.1(c) hereof.

         "NASDAQ" has the meaning set forth in Section 4.1(c) hereof.

         "Non-Cash Consideration" has the meaning set forth in Section 2.5(a)(ii) hereof.

         "Offer" has the meaning set forth in the recitals hereto.

         "Offer Consideration" has the meaning set forth in Section 3.1(a) hereof.

         "Offer Documents" has the meaning set forth in Section 3.1(c) hereof.

         "Option" has the meaning set forth in Section 3.1(a) hereof.

         "Ordinary Shares" means the Ordinary Shares of Gilat Israel.

         "Party" means Purchaser, Seller or Gilat Israel, as the context requires, and "Parties" means Purchaser, Seller and Gilat Israel, collectively.

         "Penalty" means any civil or criminal penalty (including any interest thereon), fine, levy, lien, assessment, charge, monetary sanction or payment, or any payment in the nature thereof, of any kind required to be made to any Government under any Law.

         "Period" means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

         "Person" means a corporation, association, partnership, limited liability company or partnership, joint venture, organization, business, individual, trust, or any other entity or organization, including a Government or any subdivision or agency thereof.

         "Principal Stockholders" has the meaning set forth in Section 3.2 hereof.

         "Proxy Statement" has the meaning set forth in Section 3.3(a) hereof.

         "Purchaser" has the meaning set forth in the introductory paragraph to this Agreement.

         "Purchaser Material Adverse Effect" has the meaning set forth in
Article IV hereof.

         "Purchaser Stock" means the common stock, par value $.01, of Purchaser.

         "Purchaser's Indemnified Persons" means:

         (a) Purchaser and its current and former directors, officers, employees, agents and stockholders, and

         (b) subsequent to the Closing, the Company and its Subsidiaries, and the officers (or the persons performing the functions of officers), employees and agents of the Company and its Subsidiaries, serving as such subsequent to the Closing (but only in their capacity as such from and after the Closing).

         "Qualified Convertible Securities" has the meaning set forth in Section 2.5(d)(i)(B) hereof.

         "Qualified Sale" has the meaning set forth in Section 2.5(a)(ii) hereof.

         "Required Ordinary Shares" means that number of Ordinary Shares that Purchaser is required to deliver to its stockholders in order to consummate the Offer.

         "Sale" has the meaning set forth in the recitals to this Agreement.

         "SEC" has the meaning set forth in Section 3.1(c).

         "SEC Documents" has the meaning set forth in Section 3.1(c) hereof.

         "Second Calculation Period" has the meaning set forth in Section 2.4(b) hereof.

         "Second Distribution Amount" has the meaning set forth in the Fourth Amended and Restated Certificate of Incorporation.

         "Second Payment Date" has the meaning set forth in the Fourth Amended and Restated Certificate of Incorporation.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" has the meaning set forth in the introductory paragraph to this Agreement.

         "Seller's Indemnified Persons" has the meaning set forth in Section 8.2(a) hereof.

         "Share Consideration" has the meaning set forth in Section 2.1 hereof.

         "Spacenet" has the meaning set forth in the recitals hereto.

         "Special Distribution" has the meaning set forth in Section 2.5(a) hereof.

         "Special Distribution Expiration Date" has the meaning set forth in
Section 2.5(c)(ii) hereof.

         "StarBand" has the meaning set forth in the recitals hereto.

         "Special Committee" has the meaning set forth in Section 4.2(k) hereof.

         "State Income Tax" means all Taxes (whether denominated as franchise taxes or otherwise) measured on or by income imposed by any State of the United States of America (or any subdivision thereof).

         "Stockholder Approval" has the meaning set forth in Section 3.3(b) hereof.

         "Stockholder Meeting" has the meaning set forth in Section 3.3(b) hereof.

         "Subsidiaries" has the meaning set forth in Section 4.1(g) hereof.

         "Tax Return" means any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes.

         "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, environmental, severance, occupation, property, sales, use, transfer, registration, value-added, license, payroll, franchise, Social Security and unemployment taxes imposed or required to be withheld by any Government or other tax of any kind whatsoever, including any interest, penalties and additions thereto, whether disputed or not.

         "Trading Price" means the per share price of the Ordinary Share determined as follows: (a) if Ordinary Shares are listed or admitted to trading on any United States national securities exchange, average of the closing prices of the Ordinary Shares on such exchange over the ten (10) consecutive trading days ending on the Determination Date; (b) if the Ordinary Shares are not then listed or admitted to trading on any United States national securities exchange but is a NASDAQ security, the average of the closing sale prices of the Ordinary Shares as shown by the NASDAQ over the ten (10) consecutive trading days ending on the Determination Date; or (c) if the Ordinary Shares are not then a NASDAQ security but are actively traded over-the-counter, the average of the closing prices (meaning for purposes of this clause (c) the average of the highest closing bid price and lowest closing asked price thereof) over the ten (10) consecutive trading days ending on the Determination Date.

         "Transaction Proposal" has the meaning set forth in Section 6.6(a) hereof.

         "Unsolicited Superior Proposal" has the meaning set forth in Section 6.6(b) hereof.

         "Voice Services" has the meaning set forth in Section 4.1(h)(iv) hereof.

         "Voting Agreement" has the meaning set forth in Section 3.2 hereof.

                                  ARTICLE II.

                         SALE AND PURCHASE OF THE SHARES

         Section 2.1 Sale and Purchase of the Company Shares.

         Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Company Shares in exchange for 43,103,448 shares of Purchaser Stock, representing the value $100 million divided by $2.32 (the "Share
Consideration").

         Section 2.2 Closing Date.

         The closing of the Sale (the "Closing") shall take place at the New York offices of Piper Marbury Rudnick & Wolfe LLP, located at 1251 Avenue of the Americas, New York, New York 10020-1104, as soon as practicable after the last of the conditions set forth in Section 5 hereof is fulfilled or waived (subject to applicable Law) but in no event later than the fifth Business Day thereafter, or at such other time and place and on such other date as the Parties shall mutually agree; provided, however, that, without the mutual agreement of the Parties, in no event shall the Closing occur later than May 31, 2002 (the "Closing Date").

         Section 2.3 Deliveries and Assignment of Right to Share Consideration.

         (a) Deliveries of Gilat Israel and Seller. Gilat Israel and Seller, as the case may be, shall deliver to Purchaser the following:

                  (i) certificates representing the Company Shares, duly endorsed in blank or with stock powers duly endorsed in blank, together with such other documents as Purchaser may reasonably request to evidence the transfer to Purchaser of good title in and to the Company Shares, free and clear of any Liens (including, without limitation, confirmation of the recording of any registration required under the laws of the Company's jurisdiction of formation); and

                  (ii) the other instruments or documents, as shall be required by Purchaser under Section 5.2 hereof.

         (b) Deliveries of Purchaser. Purchaser shall deliver to Seller the following:

                  (i) certificates representing the Share Consideration, together with such other documents as Seller may reasonably request to evidence the transfer to Seller of good title in and to the Share Consideration, free and clear of any Liens; and

                  (ii) the other instruments or documents, as shall be required by Gilat Israel and Seller, as the case may be, under Section 5.3 hereof.

         (c) Assignment of Right to Share Consideration. The Parties agree that Seller shall have the right to assign all or part of its right to the Share Consideration under Section 2.1 hereof and its rights to the delivery of the certificates representing such Share Consideration under Section 2.3(b)(i) hereof to Gilat Israel, any of its Affiliates, and/or StarBand; provided, however, that, in each such case, the assignee of all or part of the Share Consideration executes and delivers a Certificate of Waiver to Purchaser.

         Section 2.4 Post-Closing Share Consideration Adjustments.

         (a) Company's Net Income for 2002-2003.

                  (i) If the Company's Applicable Net Income for the period from July 1, 2002 through June 30, 2003 (inclusive) (the "First Calculation Period"), is greater than or equal to $4,100,000 but no more than $4,900,000, Purchaser shall, promptly following the determination of the Applicable Net Income for such period, issue 2,685,382 shares of Purchaser Stock to Gilat Israel.

                  (ii) If the Company's Applicable Net Income for the First Calculation Period, is greater than or equal to $4,900,000, Purchaser shall, promptly following the determination of the Applicable Net Income for such period, issue 5,370,765 shares of Purchaser Stock to Gilat Israel.

                  (iii) Anything contained in this Section 2.4(a) to the contrary notwithstanding, in the event that the Audited Statements with respect to the First

Calculation Period are not filed with the SEC or otherwise publicly announced or delivered to the holders of shares of Purchaser Stock on or before December 31, 2003, no shares of Purchaser Stock shall be issued by Purchaser to Gilat Israel pursuant to this Section 2.4(a).

         (b) Company's Net Income for 2003-2004.

                  (i) If the Company's Applicable Net Income for the period from July 1, 2003 through June 30, 2004 (inclusive) (the "Second Calculation Period" and, together with the First Calculation Period, each a "Calculation Period"), is greater than or equal to $27,500,000, but no more than $33,000,000, Purchaser shall, promptly following the determination of the Applicable Net Income for such period, issue 2,685,382 shares of Purchaser Stock to Gilat Israel.

                  (ii) If the Company's Applicable Net Income for the Second Calculation Period, is greater than or equal to $33,000,000, Purchaser shall, promptly following the determination of the Applicable Net Income for such period, issue 5,370,765 shares of Purchaser Stock to Gilat Israel.

                  (iii) Anything contained in this Section 2.4(b) to the contrary notwithstanding, in the event that the Audited Statements with respect to the Second Calculation Period are not filed with the SEC or otherwise publicly announced or delivered to the holders of shares of Purchaser Stock on or before December 31, 2004, no shares of Purchaser Stock shall be issued by Purchaser to Gilat Israel pursuant to this Section 2.4(b).

         (c) Delivery of Additional Share Consideration. If Purchaser issues shares of Purchaser Stock to Gilat Israel pursuant to this Section 2.4 (the "Additional Share Consideration"), on the date of such issuance, Purchaser shall deliver to Gilat Israel the certificates representing the Additional Share Consideration, together with such other documents as Gilat Israel may reasonably request to evidence the transfer to Gilat Israel of good title in and to the Additional Share Consideration, free and clear of any Liens.

         (d) Assignment of Right to Additional Share Consideration. The Parties agree that Gilat Israel shall have the right to assign all or part of its right to the Additional Share Consideration under Section 2.4(a) and (b) hereof, as well as the delivery of the certificates representing the Additional Share Consideration under Section 2.4(c) hereof, to any of its Affiliates and/or StarBand.

         (e) Termination of Obligation to Issue Additional Share Consideration. Notwithstanding anything to the contrary set forth herein, the Parties agree that upon Purchaser's completion of a Qualified Sale, Purchaser shall have no further obligation to issue any Additional Share Consideration to Gilat Israel under this Section 2.4 after the date of such Qualified Sale.

         Section 2.5 The Special Distribution.

         (a) The Special Distribution.

                  (i) In connection with the Sale and the other transactions contemplated hereby, the Parties hereby agree to amend and restate Purchaser's Third Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit 2.5 (the "Fourth Amended and Restated Certificate of Incorporation"). The proposed amendments shall (i) repeal the prohibition on Purchaser stockholder action by written consent, (ii) grant Purchaser's stockholders holding at least majority of the outstanding shares of Purchaser Stock the right to call a special meeting of stockholders, and (iii) grant Purchaser's stockholders the right to receive a cash distribution from Purchaser pursuant to Section IV.B of the Fourth Amended and Restated Certificate of Incorporation (the "Special Distribution"). Subject to the approval of the proposed amendments by the holders of a majority of the shares of Purchaser Stock, the right to the Special Distribution will attach to all of the outstanding shares of Purchaser Stock, is represented by the same certificate that represents shares of Purchaser Stock, and will entitle each holder thereof to the Special Distribution, which shall be payable to Purchaser's stockholders in the manner described in Section IV.B of the Fourth Amended and Restated Certificate of Incorporation. Purchaser's obligation to pay the Special Distribution shall expire on the date on which the Second Distribution Amount (as defined in the Fourth Amended and Restated Certificate of Incorporation) is distributed to holders of shares of Purchaser Stock, or on such earlier date as prescribed in Section IV.B of the Fourth Amended and Restated Certificate of Incorporation and Section 2.5(a)(ii) hereof.

                  (ii) Notwithstanding anything to the contrary set forth herein, the Parties agree that upon completion of a Qualified Sale, Purchaser's obligation to pay the Special Distribution shall terminate and holders of shares of Purchaser Stock shall have no rights whatsoever in, to or under the First Distribution Amount, the Second Distribution Amount or the Maximum Distribution Amount. A "Qualified Sale" is the closing by Purchaser of (x) a firmly underwritten public offering of Purchaser Stock raising gross proceeds to Purchaser of at least $25 million, with a price for Purchaser Stock of at least $2.32 per share; it being understood by the Parties that neither Gilat Israel nor its Affiliates shall participate in the offering; or (y) the closing by Purchaser of the sale in a single transaction of the Purchaser Stock to a third party purchaser (other than Gilat Israel or one or more of its Affiliates) raising gross proceeds to Purchaser of at least $100 million (the "Gross Proceeds"), with (A) a price for the Purchaser Stock of at least $1.00 per share and (B) at least 60% of the Gross Proceeds being in the form of cash; provided, however, that, if any portion of the Gross Proceeds received by Purchaser in such sale are not in the form of cash (the "Non-Cash Consideration"), prior to the consummation of any such sale, (1) Purchaser shall have obtained an appraisal from an independent third party appraiser of national standing and (2) the Board of Directors of Purchaser shall have made a good faith determination that the value of the assets, property or other consideration constituting the Non-Cash Consideration has a value in excess of $1.00 per share of Purchaser Stock issued in connection therefor.

         (b) Guaranty. For the benefit of each current and future holder of shares of Purchaser Stock (other than Gilat Israel and its Affiliates), Gilat Israel hereby agrees that, in the event that Purchaser is unable to make the Special Distribution to its stockholders pursuant to Section IV.B of the Fourth Amended and Restated Certificate of Incorporation for any reason, including, without limitation, because it has insufficient funds, not later than three (3) Business Days prior to the First Payment Date or the Second Payment Date, as the case may be, Gilat Israel will make a cash capital contribution to Purchaser to the extent and in an amount necessary for Purchaser to satisfy its obligation to make the Special Distribution under Section IV.B of the Fourth Amended and Restated Certificate of Incorporation.

         (c) Waiver of Special Distribution and Restrictions on Transfers. For the benefit of each current and future holder of shares of Purchaser Stock (other than Gilat Israel and its Affiliates), Gilat Israel and Seller, on their own behalf, and on behalf of their Affiliates, hereby:

                  (i) irrevocably waive any and all claims or rights it has in, to or under the Special Distribution and, without limiting the foregoing, agree that they shall not be entitled to receive any portion of the First Distribution Amount, the Second Distribution Amount or the Maximum Distribution Amount;

                  (ii) agree that prior to the earlier of (x) June 30, 2004, (y) the date on which the Maximum Distribution Amount is actually paid to the holders of shares of Purchaser Stock under Section IV.B of the Fourth Amended and Restated Certificate of Incorporation, and (z) the date on which Purchaser completes a Qualified Sale (such earlier date referred to herein as the "Special Distribution Expiration Date"), they shall not sell, assign or otherwise transfer any shares of Purchaser Stock held by either of them to any Person, unless, in each case such transfer constitutes a private transaction (i.e., a transaction exempt from registration under the Securities Act) and (A) the proposed-transferee agrees to hold the transferred shares of Purchaser Stock in its own name and not in "street name" and executes and delivers to Purchaser a certificate of waiver (a "Certificate of Waiver") pursuant to which the proposed-transferee agrees to be bound by the waiver and the restrictions on the transfer of shares of Purchaser Stock set forth in this Section 2.5(c) in the same manner and to the same extent as Gilat Israel, Seller and their Affiliates;
(B) the certificates evidencing such shares of Purchaser Stock contain the legend required under Section 2.5(c)(iii) hereof; and (C) the transfer agent of the shares of Purchaser Stock shall be instructed (1) to maintain a register of all shares of Purchaser Stock held by Gilat Israel, Seller, their Affiliates and their permitted assignees and transferees; (2) not to pay any Special Distribution with respect to any shares of Purchaser Stock held by any of Gilat Israel, Seller, their Affiliates and their permitted assignees and transferees; and (3) not to register the transfer of any such shares of Purchaser Stock without first having obtained an opinion of counsel to the effect that the requirements of clause (A) above have been satisfied; and

                  (iii) agree and acknowledge that the certificates representing the Purchaser Stock held by Gilat Israel, Seller and their Affiliates (as well as any certificates transferred to any transferee in accordance with clause (ii) above), shall bear a legend indicating the waiver and restrictions on transfer of the shares of Purchaser Stock set forth in this Section 2.5(c).

         (d) Restrictions on New Issuances.

                  (i) For the benefit of each current and future holder of shares of Purchaser Stock (other than Gilat Israel and its Affiliates), the Parties agree that (and Gilat Israel and Seller shall take all steps reasonably necessary to assure that) until the date immediately following the Special Distribution Expiration Date, Purchaser will not:

                           (A) sell or issue any additional shares of Purchaser
Stock (other than (1) shares of Purchaser Stock issued upon the exercise of stock options for shares of Purchaser Stock that are outstanding as of the Closing Date and (2) shares of Purchaser Stock issuable pursuant to employee stock option plans or other stock based compensation plans; provided, however, that the number of shares of Purchaser Stock that Purchaser may issue under the foregoing clause (2) shall not exceed in the aggregate 1% of the issued and outstanding shares of Purchaser Stock as of the closing of the Offer on a Fully Diluted Basis.) The Parties agree that all shares of Purchaser Stock issued under clauses (1) and (2) of this paragraph (A) shall be entitled to the Special Distribution;

                           (B) sell, issue or grant any securities convertible
into or exercisable or exchangeable for shares of Purchaser Stock, in each case, except to the extent that any such securities are not convertible into or exercisable or exchangeable for shares of Purchaser Stock until the Special Distribution Expiration Date (the "Qualified Convertible Securities"); or

                           (C) enter into any agreement that by its terms
legally prohibits Purchaser from making the Special Distribution.

                  (ii) Notwithstanding anything to the contrary contained herein, the Parties agree that Purchaser shall not be precluded or restricted in any way from selling, issuing or granting, as the case may be: (i) shares of Purchaser Stock or securities convertible into or exercisable or exchangeable for shares of Purchaser Stock (other than Qualified Convertible Securities) if:
(A) such sale, issuance or grant constitutes a private transaction (i.e., a transaction exempt from registration under the Securities Act); (B) the proposed purchaser agrees to hold the shares of Purchaser Stock so sold, issued or granted in its own name and not in "street name;" (C) prior to such sale, issuance or grant, Purchaser receives a duly executed Certificate of Waiver from the Person who will receive such shares of Purchaser Stock or such convertible securities, as the case may be; (D) the certificates evidencing such shares contain the legend required under Section 2.5(c)(iii) hereof; and (E) the transfer agent of the shares of Purchaser Stock shall be instructed (1) to maintain a register of all shares issued by Purchaser in accordance with this
Section 2.5(d)(ii) and the permitted assignees and transferees of such shares of Purchaser Stock; (2) not to pay any Special Distribution with respect to any shares of Purchaser Stock so issued; and (3) not to register the transfer of any such shares without first having obtained an opinion of counsel to the effect that the requirements of clause

(C) of this Section 2.5(d)(ii) have been satisfied, or (ii) any class of capital stock of Purchaser other than Purchaser Stock or any securities convertible into or exercisable or exchangeable for shares of a class of capital stock of Purchaser other than Purchaser Stock.

                                  ARTICLE III.

                        THE OFFER AND OTHER TRANSACTIONS

         Section 3.1 Purchaser Tender Offer.

         (a) The Offer. As soon as practicable following the execution of this Agreement, Purchaser shall commence (within the meaning of Rule 14e-4(a)(4) promulgated under the Exchange Act) the Offer to purchase from its stockholders up to 6,315,789 shares of Purchaser Stock in exchange for such stockholder's pro rata share of the Offer Consideration; provided, however, that neither Gilat Israel nor any of its Affiliates shall tender its shares of Purchaser Stock in the Offer. For purposes of this Agreement, "Offer Consideration" shall mean the Cash Consideration and .0738 of an Ordinary Share for each share of Purchaser Stock validly tendered in, and not properly withdrawn from, the Offer; provided, however, that in no event shall such consideration exceed, in the aggregate, $10,000,000 (plus any amount of cash to be paid in lieu of fractional Ordinary Shares) and 466,105 Ordinary Shares. Gilat Israel shall deliver to Purchaser the Required Ordinary Shares upon Purchaser's exercise of the option granted to Purchaser pursuant to a second amended and restated option agreement between Purchaser and Gilat Israel, a form of which is attached hereto as Exhibit 3.1 (the "Option"). Purchaser and Gilat Israel shall enter into the Option prior to the Closing.

         Notwithstanding any other provisions of the Offer, if mutually agreed to by Gilat Israel and Purchaser, Purchaser: (i) shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including, without limitation, Rule 14e-1(c) under the Exchange Act relating to Purchaser's obligation to pay for or return tendered shares of Purchaser Stock promptly after termination or withdrawal of the Offer), pay for any tendered shares; and (ii) may (x) delay the acceptance for payment of any tendered shares and (y) terminate or, subject to the terms of this Agreement, amend the Offer as to any shares not then paid for, if Gilat Israel and Purchaser mutually agree that circumstances make it inadvisable to proceed with the Offer. Purchaser may not otherwise change, modify, amend or terminate the Offer without the prior express consent of Gilat Israel, which consent shall not be unreasonably withheld.

         (b) Expiration and Consummation of the Offer. The Offer shall expire on the close of business on the Closing Date. Payment by Purchaser for all of the shares of Purchaser Stock accepted by Purchaser pursuant to the Offer shall be made immediately following the Closing; provided, however, that the Offer shall be terminated and Purchaser shall not accept for payment or, subject to any applicable rules and regulations of the federal securities laws, pay for any shares of Purchaser Stock tendered in the Offer if this Agreement is terminated or the Sale is not consummated for any reason.

         (c) Offer Documents. As soon as practicable following the execution of this Agreement, Purchaser shall prepare all necessary forms, reports, schedules, statements, and other documents (collectively, "SEC Documents") with respect to the Offer in accordance with applicable federal and state securities laws, including, without limitation, a tender offer statement on Schedule TO (the "Offer Documents"). Purchaser shall use all of its reasonable commercial efforts to file the Offer Documents with the Securities & Exchange Commission (the "SEC") and other necessary regulatory authorities as promptly as practicable following the date hereof; provided, however, that such Offer Documents shall be in form and substance reasonably satisfactory to Gilat Israel and its counsel. The Parties agree that to the extent necessary to consummate the Offer and required under applicable Law, Gilat Israel and Purchaser shall be identified as joint offerors in the Offer Documents filed with the SEC. Purchaser will take all steps reasonably necessary to cause the Offer Documents to be disseminated to its stockholders to the extent and in the manner required by applicable federal and state securities laws. If at any time prior to the consummation of the Offer any information relating to the Business, Gilat Israel, Seller or Purchaser, or any of their respective officers, directors, or Affiliates (including the officers and directors of such Affiliates), should be discovered by Gilat Israel, Seller or Purchaser which should be set forth in an amendment or supplement to the Offer Documents so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Purchaser.

         Section 3.2 Voting Agreement.

         Prior to the execution hereof, each of The Mortensen 2000 Family Resource Trust, The Mortensen Charitable Trust, CAVCO of North Florida, Inc., The Arnouse Charitable Trust, and Michael Arnouse (collectively, the "Principal Stockholders"), Gilat Israel and Gilat Holland has each executed a voting agreement substantially in the form attached hereto as Exhibit 3.2 (the "Voting Agreement"), pursuant to which the parties have agreed to vote or cause to be voted, at the Stockholder Meeting, all of the shares of Purchaser Stock held by each such party in favor of the Sale and the other transactions contemplated hereby (including any increase to Purchaser's authorized capital stock, as may be required to consummate the Sale); provided, however, that the Voting Agreement shall terminate immediately upon the termination of this Agreement.

         Section 3.3 Proxy Statement; Form F-4 and Stockholder Meeting.

         (a) Preparation and Filing of Proxy Statement and Gilat Registration Statement. As soon as practicable following the execution of this Agreement, Purchaser shall prepare and file with the SEC a proxy statement describing the Sale and the other transactions contemplated hereby (the "Proxy Statement"); provided, however, that such Proxy Statement must be in form and substance reasonably satisfactory to Seller and its counsel. At the same time, Gilat Israel shall prepare and file its registration statement on

Form F-4 (or such other appropriate form, the "Gilat Registration Statement") covering the Ordinary Shares to be issued in connection with the Offer upon exercise of the Option and shall use its commercially reasonable efforts to cause the Gilat Registration Statement to be declared effective by the SEC as promptly as practicable. Purchaser will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to Purchaser's stockholders as promptly as practicable after the Gilat Registration Statement is declared effective under the Securities Act, subject to SEC review. No filing of, or amendment or supplement to, shall be made to either the Proxy Statement or the Gilat Registration Statement by either Purchaser or Gilat Israel, as the case may be, without providing the other a reasonable opportunity to review and comment thereon, each of Purchaser and Gilat Israel will advise the other, promptly after it receives notice thereof, of the time when the Gilat Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, or any request by the SEC for amendment of the Proxy Statement or the Gilat Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Closing Date any information relating to Gilat Israel, Seller or Purchaser, or any of their respective officers, directors, or Affiliates (including the officers and directors of such Affiliates), should be discovered by Gilat Israel, Seller or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement or the Gilat Registration Statement, as the case may be, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Purchaser.

         (b) Stockholder Approval. As soon as practicable following the execution of this Agreement, Purchaser shall (i) take all actions reasonably necessary in accordance with the DGCL and Purchaser's Third Amended and Restated Certificate of Incorporation and Bylaws to convene and hold a meeting of its stockholders ("Stockholder Meeting") for the purpose of obtaining the approval of a majority of its stockholders (the "Stockholder Approval") of this Agreement, the Sale, and the other transactions contemplated hereby (including any increase to Purchaser's authorized capital stock, as may be required to consummate the Sale); and (ii) through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, and subject to the satisfaction of the conditions set forth herein, the Sale and the other transactions contemplated hereby (including any increase to Purchaser's authorized capital stock, as may be required to consummate the Sale). Notwithstanding anything to the contrary set forth herein, if the Gilat Registration Statement has not been declared effective by the SEC prior to the date of the Stockholder Meeting, Purchaser agrees to take such action, in accordance with the DGCL and Purchaser's Third Amended and Restated Certificate of Incorporation and Bylaws, to properly adjourn such Stockholder Meeting until such time as the Gilat Registration Statement has been declared effective by the SEC.

         Section 3.4 Financial Information of the Business.

         The Gilat Parties shall timely prepare, or shall cause to be timely prepared, as promptly as practicable, and cause to be delivered to Purchaser a balance sheet, income statement and such other financial statements for the Business to the extent and in the form and manner required by the applicable federal securities laws to be filed with the SEC or otherwise disclosed in the Proxy Statement, the Gilat Registration Statement or the Offer Documents, as the case may be, in order to consummate the Sale and the other transactions contemplated hereby.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         In this Agreement, any reference to: (i) a "Company Material Adverse Effect" shall mean any event, change or effect that fundamentally and adversely affects the ability of the Company and its Subsidiaries, taken as a whole, to own the Assets and operate the Business or otherwise materially and adversely effects the financial condition of the Company or the Business as reflected on the pro forma consolidated statements included in the Proxy Statement that give effect to the Sale; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) any failure by the Company to meet internal projections or forecasts or published revenue or earnings predictions for any period ending on or after the date of this Agreement; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which the Company participates, the U.S. economy as a whole, or foreign economies in any locations where Company or any of its Subsidiaries has material operations or sales; (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in GAAP or any change in applicable Laws or the interpretation thereof; or (d) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to actions required to be taken under applicable Laws (other than the adoption of Laws which prevent the Company from conducting the Business generally); (ii) "Purchaser Material Adverse Effect" shall mean any event, change or effect that is materially adverse to the financial condition, properties, assets (including intangible assets), liabilities (including contingent liabilities), business, operations or results of operations of Purchaser and its subsidiaries, taken as a whole; and (iii) "Gilat Material Adverse Effect" shall mean any event, change or effect that is materially adverse to the financial condition, properties, assets (including intangible assets), liabilities (including contingent liabilities), business, operations or results of operations of Gilat Israel and its subsidiaries, taken as a whole. Notwithstanding the foregoing, with respect to each of the Parties and after the date hereof, (i) changes or effects which are primarily and directly caused by the execution and delivery of this Agreement or the announcement of the transactions contemplated hereby and (ii) changes in the market price or trading volume of a Parties' publicly traded securities, shall not constitute a Company Material Adverse Effect, Purchaser Material Adverse Effect or Gilat Material Adverse Effect, as the case may be (it being understood that in any controversy concerning the applicability of this proviso, the Party claiming the benefit of this proviso shall have the burden of proof with respect to the elements of such proviso).

         In this Agreement, the words "aware," "knowledge" or similar words, expressions or phrases with respect to a Party means such Party's actual knowledge after reasonable inquiry of officers and directors of such Party and its subsidiaries reasonably believed to have knowledge of the relevant matters.

         Section 4.1 Representations and Warranties of the Gilat Parties.

         Gilat Israel and Seller, jointly and severally, represent and warrant to Purchaser that, except as set forth in the Disclosure Schedule delivered by Gilat Israel and Seller to Purchaser immediately prior to the execution and delivery of this Agreement (the "Disclosure Schedule"), the statements contained in Section 4.1 are true and correct. Reference to any Section in the Disclosure Schedule shall be deemed to be a reference to all other Sections in the Disclosure Schedule.

         (a) Organization; Standing and Authorization of the Gilat Parties. Each of Gilat Parties is an entity duly organized and validly existing and in good standing under laws of the jurisdiction of its incorporation. Seller is a direct wholly-owned subsidiary of Gilat To Home Latin America (Netherlands Antilles) N.V., which is a 97.5% controlled subsidiary of Gilat Holland. Gilat Holland is the direct, wholly-owned subsidiary of Gilat Israel. Each of the Gilat Parties has the full power and authority to own and operate its properties and to carry on its businesses as now conducted. Each of the Gilat Parties has the power and authority to enter into this Agreement and to perform its obligations hereunder and all such action has been duly and validly authorized by all necessary corporate action and proceedings. This Agreement has been duly and validly authorized, executed and delivered by each of the Gilat Parties, and constitutes a valid and binding agreement of such each Gilat Party, enforceable against such Gilat Party in accordance with its terms.

         (b) Organization; Standing and Certain Actions of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands and will be a direct wholly-owned subsidiary of Seller. Unless stated otherwise in Section 4.1(h)(i)(2) of the Disclosure Schedule, on or prior to the Closing, the Company and its Subsidiaries, taken as a whole, shall own all of the Assets free and clear of any Liens and shall have, or have the benefit of, the full and complete rights, authority and power to operate and conduct the Business. Except for the Excluded Businesses, as of the Closing, the Company will conduct no business other than the Business.

         (c) Consents; Filings. No filing or registration with, no notification to, and no permit, authorization, consent or approval of, any Governmental entity (including, without limitation, any federal, state or local regulatory authority or agency) is required to be obtained or made by any of the Gilat Parties or the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as will be obtained prior to the Closing Date and except (i) as required by (A) the Securities Act and the Exchange Act, (B) state securities or "blue sky" laws and (C) the National Association of Securities Dealers, Inc. ("NASD") or the Nasdaq National Market ("NASDAQ"), and (ii) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have a Company Material Adverse Effect, a Gilat Material Adverse Effect or an adverse affect upon the ability of the Gilat Parties to consummate the transactions contemplated hereby.

         (d) Effect of Agreements; Conflicts.

         The execution, delivery and performance by the Gilat Parties of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate, conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws, or similar organizational instruments of, the Gilat Parties or the Company, (ii) except to the extent waived or consented to prior to the Closing Date, violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Gilat Parties or the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or a material Contract or other material instrument or obligation to which (x) a Gilat Party is, or the Company as of the Closing will be, a party or (y) by which a Gilat Party is, or the Company as of the Closing will be, bound, or (z) to which a Gilat Party or the Company, or any of its properties or assets, may be subject, (iii) violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to a Gilat Party or the Company, or any of its properties or assets, or (iv) cause the suspension or revocation of any authorization, consent, approval or license obtained by or on behalf of a Gilat Party or the Company, which violations, conflicts, breaches, defaults, terminations, accelerations, liens, encumbrances, suspensions or revocations, or which consents, approvals or notices the failure to obtain or give, would, in the case of clauses (ii), (iii) and (iv), individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect.

         (e) Litigation and Compliance.

                  (i) Except as disclosed in SEC Documents filed by Gilat Israel or in Section 4.1(e) of the Disclosure Schedule, there are no actions, suits or proceedings of any kind pending against, or to the knowledge of the Gilat Parties, threatened against any of the Gilat Parties before any court, Governmental or regulatory agency, body, commission or any arbitrator that (A) questions or calls into question the validity of this Agreement, (B) involves or arises out of the Business or the Assets (except for such actions, suits or proceedings that would not be reasonably expected to result in material liability to either one or both of the Company or the Business), (C) may reasonably be expected to have a Company Material Adverse Effect, a Gilat Material Adverse Effect or an adverse effect upon the ability of the Gilat Parties to effect the transactions contemplated hereby, or (D) would reasonably be expected to result in material liability to either one or both of the Company or the Business after the Closing Date.

                  (ii) Each of the Gilat Business Entities is in substantial compliance with, and is not in default or violation in any respect under, any Law applicable to the Business or its respective business which noncompliance, default or violation would be reasonably expected to result in a Company Material Adverse Effect, and to the knowledge of the Gilat Parties, no such default or violation has been alleged.

         (f) Capitalization of the Company; Validity of Company Shares and Ordinary Shares.

                  (i) As of the Closing, the authorized capital stock of the Company will consist of 100,000,000 shares of common stock, par value EUR .01 (the "Company Common Stock") of which 60,000,000 shares will be issued and outstanding (the "Company Shares"). As of the Closing, Seller will be the sole record and beneficial owner of all of the Company Shares free and clear of any Liens.

                  (ii) As of the Closing, all of the Company Shares will be validly issued, fully paid, non-assessable and, with respect to this transaction, free of any preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws or similar organizational instruments of the Company or any agreement to which the Company will be a party or by which the Company will be bound. Upon the Closing, Purchaser shall acquire the Company Shares free and clear of all Liens.

                  (iii) As of the Closing, except as set forth in Section 4.1(f)(iii) of the Disclosure Schedule, the Company will not have any commitments to issue or sell any shares of its capital stock or any options, warrants or other rights to purchase or subscribe for, or securities or obligations convertible into, exchangeable for or measured by the market price or value of, or giving any Person any right to acquire from the Company, any shares of its capital stock, and no such options, warrants or other rights or securities or obligations will be outstanding. As of the Closing, the Company Shares will not be subject to, and the Company Shares will not be issued in violation of, any preemptive rights (with respect to this transaction only), shareholders agreements or rights of first refusal by or with the Company or Seller.

                  (iv) All of the Ordinary Shares to be issued upon exercise of the Option will be validly issued, fully paid, non-assessable and free of any preemptive rights or similar rights created by statute, the Articles of Association and Memorandum of Association or similar organizational instruments of Gilat Israel or any agreement to which Gilat Israel is a party or by which Gilat Israel is bound. Upon issuance of such Ordinary Shares to Purchaser's stockholders upon the consummation of the Offer, such stockholders will acquire the Ordinary Shares free and clear of all Liens.

         (g) Subsidiaries of the Company and the Gilat Business Entities.

                  (i) On or prior to the Closing, the Gilat Parties shall transfer, or cause to be transferred, to the Company, all ownership interests, except to the extent that a nominal shareholder or shareholders is or are required by applicable Law, in any entities formed by a Gilat Party exclusively to conduct the Business, as well as in Gilat To Home Brasil Holdings Ltda. (which owns 99% of the shares of GTH Brazil LTDA), GTH Peru S.A. and Gilat Colombia S.A. E.S.P., Such entities shall be on or prior to the Closing subsidiaries of the Company (or, in the case of GTH Brazil LTDA, a subsidiary of a subsidiary of the Company). The Gilat Parties shall deliver to Purchaser on the Closing a true and correct list of the names of such subsidiaries, including GTH Brazil LTDA (the "Subsidiaries") and their respective jurisdictions of organization. Except for the Subsidiaries, as of the Closing, the Company will not own any interest, direct or indirect, and will not have any commitment to purchase any interest, direct or indirect, in any other corporation, partnership, limited liability company, joint venture or other enterprise. Each of the Subsidiaries will be duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own and operate its properties and to carry on its businesses as then conducted.

                  (ii) Section 4.1(g)(ii) of the Disclosure Schedule sets forth a true and complete list of all of the Gilat Business Entities (other than the Gilat Parties) and their respective jurisdictions of organization. Each such Gilat Business Entities is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own and operate its properties and to carry on its businesses as now conducted.

         (h) Master Agreement; Assets and Liabilities of the Company; Entire Business.

                  (i) On or prior to the Closing Date, the Company shall:

                           (1) have entered into a Master Agreement with Gilat
Israel, substantially in the form attached hereto as Exhibit 4.1(h) (the "Master Agreement"), pursuant to which, among other things, the Company either directly or indirectly through the Subsidiaries, shall be granted the exclusive right to operate the Business in Latin America (subject to the limitations contained therein with respect to Chile) and the non-exclusive right to operate the Business in Mexico with respect to SOHO subscribers through a third-party channel under the terms contained therein;

                           (2) except to the extent stated otherwise on Section
4.1(h)(i)(2) of the Disclosure Schedule, have all right, title and interest in, to and under the assets of the Business, including the Business Contracts described in Section 4.1(l) hereof (the "Assets") and the material Assets set forth in Section 4.1(h)(i)(2) of the Disclosure Schedule (it is clarified, however, that not all Assets listed in Section 4.1(h)(i)(2) of the Disclosure Schedule are material Assets). For purposes of this Agreement and the Disclosure Schedule "material Assets" means those Assets and Business Contracts that individually have a value greater than $100,000; and

                           (3) have assumed all of the liabilities of the
Business (the "Liabilities") including the material Liabilities set forth on
Section 4.1(h)(i)(3) of the Disclosure Schedule. For purposes of this Agreement and the Disclosure Schedules, material Liabilities shall mean Liabilities that exceed $100,000 individually or $1 million in the aggregate (it is clarified, however, that not all Liabilities listed in Section 4.1(h)(i)(3) of the Disclosure Schedule are material Liabilities).

                  (ii) None of the Company, the Subsidiaries or the Business as of the Closing will be subject to or have any obligation with respect to any obligation or liability of any kind whatsoever, whether accrued, absolute, contingent, determined, determinable or otherwise, other than the material Liabilities listed on Section 4.1(h)(i)(3) of the Disclosure Schedule, except for (A) the Excluded Business Liabilities, for which the Company and/or the Subsidiary, as the case may be, will be reimbursed by Gilat Israel and/or one of its Affiliates (other than Purchaser, the Company or the Subsidiaries), pursuant to Section 6.9(c)(i) hereof, and (B) any other obligation or liability that has a value, individually of less than $100,000, but in any event not more than $1,000,000 in the aggregate.

                  (iii) The Assets, together with the commitments of the Gilat Parties under the Master Agreement, as of the Closing, will constitute all of the assets of the Company and the Subsidiaries, except for those assets related to the Excluded Businesses, which assets are subject to Section 6.9(c) hereof. Except as set forth on Section 4.1(h)(iii) of the Disclosure Schedule, the Assets, together with the commitments of the Gilat Parties under the Master Agreement, constitute all of the assets, of any kind or nature whatsoever, of any of the Gilat Business Entities or Subsidiaries used, or intended to be used, in the conduct of the Business.

                  (iv) Except as set forth on Section 4.1(h)(iv) of the Disclosure Schedule, (x) the Assets, together with the commitments of the Gilat Parties under the Master Agreement, constitute all of the assets reasonably necessary to, immediately following the Closing, operate the Business, including voice services related to the Business ("Voice Services"), as currently conducted, and (y) no portion of the Business is conducted by any Person other than the Gilat Business Entities, the Subsidiaries and Comunicacion y Telefonia Rural S.A., Servicios Rural S.A., Servicios Rurales de Telecomuncaciones S.A., CTR Holdings Ltd. and Rural Telecomunications Chile S.A., which conduct certain telephony services in Chile.

                  (v) As of the Closing Date, revenues generated from Voice Services will have as of the Closing Date a positive contribution to the net income of the Business. Also, as of the Closing Date, the value of the Assets shall exceed the value of the Liabilities as they would be reflected on a balance sheet of the Company, dated the Closing Date, and prepared in accordance with GAAP.

         (i) Title and Condition of Assets; Leases.

                  (i) The Gilat Business Entities and the Subsidiaries, taken as a whole, have, and the Company and the Subsidiaries, taken as a whole, as of the Closing Date, will have good title in all of the Assets and, with respect to the tangible Assets, marketable title, free and clear of material Liens, other than the material Liens set forth in Section 4.1(h)(i)(2) of the Disclosure Schedule described above.

                  (ii) The tangible Assets are in good working condition, order and repair, suitable for the purpose for which they are used, ordinary wear and tear excepted.

                  (iii) Except as otherwise set forth in Section 4.1(h)(i)(2) of the Disclosure Schedule, as of the Closing Date, all of the Assets will be owned by the Company or one of the Subsidiaries and none of the Gilat Business Entities will have any interest in such Assets after the Closing Date.

                  (iv) All of the real properties and assets purported to be leased by the Company and its Subsidiaries as of the Closing are subject to valid leases that are in full force and effect, and there does not exist, and the transactions contemplated hereby will not result in any default or event that with notice or the lapse of time, or both or otherwise, would constitute a default under any such leases. All required consents to transfer such leases, or to sub-lease the real properties and assets subject to such lease, to the Company or a Subsidiary, as the case may be, on or prior to the Closing will have been obtained.

         (j) Taxes. Except as set forth on Section 4.1(j) of the Disclosure Schedule, and with respect to the Subsidiaries to the best knowledge of the Gilat Parties:

                  (i) Seller and the Company and its Subsidiaries have filed or caused to be filed all material Tax Returns required to have been filed on or before the Closing Date, and all information set forth on such Tax Returns is true, accurate and complete in all material respects;

                  (ii) Seller and the Company and its Subsidiaries have paid or made adequate provision for all material Taxes due and payable by the Company and its Subsidiaries on or before the Closing Date;

                  (iii) There are no material unpaid Taxes payable by Seller or the Company, and its Subsidiaries or by any other Person that could result in any material liability to Purchaser;

                  (iv) There is no current or pending audit, examination, administrative or judicial proceeding, or deficiency or refund litigation with respect to any Taxes of or Tax Returns filed by Seller or the Company or its Subsidiaries, nor has any taxing authority filed or asserted in writing any claim for the assessment of any unpaid Tax against or with respect to Seller or the Company or its Subsidiaries;

                  (v) Seller and the Company or its Subsidiaries are in material compliance with all applicable Tax information reporting and Tax withholding requirements;

                  (vi) Seller and the Company and its Subsidiaries have collected or withheld all amounts required to be collected or withheld by them with respect to any Taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due; and

                  (vii) Seller's, the Company's, and the Company's Subsidiaries' financial statements fully and properly reflect, as of their respective dates, the material liabilities of Seller, the Company, and its Subsidiaries, respectively, for all Taxes.

         For purposes of this Section 4.1(j), the term "material" shall mean an amount of $100,000 or more.

         (k) Employee Benefits; ERISA.

                  (i) Seller has previously made available (or will make available to Purchaser prior to the Closing Date upon request by Purchaser) true and complete copies or accurate summaries of all Employee Plans. For purposes of this Agreement, "Employee Plans" means all tax-qualified pension, deferred compensation, stock option, stock purchase, and bonus or group insurance contracts and all other employee benefit plans, policies or programs maintained for the benefit of the Employees.

                  (ii) The Employee Plans, to the extent subject to ERISA, are in compliance with ERISA and other relevant employment related Laws, except to the extent any such noncompliance would not result in a material liability to the Company or the Business after the Closing Date. There are no unfunded obligations relating to periods prior to the Closing with respect to any Employee Plan. Each Employee Plan which is an "employee pension benefit plan" within the meeting of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39) and neither Gilat Israel nor Seller is aware of any circumstances likely to result in a revocation of any such favorable determination letter. There is no pending or threatened litigation relating to the Employee Plans that involves any Employee or that would result in a material liability to the Company after the Closing Date. None of the Gilat Parties or the Company or its Subsidiaries has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a Tax or Penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. Employment Matters. Section 4.1(h)(ii)(3) of the Disclosure Schedule described above, sets forth a true and complete list of the number of employees that will be transferred to the Company on or prior to the Closing and their current positions with a Gilat Business Entity. There are currently no obligations to such employees other than salaries, customary benefits and the options described on Section 4.1(f)(iii) of the Disclosure Schedule. Each of the Gilat Parties is, and the Company and its Subsidiaries as of the Closing will be, in compliance in all material respects with all applicable Laws respecting employment, health and employment practices, terms and conditions of employment, wages, hours and occupational safety, and discrimination in employment and none of the Gilat Parties is, and the Company and its Subsidiaries as of the Closing will not be, engaged in any unfair labor practice, where the failure to be in compliance (individually or in the aggregate) could have a Company Material Adverse Effect or could reasonably be expected to result in the imposition upon the Company after the Closing Date of any material Penalty, liability, payment or obligation. There is no labor strike, slowdown or stoppage pending

(or, to the knowledge of the Gilat Parties, any labor strike or stoppage threatened) against or affecting the Business after the Closing Date. To the knowledge of the Gilat Parties, no petition for certification has been filed and is pending before the National Labor Relations Board or any similar international regulatory entity with respect to any Employees. None of the Employees are, nor will they be as of the Closing Date, represented by any labor union or covered by any collective bargaining agreement.

         (l) Business Contracts.

                  (i) Sections 4.1(h)(i)(2) and 4.1(h)(i)(3) of the Disclosure Schedule sets forth (x) all Business Contracts and (y) all of the Business Contracts which will be transferred to the Company or a Subsidiary on or prior to the Closing, in each case, except for those Business Contracts to which a Subsidiary is already bound or those Business Contracts having, individually, a total value of less than $100,000. Except as set forth on Section 4.1(h)(i)(2) and 4.1(h)(i)(3) of the Disclosure Schedule, neither the Business nor the Assets are subject to or bound by any Contract having a value greater than or equal to $100,000, which is a:

                           (1) lease of real property or personal property;

                           (2) license agreement;

                           (3) employment or non-competition agreement;

                           (4) agreement or other arrangement for the sale of
goods or services to any Government or Governmental authority;

                           (5) agreement with any distributor, dealer, sales
agent or representative;

                           (6) agreement with any manufacturer, supplier or
customer with respect to discounts or allowances or extended payment terms;

                           (7) joint venture or partnership agreement;

                           (8) agreement guaranteeing, indemnifying or creating
liability for the obligations or liabilities of another;

                           (9) agreement for the borrowing or lending of money;

                           (10) agreement with any bank, finance company or
similar organization which acquires accounts receivable or contracts for the sale or merchandise on credit;

                           (11) agreement granting to any Person a Lien on any
property or asset;

                           (12) agreement for the construction or modification
of any building or structure or for the incurrence of any other capital expenditure in excess of $50,000; or

                           (13) agreement which is material to the operation of
the Business.

                  (ii) Except as provided for in the Master Agreement and the master agreement between Gilat Israel and StarBand, neither the Business nor the Assets is subject to or bound by any contract which is an agreement which will restrict any one or more of Purchaser, the Company and the Subsidiaries from conducting the Business in any manner anywhere in the world after the Closing.

                  (iii) All Business Contracts are valid and in full force and effect and constitute the legal, valid and binding obligations of the relevant Gilat Business Entity or Subsidiary, as the case may be, and, to the knowledge of the Gilat Parties, of the other parties thereto. There are no existing defaults by the Gilat Business Entities or Subsidiary, as the case may be, to any such Business Contracts and, to the knowledge of the relevant Gilat Parties, of the other parties thereto and no event, act or omission has occurred that would result in a default thereunder.

                  (iv) On or prior to the Closing Date, the Gilat Parties shall, or shall cause the relevant the Gilat Business Entities to, assign and transfer all Business Contracts listed in Sections 4.1(h)(i)(2) and 4.1(h)(i)(3) of the Disclosure Schedule, to the Company or a Subsidiary, to the extent that any Subsidiary is not already a party thereto, effective as of the Closing Date, at which time such Business Contracts shall constitute legal, valid and binding obligations of the Company or a Subsidiary, as the case may be, enforceable in accordance with their respective terms. Except as otherwise set forth in Sections 4.1(h)(i)(2) and 4.1(h)(i)(3) of the Disclosure Schedule, any and all consents and novations necessary to transfer and assign the Business Contracts to the Company or a Subsidiary, as the case may be, shall have been obtained on or prior to the Closing.

         (m) Intellectual Property.

                  (i) The Gilat Business Entities own or have the right to use all Intellectual Property necessary for the conduct of the Business. None of the Intellectual Property infringes or violates the intellectual property rights of any third parties. The Gilat Business Entities have not received any written or verbal communication alleging that they have been or may be engaged in, liable for or contributing to any infringement, nor do any of the Gilat Business Entities have knowledge that any such communication will be forthcoming. There is, to the knowledge of the Gilat Business Entities, no unauthorized use, exercise, exploitation, disclosure, infringement or misappropriation of any of the Intellectual Property by any third party, including, without limitation, any employee or former employee of any of the Gilat Business Entities. The Intellectual Property is not subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the ownership or licensing thereof by Purchaser. On or prior to the Closing Date, pursuant to the Master Agreement or otherwise, the

Company or a Subsidiary, as the case may be, shall own or have the right to use all of the Intellectual Property necessary for the conduct of the Business.

                  (ii) All of the Licensed Intellectual Property is licensed pursuant to valid written agreements, enforceable in accordance with their terms.

                  (iii) For purposes of this Section 4.1(n):

                           (1) "Copyrights" shall mean, as used in the Business,
all registered and unregistered copyrights and applications for copyright registration in every country of the world;

                           (2) "Intellectual Property" shall mean Patents,
Trademarks, Copyrights and Know-How, including Licensed Intellectual Property;

                           (3) "Know-How" shall mean, as used in the Business,
technical information, trade secrets, inventions, processes, specifications, manuals, reports, documents, drawings, procedures, processes, devices, software and source code, software documentation, flow charts, recording media, research and development data, notebooks, marketing information, customer lists, database rights, other tangible embodiments of information and proprietary rights other than Copyrights, Patents and Trademarks, in every country of the world;

                           (4) "Licensed Intellectual Property" shall mean all
intellectual property owned by third parties and licensed to any Gilat Business Entity and used in the Business;

                           (5) "Patents" shall mean all utility and design
patents and patent applications (including any divisions, continuations, continuations-in-part, reexaminations, extensions, renewals or reissues thereof), design, design registrations, utility models used in the Business and any similar rights and applications therefor, in every country of the world; and

                           (6) "Trademarks" shall mean all registered and
unregistered trademarks, service marks, trade dress, trade names, fictitious business names, internet domain names, or other similar names used in the Business and applications for registration of any of the foregoing, in every country of the world.

         (n) Environmental Matters. Except as set forth in Section 4.1(o) of the Disclosure Schedule and except as would not result in a Company Material Adverse
Effect:

                  (i) Each of the Gilat Parties has, and the Company and its Subsidiaries as of the Closing will have, obtained all Environmental Permits and all licenses and other authorizations and made all registrations and given all notifications that are required to conduct the Business under any applicable Environmental Law.

                  (ii) To the knowledge of the Gilat Parties, there is no Environmental Claim pending against the Gilat Parties or the Company and its Subsidiaries under an

Environmental Law that would result in material liability to the Company after the Closing Date.

                  (iii) Each of the Gilat Parties is, and the Company and its Subsidiaries as of the Closing will be, in compliance with (A) all terms and conditions of their Environmental Permits and (B) all applicable Environmental Laws.

                  (iv) None of the Gilat Parties generate, treat, store, transport, discharge, dispose of or release any Hazardous Materials on or from any property now or previously owned, leased or used by the Gilat Parties or that will be owned, leased or used by the Company and its Subsidiaries after the Closing.

                  (v) For purposes of Section 4.1(o):

                           (1) "Environment" shall mean any surface water,
ground water, or drinking water supply, land surface or subsurface strata, or ambient air and includes, without limitation, any indoor location;

                           (2) "Environmental Claim" means any written notice or
written claim by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, Governmental costs, or harm, injuries or damages to any Person, property or natural resources, and any fines or penalties) arising out of, based upon, resulting from or relating to (A) the emission, discharge, disposal or other release or threatened release in or into the Environment of any Hazardous Materials or (B) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law;

                           (3) "Environmental Laws" means any federal, state,
and local laws, codes, and regulations as now or previously in effect relating to pollution, the protection of human health, the protection of the Environment or the emission, discharge, disposal or other release or threatened release of Hazardous Materials in or into the Environment;

                           (4) "Environmental Permit" shall mean a permit,
identification number, license or other written authorization required under any applicable Environmental Law; and

                           (5) "Hazardous Materials" shall mean all pollutants,
contaminants, or chemical, hazardous or toxic materials, substances, constituents or wastes, including, without limitation, asbestos or asbestos-containing materials, polychlorinated biphenyls and petroleum, oil, or petroleum or oil derivatives or constituents, including, without limitation, crude oil or any fraction thereof.

         (o) SEC Documents; Gilat Registration Statement; Filing Status.

                  (i) Gilat Israel has filed all SEC Documents required to be filed by it since January 1, 2000 with the SEC, each of which complied when filed in all material respects with all applicable requirements of the Securities Act and the Exchange Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as otherwise publicly disclosed by Gilat by way of a press release or in a filing with the SEC, since the date of Gilat Israel's Annual Report on Form 20F for the year ended January 1, 2000, Gilat Israel has not had any Gilat Material Adverse Effect.

                  (ii) None of the information supplied or to be supplied by or on behalf of Gilat Israel expressly for inclusion or incorporation by reference in the definitive form of the Gilat Registration Statement to be filed with the SEC or mailed to Purchaser's stockholders will at the dates mailed to Purchasers' stockholders and filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Gilat Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder except that no representation is made by Gilat Israel with respect to information relating to or supplied by Purchaser or its Affiliates (excluding Gilat Israel and its officers and directors, but including the officers and directors of Purchaser and its other Affiliates).

                  (iii) Gilat Israel is a "foreign private issuer" as that term is defined in Rule 3b-4 under the Exchange Act.

         (p) No Broker. Except for Morgan Stanley Dean Witter & Co., whose fees will be paid solely by Seller, neither Gilat Israel nor Seller has employed or retained any broker, consultant or other intermediary in connection with the transactions contemplated hereby who would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

         (q) Licenses. On or prior to the Closing, the Company will have, or have the benefit of, all licenses, approvals, authorizations, consents, franchises, orders or other permits of all Governmental or regulatory agencies, whether federal, state, local or foreign, and of any third parties (where applicable), necessary for the operation of the Business as currently conducted (collectively, the "Licenses"); provided, however, that in the event that any License cannot be transferred or otherwise assigned to the Company or one of its Subsidiaries on or prior to Closing (either as a result of prohibitions under applicable Law or under existing terms and conditions of any Business Contracts), the Gilat Parties shall take all actions reasonably necessary to ensure that, without any cost or expense to the Company, the Company has the benefit of such non-transferable License on or prior to the Closing to the extent necessary to operate the Business as currently conducted. All Licenses will be in full force and effect as of the Closing.

         Section 4.2 Representations and Warranties of Purchaser.

         Purchaser hereby represents and warrants to Seller and Gilat Israel as follows:

         (a) Organization and Authorization. Purchaser is a corporation duly incorporated, validly existing and in good standing under laws of the State of Delaware and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where it is required to be so qualified by the conduct of its business or the nature of its assets. Purchaser has the full power and authority to own and operate its properties and to carry on its business as now conducted. Purchaser has the power and authority to enter into this Agreement and to perform the obligations hereunder and all such action has been duly and validly authorized by all necessary corporate proceedings, subject to Sections 5.1(a) and (d) hereof. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

         (b) Consents; Filings. No filing or registration with, notification to and no permit, authorization, consent or approval of any Governmental entity is required by Purchaser or any of Purchaser's subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, except as set forth in Schedule 4.2(b) hereto and except: (i) as required by (A) the Securities Act and the Exchange Act, (B) state securities or "blue sky" laws, and (C) the NASDAQ and (ii) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, materially impair Purchaser's ability to consummate the transactions contemplated hereby.

         (c) Litigation and Compliance.

                  (i) As of the date hereof, except as disclosed in Purchaser's SEC Documents, there are no actions, suits or proceedings of any kind pending against, or to Purchaser's knowledge, threatened against Purchaser or any of its Affiliates (excluding the Gilat Business Entities and their respective officers and directors, but including the officers and directors of Purchaser and its other Affiliates) before any court, Governmental or regulatory agency, body, commission or any arbitrator that (A) questions or calls into question the validity of this Agreement or (B) that may reasonably be expected to have a Purchaser Material Adverse Effect or an adverse effect upon the ability of Purchaser to effect the transactions contemplated hereby.

                  (ii) Each of Purchaser and its subsidiaries is in substantial compliance with, and is not in default or violation in any respect under, any Law applicable to its business which noncompliance, default or violation would be reasonably expected to have a Purchaser Material Adverse Effect, and to the knowledge of Purchaser, no such default or violation has been alleged.

         (d) Effect of Agreements; Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (i) violate, conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws, (ii) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, or result in the creation of any Lien upon, any of the properties or assets of Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or a material Contract or other material instrument or obligation to which Purchaser is a party or by which Purchaser is bound or to which Purchaser, or any of its properties or assets, may be subject, (iii) violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Purchaser, or any of its respective properties or assets, or (iv) cause the suspension or revocation of any authorization, consent, approval or license obtained by or on behalf of Purchaser, which violations, conflicts, breaches, defaults, terminations, accelerations, liens, encumbrances, suspensions or revocations, or which consents, approvals or notices the failure to obtain or give, would, in the case of clauses (ii), (iii) and (iv), individually or in the aggregate, be reasonably expected to prevent, restrict or delay the consummation of the transactions contemplated hereby.

         (e) Purchaser Stock. All shares of Purchaser Stock that will be issued and delivered to Seller or Gilat Israel, as the case may be, pursuant to Sections 2.1 and 2.4 hereof will be duly authorized and, when delivered and paid for in accordance with the terms hereunder, will be validly issued, fully paid and non-assessable, and free of preemptive rights with no personal liability attaching to the ownership thereof and included for trading on the NASDAQ upon official notice of issuance.

         (f) Employee Agreements and Plans. Schedule 4.2(f) hereto sets forth a true and complete list of all of Purchaser's current bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation rights, group insurance, severance pay, retirement, golden parachute or other benefit plan, Contracts, or employment or consulting Contracts applicable to any of the directors and officers of Purchaser and any consultants retained by Purchaser, which Purchaser shall make available to Seller prior to the Closing upon request by Seller.

         (g) Capitalization of Purchaser. The authorized capital stock of Purchaser consists of 200,000,000 shares of Purchaser Stock and 5,000,000 shares of preferred stock, par value $.01 per share, of Purchaser. As of November 30, 2001, 63,802,563 shares of Purchaser Stock were issued and outstanding. All of such issued and outstanding shares of Purchaser Stock are validly issued, fully paid and non-assessable and free of preemptive rights. As of the date hereof, 2,767,529 shares of Purchaser Stock were reserved for issuance upon exercise of outstanding options, warrants, calls, claims, rights (including without limitation any stock appreciation or similar rights), convertible securities or other agreements or commitments to purchase or otherwise acquire shares of Purchaser's capital stock. Except as set forth above and as otherwise contemplated by this Agreement, there are not now, and as of the Closing Date there will not be, any shares of capital stock of Purchaser issued or outstanding or any subscriptions, options, warrants, calls, claims, rights (including without limitation any stock appreciation or similar rights), convertible securities or other agreements or commitments of any character obligating Purchaser to issue, transfer or sell any of its securities. Except as disclosed in Schedule 4.2(g) hereto, none of Purchaser and its subsidiaries is party to any

Contract or other obligation relating to or providing for registration rights with respect to its capital stock.

         (h) SEC Documents; Proxy Statement and Offer Documents; and Stockholder Meeting.

                  (i) Purchaser has filed all SEC Documents required to be filed by it since January 1, 2000 with the SEC, each of which complied when filed in all material respects with all applicable requirements of the Securities Act and the Exchange Act and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) None of the information supplied or to be supplied by or on behalf of Purchaser expressly for inclusion or incorporation by reference in the definitive form of (A) the Proxy Statement, or in the related proxy and notice of meeting or other soliciting materials used in connection therewith, or
(B) any of the Offer Documents to be filed with the SEC or mailed to Purchaser's stockholders will at the dates mailed to Purchasers' stockholders and filed with the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and Offer Documents will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder except that no representation is made by Purchaser with respect to information relating to or supplied by Gilat Israel or its Affiliates (excluding Purchaser and its officers and directors, but including the officers and directors of Gilat Israel and its other Affiliates).

                  (iii) In accordance with applicable federal securities laws, the DGCL and Purchaser's Certificate of Incorporation and Bylaws, the Stockholder Meeting shall be duly called and held and proper notice thereof shall be provided to Purchaser's stockholders.

         (i) No Restrictions on Payment of Dividends. Except as contemplated by this Agreement, as of the date hereof, Purchaser is not, and as of the Closing Date Purchaser will not be, subject to any Contract or other obligation with any Person that in any way prevents, prohibits, or otherwise restricts or conditions Purchaser's ability to make or pay the First Distribution Amount, Second Distribution Amount or the Maximum Distribution Amount, as the case may be, under Section IV.B of the Fourth Amended and Restated Certificate of Incorporation.

         (j) Disclosure. All of the facts and circumstances not required to be disclosed as exceptions under or to any of the foregoing representations and warranties made by Purchaser by reason of any minimum disclosure requirement in any such representation and warranty would not, in the aggregate, have a Purchaser Material Adverse Effect.

         (k) Opinion of Purchaser's Financial Advisor. The special committee of the Board of Directors of Purchaser (the "Special Committee"), comprised of independent directors and established to evaluate the fairness of the transactions contemplated by the First Amended Agreement to Purchaser's stockholders, has received an opinion from CIBC World Markets Corp., dated on or prior to the date of the First Amended Agreement, to the effect that, as of such date, (i) the consideration to be paid in the Sale is fair, from a financial point of view, to Purchaser and (ii) the "Offer Consideration," as such term is defined in the First Amended Agreement, to be received by the holders of Purchaser Stock in the Offer is fair, from a financial point of view, to such holders, other than Gilat Israel and its Affiliates.

         (l) No Broker. Except for CIBC World Markets Corp., whose fees will be paid solely by Purchaser, neither Purchaser nor any of its subsidiaries has employed or retained any broker, consultant or other intermediary in connection with the transactions contemplated hereby who would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

                                   ARTICLE V.

                              CONDITIONS TO CLOSING

         Section 5.1 Conditions to Each Party's Obligation to Effect the Sale.

         The respective obligation of each Party to effect the Sale and the other transactions contemplated hereby is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

         (b) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental entity of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing the consummation of the transactions contemplated hereby.

         (c) Governmental Action. No action or proceeding shall be instituted by any Governmental authority seeking to prevent consummation of the transactions contemplated hereby or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

         (d) Board Approval. A majority of the Board of Directors of Purchaser, upon recommendation of the Special Committee, shall have approved the Sale and the other transactions contemplated hereby.

         (e) Gilat Registration Statement. The Gilat Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and no stop order or similar restraining order shall be threatened or entered by the SEC or any state securities administration preventing the Sale or the other transactions contemplated hereby.

         (f) Third Party Consents. The Parties shall have received all necessary third party and Governmental consents and such consents shall be in full force and effect as of the Closing Date.

         (g) Amended and Restated Certificate. The Parties shall have received confirmation that the Fourth Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware (provided that such filing take place contemporaneously with the Closing).

         Section 5.2 Conditions to Obligations of Purchaser. The obligation of Purchaser to consummate the Sale is subject to the satisfaction of the following express conditions, each of which may be waived (in whole or in part) in writing by Purchaser.

         (a) Opinion of Gilat Parties' Counsel. As may be reasonably requested by Purchaser, special Netherlands counsel, Israeli counsel and/or a special U.S. counsel to the Gilat Parties, as the case may be, shall deliver to Purchaser an opinion dated as of the Closing Date in form and substance customary for the type of transactions contemplated hereby.

         (b) Representations and Warranties. The representations and warranties of Gilat Israel and Seller contained herein and in all agreements, documents and instruments executed and delivered pursuant hereto shall be true and correct in all material respects (except that any specific representations or warranties that are qualified as to materiality must be true as written) on and as of the Closing Date as if made on and as of the Closing Date, except for changes contemplated by this Agreement (except that any such representations or warranties made as of a specific date shall have been true on and as of such date), and Purchaser shall have received certificates, dated as of the Closing Date, signed by an executive officer of each of Gilat Israel and Seller, to the foregoing effect. Those representations and warranties of the Gilat Parties contained herein that are to be true and correct as of the Closing Date, shall be true and correct in all material respects on and as of the Closing Date. The Company shall have been formed and the Assets to be transferred and assigned to the Company shall have been transferred by the relevant Gilat Business Entity on or prior to the Closing Date as contemplated hereby.

         (c) Compliance with This Agreement. Gilat Israel and Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions contained herein which are required to be performed or complied with by Gilat Israel or Seller, as the case may be, before or at the Closing (except that any specific agreement or covenant that is qualified as to materiality must have been performed as written), and Purchaser shall have received certificates, dated as of the Closing Date, signed by an executive officer of Gilat Israel and Seller, to the foregoing effect.

         (d) Master Agreement. The Company shall have entered into the Master Agreement which shall be in full force and effect on the Closing Date.

         (e) Voting Agreement and Option. Gilat Israel shall, and shall have caused Gilat Holland to, have executed and delivered the Voting Agreement to Purchaser. In addition, Gilat Israel shall have executed and delivered the Option to Purchaser.

         (f) Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form, scope and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as Purchaser or their counsel may reasonably request.

         Section 5.3 Conditions to Obligations of Gilat Israel and Seller.

         The obligation of Gilat Israel and Seller to consummate the Sale is subject to the satisfaction of the following express conditions, each of which may be waived (in whole or in part) in writing by Gilat Israel and Seller.

         (a) Opinion of Purchaser's Counsel. As may be reasonably requested by the Gilat Parties, Piper Marbury Rudnick & Wolfe LLP, counsel for Purchaser, shall deliver to the Gilat Parties an opinion dated as of the Closing Date in form and substance customary for the type of transactions contemplated hereby.

         (b) Representations and Warranties. The representations and warranties of Purchaser contained herein and in all agreements, documents and instruments executed and delivered pursuant hereto shall be true and correct in all material respects (except that any specific representations or warranties that are qualified as to materiality must be true as written) on and as of the Closing Date as if made on and as of the Closing Date, except for changes contemplated by this Agreement (except that any such representations or warranties made as of a specific date shall have been true on and as of such date), and Gilat Israel and Seller shall have received certificates, dated as of the Closing Date, signed by an executive officer of Purchaser, to the foregoing effect. Those representations and warranties of Purchaser contained herein that are to be true and correct as of the Closing Date, shall be true and correct in all material respects on and as of the Closing Date.

         (c) Compliance with This Agreement. Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions contained herein which are required to be performed or complied with by Purchaser before or at the Closing (except that any specific agreement or covenant that is qualified as to materiality must have been performed as written), and each of Gilat Israel and Seller shall have received a certificate, dated the Closing Date, signed by an executive officer of Purchaser, to the foregoing effect.

         (d) Voting Agreement and Option. Each of the Principal Stockholders shall have executed and delivered the Voting Agreement to Purchaser. Purchaser shall have executed and delivered the Option to Gilat Israel.

         (e) Directors and Officers Resignations. Purchaser shall have delivered to Seller all of the D&O Resignations, as contemplated in Section 6.1 hereof.

         (f) Gilat Israel's Nominees for Directors. At the Stockholder Meeting, Gilat Israel's nominees for members of Purchaser's Board of Directors shall have been elected to take office effective as of the Closing.

         (g) Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form, scope and substance to Seller and its counsel, and Seller and its counsel shall have received all such counterpart originals or certified or other copies of such documents as Seller or its counsel may reasonably request.

                                   ARTICLE VI.

                       ADDITIONAL COVENANTS AND AGREEMENTS

         Section 6.1 Directors and Officers.

         Prior to or simultaneously with the execution of this Agreement, Purchaser shall have delivered to Seller the written resignations of all of Purchaser's directors and the chief executive officer, to be effective as of the Closing Date, which resignations shall be irrevocable except in the event that this Agreement is terminated (collectively, the "D&O Resignations").

         Section 6.2 Additional Agreements; Cooperation.

         (a) Subject to the terms and conditions herein provided, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate with each other in connection with the foregoing, including using its reasonable best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings, including, but not limited to, filings under the Securities Act and Exchange Act and submissions of information requested by Governmental authorities, (vi) provide all necessary information for the Proxy Statement, the Offer Documents and the Gilat Registration

Statement, and (vii) to fulfill all conditions to this Agreement. Without limiting the generality of the foregoing, the Gilat Parties shall use their respective best effort to take, or cause to be taken, all action reasonably necessary to cause the Company to be formed and to transfer and assign all of the Assets to the Company as contemplated hereby.

         (b) Each of the Parties agrees to furnish to the other Party hereto such necessary information and reasonable assistance as such other Party may request in connection with its preparation of necessary filings or submissions to any regulatory or Governmental agency or authority, including, without limitation, any filings necessary under the provisions of the Securities Act, the Exchange Act and any other applicable federal or state statute or required by NASDAQ.

         Section 6.3 Publicity.

         The Parties shall consult with each other in issuing any press release and other public statements with respect to any of the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and agreement of all Parties as to their content and timing, except as may be required by applicable Law.

         Section 6.4 Notification of Certain Matters.

         Each of the Parties shall promptly notify the other Parties of (i) its obtaining of actual knowledge as to the matters set forth in clauses (x) and (y) below, or (ii) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the date the Sale is consummated, or (y) any material failure of the Gilat Parties or Purchaser, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the Parties or the conditions to the obligations of the Parties hereunder.

         Section 6.5 Access to Information.

         (a) From the date of this Agreement until the consummation of the Sale, the Gilat Parties will, and will cause the Company and the other Gilat Business Entities to, give Purchaser and its authorized agents and representatives (including counsel, environmental and other consultants, accountants and auditors) full access during normal business hours to all facilities, personnel and operations and to all books, records, documents, contracts, and financial statements relevant to the conduct of the Business, and will permit Purchaser to make such inspections as it may reasonably require and will cause the executive officers of each of the Gilat Business Entities to furnish Purchaser with such financial and operating data and other information with respect to the Business as Purchaser may from time to time reasonably request.

         (b) Purchaser agrees that information received by it concerning the operations of the Business shall be considered confidential and Purchaser will not, and will cause its agents and representatives not to, use any information obtained pursuant to Section 6.5(a) for any purpose unrelated to the consummation of the transactions contemplated hereby. Subject to the requirements of Law, Purchaser will keep confidential, and will cause its agents and representatives to keep confidential, all information and documents obtained pursuant to Section 6.5(a) unless such information (i) was already known to Purchaser, (ii) becomes available to Purchaser from other sources not known by Purchaser to be bound by a confidentiality obligation, (iii) is disclosed with prior written approval of Seller or Gilat Israel, or (iv) is or becomes readily ascertainable from published information. In the event that this Agreement is terminated or the transactions contemplated hereby shall otherwise fail to be consummated, Purchaser shall promptly cause all copies of documents or extracts thereof containing information and data as to the Company to be returned. In the event that this Agreement has been terminated or the transactions contemplated hereby shall have failed to be consummated and Purchaser or any of its agents or representatives are requested or required (by oral questions, interrogatories, requests for information, or documents in legal proceedings, subpoena, civil investigative demand, or other similar process) to disclose any of the materials delivered or obtained pursuant to this Agreement (the "Business Documentation"), Purchaser shall provide Seller with prompt written notice of any such request or requirement so that the Gilat Parties or the other Gilat Business Entities, as the case may be, may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, Purchaser or any of its agents or representatives are compelled to disclose any of such Business Documentation to any tribunal or else stand liable for contempt or suffer other censure or penalty, Purchaser or its agents or representatives, as the case may be, may, without liability hereunder, disclose to such tribunal only that portion of the Business Documentation which counsel for the Gilat Parties advises is legally required to be disclosed; provided, that Purchaser shall exercise commercially reasonable efforts to preserve the confidentiality of the Business Documentation, including, without limitation, by cooperating with the Gilat Parties and the other Gilat Business Entities, as the case may be, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Business Documentation by such tribunal.

         Section 6.6 Non-Solicitation.

         (a) Neither Purchaser nor any of its Affiliates (excluding Gilat Israel and its officers and directors, but including the officers and directors of Purchaser and its other Affiliates) will, directly or indirectly, through any directors, officers, employees, agents, representatives or otherwise, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Purchaser or its subsidiaries or the acquisition of all or any significant assets or capital stock of or by Purchaser and its subsidiaries (a "Transaction Proposal") or negotiate, explore or otherwise engage in discussions with any Person (other than Gilat Israel or Seller and its representatives) with respect to any Transaction Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby.

         (b) Notwithstanding the provisions of Section 6.6(a) hereof, in the event that prior to the consummation of the Sale, the Board of Directors of Purchaser determines in good faith, after consultation with outside counsel, that it is necessary to respond to an Unsolicited Superior Proposal (as defined below) in order to comply with its fiduciary duties to Purchaser's stockholders under applicable Law, the Board of Directors of Purchaser may (subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of the Sale, this Agreement and the other transactions contemplated hereby, or (y) approve or recommend an Unsolicited Superior Proposal or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Purchaser to enter into any agreement with respect to any Unsolicited Superior Proposal), but in each of the cases set forth in this clause (y), no action shall be taken by Purchaser pursuant to clause (y) until a time that is after the fifth (5th) business day following Seller's receipt of written notice advising Seller that the Board of Directors of Purchaser has received an Unsolicited Superior Proposal, specifying the material terms and conditions of such Unsolicited Superior Proposal and identifying the Person making such Unsolicited Superior Proposal, to the extent such identification of the Person making such proposal does not breach the fiduciary duties of the Board of Directors as advised by outside legal counsel and; provided, that if the Board of Directors takes any action pursuant to the foregoing clauses (x) and (y), Purchaser shall within two (2) business days of such action, pay Seller an amount equal to 3% of the consideration payable by Purchaser under Section 2.1 hereof and reimburse Gilat Israel, Seller and the Company for any of their out of pocket expenses (including without limitation fees and expenses of outside professionals) by wire transfer of immediately available funds to an account specified by Seller. For purposes of this Agreement, an "Unsolicited Superior Proposal" means any bona fide, unsolicited, written proposal made by a third party to enter into an agreement with respect to a Transaction Proposal on terms that the Board of Directors of Purchaser determines in its good faith judgment (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be more favorable to Purchaser's stockholders (including Gilat Israel, but solely in its capacity as a stockholder) than the Sale and the other transactions contemplated hereby.

         (c) In addition to the obligations of Purchaser set forth in paragraphs
(a) and (b) of this Section 6.6, Purchaser shall immediately advise Seller orally and in writing of any request for information or of any Transaction Proposal, the material terms and conditions of such request or Transaction Proposal, and to the extent such disclosure is not a breach of the fiduciary duties of the Board of Directors as advised by outside legal counsel, the identity of the Person making such request or Transaction Proposal.

         (d) Nothing contained in this Section 6.6 shall prohibit Purchaser from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, or from making any disclosure to Purchaser's stockholders if, in the good faith judgment of the Board of Directors of Purchaser, after consultation with outside counsel, failure to disclose would be inconsistent with its fiduciary duties to Purchaser's stockholders under applicable law; provided, however, that neither Purchaser nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.6, withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Sale and the other transactions contemplated hereby or approve or recommend, or propose publicly to approve or recommend, an Transaction Proposal.

         Section 6.7 Fees and Expenses.

         Whether or not the Sale is consummated, the Parties shall each bear their respective expenses incurred in connection with the Sale and other transactions contemplated hereby, including, without limitation, the preparation, execution and performance of this Agreement, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants.

         Section 6.8 Insurance.

         Gilat Israel shall cause to be maintained in effect for not less than three years from the Closing Date the current policies of the directors' and officers' liability insurance maintained by Purchaser (provided that Gilat Israel may substitute therefor policies of at least the same coverage that cover Purchaser's current directors and officers which contain terms and conditions that are no less advantageous) with respect to matters occurring on or prior to the Closing Date; provided, that in no event shall Gilat Israel be required to expend annually more than 200% of the amount Purchaser spent for these purposes in the last fiscal year to maintain or procure insurance coverage. Gilat Israel shall cause Purchaser to indemnify the directors of Purchaser to the fullest extent permitted under the DGCL, including without limitation reimbursement for reasonable and documented attorneys' fees.

         Section 6.9 Conduct of the Parties after the Closing Date.

         (a) Gilat Israel and Seller each agree to use their respective commercially reasonable efforts to ensure that following the Closing Date, (i) Purchaser remains a public company, with shares of its common stock listed for trading on the NASDAQ -National Market (or, if such listing becomes reasonably impracticable, listed or quoted on the American Stock Exchange, the NASDAQ - Small Cap or on the bulletin board (in that order or priority)) and (ii) Purchaser and its subsidiaries operates and conducts its business, and uses its current cash and cash equivalent holdings in a manner consistent with the operation of the Business, including the Voice Services, as currently conducted, for a period of one year following the Closing Date and thereafter as otherwise approved by Purchaser's Board of Directors including a majority of Purchaser's independent directors as being in the best interest of Purchaser's shareholders. Notwithstanding the foregoing, the Parties acknowledge that (x) Purchaser received a delisting notice from NASDAQ on June 27, 2001, (y) on June 29, 2001, 2001, Purchaser sent notice to NASDAQ requesting a hearing with a Nasdaq Listing Qualification Panel with respect to the delisting by NASDAQ of shares of Purchaser Stock, and (z) Purchaser's eligibility to remain listed for trading on the NASDAQ National Market is subject to the outcome of the qualification hearing that was held on August 9, 2001 between the Nasdaq Hearing Panel and Purchaser.

         (b) Gilat Israel and Seller shall:

                  (i) for the longer of (x) a period of one year following the Closing Date or (y) the Special Distribution Expiration Date, not permit Purchaser to pay or declare any dividends or make any other distributions (other than the Special Distribution);

                  (ii) for a period two years following the Closing Date (and without limiting any obligation under applicable Law), not permit Purchaser or any of its subsidiaries to enter into any material transaction with Gilat Israel or any of its Affiliates on terms which are materially less favorable to Purchaser and its subsidiaries as could be obtained by Purchaser and/or its subsidiaries from an unaffiliated third party in an arms-length transaction, except as may be reasonably necessary for the Parties to fulfil their obligations in Section 6.9(c) hereof (provided that in no event shall the Purchaser or any of its subsidiaries incur any cost or expense with respect thereto); and

                  (iii) for the longer of (x) a period of three years following the Closing Date or (y) the Special Distribution Expiration Date, except as otherwise provided in the Master Agreement or, with no cost or expense to the Purchaser and/or its subsidiaries, as may be reasonably necessary for the Parties to fulfill their obligations in Section 6.9(c) hereof, not charge Purchaser or any of its subsidiaries for any administrative services (such as legal, financial and accounting services) other than at Gilat Israel's actual cost therefor.

                  (iv) during the term of the Master Agreement (including, without limitation, any automatic renewals thereof), it shall not agree to any amendment, modification or other change to the Master Agreement which is detrimental to the business interests of any one or more of the Company, Purchaser or the Business in any material respect.

         (c) Subject to the terms and provisions hereof, to the extent that any Subsidiaries transferred to the Company hereunder conducts any Excluded
Businesses:

                  (i) Following the Closing, Gilat Israel and/or its Affiliates and Purchaser will take such action, and cause the Company and the Subsidiaries to take such action, as shall be reasonably necessary in order to permit Gilat Israel to obtain and/or retain, as the case may be, directly or through any of its Affiliates as it shall designate, the full value and benefits of the Excluded Businesses, including, without limitation, by causing the assets related to such Excluded Businesses (to the extent they do not constitute Assets) to be transferred out of any such Subsidiary; provided, however, in no event shall (x) any such action be taken that will result in a Purchaser Material Adverse Effect or a Company Material Adverse Effect, it being understood by the Parties that for purposes of this clause 6.9(c)(i)(x), that a "Company Material Adverse Effect" shall not include any event, change or adverse effect to a Subsidiary to the extent such Subsidiary conducts or otherwise operates any part of the Excluded Businesses, or (y) any one or more of the Purchaser, the Company, any Subsidiary or the Business be required to incur or pay any costs or expense with respect to any such action except to the extent any costs or expenses associated therewith are paid or reimbursed by Gilat Israel or one of its Affiliates (other than the Company, the Purchaser or any of the Subsidiaries).

                  (ii) None of the Purchaser, the Company, any Subsidiary or the Business will be required to assume, pay or discharge any liability or obligation related to or associated with the Excluded Businesses (an "Excluded Business Liability") except to the extent any costs or expenses associated therewith are paid or reimbursed by Gilat Israel or one of its Affiliates (other than the Company, the Purchaser or any of the Subsidiaries).

         Section 6.10 Maintenance of Transfer Agent.

         For the benefit of each current and future holder of shares of Purchaser Stock (other than Gilat Israel and its Affiliates), until the Special Distribution Expiration Date, Purchaser shall maintain, and Gilat Israel and Seller shall cause Purchaser to maintain: (i) an independent transfer agent of shares of Purchaser Stock and (ii) cause such transfer agent to only register and record the transfer of shares of Purchaser Stock in accordance with the provisions of Section 2.5(c) hereof.

                                  ARTICLE VII.

            CONDUCT OF BUSINESS AND OF PURCHASER PRIOR TO THE CLOSING

         Section 7.1 Conduct of Business Pending the Sale.

         (a) Except as otherwise contemplated hereby, prior to Closing, except with the prior consent of Purchaser (which consent shall not be unreasonably withheld), Gilat Israel and Seller shall, and shall cause each of the Gilat Business Entities to:

                  (i) conduct their respective operations with respect to the Business in the ordinary course, including complying in all material respects with all applicable Laws relating to the Business, and maintaining the books and records of the Business in accordance with applicable Law and past practices;

                  (ii) maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it with respect to the operation of the Business and take no action which would materially adversely affect the ability of the Parties to consummate the transactions contemplated hereby;

                  (iii) use commercially reasonable efforts to preserve the Business; and

                  (iv) conduct their respective operations in a manner which will not result in a Gilat Material Adverse Effect.

         (b) Without limiting the generality of the foregoing, except as otherwise contemplated hereby, prior to Closing, except with the prior consent of Purchaser (which consent shall not be unreasonably withheld), in connection with the operation of the Business, Gilat Israel and Seller shall not nor will it permit any of the Gilat Business Entities to:

                  (i) create, incur, assume, maintain or permit to exist any debt for borrowed money that materially affects the operation of the Business or the Assets other than under lines of credit in the ordinary course of business consistent with past practices;

                  (ii) (1) increase in any manner the compensation of any Employee except in the ordinary course of business consistent with past practice; (2) with respect to the Employees, pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such Employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (3) grant any severance or termination pay to, or enter into any employment or severance agreement with any Employee except consistent with commercially acceptable standards; or (4) except as may be required to comply with applicable Law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any Employee or amend any of such plans or any of such agreements in existence on the date hereof; provided, however, that this clause
(4) shall not prohibit the Gilat Parties or the Gilat Business Entities from renewing any such plan, agreement or arrangement already in existence on terms no more favorable to the parties to such plan, agreement or arrangement;

                  (iii) except as otherwise expressly contemplated hereby, enter into any other Business Contracts, except for (1) Business Contracts for the purchase, sale or lease of goods or services involving payments or receipts by the Gilat Parties or the Gilat Business Entities not in excess of $100,000, or
(ii) leases for rental space in an amount not to exceed $100,000 for any lease;

                  (iv) except as otherwise expressly contemplated hereby, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of Assets, or any entry into a material Business Contract or any amendment or modification of any material Business Contract or any release or relinquishment of any material Business Contract rights; or

                  (v) authorize or commit to make capital expenditures with respect to and in connection with the operation of the Business in excess of $100,000.

         Section 7.2 Conduct of Business of Purchaser Pending the Sale.

         (a) Except as otherwise contemplated hereby (including, without limitation, the acknowledgement set forth in Section 7.2(b) hereof), prior to Closing, except with the prior consent of Gilat Israel (which consent shall not be unreasonably withheld), each of Purchaser and its subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and take no action which would materially adversely affect the ability of the Parties to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, Purchaser will not nor will it permit any of its subsidiaries to, without the prior written consent of Gilat Israel (which consent shall not be unreasonably withheld):

                  (i) amend its Certificate of Incorporation or Bylaws or other organizational instruments;

                  (ii) except as otherwise expressly contemplated hereby, authorize for issuance, issue, sell, deliver, grant any options or warrants for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into, shares of any class of its capital stock, except pursuant to and in accordance with the terms of currently outstanding options or warrants;

                  (iii) except as otherwise expressly contemplated hereby, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries;

                  (iv) (1) create, incur, assume, maintain or permit to exist any debt for borrowed money other than under existing lines of credit in the ordinary course of business consistent with past practice; (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except for its wholly owned subsidiaries, in the ordinary course of business and consistent with past practices; or (3) make any loans, advances or capital contributions to, or investments in, any other Person in an aggregate amount exceeding $100,000;

                  (v) (1) increase in any manner the compensation of any employee, director or officer except in the ordinary course of business consistent with past practice; (2) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements; (3) grant any severance or termination pay to, or enter into any employment or severance agreement with any employee, officer or director except consistent with commercially acceptable standards; or (4) except as may be required to comply with applicable Law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any Person, or amend any of such plans or any of such agreements in existence on the date hereof; provided, however, that this clause (4) shall not prohibit Purchaser from renewing any such plan, agreement or arrangement already in existence on terms no more favorable to the parties to such plan, agreement or arrangement;

                  (vi) except as otherwise expressly contemplated hereby, enter into any other agreements, commitments or contracts, except for (i) agreements, commitments or contracts for the purchase, sale or lease of goods or services involving payments or receipts by Purchaser or its subsidiaries not in excess of $100,000, or (ii) leases for rental space in an amount not to exceed $100,000 for any lease;

                  (vii) except as otherwise expressly contemplated hereby, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets or securities or any material change in its capitalization, or any entry into a material Contract or any amendment or modification of any material Contract or any release or relinquishment of any material Contract rights;

                  (viii) authorize or commit to make capital expenditures in excess of $100,000;

                  (ix) make any change in the accounting methods or accounting practices followed by Purchaser;

                  (x) settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) in excess of $200,000 without the consent of Seller; or

                  (xi) agree to do any of the foregoing.

         (b) Discontinuation of School Business. Notwithstanding the provisions of Section 7.2(a), each of the Gilat Parties hereby acknowledge that Purchaser is and will continue to, without requiring the consent of Gilat Israel or Seller and without being subject to the restrictions contained in Section 7.2(a), take certain action that is not in the ordinary course of business nor consistent with past practices in connection with the discontinuation and winding down of Purchaser's school-related businesses.

         Section 7.3 Gilat Review of Expenditures.

         Upon the execution of this Agreement, the Parties agree that Gilat Israel shall have the right to review and approve all proposed cash expenditures of Purchaser equal to or greater than $25,000 prior to their disbursement. The Parties agree that from the date hereof until the Closing Date, other than in the ordinary course consistent with past practice, as not otherwise restricted by the provisions of Section 7.2(a) or as permitted by Section 7.2(b), Purchaser shall not take any action that may materially affect Purchaser's cash and cash equivalent holdings, which as of the date hereof equals at least $36 million, including, without limitation, writing checks or making cash disbursements of any kind, without the prior express consent of both Gilat Israel and Purchaser's Chief Executive Officer.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

         Section 8.1 Indemnification Generally by Gilat Israel and Seller.

         (a) From and after the Closing Date, Gilat Israel and Seller shall jointly and severally indemnify Purchaser's Indemnified Persons against, hold Purchaser's Indemnified Persons harmless from, and promptly reimburse Purchaser's Indemnified Persons for, any and all Indemnifiable Claims incurred, suffered, sustained or required to be paid by any of Purchaser's Indemnified Persons, resulting from, arising out of, based upon or in respect of the following (including, without limitation, any of the following sought to be imposed, or that under any Law or legal or equitable principle or right of action could be imposed, upon Purchaser's Indemnified Persons):

                  (i) any failure or breach of the representations or warranties made by Gilat Israel and Seller in Section 4.1 of this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the closing of the transactions hereunder to be true as of the date on which they are made;

                  (ii) any breach of any covenant made by Gilat Israel or Seller in this Agreement;

                  (iii) any liability, payment or obligation concerning the Business or the Assets or required by this Agreement to be disclosed by Gilat Israel or Seller to Purchaser and not so disclosed; provided, however, that neither of the Gilat Parties shall have any liability under this Section 8.1 until the aggregate amount to which Purchaser's Indemnified Persons would otherwise be entitled exceeds $100,00; and provided, further, however, that the Gilat Parties aggregate liability under this Section 8.1 shall not exceed $50 million; or

                  (iv) any Excluded Business Liability.

         (b) Each of the Gilat Parties shall be entitled, at its option, to assume and control the defense of any claims, actions, suits or proceedings by any third party alleged or asserted against Purchaser's Indemnified Persons in respect of, resulting from, related to or arising out of any such liabilities, payments and obligations for which indemnification under this Section 8.1 is sought by them at its expense and through counsel selected by Gilat Israel or Seller, as the case may be, and approved by Purchaser (which approval shall not be unreasonably withheld, conditioned or delayed) if Gilat Israel or Seller, as the case may be, gives prompt notice of its intention to do so to Purchaser's Indemnified Persons and reimburses Purchaser's Indemnified Persons for their reasonable costs and expenses incurred prior to the assumption by Gilat Israel or Seller, as the case may be, of such defense; provided, however, that Purchaser's Indemnified Persons shall have the right to employ separate counsel (including local counsel), and the relevant Gilat Party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the relevant Gilat Party to represent Purchaser's Indemnified Persons would present such counsel with a conflict of interest or (ii) the actual or potential defendants in, or targets of, any such action include both Purchaser's Indemnified Persons and the relevant Gilat Party and Purchaser's Indemnified Persons shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the relevant Gilat Party. In the event that Gilat Israel or Seller, as the case may be, shall assume the defense of any such claim, action, suit or proceeding as aforesaid, Purchaser's Indemnified Persons shall nevertheless be permitted to continue to participate in any such claim, action, suit or proceeding with counsel of their choice at the expense of Purchaser's Indemnified Persons.

         Section 8.2 Indemnification Generally by Purchaser.

         (a) From and after the Closing Date, Purchaser shall indemnify Gilat Israel and Seller and their respective officers, directors, employers, agents and stockholders (collectively, the "Seller's Indemnified Persons") against, hold Seller's Indemnified Persons harmless from, and promptly reimburse Seller's Indemnified Persons for, any and all Indemnifiable Claims incurred, suffered, sustained or required to be paid by any of Seller's Indemnified Persons resulting from, arising out of, based upon or in respect of the following (including, without limitation, any of the following sought to be imposed, or which under any Law or legal or equitable principle or right of action could be imposed, upon Seller's Indemnified Persons):

                  (i) any failure or breach of the representations or warranties made by Purchaser in Section 4.2 of this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the closing of the transactions contemplated hereunder to be true on the date of this Agreement or on the Closing Date; or

                  (ii) any breach of any covenant made by Purchaser in or pursuant to this Agreement; provided, however, that Purchaser shall not have any liability under this Section 8.2 until the aggregate amount to which Seller's Indemnified Persons would otherwise be entitled exceeds $100,000; and provided, further, however, that Purchaser's aggregate liability under this Section 8.2 shall not exceed $50 million.

         (b) Prior to the Closing, Purchaser shall be entitled, at its option, to assume and control the defense of any claims, actions, suits or proceedings by any third party alleged or asserted against Seller's Indemnified Parties in respect of, resulting from, related to or arising out of any such liabilities, payments and obligations for which indemnification under this Section 8.2 is sought by them at its expense and through counsel selected by Purchaser and approved by the Gilat Parties (which approval shall not be unreasonably withheld, conditioned or delayed) if Purchaser, gives prompt notice of its intention to do so to Seller's Indemnified Persons and reimburses Seller's Indemnified Persons for their reasonable costs and expenses incurred prior to the assumption by Purchaser of such defense; provided, however, that Seller's Indemnified Persons shall have the right to employ separate counsel (including local counsel), and Purchaser shall bear the reasonable and documented fees, costs and expenses of such separate counsel if
(i) the use of counsel chosen by Purchaser to represent Seller's Indemnified Persons would present such counsel with a conflict of interest or (ii) the actual or potential defendants in, or targets of, any such action include both Seller's Indemnified Persons and Purchaser and Seller's Indemnified Persons shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to Purchaser.

         (c) After the Closing or if Purchaser shall not have assumed the defense of any claim, action or proceeding pursuant to Section 8.1(a) hereof, Seller's Indemnified Persons shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of their choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against Seller's Indemnified Persons in respect of, resulting from, related to or arising out of any such liabilities, payments and obligations for which indemnification under this Section 8.2 is sought by them and the cost and expense thereof shall be subject to the indemnification obligations of Purchaser hereunder.

         (d) If Purchaser acknowledges in writing its obligation to indemnify Seller's Indemnified Persons in respect of such liabilities, payments and obligations to the full extent provided by this Section 8.2, and it provides reasonable evidence of its ability to satisfy any adverse judgment, Purchaser shall be entitled, at its option, to assume and control the defense of such claims, actions suits or proceedings at its expense and through counsel of its choice if it gives prompt notice of its intention to do so to Seller's Indemnified Persons and reimburses Seller's Indemnified Persons for their costs and expenses incurred prior to the assumption by Purchaser of such defense.

         (e) In the event that Purchaser shall assume the defense of any such claim, action, suit or proceeding as aforesaid, Seller's Indemnified Persons shall nevertheless be permitted to continue to participate in any such claim, action, suit or proceeding with counsel of their choice at Seller's Indemnified Persons' expense.

         (f) Purchaser shall not be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, except that the consent of Seller shall not be required if such settlement would entail solely the payment of cash damages payable in full (and not by installment or on any deferred basis) for which Purchaser shall be responsible and shall effect payment simultaneously with the execution of any settlement agreement and releases (including releases of Seller's Indemnified Persons) and provided that such settlement does not entail any admission or stipulation that could adversely affect Seller's Indemnified Persons (or their successors and assigns).

         Section 8.3 Notice of Claims for Indemnification.

         Purchaser on the one hand, or Gilat Israel or Seller, on the other hand, as the case may be, shall notify each other promptly, and in any event within thirty (30) days, of the assertion by any third party of any claim against any of Purchaser's Indemnified Persons or Seller's Indemnified Persons, as the case may be, with respect to which any of them intend to make a claim for indemnification under Section 8.1 or Section 8.2 hereof. Any notice of any claim pursuant to Section 8.1 or Section 8.2 shall set forth the dollar amount thereof sought by the party seeking indemnification, unless the amount of such claim is not yet determinable (and such notice shall so state), and a statement of the facts underlying such claim in reasonably sufficient detail (to the extent such facts are readily available to the party claiming indemnification) so as to inform the Party against which indemnification is sought as to the basis of such claim and the manner in which the amount of such claim was computed. The failure by an indemnified party to notify an indemnifying party of an Indemnifiable Claim shall not relieve the indemnifying party of any indemnification responsibility under Section 8.1 or Section 8.2, provided that such failure does not materially prejudice the ability of the indemnifying party to defend such Indemnifiable Claim. Purchaser's Indemnified Persons and Seller's Indemnified Persons shall cooperate with each other in any investigation by the others of any such claim.

         Section 8.4 Survival of Representations and Warranties.

         All of the representations and warranties of Gilat Israel and Seller contained in Section 4.1 hereof and of Purchaser contained in Section 4.2 hereof shall continue in effect until the second anniversary of the Closing Date.

                                   ARTICLE IX.

                                 TAX INDEMNITIES

         Section 9.1 Tax Indemnities. From and after the Closing Date, Gilat Israel and Seller shall jointly and severally indemnify and hold Purchaser and the Company harmless from all federal, state, local, foreign and other Taxes imposed on Purchaser, the Company or any of its Subsidiaries (A) for any pre-Closing period or (B) resulting from the transfer prior to the Closing of assets, properties and businesses to the Company, or the consummation prior to the Closing of any other actions or transactions contemplated hereby. Notwithstanding any other provision to the contrary in this Agreement, Gilat Israel and Seller agree that after the Closing, no Tax Return (or amendments to any previously filed Tax Return) with respect to the Company shall be filed with or submitted to any Government without prior approval by Purchaser.

         Section 9.2 Character of Indemnity Payments.

         All amounts paid pursuant to Article 9 of this Agreement by one Party to another Party (other than interest payments) shall be treated by such Parties as an adjustment to the Share Consideration. In the event any taxing authority shall assert, or applicable Law shall require, that any amount referred to in the preceding sentence shall be treated as income to the recipient thereof, then the amount of such payment, if, and only if, such payment relates to Taxes, shall be adjusted to reflect the impact of all applicable Taxes so that the recipient, after the impact of all Taxes is taken into consideration, shall be in the same position as it would have been had the event creating the obligation on the part of the payor to make such payment never occurred.

         Section 9.3 Refunds.

         (a) In the event that Purchaser or the Company receives a refund or credit of Tax for which Gilat Israel or Seller, made a payment pursuant to
Section 9.1 of this Agreement or any other provision of this Agreement, then Purchaser or the Company, as the case may be, shall promptly pay to Gilat Israel or Seller, as the case may be, the amount of such refund (including any accrued interest paid in respect of such refunded Tax) or credit. In the event that any refund or credit of Taxes for which a payment has been made to Gilat Israel or Seller, as the case may be, pursuant to this Section 9.3(a) is subsequently reduced or disallowed, Gilat Israel and Seller shall, jointly and severally, indemnify and hold harmless the payor for any Tax liability assessed against such payor by reason of the reduction or disallowance.

         (b) In the event that Gilat Israel or Seller receives a refund or credit of Tax for which Purchaser or the Company made a payment pursuant to
Section 9.1 or any other provision of this Agreement, then Gilat Israel or Seller, as the case may be, shall promptly pay to Purchaser or the Company, as the case may be, the amount of such refund (including any accrued interest paid in respect of such refunded Tax) or credit. In the event that any refund or credit of Taxes for which a payment has been made to Purchaser or the Company pursuant to this Section 9.3(b) is subsequently reduced or disallowed, Purchaser or the Company, as the case may be, shall indemnify and hold harmless the payor for any Tax liability assessed against such payor by reason of the reduction or disallowance.

         Section 9.4 Miscellaneous.

         (a) Prior Tax Sharing Agreements. This Agreement terminates and supersedes as of the Closing Date any and all other tax sharing agreements, if any, in effect on the Closing Date as to which the Company or any of its Subsidiaries is or was a party, for all Taxes imposed by any federal, state, foreign or local Government or taxing authority, regardless of the period for which such Taxes are imposed.

         (b) Survival of Claims. Notwithstanding any other provision of this Agreement, no claim for indemnification under this Article 9 may be made in respect of any Tax that is asserted by any taxing authority after the applicable statute of limitations period with respect to such Tax has expired, except for a claim for indemnification for the cost of contesting such assertion.

                                   ARTICLE X.

                                   TERMINATION

         Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

         (a) by the written consent of Purchaser and Seller;

         (b) by either Purchaser or Seller, if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. Eastern Standard Time on May 31, 2002, unless such date shall have been extended by mutual written consent of Purchaser and Seller; provided, however, that a Party may not terminate this Agreement pursuant to this clause (b) if the transactions contemplated by this Agreement are not consummated by May 31, 2002 is a result of a breach by such Party of its representations, warranties or agreements hereunder.

         (c) by Purchaser, by written notice to Seller if any of the conditions set forth in Sections 5.1 or 5.2 hereof (including with respect to any representations and warranties) shall not have been, or it becomes apparent that any of such conditions will not have been fulfilled by the Closing Date, unless such failure shall be due to failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

         (d) by Seller, by written notice to Purchaser if any of the conditions set forth in Sections 5.1 or 5.3 hereof (including with respect to any representations and warranties) shall not have been, or it becomes apparent that any of such conditions will not have been fulfilled by the Closing Date (other than Section 6.6 of this Agreement), unless such failure shall be due to failure of either of the Gilat Parties to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to Closing;

         (e) by Seller, if (i) Section 6.6 shall be breached by Purchaser or any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative of Purchaser, in any material respect and Purchaser shall have failed promptly to terminate the activity giving rise to such breach following such time as Purchaser first becomes aware thereof and used best efforts to cure such breach, or (ii) Purchaser shall breach Section 6.6 by failing to promptly notify the Gilat Parties as required thereunder; provided, in the case of (i), Purchaser shall comply with applicable requirements relating to the payment (including the timing of any payment) of each of the Gilat Parties' expenses and the fees required by Section 6.6 hereof;

         (f) by Seller, if (i) the Board of Directors of Purchaser or any committee thereof, under the circumstances contemplated in Section 6.6 hereof, shall have withdrawn or modified in a manner adverse to the Gilat Parties its approval or recommendation of this

Agreement or the Sale and the other transactions contemplated hereby or failed to reconfirm its recommendation within five business days after a written request to do so, or approved or recommended any Transaction Proposal or (ii) the Board of Directors of Purchaser or any committee thereof shall have resolved to take any of the foregoing actions; provided, that in the case of clauses (i) or (ii), Purchaser shall comply with applicable requirements relating to the payment (including the timing of any payment) of each of the Gilat Parties' expenses and the fee required by Section 6.6(b); or

         (g) by Purchaser, if it elects to terminate this Agreement in accordance with Section 6.6(b); provided, that it has complied with all provisions thereof.

         Section 10.2 Effect of Termination.

         In the event of the termination of this Agreement pursuant to this
Article 10, this Agreement shall become void and have no effect, without any liability to any Person in respect thereof or of the transactions contemplated hereby on the part of any Party except as otherwise provided in Section 11.2 hereof.

                                   ARTICLE XI.

                                  MISCELLANEOUS

         Section 11.1 Governing Law.

         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of laws.

         (b) Each of the Parties hereto irrevocably consents to the service of process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under Delaware law.

         (c) Each party irrevocably and unconditionally agrees and consents that any suit, action or other legal proceeding arising out of or related to this Agreement shall be brought and heard in State of Delaware, and each Party irrevocably consents to personal jurisdiction in any and all tribunals in the State of Delaware.

         Section 11.2 Remedies.

         The rights and remedies provided herein and all other rights and remedies available at law or in equity are, to the extent permitted by law, cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. In the event that a Party brings a claim, action or proceeding against any of the other Parties alleging breach of such Party's obligations hereunder (the "breaching party"), and the non-breaching party successfully obtains a final, non-appealable ruling from a court of competent jurisdiction that such breaching party has in fact breached its obligations hereunder, such non-breaching party shall be entitled to be reimbursed for all of its reasonable and documented out of pocket expenses for outside professionals (including, attorneys and financial advisors) incurred by it in connection with bringing the successful suit, claim or proceeding.

         Section 11.3 Successors and Assigns.

         Except as otherwise provided in Sections 2.3(c), 2.4(d) and 2.5 hereof, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties; provided, however, that if the Parties mutually agree, Purchaser may assign its rights, but not its obligations, hereunder to any wholly-owned subsidiary of Purchaser formed by Purchaser specifically to consummate the Sale. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties hereto.

         Section 11.4 Amendment.

         This Agreement may be amended by the Parties at any time prior to the consummation of the Sale. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

         Section 11.5 Entire Agreement.

         This Agreement and the Exhibits and Schedules hereto constitute the entire agreement among the Parties with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the Parties with respect to the subject matter hereof.

         Section 11.6 No Reliance on Other Information.

         Except for the representations and warranties contained in this Agreement, none of the Parties nor any representative, agent or affiliate or other Person acting for any of them makes any other representation or warranty, express or implied.

         Section 11.7 Severability.

         If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

         Section 11.8 No Third Party Beneficiaries.

         Except as provided for in Section 2.5 hereof, nothing in this Agreement shall confer any rights upon any Person or entity that is not a party or permitted assignee of a party to this Agreement.

         Section 11.9 Notices.

         All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by hand, transmitted via facsimile or mailed by first-class mail, postage prepaid, addressed

         (a) if to Gilat Israel or Seller:

                           c/o Gilat Satellite Networks, Ltd.
                           21/D Yegia Kapayim Street
                           Daniv Park, Kiryat Arye
                           Petah Tikva, Israel
                           Facsimile:  972-3-921-3321
                           Attn:  Yoav Leibovitch
                           with a copy to:

                           Arnold & Porter
                           399 Park Avenue
                           New York, New York 10022
                           Facsimile: (212) 715-1399
                           Attn:  Steven G. Tepper, Esq.

         (b) if to Purchaser:

                           rStar Corporation
                           3000 Executive Parkway, Suite 150
                           San Ramon, CA 94583
                           Facsimile No.: (925) 355-1299
                           Attention: Lance Mortensen, Chairman
                           with a copy to:

                           Piper Marbury Rudnick & Wolfe LLP
                           6225 Smith Avenue
                           Baltimore, Maryland 21209
                           Facsimile No.: (410) 580-3001
                           Attention:  Wilbert H. Sirota, Esq.

                           and

                           Piper Marbury Rudnick & Wolfe LLP
                           1251 Avenue of the Americas
                           New York, NY 10020
                           Facsimile No.: (212) 835-6001
                           Attention:  Jonathan Klein, Esq.

         Section 11.10 Delays or Omissions.

         No delay or omission to exercise any right, power or remedy accruing to the Parties upon any breach or default by the another Party under this Agreement, shall impair any such right, power or remedy of the non-breaching Parties, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of another Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in writing. All remedies, either under this Agreement, or by law or otherwise afforded to a Party, shall be cumulative and not alternative.

         Section 11.11 Legal Fees.

         The provision of Section 7.2 to the contrary notwithstanding, simultaneously with the Closing, Purchaser shall be entitled to pay, and it shall pay, all reasonable legal fees and disbursements incurred by Purchaser in connection with the transactions contemplated by this Agreement.

         Section 11.12 Titles and Subtitles.

         The titles of the sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         Section 11.13 Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                       [SIGNATURES BEGIN ON THE NEXT PAGE]

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf either by itself or by one of its officers thereunto duly authorized, all as of the date and year first above written.

                                  PURCHASER:

                                  rSTAR CORPORATION


                                  By:   /s/ Lance Mortensen
                                        ---------------------------------------
                                        Name:  Lance Mortensen
                                        Title: CEO


                                  SELLER:

                                  GILAT TO HOME LATIN AMERICA
                                     (HOLLAND) N.V.


                                  By:   /s/ Giora Oron
                                        ---------------------------------------
                                        Name:  Giora Oron
                                        Title: CEO


                                  GILAT SATELLITE NETWORKS LTD.


                                  By:   /s/ Yoav Leibovitch
                                        ---------------------------------------
                                        Name:  Yoav Leibovitch
                                        Title: Chief Financial Officer and
                                               Vice President, Finance and
                                               Administration

                     STARBAND LATIN AMERICA (HOLLAND) B.V.

                                                                      APPENDIX B

                    [LETTERHEAD OF CIBC WORLD MARKETS CORP.]

                                                               September 7, 2001

The Special Committee of the Board of Directors rStar Corporation
3000 Executive Parkway, Suite 150
San Ramon, California 94583

Members of the Board:


     You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Special Committee of the Board of Directors as to the fairness, from a financial point of view, to rStar Corporation ("rStar") of the Exchange Ratio (defined below) provided for in the Amended Acquisition Agreement, dated as of September 7, 2001 (the "Acquisition Agreement"), among rStar, Gilat Satellite Networks Ltd., an Israeli corporation and indirect majority shareholder of rStar ("Gilat"), and Gilat To Home Latin America (Holland) N.V., an indirect wholly owned subsidiary of Gilat ("GTH Latin America"). The Acquisition Agreement provides for, among other things, the acquisition by rStar (the "StarBand Acquisition") of all outstanding shares of the common stock, par value EUR 0.01 per share, of StarBand Latin America (Holland) B.V., a wholly owned subsidiary of GTH Latin America ("StarBand" and, such common stock, "StarBand Common Stock"), in exchange for an aggregate of 43,103,448 shares of the common stock, par value $0.01 per share, of rStar ("rStar Common Stock" and, such aggregate number of shares of rStar Common Stock for which all outstanding shares of StarBand Common Stock will be so exchanged, the "Exchange Ratio"), subject to certain adjustments as more fully described in the Acquisition Agreement. The Acquisition Agreement also provides that Gilat and StarBand will enter into a Master Agreement (the "Master Agreement") on or prior to the consummation of the StarBand Acquisition pursuant to which, among other things, Gilat will grant to StarBand exclusive and non-exclusive rights to operate in certain countries in Latin America certain of Gilat's businesses, as more fully described in the Master Agreement, relating to broadband Internet access services, voice services and satellite-based services.



     You also have asked CIBC World Markets to render an Opinion to the Special Committee of the Board of Directors as to the fairness, from a financial point of view, to the holders of rStar Common Stock, other than Gilat and its affiliates, of the Offer Consideration (defined below) to be received by such holders pursuant to the Acquisition Agreement. The Acquisition Agreement provides for, among other things, the commencement by rStar of an offer to purchase (the "rStar Offer" and, together with the StarBand Acquisition, the "Transaction") from holders of rStar Common Stock, other than Gilat and its affiliates, an aggregate of up to 6,315,789 of the shares of rStar Common Stock held by such holders in exchange for a per share consideration of $0.95 in cash (the "Cash Amount") and 0.0738 (the "Stock Amount") of an ordinary share, par value NIS 0.01 per share, of Gilat ("Gilat Ordinary Share" and, such Stock Amount, together with the Cash Amount, collectively, the "Offer Consideration"), subject to a maximum aggregate Offer Consideration of $6,000,000 in cash (plus amounts to be paid in lieu of fractional Gilat Ordinary Shares) and 466,105 Gilat Ordinary Shares. The Acquisition Agreement further provides that pursuant to an Amended Option Agreement to be entered into between Gilat and rStar (the "Option Agreement" and, together with the Acquisition Agreement and the Master Agreement, the "Agreements"), rStar will have the option to purchase from Gilat that number of Gilat Ordinary Shares, subject to a maximum of 466,105 Gilat Ordinary Shares, required to pay the Offer Consideration in the rStar Offer, in exchange for 60% of the shares, subject to a maximum of 3,789,473 shares, of rStar Common Stock tendered in the rStar Offer.

The Special Committee of the Board of Directors
rStar Corporation
September 7, 2001
Page  2

     In arriving at our Opinion, we:

     (a) reviewed the Acquisition Agreement and certain related documents, including forms of the Master Agreement and the Option Agreement attached as exhibits to the Acquisition Agreement;

     (b) reviewed audited financial statements of rStar and Gilat for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000;

     (c) reviewed unaudited financial statements of rStar and Gilat for the six months ended June 30, 2001;

     (d) reviewed financial forecasts and other information relating to rStar and StarBand provided to or discussed with us by the managements of rStar and Gilat and reviewed and discussed with the management of Gilat publicly available financial forecasts relating to Gilat;

     (e) reviewed historical market prices and trading volumes for rStar Common Stock and Gilat Ordinary Shares;

     (f) held discussions with the senior managements and other representatives of rStar and Gilat with respect to the businesses and prospects for future growth of rStar, Gilat and StarBand;

     (g) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to rStar, Gilat and StarBand;

     (h) performed discounted cash flow analyses of rStar, Gilat and StarBand using assumptions of future performance prepared or discussed with us by the managements of rStar and Gilat;

     (i)  reviewed public information concerning rStar, Gilat and StarBand; and

     (j) performed such other analyses and reviewed and considered such other information and factors, including the pro rata nature of the rStar Offer, as we deemed appropriate.

     In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by rStar and Gilat and their respective employees, representatives and affiliates. With respect to the financial forecasts and other information relating to rStar and StarBand provided to or discussed with us by the managements of rStar and Gilat, we assumed, at the direction of the managements of rStar and Gilat, without independent verification or investigation, that such forecasts and information were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of rStar and Gilat as to the future financial condition and operating results of rStar and StarBand, as the case may be. With respect to publicly available financial forecasts relating to Gilat which we reviewed and discussed with the management of Gilat, we assumed, at the direction of the management of Gilat, without independent verification or investigation, that such forecasts were prepared on bases reflecting reasonable estimates and judgments as to the future financial condition and operating results of Gilat. We have relied, at the direction of the managements of rStar and Gilat, without independent verification or investigation, upon the assessments of the managements of rStar and Gilat as to the existing and future technology and products of StarBand and the risks associated with such technology and products. We have assumed, with the consent of rStar, that in the course of obtaining the necessary regulatory or third party approvals and consents for the Transaction, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on rStar or StarBand or the contemplated benefits to rStar of the Transaction. We also have assumed, with the consent of rStar, that the Transaction and the other transactions contemplated by the Agreements will be consummated, in all material respects in accordance with their terms, without waiver, modification or amendment of any material conditions or agreements. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of rStar, Gilat, StarBand or affiliated entities.

The Special Committee of the Board of Directors
rStar Corporation
September 7, 2001
Page  3

We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of rStar, Gilat or StarBand, or the prices at which the rStar Common Stock or Gilat Ordinary Shares will trade upon or subsequent to announcement or consummation of the Transaction. We express no view as to, and our Opinion does not address, the underlying business decision of rStar to effect the Transaction nor were we requested to consider the relative merits of the Transaction as compared to any alternative business strategies that might exist for rStar or the effect of any other transaction in which rStar might engage. In connection with our engagement, we were not requested to, and we did not, participate in the negotiation or structuring of the Transaction. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

     As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

     We have been engaged solely to render an Opinion to the Special Committee of the Board of Directors in connection with the Transaction, for which we have received and will receive compensation, a portion of which is payable upon delivery of this Opinion. CIBC World Markets and its affiliates in the past have provided services to Gilat unrelated to the proposed Transaction, for which services CIBC World Markets and its affiliates have received compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of rStar and Gilat for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, (i) the Exchange Ratio provided for in the StarBand Acquisition is fair, from a financial point of view, to rStar and (ii) the Offer Consideration to be received in the rStar Offer by the holders of rStar Common Stock, other than Gilat and its affiliates, is fair, from a financial point of view, to such holders. This Opinion is for the use of the Special Committee of the Board of Directors of rStar in its evaluation of the Transaction and does not constitute a recommendation as to whether any stockholder should tender shares in the rStar Offer or how such stockholder should vote with respect to any matters relating to the Transaction.

                                          Very truly yours,

                                          /s/ CIBC World Markets Corp.

                                          CIBC WORLD MARKETS CORP.

                                                                      APPENDIX C
                                FORM OF PROXY

                                rStar Corporation
                        3000 Executive Parkway, Suite 150
                               San Ramon, CA 94583

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF rStar CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 6, 2001 BEGINNING AT 10:00 A.M., NEW YORK CITY TIME, AT THE OFFICE OF PIPER MARBURY RUDNICK & WOLFE LLP, LOCATED AT 1251 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10020-1104.

         The undersigned shareholder of rStar Corporation (the "COMPANY"), a Delaware corporation, hereby appoints Messrs. David Wallace and Dwight Smith, or either of them, proxies for the undersigned with full power of substitution, to represent and vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "ANNUAL MEETING") to be held on November 6, 2001, beginning at 10:00 a.m., New York City time, at the office of Piper Marbury Rudnick & Wolfe LLP, located at 1251 Avenue of the Americas, New York, New York 10020-1104, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

         This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FIVE DIRECTOR NOMINEES AND THE APPROVAL OF ITEMS 1, 2, and 4, AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the corporate secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES AND "FOR" THE APPROVAL OF ALL THE OTHER PROPOSALS AT THE ANNUAL MEETING. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SET FORTH ON THE REVERSE SIDE, BUT IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                                rStar Corporation

1. To consider and vote upon a proposal to approve and adopt the Acquisition Agreement among Gilat to Home Latin America (Holland) N.V., rStar Corporation and Gilat Satellite Networks Ltd. and the transactions contemplated thereby, including the issuance of up to 53,844,978 shares of rStar common stock,$0.01 par value per share, in exchange for acquiring all the outstanding stock of StarBand Latin America (Holland) B.V.

         FOR [ ]                   AGAINST [ ]              ABSTAIN [ ]



2. To approve the amendments to rStar's Third Amended and Restated Certificate of Incorporation and Bylaws.

         FOR [ ]                   AGAINST [ ]              ABSTAIN [ ]



3. To elect five directors for the ensuing year and until their successors are duly elected and qualified. The following persons have been nominated to serve as directors: Yoel Gat, Giora Oron, Dr. Michael Anghel, Sasson Darwish and Amiel Samuels.

[ ]  FOR all nominees listed above       [ ]  WITHHOLD AUTHORITY to vote for
                                              all nominees listed below

--------------------------------------------------------------------------------
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE INDIVIDUAL NOMINEES, WRITE THE NAME OF EACH SUCH NOMINEE ON THE LINE PROVIDED ABOVE.)


4. To ratify the appointment by the Board of Directors of Grant Thornton LLP as rStar's independent auditors for the fiscal year ending December 31, 2001.

         FOR [ ]                   AGAINST [ ]              ABSTAIN [ ]



5. To approve the grant of discretion to the proxies, authorizing them to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements of the special meeting, including potential adjournments for the purpose of soliciting additional proxies in order to approve the matters described in proposal 1.

         FOR [ ]                   AGAINST [ ]              ABSTAIN [ ]

THIS PROXY when properly executed will be voted in the manner directed herein. If no direction is given, the proxy will be voted FOR Items 1, 2, 4, and 5 and FOR the director nominees listed in Item 3.

[ ] Please indicate by check mark if you plan to attend the Annual Meeting of Stockholders.

                                          DATED: ________________________, 2001

                                          ______________________________________
                                          (Signature)

                                          ______________________________________
                                          (Signature)


NOTE: Please sign exactly as your name appears on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full titles as such. (Please sign, date and return this proxy in the enclosed envelope.)

                                                                      APPENDIX D

                               RSTAR CORPORATION

                            AUDIT COMMITTEE CHARTER

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of rStar Corporation (the "Corporation") will have the oversight responsibility, authority and duties described in this Charter.

PURPOSE

     The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (the "SEC"); (ii) the system of internal accounting and financial controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between the independent auditors, financial management and the Board and shall undertake such other duties as prescribed by the Board from time to time. The Committee's responsibility is one of oversight, recognizing that the Corporation's management is responsible for preparing the Corporation's financial statements and that the independent auditors are responsible for auditing those financial statements. The independent auditors are ultimately accountable to the Committee and the Board for such accountants' audit of the financial statements of the Corporation.

COMPOSITION

     The Committee shall be appointed annually by the Board and shall comprise at least three directors, each of whom shall meet the independence and financial literacy requirements of the National Association of Securities Dealers (the "NASD"), or another appropriate regulatory agency. In addition, at least one member of the Committee will possess accounting or financial management expertise as defined by the NASD, or another appropriate regulatory agency. The Board shall designate one member as Chair of the Committee.

MEETINGS

     The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under "Duties and Powers" below, the Committee shall meet at least annually with the chief financial officer and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent auditors or corporate officers.

DUTIES AND POWERS

     The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

Independent Auditors

          1. Review the performance of the independent auditors and make recommendations to the Board regarding the appointment or termination of the independent auditors.

          2. Ensure that the independent auditors prepare and deliver at least annually a formal written statement delineating all relationships between the independent auditors and the Corporation addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

          3. Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommend that the Board take appropri-ate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

          4. Obtain from the independent auditors assurance that the audit was conducted in accordance with auditing standards generally accepted in the United States and rules and regulations set forth in Section 10A of the Securities Exchange Act of 1934, as amended.

          5. Review the fees charged by the independent auditors.

Financial Statement and Reports

          6. Receive and review from management and the independent auditors a timely analysis of significant financial reporting issues and practices.

          7. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

          8. Meet with management and/or the independent auditors to:

             - review the annual audit plans of the independent auditors;

             - discuss the annual financial statements;

             - discuss any significant matters arising from any audit or report or communication referred to in items 6 or 7 above relating to the financial statements;

             - discuss significant proposed or contemplated changes to the
               Corporation's accounting principles, policies, controls, procedures, practices and auditing plans; and

             - inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.

          9. Review the Corporation's quarterly financial statements with management and the independent auditors prior to the filing of the Corporation's Quarterly Report on Form 10-Q. The Chair of the Committee may represent the entire Committee for purposes of this review.

Reporting and Recommendations

          10. Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for filing with the SEC.

          11. Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement.

          12. Provide oversight and review of the Corporation's asset management policies, including an annual review of the Corporation's investment policy.

          13. Maintain minutes or other records of meetings and activities of the Committee.

          14. Report its activities to the Board on a regular basis and make such recommendations with respect to the above and other matters and take such other actions as the Committee or the Board may deem necessary or appropriate.

RESOURCES AND AUTHORITY

     The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent auditors for special audits, review and other procedures and to retain special counsel and other experts or consultants.

ANNUAL REVIEW

     The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action. The Committee will record its summaries of recommendations to the Board in written form which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.